Draft of 8/14/98
 As Filed With the Securities And Exchange Commission on ________________, 1998
                                             Registration No. -_________________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            COMMUNITY WEST BANCSHARES
             (Exact Name of Registrant as Specified in its Charter)

                             ------------------------

         California          ----------6712----------           77-0446957
(State or Other Jurisdiction    (Primary Standard            (I.R.S. Employer
     of Incorporation       Industrial Classification     Identification Number)
     or Organization)              Code Number)

                              5638 Hollister Avenue
                            Goleta, California 93117
                                 (805) 692-1862
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ------------------------

                                C. Randy Shaffer
                            Executive Vice President
                            Community West Bancshares
                              5638 Hollister Avenue
                            Goleta, California 93117

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ------------------------

                                 With copies to:

                 ARTHUR COREN, Esq.               KURT KICKLIGHTER, Esq.
      Horgan Rosen Beckham & Coren, L.L.P.     Higgs, Fletcher & Mack, LLP
           21700 Oxnard St., Suite 1400        401 W. A Street, Suite 200
            Woodland Hills, CA 91367           San Diego, California 92101
                  (818) 340-6100                    (619) 236-1551

                             ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                     PUBLIC:
As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Joint Proxy Statement-Prospectus.

                             ------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                             ------------------------

                                     CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum   Proposed Maximum
     Title of Each Class          Amount To Be     Offering Price        Aggregate          Amount of
of Securities To Be Registered     Registered         Per Unit        Offering Price    Registration Fee
------------------------------  ----------------  -----------------  -----------------  ----------------
Common Stock, no par value      1,200,000 shares  $           15.00  $       9,735,000  $          2,872
==============================  ================  =================  =================  ================

(1)     Represents  the  estimated  maximum  number  of  shares  of  Common Stock,  no  par  value,  of
Community  West  Bancshares  ("CWB  Common  Stock") that are issuable upon consummation of the merger of
Palomar  Savings  and  Loan  Association  ("Palomar") with CWB Merger Corp, a wholly-owned subsidiary of
Community  West  Bancshares  (the  "Merger").
(2)     Pursuant  to  Rule 457(f)(1),  the  registration  fee  is  based  on the average of the high and low  sales  prices  on  August  14,  1998 of the Common Stock, no par value, of Palomar ("Palomar Common
Stock")  on  the  over-the-counter  market  and computed based on the estimated maximum number of shares of Palomar Common  Stock  that  may  be  converted  into  shares  of  CWB Common Stock to be registered.

                             ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 PALOMAR  SAVINGS  AND  LOAN  ASSOCIATION

                                                            _____________,  1998

Dear  Palomar  Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Palomar Savings and Loan Association ("Palomar") to be held on____________, 1998, at :___.m., __________, Escondido, California _______ (the "Palomar
Meeting"). At such time you will be asked to consider and vote on a proposal to approve the principal terms of a proposed merger (the "Merger") of Palomar with CWB Merger Corp, a wholly-owned subsidiary of Community West Bancshares ("CWB"), pursuant to an Agreement and Plan of Reorganization dated as of April 23, 1998, by and between CWB and Palomar (the "Merger Agreement"). Upon the Merger becoming effective, each outstanding share of common stock of Palomar (the "Palomar Common Stock") (other than as provided in the Merger Agreement) will be converted into the "Per Share Consideration". The Per Share Consideration is based on a formula to be calculated just prior to the effective time of the Merger and, as such, is subject to change until that time. However, although no assurances can be given, if the Per Share Consideration were calculated as of June 30, 1998 (based on unaudited financial information), each share of Palomar Common Stock issued and outstanding as of that date would be converted into the right to receive 1.544 shares of CWB Common Stock. For a more detailed description of the terms and conditions of the Merger and the calculation of the Per Share Consideration see "THE MERGER AGREEMENT" in the attached Joint Proxy Statement-Prospectus and a copy of the Merger Agreement, which is reproduced as Appendix A thereto. Additional information about the Merger, Palomar and CWB are contained in the accompanying Joint Proxy Statement-Prospectus and the appendices thereto, all of which should be carefully reviewed.

     THE BOARD OF DIRECTORS OF PALOMAR HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF PALOMAR AND THE PALOMAR SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE PALOMAR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER.

     It is important that your shares be represented and voted at the Palomar Meeting regardless of the number of shares you own and whether or not you plan to attend the Palomar Meeting. The affirmative vote of the holders of a majority of Palomar's Common Stock entitled to vote at the Palomar Meeting is required for approval of the principal terms of the Merger. Your failure to vote for approval of the principal terms of the Merger has the same effect as voting against the Merger. Therefore, we urge you to sign, date and mail the enclosed proxy. If you decide to attend the Palomar Meeting and wish to vote in person, you may withdraw your proxy at that time.

     YOU  SHOULD  NOT  SEND  IN  SHARE  CERTIFICATES  AT  THIS  TIME.


     Thank you for your cooperation in this matter and we look forward to seeing you at the Palomar Meeting.

                              Sincerely,


                              /S/  Robert  A.  Wedeking
                              -------------------------
                              Robert  A.  Wedeking,
                              Chairman  of  the  Board  of  Directors




                              /S/  James  M.  Rady
                              ------------------------
                              James  M.  Rady,
                              President  and  Chief  Executive  Officer

                       COMMUNITY  WEST  BANCSHARES


                                                             _____________, 1998

Dear  CWB  Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Community West Bancshares ("CWB") to be held on ____________, 1998, at 2:00 p.m. at the Holiday Inn, 5650 Calle Real, Goleta, California 93117 (the "CWB Meeting"). At such time you will be asked to consider and vote on (i) a proposal to increase the range of directors of CWB from six (6) to eleven (11) persons to from eight (8) to fifteen (15) persons and (ii) a proposal to approve the principal terms of a proposed merger (the "Merger") of Palomar with CWB Merger Corp, a wholly-owned subsidiary of Community West Bancshares, pursuant to an Agreement and Plan of Reorganization dated as of April 23, 1998, by and between CWB and Palomar (the "Merger Agreement"). Upon the Merger becoming effective, each outstanding share of common stock of Palomar (the "Palomar Common Stock") (other than as provided in the Merger Agreement) will be converted into the "Per Share Consideration". The Per Share Consideration is based on a formula to be calculated just prior to the effective time of the Merger and, as such, is subject to change until that time. However, although no assurances can be given, if the Per Share Consideration were calculated as of June 30, 1998, each share of Palomar Common Stock issued and outstanding as of that date would be converted into the right to receive 1.544 shares of CWB Common Stock. For a more detailed description of the terms and conditions of the Merger and the calculation of the Per Share Consideration see "THE MERGER AGREEMENT" in the attached Joint Proxy Statement-Prospectus and a copy of the Merger Agreement, which is reproduced as Appendix A thereto. Additional information about the Merger, Palomar and CWB are contained in the accompanying Joint Proxy Statement-Prospectus and the appendices thereto, all of which should be carefully reviewed.

     THE BOARD OF DIRECTORS OF CWB HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF CWB AND THE CWB SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE CWB SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER.

     It is important that your shares be represented and voted at the CWB Meeting regardless of the number of shares you own and whether or not you plan to attend the CWB Meeting. The affirmative vote of the holders of a majority of CWB's Common Stock entitled to vote at the CWB Meeting is required for approval of the principal terms of the Merger. Your failure to vote for approval of the principal terms of the Merger has the same effect as voting against the Merger. Therefore, we urge you to sign, date and mail the enclosed proxy. If you decide to attend the CWB Meeting and wish to vote in person, you may withdraw your proxy at that time.

     Thank you for your cooperation in this matter and we look forward to seeing you at the CWB Meetings.


                              Sincerely,


                              /S/  John  D.  Markel
                              ---------------------
                              John  D.  Markel,
                              Chairman  of  the  Board  of  Directors




                              /S/  Llewellyn  W.  Stone
                              -------------------------
                              Llewellyn  W.  Stone,
                              President  and  Chief  Executive  Officer


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     OF PALOMAR SAVINGS AND LOAN ASSOCIATION
                 To be held  __________________, ________, 1998
                                        :.m.
                                    -----

TO  THE  SHAREHOLDERS
OF  PALOMAR  SAVINGS  AND  LOAN  ASSOCIATION:
     NOTICE IS HEREBY GIVEN that pursuant to the Bylaws of Palomar Savings and Loan Association ("Palomar") and the call of its Board of Directors, a Special Meeting of Shareholders of Palomar (the "Palomar Meeting") will be held at _______________________, Escondido, California __________, on ________________,
1998  at      :.m., for the purpose of considering and voting upon the following
         ------
matters:

     1.     Merger of CWB Merger Corp with Palomar.  To consider and vote  on  a
            --------------------------------------
proposal to approve the principal terms of the Agreement and Plan of Reorganization dated as of April 23, 1998, (the "Merger Agreement), by and between Palomar and Community West Bancshares ("CWB") whereby Palomar will become a wholly-owned subsidiary of CWB pursuant to a merger of CWB Merger Corp with and into Palomar and the transactions contemplated thereby. Upon consummation of the Merger, each outstanding share of common stock of Palomar will be converted into the right to receive the Per Share Consideration as more particularly described in the attached Joint Proxy Statement - Prospectus and in the Merger Agreement attached at Appendix A thereto.

     2.     Other  Business.  To  transact such other business as  may  properly
            ---------------
come  before  the  Palomar  Meeting  or any postponement or adjournment thereof.

     The Board of Directors of Palomar has fixed the close of business on ________, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the Palomar Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with the Merger requires the affirmative vote of a majority of the outstanding shares of Palomar Common Stock.

     THE BOARD OF DIRECTORS OF PALOMAR HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF PALOMAR AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PRINCIPAL TERMS OF THE MERGER.

     Shareholders may be entitled to exercise dissenters' rights as provided in the California General Corporation Law (the "CGCL") and to receive cash in the amount equal to the fair market value of their shares of common stock of Palomar as of April 22, 1998 in lieu of receiving the Per Share Consideration provided in the Merger Agreement by complying with certain procedures specified by the CGCL. See "THE MERGER-Dissenters' Rights" in the accompanying Joint Proxy Statement-Prospectus.

     The accompanying Joint Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix A thereto and certain of the Exhibits to the Merger Agreement) form a part of this Notice.

                              By Order of the Board of the Directors of Palomar Savings and Loan Association

                              /S/  Donald  M.  Galyean,
                              -------------------------------
                              Donald  M.  Galyean,
                              Corporate  Secretary
Dated:  _____________,  1998

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE PALOMAR MEETING, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE PALOMAR MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON. IF YOU WISH YOU WILL BE PERMITTED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AND VOTE IN PERSON AT THE MEETING. YOU SHOULD NOT FORWARD SHARE CERTIFICATES AT THIS TIME.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          OF COMMUNITY WEST BANCSHARES
                 To be held ___________________, ________, 1998
                                    2:00 p.m.

TO  THE  SHAREHOLDERS
OF  COMMUNITY  WEST  BANCSHARES

     NOTICE IS HEREBY GIVEN that pursuant to the Bylaws of Community West Bancshares ("CWB") and the call of its Board of Directors, a Special Meeting of Shareholders of CWB (the "CWB Meeting") will be held at the Holiday Inn, 5650
Calle  Real,  Goleta,  California 93117, on ________________, 1998, at 2:00 p.m.
for  the  purpose  of  considering  and  voting  upon  the  following  matters:


     1.     Merger of CWB Merger Corp with Palomar.  To consider and vote  on  a
            --------------------------------------
proposal to approve the principal terms of the Agreement and Plan of Reorganization dated as of April 23, 1998, (the "Merger Agreement), by and between Palomar Savings and Loan Association ("Palomar") and CWB whereby Palomar will become a wholly-owned subsidiary of CWB pursuant to a merger of CWB Merger Corp with and into Palomar and the transactions contemplated thereby. Upon consummation of the Merger, each outstanding share of common stock of Palomar will be converted into the right to receive the Per Share Consideration as more particularly described in the attached Joint Proxy Statement - Prospectus and in the Merger Agreement attached as Appendix A thereto.

     2.     Amend the Bylaws to Increase Range of Directors.  To  amend  Section
            -----------------------------------------------
3.2 of the CWB Bylaws to increase the range of directors from the current range of from six (6) to eleven (11) members to from eight (8) to fifteen (15) members.

     3.     Other  Business.  To  transact  such  other business as may properly
            ---------------
come  before  the  CWB  Meeting  or  any  postponement  or  adjournment thereof.

     The Board of Directors of CWB has fixed the close of business on ________, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the CWB Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with the Merger requires the affirmative vote of a majority of the outstanding shares of CWB Common Stock.

     THE BOARD OF DIRECTORS OF CWB HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF CWB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PRINCIPAL TERMS OF THE MERGER AND "FOR" THE AMENDMENT OF THE BYLAWS CHANGING THE RANGE OF DIRECTORS.

     Shareholders may be entitled to exercise dissenters' rights as provided in the California General Corporation Law (the "CGCL") and to receive cash in the amount equal to the fair market value of their shares of common stock of CWB as of April 22, 1998 by complying with certain procedures specified by the CGCL. See "THE MERGER-Dissenters' Rights" in the accompanying Joint Proxy Statement-Prospectus.

     The accompanying Joint Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix A thereto and certain of the Exhibits to the Merger Agreement) form a part of this Notice.

                              By Order of the Board of the Directors of Community West Bancshares

                              /S/  Michel  Nellis
                              -------------------------------
                              Michel  Nellis
                              Corporate  Secretary

Dated:  _____________,  1998

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE CWB MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON. IF YOU WISH YOU WILL BE PERMITTED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AND TO VOTE IN PERSON AT THE MEETING.

                        JOINT PROXY STATEMENT-PROSPECTUS

                            COMMUNITY WEST BANCSHARES
                                       AND
                      PALOMAR SAVINGS AND LOAN ASSOCIATION

     This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Community West Bancshares ("CWB") and the shareholders of Palomar Savings and Loan Association ("Palomar") in connection with the solicitation of proxies by the Board of Directors of CWB (the "CWB Board") from holders of outstanding shares of common stock, no par value, of CWB ("CWB Common Stock") for use at the CWB meeting of shareholders ("CWB Meeting") to be held on ___________, 1998 and at any adjournments and postponements thereof and by the Board of Directors of Palomar (the "Palomar Board") from holders of outstanding shares of common stock, $4.00 par value, of Palomar ("Palomar Common Stock") for use at the meeting of Palomar shareholders ("Palomar Meeting") to be held on __________, 1998 and at any adjournments and postponements thereof.

     At the CWB Meeting and the Palomar Meeting, the shareholders of each institution will be asked to consider and vote upon a proposal to approve the principal terms of the merger of Palomar and CWB Merger Corp, a wholly-owned subsidiary of CWB, pursuant to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. Pursuant to the Merger Agreement, CWB Merger Corp will merge with and into Palomar, with Palomar being the surviving association (the "Surviving Association") and operating under the name "Palomar Savings and Loan Association." Upon the Merger becoming effective, each share of Palomar Common Stock issued and outstanding immediately prior thereto (other than (a) shares that have not been voted in favor of the approval of the principal terms of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by CWB, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into, subject to certain limitations set forth in the Merger Agreement, the right to receive that number of newly issued shares of CWB Common Stock resulting from dividing the Palomar Per Share Value by the CWB Per Share Value. The CWB Per Share Value is equal to the average of the "bid" and "ask" of CWB Common Stock quoted on the Nasdaq National Market System ("Nasdaq") for the thirty trading (30) days immediately preceding the Closing. The Palomar Per Share Value is equal to (i) the total shareholders equity of Palomar (as determined in accordance with generally accepted accounting principles) as of the last day of the calendar month immediately preceding the Closing divided by the number of shares of Palomar Common Stock issued and outstanding immediately prior to the Closing (ii) multiplied by the factor of 2.2. Because the conversion number is not fixed pursuant to the Merger Agreement, changes in the trading price of CWB Common Stock as well as changes in the total shareholders equity of Palomar before the Effective Time will affect the number of shares of CWB Common Stock to be received in the Merger by Palomar shareholders. However, by way of example only, if the Per Share Consideration were calculated as of June 30, 1998, each share of Palomar Common Stock would be converted into the right to receive 1.544 shares of CWB Common Stock. See "RISK FACTORS-Limited Market for CWB Common Stock," "INFORMATION REGARDING CWB" and "SUMMARY-Markets and Market Prices".

     Holders of Palomar Common Stock as of the Palomar Record Date are entitled to dissenters' rights in connection with the Merger. In order to assert dissenters' rights Palomar Shareholders have to strictly comply with the provisions of Chapter 13 of the California General Corporation Law ("CGCL"). See "THE MERGER-Palomar Dissenters' Rights" and a copy of Chapter 13 of the CGCL attached hereto as Appendix B.

     Holders of CWB Common Stock as of the CWB Record Date may also be entitled to dissenters' rights in connection with the Merger if demand for payment with respect to five percent (5%) or more of the outstanding CWB Common Stock is made in accordance with the provisions of Chapter 13 of the CGCL. See "THE MERGER-CWB Dissenters' Rights" and a copy of Chapter 13 of the CGCL attached hereto as Appendix B.

     CWB Common Stock is designated for quotation on Nasdaq under the symbol "CWBC".

     SEE "RISK FACTORS" BEGINNING ON PAGE ___ FOR A DISCUSSION OF CERTAIN FACTORS THAT SHAREHOLDERS SHOULD CONSIDER WITH RESPECT TO THE MERGER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF CWB COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. CWB AND PALOMAR DO NOT GUARANTEE THE INVESTMENT VALUE OF THE TRANSACTION DESCRIBED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. AN INVESTMENT IN CWB COMMON STOCK MAY LOSE VALUE BEFORE OR AFTER THE EFFECTIVE DATE OF THE MERGER.

           THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS _________, 1998.

     No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement-Prospectus in connection with the solicitation of proxies or the offering of securities made hereby, and if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement-Prospectus, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer, or solicitation of an offer, or proxy solicitation. Neither delivery of this Joint Proxy Statement-Prospectus nor any distribution of the securities being offered pursuant to this Joint Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement-Prospectus.

                              AVAILABLE INFORMATION

     CWB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, CWB files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Palomar is not subject to the informational requirements of the Exchange Act but does file reports and other information with the Office of Thrift Supervision ("OTS") and the California Department of Financial Institutions ("DFI"). The reports and other information filed by Palomar with the OTS may be inspected and copied at the offices of the OTS 8300 Von Karman Street, Suite 800, Irvine, California 92715. Fax Number (714) 440-3910. The reports, proxy statements and other information filed by CWB with the SEC may be inspected and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. Shares of CWB Common Stock are designated for quotation on the Nasdaq National Market System. Material filed by CWB can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. CWB became a reporting company as of December 31, 1997. Prior thereto, CWB's predecessor corporation (now its wholly-owned subsidiary) Goleta National Bank ("GNB") filed reports, proxy statements, and other information with the Office of the Comptroller of the Currency (the "OCC"). The reports, proxy statements and other information filed by CWB with the OCC during the ___ calendar months immediately preceding the filing of CWB's Registration Statement (as defined below) have been filed with the SEC as part of the Current Report on Form 8-K filed by CWB on July 23, 1998, and may be inspected and copied at the public reference facilities of the SEC and at the SEC's regional offices at the addresses listed above, and accessed electronically at the SEC's home page listed above.

     CWB has filed with the SEC a Registration Statement on Form S-4 (including exhibits thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of CWB Common Stock issuable in the Merger. This Joint Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     This Joint Proxy Statement-Prospectus constitutes the Proxy Statements of CWB and Palomar relating to the solicitation of proxies for their use at the CWB Meeting and the Palomar Meeting, respectively, as well as the Prospectus filed as part of the Registration Statement. This Joint Proxy Statement-Prospectus and the related proxy and other materials are first being provided to the shareholders of CWB on or about ____________, 1998 and to the shareholders of Palomar on or about ___________, 1998

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This Joint Proxy Statement-Prospectus incorporates by reference documents not included herein. Documents relating to CWB, excluding exhibits unless specifically incorporated herein, are available without charge upon request to Ms. Lynda Pullon, Senior Vice President, Community West Bancshares, 5638 Hollister Avenue, Goleta, California 93117. Telephone requests may be directed to Ms. Lynda Pullon at (805) 692-1862. Documents relating to Palomar, excluding exhibits unless specifically incorporated herein, are available without charge upon request to Mr. Darol Caster, Senior Vice President, Palomar Savings and Loan Association, 355 West Grand Avenue, Escondido, California 92025. Telephone requests may be directed to Mr. Darol Caster at (760)745-9370.

     The following documents filed with the Commission by CWB are incorporated herein by reference:

     (a) CWB's Registration Statement on Form 8-A dated December 31, 1997 as amended on March 8, 1998;
     (b)     CWB's  Annual Report on Form 10-K for the year ended December 31,
             1997;
     (c) CWB's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and
     (d)     CWB's  Current  Reports  on  Form  8-K  dated  July  23, 1998.

     Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents and reports filed by CWB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the CWB Meeting and the Palomar Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                                     TABLE OF CONTENTS


AVAILABLE INFORMATION                                                                     2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                                         4

TABLE OF CONTENTS                                                                         5

SUMMARY                                                                                   8
  Information About The Companies                                                         8
  The Merger                                                                              9
  THE CWB MEETING                                                                        10
  The Palomar Meeting                                                                    10
  Votes Required; Securities Held By Insiders                                            10
  Revocability of Proxies                                                                11
  Recommendations of the Boards of Directors                                             12
  Effective Time Of The Merger                                                           12
  Conditions to the Merger                                                               12
  Waiver and Amendment                                                                   13
  Termination                                                                            13
  Regulatory Approvals                                                                   13
  Operations and Management After the Merger                                             13
  Interests of Certain Persons in the Merger                                             14
  Certain Federal Income Tax Consequences                                                14
  Accounting Treatment                                                                   14
  Dissenters' Rights                                                                     14
  Markets and Market Prices                                                              15
  Summary Historical and Pro Forma Financial Data                                        17
  Summary Unaudited Pro Forma Combined Financial Data                                    20
  Selected Historical and Pro Forma Per Share Data                                       21

RISK FACTORS                                                                             23
  Forward-Looking Statements May Not Prove Accurate                                      23
  No Independent Fairness Opinion                                                        23
  Competition                                                                            23
  Ability to Integrate the Operations of CWB and Palomar                                 23
  General Business Risk                                                                  23
  Concentration of Operations; Recessionary Environments; Decline in Real Estate Values  24
  Accounting Treatment                                                                   24
  Interest Rate Risk                                                                     24
  Shares Eligible for Future Sale; Dilution                                              25
  Regulation                                                                             25
  Limited Market for CWB Common Stock                                                    25

THE MEETINGS                                                                             25
  General                                                                                25
  The Palomar Special Meeting                                                            26
    The Palomar Record Date                                                              26
    Solicitation of Proxies By Palomar                                                   26
    Votes Required and Voting of Proxies                                                 26
  The CWB Special Meeting                                                                27
    The CWB Record Date                                                                  27
    Solicitation of Proxies By CWB                                                       28
    Votes Required and Voting of Proxies                                                 28

                                       5

THE MERGER                                                                               29
  Background of the Merger                                                               29
  Structure of the Merger                                                                30
  Reasons for the Merger; Recommendations of the Boards of Directors                     30
  Certain Federal Income Tax Consequences                                                31
  Regulatory Approvals                                                                   33
  Resale of CWB Common Stock                                                             34
  Certain Effects of the Merger                                                          34
  Interests of Certain Persons in the Merger                                             35
  Agreement with Western Financial Corporation                                           35
  Dissenters' Rights                                                                     36
  Accounting Treatment                                                                   39
  The Merger Agreement                                                                   40
    THE MERGER                                                                           40
    Effective Time and Effective Date                                                    40
    Exchange of Stock Certificates                                                       40
    No Fractional Shares                                                                 41
    Conduct of the Business of Palomar and CWB Prior to the Merger                       41
    Representations and Warranties                                                       42
    Conditions                                                                           43
    Termination                                                                          43
    Termination Payment                                                                  43
    Expenses                                                                             44
    The Shareholder Agreements                                                           44

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA                                    45

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA                           52

INFORMATION REGARDING CWB                                                                53
  Business of CWB                                                                        53
  Certain Information Regarding CWB Management and Principal Shareholders                54
  Incorporation of Certain Information By Reference                                      58

INFORMATION REGARDING PALOMAR                                                            58
  Business of Palomar                                                                    58
  Certain Information Regarding Palomar Management and Principal Shareholders            59
  Management's Discussion and Analysis of Financial Condition and Results of Operations  63

DESCRIPTION OF PALOMAR CAPITAL STOCK                                                     85

COMPARISON OF SHAREHOLDER RIGHTS                                                         85
  Comparison of Corporate Structure                                                      85
  Voting Rights                                                                          85
  Dividends and Dividend Policy                                                          86
  Number of Directors                                                                    86
  Indemnification of Directors and Officers                                              87

                                       6

SUPERVISION AND REGULATION                                                               87

VALIDITY OF CWB COMMON STOCK                                                             98

EXPERTS                                                                                  99

INDEX TO FINANCIAL STATEMENTS                                                            99

                               LIST OF APPENDICES

Appendix  A    -     Agreement  and Plan of Reorganization dated as of April 23,
                     1998,  by  and  between  CWB  and  Palomar.
Appendix  B    -     Chapter  13  of  the  CGCL.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement - Prospectus. Reference is made to, and this summary is qualified in its entirety by the more detailed information included in this Joint Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference. Shareholders are urged to read carefully this Joint Proxy Statement-Prospectus, including the Appendices hereto and the documents incorporated herein by reference, in their entirety. Certain capitalized terms which are used but not defined in this Summary are defined elsewhere in this Joint Proxy Statement - Prospectus.

     This Joint Proxy Statement-Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although each of CWB and Palomar believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, neither can give any assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from CWB's and Palomar's forward-looking statements are set forth below and elsewhere in this Joint Proxy Statement-Prospectus. Furthermore, CWB and Palomar do not intend to update or revise the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Shareholders are cautioned not to place undue reliance on any of the forward-looking statements included herein. All forward-looking statements attributable to CWB, Palomar or persons acting on either of their behalves are qualified in their entirety by the cautionary statements set forth herein. See "RISK FACTORS".

INFORMATION  ABOUT  THE  COMPANIES

CWB

     Community West Bancshares was incorporated under the laws of the State of California on November 26, 1996, for the purpose of forming a one bank holding company. On December 31, 1997, CWB acquired a 100% interest in Goleta National Bank, Goleta, California ("GNB"). Effective that date, shareholders of GNB became shareholders of CWB in a one-for-one exchange and GNB became CWB's only subsidiary.

     GNB opened for business as a national banking association on August 21, 1989. The deposits of CWB are insured up to the applicable limits by the FDIC, and GNB is a member of the Federal Reserve System. GNB's main office is located at 5827 Hollister Avenue, Goleta, California. GNB operates loan productions offices in Santa Barbara, Ventura, Santa Maria, Bakersfield, Fresno, Modesto, West Covina and Costa Mesa, California. GNB also has loan production offices in Woodstock, Georgia, Las Vegas, Nevada, and Jacksonville, Pensacola and Panama City, Florida. Application has been made with the applicable regulatory agencies for a branch office in Ventura, California with a courier service operation.

     GNB offers a full range of commercial banking services, including the acceptance of demand, savings and time deposits, and the origination of commercial, U.S. Small Business Administration ("SBA"), accounts receivable, real estate, construction, home improvement, and other installment and term loans. It also offers cash management, remittance processing, electronic banking, merchant credit card processing, and other customary bank services to its customers. GNB is a "Preferred Lender" of the SBA and as such is able to process SBA loans more quickly than institutions which do not have such status.

     GNB originates FHA Title I loans and sells them into the secondary market and retains the servicing. In early 1995, GNB was approved as one of a small number of financial institutions to be able to sell FHA Title I loans directly to the Federal National Mortgage Association ("FNMA"). This approval has given GNB a competitive advantage over nonapproved lenders because it can price loans at lower rates to customers and reduce or eliminate fees normally charged to customers.

     Because of the development costs involved, most small community banks have difficulty providing electronic banking services to their customers. From its inception, GNB has invested heavily in the hardware and software necessary to offer today's electronic banking services. In addition to the normal banking services, this investment affords GNB the ability to offer such services as on-line cash management, automated clearinghouse origination, electronic data interchange, remittance processing, draft preparation and processing, and merchant credit card processing. Not only do these services generate significant fee income, they attract companies with large deposit balances. These services have helped GNB attain a competitive advantage over most institutions its size and many which are significantly larger than GNB.

     In October, 1997, GNB acquired a 70% interest in Electronic Paycheck, LLC, a California limited liability company that has developed systems to allow companies to pay their employees by issuing them a card or "electronic paycheck". The card is currently being used by companies in the agricultural, manufacturing and service sectors to pay their workers, many of whom do not have bank accounts. GNB provides access to ATM and Point-of-Sale (POS) networks so that the cardholders have access to their cash at thousands of locations virtually worldwide. On July 7, 1998, GNB announced the commencement of a six-month pilot program with Thomas Cook Currency Services, Inc. pursuant to which the electronic paycheck system would be used as a delivery vehicle for the payment of wages to employees in the cruise line industry.

     At June 30, 1998, CWB had consolidated assets of $151,182,273, deposits of $132,533,350 and shareholders' equity of $17,186,579.

PALOMAR

     Palomar Savings and Loan Association (Palomar) was incorporated under the laws of the State of California on January 10, 1983 as North County Savings and Loan Association. Operations commenced June 20, 1984. In January, 1986, Palomar changed its name to "Palomar Savings and Loan Association."

     Palomar is a state-chartered full service savings and loan association and is subject to supervision by the OTS, the FDIC and the Commissioner. The deposits of Palomar are insured up to the applicable limits by the Savings Association Insurance Fund ("SAIF"). Palomar is a member of the Federal Home Loan Bank ("FHLB") system. Palomar's main office is located at 355 West Grand Avenue, Escondido, California 92025. A branch application has been approved for an office to be located at 1815 East Valley Parkway, Suite 1, Escondido, California 92027.

     Palomar's banking services include those traditionally offered by savings and loan associations, such as checking and savings accounts, and real estate and home improvement loans. The majority of Palomar's loan originations are sold into the secondary market servicing released.

CWB  MERGER  CORP

     CWB Merger Corp was incorporated under the laws of the State of California on May 26, 1998. One hundred percent of its issued and outstanding Common Stock (5,000 shares) are owned by CWB. CWB Merger Corp was formed by CWB in accordance with the terms of the Merger Agreement as a vehicle to assist in accompanying the Merger and its corporate existence will cease upon consummation of the Merger. The directors and executive officers of CWB serve as all of the directors and executive officers of CWB Merger Corp.

THE  MERGER

     On April 17, 1998, the Palomar Board, and on April __, 1998, the CWB Board each approved the principal terms of the Merger. The Merger Agreement which embodies the principal terms of the Merger was executed and delivered on April 23, 1998, by CWB and Palomar. The Merger Agreement provides for the merger of CWB Merger Corp, a newly formed wholly-owned subsidiary of CWB, and Palomar with Palomar as the Surviving Association and operating under the charter and name of "Palomar Savings and Loan Association". In connection with the Merger, each share of Palomar Common Stock issued and outstanding at the Effective Time (other than (a) shares that have not been voted in favor of approval of the principal terms of the Merger and with respect to which Dissenters' Rights have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by CWB, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into, subject to the limitations set forth in the Merger Agreement with respect to proration and fractional shares, the Per Share Consideration. Each share of CWB Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Merger as one share of CWB Common Stock.

     Under the terms of the Merger Agreement, the Per Share Consideration is equal to the Palomar Per Share Value divided by the CWB Per Share Value. The CWB Per Share Value is equal to the average "bid" and "asked"price of CWB Common Stock as quoted on Nasdaq for the thirty (30) trading days immediately preceding the Closing. The Palomar Per Share Value is equal to (i) the Palomar total shareholders equity (calculated in accordance with generally accepted accounting principles) on the last day of the calendar month immediately preceding the Closing divided by the number of shares of Palomar Common Stock outstanding immediately prior to the Closing, (ii) multiplied by a factor of 2.2. Because the Per Share Consideration is subject to adjustments in the total shareholders' equity of Palomar and the market value of CWB Common Stock up to the dates previously indicated, no assurances can be given as to what the Per Share Consideration will be. By way of example only, if the Per Share Consideration were calculated as of June 30, 1998, at the effective time of the Merger, each share of Palomar Common Stock would be converted into the right to receive 1.544 shares of CWB Common Stock, CWB would issue approximately 1,000,800 new shares of Common Stock, and the current shareholders of Palomar would own 20.1% of CWB's the issued and outstanding Common Stock following the Merger (excluding shares of CWB Common Stock which might be purchased pursuant to options to purchase 129,468 shares of CWB Common Stock currently outstanding) under CWB's Stock Option Plan. See "THE MERGER-Background of the Merger", "Reasons for the Merger; Recommendations of the Board of Directors" and "Dissenters' Rights".

STRUCTURE

     The Merger Agreement provides that, if the Palomar Shareholders and the CWB Shareholders approve the principal terms of the Merger Agreement, and subject to receipt of regulatory approvals and other customary closing conditions as more fully set forth below, then Palomar will merge with CWB Merger Corp, with Palomar being the Surviving Association. Palomar will be a wholly-owned subsidiary of CWB and will continue to operate as a state chartered savings and loan association with the name and charter of Palomar Savings and Loan
Association. See "THE MERGER-Certain Federal Income Tax Consequences"and "THE MERGER AGREEMENT-The Merger".

THE  CWB  MEETING

     The CWB Meeting to consider and vote on, among other things, approval of the principal terms of the Merger and an amendment of Section 3.2 of CWB's Bylaws increasing the range of directors from eight (8) to fifteen (15) members will be held on ________________, __________________, 1998 at 2:00 p.m., at the
Holiday Inn, 5650 Calle Real, Goleta, California. Only holders of record of CWB Common Stock at the close of business on ________________, 1998 (the "CWB Record Date") will be entitled to vote at the CWB Meeting. At such date, there were outstanding and entitled to vote 3,984,500 shares of CWB Common Stock . Each shareholder of CWB Common Stock is entitled to one vote for each share held of record upon each matter properly submitted at the CWB Meeting.

     For additional information relating to the CWB Meeting, see "THE MEETINGS-The CWB Special Meeting".

THE  PALOMAR  MEETING

     The Palomar Meeting to consider and vote on, among other things, approval of the principal terms of the Merger will be held on __________,
_______________,  1998  at    :   .m.,  at  ____________________,  Escondido,
                           ---- -----
California. Only holders of record of Palomar Common Stock at the close of business on _____________, 1998 (the "Palomar Record Date") will be entitled to vote at the Palomar Meeting. At such date, there were outstanding and entitled to vote 648,186 shares of Palomar Common Stock. Each shareholder of Palomar Common Stock is entitled to one vote for each share held of record upon each matter properly submitted at the Palomar Meeting.

     For additional information relating to the Palomar Meeting, see "THE MEETINGS-The Palomar Special Meeting".

VOTES  REQUIRED;  SECURITIES  HELD  BY  INSIDERS

     Approval of the matters to be voted upon in connection with the Merger by the CWB shareholders and Palomar shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of CWB Common Stock and Palomar Common Stock entitled to vote, respectively. As a result, the failure to vote in person or by proxy on any such proposal at the CWB Meeting or the Palomar Meeting or abstaining on any proposal has the same effect as voting against the applicable proposal. See "THE MEETINGS - Special Meeting of CWB - Votes Required and Voting of Proxies" and "THE MEETINGS-The Palomar Special Meeting-Votes Required and Voting of Proxies".

     As of the Record Date, Palomar's directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately 20.65% of the outstanding Palomar Common Stock entitled to vote at the Palomar Meeting. Palomar shareholders (who are also directors of Palomar) holding approximately 20.65% of Palomar Common Stock outstanding on the Palomar Record Date have entered into agreements (the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote "FOR" the adoption and approval of the Merger Agreement and the Merger. See "THE MERGER - The Shareholder Agreements".

     As of the Record Date, CWB's directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately 27.6% of the outstanding CWB Common Stock entitled to vote at the CWB Meeting. CWB shareholders (who are also directors of CWB) holding approximately 27.6% of CWB Common Stock outstanding on the CWB Record Date have entered into agreements (the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote "FOR" the adoption and approval of the Merger Agreement and the Merger. See "THE MERGER - The Shareholder Agreements".

REVOCABILITY  OF  PROXIES

     The presence of a CWB shareholder or a Palomar shareholder at the CWB Meeting or Palomar Meeting (or at any postponement or adjournment thereof), respectively, will not automatically revoke such shareholder's proxy. However, a CWB shareholder or Palomar shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the secretary of CWB or Palomar, respectively, of a written notice of revocation prior to or at the CWB Meeting or Palomar Meeting (or, if such CWB Meeting or Palomar Meeting is adjourned or postponed, prior to or at the time the adjourned or postponed meeting is actually held);
(b) delivery to the secretary of CWB or Palomar, respectively, prior to or at the CWB Meeting or Palomar Meeting of a duly executed proxy bearing a later date; or (c) attending the CWB Meeting or Palomar Meeting (or, if such CWB Meeting or Palomar Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person thereat. In the case of CWB shareholders any written revocation of proxy or other related communications should be addressed to Ms. Michel Nellis, 5638 Hollister Avenue, Goleta, California 93117. In the case of Palomar shareholders any written revocation of proxy or other related communications should be addressed to Mr. Donald Galyean, 355 West Grand Avenue, Escondido, California 92025.

RECOMMENDATIONS  OF  THE  BOARDS  OF  DIRECTORS

     Both the CWB Board and the Palomar Board unanimously approved the Merger Agreement and the transactions contemplated thereby. The members of the CWB and the Palomar Board unanimously believe that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interest of, the CWB and Palomar shareholders and unanimously recommend a vote "FOR" the matters to be voted upon by such shareholders in connection with the Merger. The conclusions of the CWB Board and Palomar Board with respect to the Merger are based upon a number of factors. See "THE MERGER-Background of the Merger", "Reasons for the Merger; Recommendations of the Board of Directors". Neither the Board of Directors of CWB nor the Board of Directors of Palomar have obtained an opinion from a third party to the effect that, as of a particular date, the Per Share Consideration to be paid by CWB in the Merger is fair to the Palomar shareholders from a financial point of view.

EFFECTIVE  TIME  OF  THE  MERGER

     The Merger will become effective on the date and at the time that an agreement of merger and related documents bearing and endorsement by the California Commissioner of Financial Institutions (the "Commissioner") and certified by the California Secretary of State, are filed with and accepted by the Commissioner. Subject to conditions specified in the Merger Agreement, the parties anticipate that the Merger will be effective on or about October 15, 1998, although there can be no assurance as to whether or when the Merger will become effective. See "THE MERGER AGREEMENT-Effective Time and Effective Date" and "Conditions to the Merger".

CONDITIONS  TO  THE  MERGER

     The respective obligations of CWB and Palomar to consummate the Merger are subject to certain conditions, including (a) the approval by the CWB and Palomar shareholders of the principal terms of the Merger; (b) receipt of approvals and consents required by law in connection with the Merger and the other transactions contemplated by the Merger Agreement, including approval by the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner; (c) the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting the consummation of the Merger or any other transaction contemplated by the Merger Agreement; (d) the Registration Statement having become effective and there having been issued no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose initiated or threatened by the Commissioner, SEC or any other regulatory agency;
(e) receipt of a ruling issued by the Internal Revenue Service or, in lieu thereof, the opinion of Deloitte & Touche, LLP, that the Merger qualifies as a tax free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, (the "IRC"); and (f) no fact, circumstance or event shall have occurred or is reasonably likely to occur that would cause the Merger not to qualify for pooling of interests accounting treatment.

     The obligation of CWB to consummate the Merger also are subject to the fulfillment or waiver by CWB prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Palomar being true and correct unless the failure to be true and correct is not likely to have a material adverse effect on Palomar; (b) the performance by Palomar in all material respects of all obligations contained in the Merger Agreement required to be performed by Palomar before the Effective Time; (c) receipt by CWB of an opinion letter from the law firm of Higgs, Fletcher & Mack, LLP with respect to certain matters of Palomar; and (d) the appointment by Palomar, as of the Effective Time, of a director recommended by CWB to the Palomar Board.

     In addition, the obligation of Palomar to consummate the Merger also is subject to the fulfillment, or waiver by Palomar, prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of CWB being true and correct unless the failure to be true and correct is not likely to have a material adverse effect on CWB; (b) the performance by CWB in all material respects of all obligations contained in the Merger Agreement required to be performed before the Effective Time; (c) receipt by Palomar of an opinion letter from the law firm of Horgan, Rosen, Beckham & Coren, L.L.P. with respect to certain matters of CWB; and (d) the appointment by CWB, as of the Effective Time, of a director recommended by Palomar to the CWB Board.

WAIVER  AND  AMENDMENT

     Prior to the Effective Time, the conditions to each party's obligation to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law. In addition, CWB and Palomar may change the method of effectuating the transaction if it is determined that the change is necessary, appropriate or desirable provided the change does not change the amount and kind of consideration, cause the transaction to be anything other than a tax free reorganization to holders of Palomar Stock, or materially impede or delay the closing. See "THE MERGER AGREEMENT-Conditions".

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger: (a) by mutual consent of CWB and Palomar; (b) by either CWB or Palomar if (i) the other party materially breaches any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach is not cured or curable within a ten (10) day grace period, (ii) the Merger is not consummated by December 31, 1998; (iii) thirty
(30) days after the failure to obtain the approval of a governmental authority required for consummation of the Merger; (iv) if the Palomar Board receives a Strategic Transaction Proposal (as defined in the Merger Agreement) and determines, based upon the written opinion of a financial advisor, that the financial terms of the proposal are superior to the Merger from Palomar's shareholders' prospective; (v) if the CWB Board receives Strategic Transaction Proposal (as defined in the Merger Agreement) and determines, based upon the written opinion of a financial advisor, that the financial terms of the proposal are superior to the Merger from CWB's shareholders' prospective; or (vi) CWB enters into a Community West Acquisition Transaction (as defined in the Merger Agreement) where CWB or its shareholders will still control the resulting entity but the transaction will have a material adverse effect upon CWB. See "THE MERGER AGREEMENT-Termination".

     If the Merger Agreement is terminated by either CWB or Palomar pursuant to a material breach of any representation, warranty, covenant or agreement of the other party that is not cured within 10 days after written notice of such breach, the breaching party will pay to the other party, as reasonable and full liquidated damages and not as a penalty or forfeiture, the sum of $500,000. If the Merger Agreement is terminated by either CWB or Palomar as a result of Palomar's involvement in a Strategic Transaction proposal, Palomar shall pay to CWB, as reasonable and full liquidated damages and not as a penalty or forfeiture, the sum of $500,000. If the Merger Agreement is terminated by either CWB or Palomar as a result of CWB's involvement in a Strategic
Transaction Proposal, CWB shall pay to Palomar, as reasonable and full liquidated damages and not as a penalty or forfeiture, the sum of $500,000. See "THE MERGER AGREEMENT-Termination Payment".

REGULATORY  APPROVALS

     The Merger is subject to prior approval by the FRB under Section 4 of the BHCA, the FDIC under the Bank Merger Act and the Commissioner pursuant to the California Financial Code. CWB and Palomar submitted applications seeking approval of the Merger and related matters to the FRB on July 27, 1998, to the FDIC on July 7, 1998 and to the Commissioner on July 8, 1998. See "THE
MERGER-Regulatory Approvals". It is expected that the approvals will be received prior to the CWB Meeting and Palomar Meeting, but there can be no assurance that such approvals will be obtained if at all, by that date.

OPERATIONS  AND  MANAGEMENT  AFTER  THE  MERGER

     The Merger Agreement provides that CWB and Palomar will each appoint a designated individual to the respective Board of Directors of the other institution's Board, to be effective immediately after the Effective Time. Other than these additions, there are no changes in senior management or the Board of Directors of CWB or Palomar as a result of the Merger anticipated as of the date of this Joint Proxy Statement-Prospectus. See "THE MERGER-Certain Effects of the Merger".

INTERESTS  OF  CERTAIN  PERSONS  IN  THE  MERGER

     In considering the recommendations of the CWB Board or Palomar Board, shareholders of CWB and Palomar should be aware that certain members of management and board of CWB and Palomar have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and that may create potential conflicts of interest.

     These interests include, among others, the commitment of CWB to cause Palomar to enter into certain employment agreements with James M. Rady, Darol H. Caster and Robert E. Pommier of Palomar as of the Effective Time providing certain benefits to those individuals. In addition, although no determination has been made as of the date hereof, it is anticipated that directors and certain officers of Palomar will receive options to purchase CWB Common Stock under CWB's Stock Option Plan sometime after the Effective Time. In addition, a director representative of Palomar will be appointed to the CWB Board and a director representative of CWB will be appointed to the Palomar Board as of the Effective Time. See "THE MERGER-Interests of Certain Persons in the Merger.

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES

     It is intended that the Merger will be treated as a reorganization (a "Reorganization") under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that Palomar Shareholders will not recognize any gain or loss for tax purposes on the receipt of CWB Common Stock in exchange for their shares of Palomar Common Stock in the Merger (except to the extent such shareholder receives cash in lieu of a fractional share interest in CWB Common Stock). Consummation of the Merger as a Reorganization is conditioned upon receipt of the opinion of the Internal Revenue Service or, in lieu thereof, of Deloitte & Touche, LLP (the "Tax Opinion"), substantially to the effect that, for federal income tax purposes: (i) the Merger will be treated as a Reorganization within the meaning of Section 368(a)(1)(A) of the IRC, (ii) no gain or loss will be recognized by the parties as a result of the Merger; and
(iii) no gain or loss will be recognized by the holders of the Palomar Common Stock upon conversion of their shares to CWB Common Stock (except as to fractions share interests paid in cash). See "THE MERGER-Certain Federal Income Tax Consequences".

     BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND THE INDIVIDUAL NATURE OF CERTAIN TAX CONSEQUENCES OF THE MERGER TO EACH PALOMAR SHAREHOLDER, EACH PALOMAR SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING CERTAIN OTHER FEDERAL AND ALL STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER THAT MAY BE APPLICABLE.

ACCOUNTING  TREATMENT

     For accounting and financial reporting purposes, the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles. See "RISK FACTORS-Accounting Treatment" and "THE MERGER-Accounting Treatment".

DISSENTERS'  RIGHTS

     In connection with the Merger, shareholders of CWB and Palomar may be entitled to dissenters' rights under Chapter 13 of the CGCL ("Dissenters' Rights"), the text of which is attached hereto as Appendix C. IN ORDER FOR ANY CWB SHAREHOLDER TO EXERCISE HIS OR HER DISSENTERS' RIGHTS, A NOTICE OF SUCH SHAREHOLDER'S INTENTION TO EXERCISE HIS OR HER DISSENTERS' RIGHTS AS PROVIDED IN THE CGCL MUST BE SENT BY SUCH SHAREHOLDER AND RECEIVED BY CWB, ON OR BEFORE THE DATE OF THE CWB MEETING AND ANY SUCH SHAREHOLDER MUST VOTE AGAINST THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. FAILURE TO SEND SUCH NOTICE AND TO VOTE
AGAINST THE PRINCIPAL TERMS OF THE MERGER WILL RESULT IN A WAIVER OF SUCH SHAREHOLDER'S DISSENTERS' RIGHTS. IN ORDER FOR ANY PALOMAR SHAREHOLDER TO EXERCISE HIS OR HER DISSENTERS' RIGHTS, HE OR SHE MUST NOT VOTE IN FAVOR OF THE TRANSACTION AT THE PALOMAR MEETING AND MUST MAKE A WRITTEN DEMAND FOR PAYMENT IN ACCORDANCE WITH THE CGCL. SEE "THE MERGER-DISSENTERS' RIGHTS" AND APPENDIX B.

RISK  FACTORS

     In deciding whether to vote for the approval of the principal terms of the Merger, shareholders of CWB and Palomar should carefully evaluate the matters set forth under "Risk Factors" herein in addition to the other matters described herein.
MARKETS  AND  MARKET  PRICES

     As of the CWB Record Date, there were approximately 1,200 holders of record of CWB Common Stock. No shares of CWB Preferred Stock has been issued or are outstanding. CWB Common Stock is designated for quotation on the Nasdaq National Market System (the "Nasdaq-NMS") under the symbol "CWBC".


     As of the Palomar Record Date, there were approximately 310 holders of record of Palomar Common Stock. Palomar Common Stock is on the "over the counter" market under the symbol "PALO".

     The following table summarizes the approximate high and low sales prices on a per share basis for the CWB Common Stock and the Palomar Common Stock for the periods indicated.

                              High        Low        High       Low
                           --------     -------     ------     -----
                           CWB  Common  Stock(1)  Palomar Common Stock(2)
                           ---------------------  -----------------------
1996
 First Quarter              $ 3.219     $  3.00     $ 7.60     $7.60
 Second Quarter             $  3.50     $  3.50     $ 7.60     $7.60
 Third Quarter              $  4.50     $ 3.625     $ 7.60     $7.60
 Fourth Quarter             $ 5.375     $ 4.375     $ 7.60     $7.60
1997
 First Quarter              $  8.25     $  5.25     $ 7.60     $7.60
 Second Quarter             $ 7.625     $ 6.625     $ 7.60     $7.60
 Third Quarter              $  9.75     $ 6.375     $ 7.60     $7.60
 Fourth Quarter             $  9.50     $ 8.375     $ 7.60     $7.60
1998
 First Quarter              $ 14.00     $ 8.875     $ 9.00     $7.60
 Second Quarter             $14.313     $11.875     $15.00     $9.00
---------------

     (1) CWB Common Stock was listed on the Nasdaq-NMS effective December 31, 1997. From November 19, 1996 until just prior to that listing, GNB's common stock was publically traded and listed on the Nasdaq-NMS and was traded under the symbol "GLTB." These figures reflect adjustment for the two-for-one stock splits effective __________, 1996 and February, 1998. The trading information provided for the period prior to that date is based on information from the over-the-counter market through various brokerage firms.
     (2) Palomar's Common Stock is traded on a very limited basis on the over-the-counter market through various brokerage firms. Consequently, the prices listed represent quotations by dealers who match buyers with seller of Palomar Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. These figures reflect adjustment for the five percent (5%) stock dividend issued February 18, 1998.

     The following table sets forth the closing price per share of CWB Common Stock as reported by the Nasdaq-NMS, the closing price per share of Palomar Common Stock as reported by Western Financial Corporation and the "equivalent per share price" (as defined below) of Palomar Common Stock as of April 22, 1998, the last trading day before the date on which CWB and Palomar announced the execution of the Merger Agreement and as of ________________, 1998, the last practicable date prior to the date of this Joint Proxy Statement-Prospectus. The "equivalent per share price" of Palomar Common Stock on any date equals the closing price of the CWB Common Stock on such date, as reported on the Nasdaq-NMS, multiplied by the conversion number of 1.544.

                               CWB Common   Palomar Common   Equivalent Per
Market Price Per Share as of    Stock          Stock         Share Price
----------------------------  -----------  ---------------  ---------------
April 22, 1998                $     13.75  $          9.00  $         21.23
__________, 1998

     Because the conversion ratio is not fixed pursuant to the Merger Agreement, a change in the trading price of CWB Common Stock or the total shareholders equity of Palomar before the Effective Time will affect the number of shares of CWB Common Stock to be received in the Merger by Palomar Shareholders. See "RISK FACTORS. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF CWB COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE TIME. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CWB COMMON STOCK AND PALOMAR COMMON STOCK.

     Upon consummation of the Merger, it is anticipated, based on June 30, 1998 unaudited financial information regarding Palomar and the trading price of CWB Common Stock for the thirty (30) trading days ending June 30, 1998 that there will be up to approximately holders of record of CWB Common Stock, 4,985,300 shares will be outstanding and the stock will be traded on the Nasdaq-NMS under the designation "CWBC."

SUMMARY  HISTORICAL  AND  PRO  FORMA  FINANCIAL  DATA

CWB

     The following summary historical financial data for the six months ended June 30, 1998 and 1997 are derived from unaudited consolidated financial statements of CWB and include, in the opinion of CWB's management, all adjustments necessary to present fairly the data for such periods. The results for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the six months ended June 30, 1997 and for the five years ended December 31, 1997 are derived from the audited financial statements of GNB, the predecessor corporation to CWB. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement-Prospectus.


                                                   For  the  Six
                                                    Months Ended                At  or  for  the  Years
                                                      June 30                      Ended December 31
                                                     -----------          -------------------------------------
                                                   1998      1997      1997      1996      1995      1994       1993
                                                 --------  ---------  --------  --------  --------  --------  --------
                                                           (in thousands, except ratios and per share data)
RESULTS OF OPERATIONS:
  Interest Income                                $ 6,013   $  3,841   $ 8,009   $ 6,812   $ 6,504   $ 5,180     3,515
  Interest Expenses                                2,266      1,340     2,910     2,425     2,451     1,680     1,104
                                                 --------  ---------  --------  --------  --------  --------  --------
    NET INTEREST INCOME                            3,747      2,501     5,099     4,387     4,053     3,500     2,411
  Provision for loan losses                          280        160       260       435       360       700       305
                                                 --------  ---------  --------  --------  --------  --------  --------
    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                      3,467      2,341     4,839     3,952     3,693     2,800     2,106
  Other operating income                           6,209      4,323     9,432     6,621     4,481     2,514       994
  Other operating expense                          7,855      5,434    11,524     8,667     6,436     4,204     2,589
                                                 --------  ---------  --------  --------  --------  --------  --------
                                                   1,821      1,230     2,747     1,906     1,738     1,110       511
  INCOME BEFORE TAXES
  Income tax expense                                 753        517     1,158       801       730       463         -
                                                 --------  ---------  --------  --------  --------  --------  --------
    NET INCOME                                     1,068        713     1,589     1,105     1,008       647       511
                                                 ========  =========  ========  ========  ========  ========  ========
ENDING BALANCE SHEET DATA:
  Assets                                         151,080     85,854    95,312    80,883    70,115    60,781    57,392
  Securities                                       4,156      6,784     6,255     4,532     2,509     4,475     4,715
  Loans, net                                     127,879     62,186    71,164    57,400    51,574    45,346    43,263
  Allowance for loan losses                        1,313      1,301     1,286     1,409     1,463     1,391       594

  Deposits                                       132,533     73,514    80,252    70,606    63,592    54,904    52,846
  Other Liabilities                                1,361      1,282     2,931       219       410       782        62
                                                 --------  ---------  --------  --------  --------  --------  --------
  Total stockholders' equity                      17,186     71,058    12,129    10,059     6,113     5,096     4,484
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Net income per common share
     Basic                                       $  0.32   $   0.24   $  0.53   $  0.47   $  0.50   $  0.32   $  0.25
     Diluted                                     $  0.30   $   0.20   $  0.44   $  0.44   $  0.47   $  0.32   $  0.25
  Dividends declared per share                   $  0.00   $   0.00   $  0.00   $  0.04   $  0.03   $  0.03   $  0.00
  Book value per share                              4.31%      3.65%     3.93%     3.41%     3.00%     2.53%     2.23%
  Stockholders' equity to assets at period end     11.38%     12.88%    12.73%    12.44%     8.72%     8.38%     7.81%
  Tangible stockholders' equity to assets at
  period end                                        8.91%      9.63%    10.07%     9.67%     7.23%     8.38%     7.81%
  Return on average assets                          1.73%      1.71%     1.82%     1.52%     1.57%     1.13%     1.10%
  Return on average equity                         14.57%     13.51%    14.64%    13.67%    17.89%    13.17%    12.86%
  Average equity to average assets                  11.9%     12.66%    12.59%    10.71%     8.56%     8.11%     8.44%
  Net interest margin                                6.2%       6.3%      6.6%      6.8%      7.0%      6.8%     5.60%

Palomar

     The following summary historical financial data for the six months ended June 30, 1998 and 1997 are derived from unaudited financial statements of Palomar and include, in the opinion of Palomar's management, all adjustments necessary to present fairly the data for such periods. The results for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the three (3) years ended December 31, 1995 are derived from the audited financial statements of Palomar. The financial data from the two years ended December 31, 1997 are derived from the unaudited financial statements of Palomar since Palomar changed its fiscal year end in 1996 from December 31 to June 30. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement-Prospectus.

                                                For the Six
                                               Months Ended                   At or for the Years
                                                  June 30                     Ended December 31,
                                            ------------------  --------------------------------------------------
                                              1998      1997     1997(1)  1996(1)     1995      1994      1993
                                            --------  --------  --------  --------  --------  --------  ----------
RESULTS OF OPERATIONS:                                    (in thousands, except per share data)
  Interest income                           $ 2,777   $ 2,751   $,5,540   $ 5,649   $ 5,465   $ 4,741   $   5,868
  Interest expenses                           1,710     1,708     3,450     3,566     3,803     2,610       3,048
                                            --------  --------  --------  --------  --------  --------  ----------
     NET INTEREST INCOME                       1067     1,043     2,090     2,083     1,662     2,131       2,820
  Provision (credit) for loan losses           (116)      (69)      (70)      216       762         5         349
                                            --------  --------  --------  --------  --------  --------  ----------
    NET INTEREST INCOME AFTER                 1,183     1,112     2,160     1,867       900     2,126       2,471
    PROVISION (CREDIT) FOR
    LOAN LOSSES
  Non-interest income (loss)                    440       199       476       347        78        72      (1,867)
  Non-interest expense                        1,050       985     1,917     2,228     1,833     1,858       1,932
                                            --------  --------  --------  --------  --------  --------  ----------
     INCOME (LOSS) BEFORE                       573       326       719       (14)     (855)      340      (1,328)
     TAXES
  Provision <benefit> for income taxes          158        96        99       (86)     (939)      168         456
                                            --------  --------  --------  --------  --------  --------  ----------

     NET INCOME (LOSS)                      $   415   $   230   $   620   $    72   $    84   $   172     ($1,784)
                                            ========  ========  ========  ========  ========  ========  ==========
ENDING BALANCE SHEET DATA:
  Assets                                     79,491    77,837    78,611    80,031    81,471    81,789      92,421
  Securities                                 13,857    12,054    13,068    12,067    17,958    18,701      20,679
  Loans net of deferred fees and costs       53,275    57,709    57,985    57,135    56,184    58,343      54,339
  Allowance for loan losses                     649       659       765       928       891       554         597
  Deposits                                   72,923    72,065    72,439    72,500    74,002    73,009      81,291
  Borrowed funds                                  0         0         0     2,000     2,000     3,250       6,000
  Common shareholders' equity               $ 5,955   $ 5,137     5,559     4,902     4,828     4,700       4,566
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common share
     Basic                                  $  0.65   $  0.37   $  1.00   $  0.12   $  0.14   $  0.28   $   (2.94)
     Diluted                                $  0.65   $  0.37   $  1.00   $  0.12   $  0.14   $  0.28   $   (2.94)
     Dividends declared per share
  Book value per share                      $  9.19   $  8.32   $  9.00   $  7.94   $  7.82   $  7.62   $    7.40
  Shareholders' equity to assets at
  period end                                   7.49%     6.60%     7.07%     6.13%     5.93%     5.75%       4.94%
  Tangible shareholders' equity to
  assets at period end                         7.47%     6.60%     7.03%     6.13%     5.76%     5.53%       4.79%
  Return on average assets                      .52%      .29%      .79%      .09%      .10%      .21%     (1.93%)
  Return on average equity                     7.35%     4.65%    12.00%     1.48%     1.77%     3.71%    (30.23%)
  Average equity to average assets             7.06%     6.33%     6.58%     6.02%     5.69%     5.55%       6.83%
  Net interest margin                          2.67%     2.67%     2.66%     2.59%     1.99%     2.55%       3.05%

(1)     Palomar's  fiscal  year  end  was  changed  in  1996  from December 31 to September 30.  Audited financial information  for  the  two  years  ended  December  31,  1997  is  therefore  not  available.

SUMMARY  UNAUDITED  PRO  FORMA  COMBINED  FINANCIAL  DATA

     The following table sets forth certain summary unaudited pro forma combined financial data for CWB after giving effect to the Merger, as if it had occurred as of the beginning of each of the periods presented, using the _____________ of _____ and accounting for the Merger as a pooling of interests. See "The Merger-Accounting Treatment". This information should be read in conjunction with the historical consolidated financial statements of CWB and Palomar including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. See "Unaudited Pro Forma Combined Condensed Financial Information".

     The unaudited pro forma combined condensed balance sheets are not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on June 30, 1998 or December 31, 1997, or that may exist in the future. The unaudited pro forma combined condensed statements of income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future.

                                                             For the Six
                                                             Months Ended               At or for the Years
                                                                June 30                  Ended December 31
                                                          -----------------  ---------------------------------------------
                                                            1998      1997    1997     1996     1995    1994    1993
                                                          --------  -------  -------  -------  --------  -------  --------
                                                                        (in thousands, except per share data)
RESULTS OF OPERATIONS:
  Interest income                                         $  8,790    6,592   13,549   12,461   11,969     9,921    9,383
  Interest expenses                                          3,976    3,048    6,360    5,991    6,254     4,290    4,152
                                                          --------  -------  -------  -------  --------  -------  --------
               NET INTEREST INCOME                           4,814    3,544    7,189    6,470    5,715     5,631    5,231
  Provision for loan losses                                    164       91      190      651      122       705      654
               NET INTEREST INCOME
               AFTER PROVISION FOR LOAN
               LOSSES                                        4,650    3,453    6,999    5,819    4,593     4,926    4,577
  Other income                                               6,649    4,522    9,908    6,967    4,559     2,586     (873)
  Other expense                                              8,905    6,419   13,441   10,894    8,269     6,062    4,521
                                                          --------  -------  -------  -------  --------  -------  --------
               INCOME (LOSS) BEFORE TAXES                    2,394    1,556    3,466    1,892      883     1,450     (817)


  Provision for income taxes                                   911      613    1,257      715     (209)      631      456
                                                          --------  -------  -------  -------  --------  -------  --------
               NET INCOME                                    1,483      943    2,209    1,177    1,092       819   (1,273)
                                                          ========  =======  =======  =======  ========  =======  ========
ENDING BALANCE SHEET DATA:
  Assets                                                   230,571  163,691  173,923  160,914  151,586   142,570  149,813
  Securities                                                18,013   18,838   17,323   16,599   20,467    23,176   25,394
  Loans net of allowances for loan losses                  181,154  119,895  129,149  114,535  107,758   103,689   97,602
  Allowance for loan losses                                  1,962    1,960    2,051    2,337    2,354     1,945    1,191
  Deposits                                                 205,456  145,579  152,691  143,106  137,594   127,913  134,137
  Total stockholders' equity                                23,141   16,195   17,688   14,961   10,941     9,796    9,050
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common equivalent share
     Basic                                                     .34      .24      .56      .36      .37       .29     (.46)
     Diluted                                                   .33      .21      .49      .34      .35       .29     (.46)
  Dividends declared per share                                 .00      .00      .00      .02      .02       .02      .00
  Book value per share                                        4.64     4.06     4.38     3.84     3.66      3.52     3.26
  Stockholders' equity to assets at period end               10.04     9.89    10.17     9.30     7.22      6.87     5.96
  Tangible shareholders' equity to assets at period end       8.41     8.19     8.49     7.91     6.44      6.75     5.87
  Return on average assets                                    1.47     1.16     1.32      .75      .74       .56     (.88)
  Return on average equity                                   14.53    12.11    13.53     9.09    10.53      8.69   (14.47)
  Average equity/average assets                              10.09     9.60     9.75     8.29     7.05      6.40     6.08
  Net interest margin                                         4.82     4.53     4.73     4.62     4.22      4.26     3.93

SELECTED  HISTORICAL  AND  PRO  FORMA  PER  SHARE  DATA

     The following table sets forth for CWB Common Stock and Palomar Common Stock certain selected historical and unaudited pro forma equivalent per share data at June 30, 1998 and 1997 and for the six months ended June 30, 1998 and 1997, and at the end of and for each of the three years ended December 31, 1997, giving effect to the Merger using the pooling-of-interests method of accounting. The information is derived from the historical consolidated financial statements of CWB and the historical financial statements of Palomar, including the related notes thereto, and the pro forma combined financial information giving effect to the Merger, including the related notes thereto, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of CWB and Palomar, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. See "Unaudited Pro Forma Combined Condensed Financial Information".

                                      For the Six Months      For the Years Ended
                                        Ended June 30             December 31
                                      ------------------   ---------------------------
                                        1998      1997      1997      1996      1995
                                      --------  --------  --------  --------  --------
Diluted earnings (loss) per share(1)
  CWB                                      .30       .20       .44       .44       .47
  Palomar                                  .65       .37      1.00       .12       .14
  CWB equivalent pro forma                 .33       .21       .49       .34       .35
  Palomar combined pro forma
Dividends per share(2)
  CWB cash dividends per share             .00       .00       .00       .04       .03
  Palomar cash dividends per share         .00       .00       .00       .00       .00
  Palomar equivalent pro forma cash
  dividends per share                      .00       .00       .00       .02       .02

                                      At June 30,  At December 31,
                                         1998           1997
                                      -----------  ---------------
Book value per share(3)
 CWB                                         4.31             3.93
 Palomar                                     9.19             9.01
 CWB combined pro forma
 Palomar equivalent pro forma                4.64             4.38

(1) The CWB combined pro forma diluted earnings (loss) per share were calculated by using aggregate historical income information divided by the average pro forma diluted shares outstanding of the combined entity. The average diluted pro forma shares of the combined entity were calculated by combining the CWB historical diluted shares with the historical diluted shares of Palomar as adjusted by the conversion number of 1.544. See "The Merger Agreement-Conversion of Palomar Common Stock". The Palomar equivalent pro forma earnings per share amounts were computed by multiplying the CWB combined pro forma amounts by the conversion number of 1.544
(2) The Palomar equivalent pro forma cash dividends per share amounts were computed by multiplying the CWB cash dividends per share by the conversion number of 1.544.

                                      21

     (3) The CWB combined pro forma book value per share is based on the aggregate historical common shareholders' equity of the Companies divided by the total pro forma common shares of the combined entity based on the conversion number of 1.544. The Palomar equivalent pro forma book value per share at period end represents the CWB pro forma amounts multiplied by the conversion number of
1.544.  See  "The  Merger  Agreement--Conversion  of  Palomar  Common  Stock".

                                  RISK FACTORS

     In addition to the information contained elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference, CWB and Palomar shareholders considering the proposal to approve the principal terms of the Merger should carefully consider the following factors, among others, before making any final decision.

FORWARD-LOOKING  STATEMENTS  MAY  NOT  PROVE  ACCURATE

     When used or incorporated by reference in this Joint Proxy Statement-Prospectus, the words "anticipate", "estimate", "expect", "project", "believe" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions including those set forth below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Several key factors that have a direct bearing on CWB's ability to attain its goals are discussed below.

NO  INDEPENDENT  FAIRNESS  OPINION

     The Boards of Directors of both CWB and Palomar have each decided not to obtain an opinion from a third party advisor that the consideration to be paid by CWB to the holders of Palomar Common Stock is fair to the shareholders of CWB or Palomar from a financial point of view. The consideration being paid has been agreed to after arm's length negotiations by representatives of both companies with the approval of their respective Boards of Directors.

COMPETITION

     The banking business in California generally, and in CWB's and Palomar's service areas in particular, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major financial institutions that have many offices operating throughout wide geographic areas. In addition, there are numerous other independent commercial banks and savings associations within their primary service areas, many of which have greater resources, greater capital and, in some cases, less stringent regulatory limitations. Certain of their competitors may be better able to respond to changing capital and other regulatory requirements and better able to maintain or improve market share.

ABILITY  TO  INTEGRATE  THE  OPERATIONS  OF  CWB  AND  PALOMAR

     Because the markets in which CWB and Palomar operate are highly competitive and because of the inherent uncertainties associated with merging two companies, there can be no assurance that the entities will be able to realize fully the operating efficiencies CWB and Palomar currently expect to realize as a result of the Merger and the consolidation of certain administrative operations of Palomar or that such operating efficiencies will be realized in the time frame currently anticipated. See "THE MERGER-Background of the Merger".

GENERAL  BUSINESS  RISK

     The business of CWB and Palomar is subject to various business risks. The volume of loan originations is dependent upon demand for loans of the type originated and serviced by GNB, CWB's wholly-owned subsidiary, and Palomar and the competition in the marketplace for such loans. The level of consumer confidence, fluctuations in real estate values, fluctuations in prevailing interest rates and fluctuations in investment returns expected by the financial community could combine to make loans of the type originated by GNB and Palomar less attractive. In addition, CWB, GNB and Palomar may be adversely affected by other factors that could (a) increase the cost to the borrower of loans originated by GNB and Palomar, (b) create alternative lending sources for such borrowers, or (c) increase the cost of funds of GNB and Palomar at rates faster than any increase in interest income, thereby narrowing their net interest rate margins. Managements of CWB, GNB, and Palomar believe that loan demand will continue to improve, but there can be no assurance that there will be sufficient loan demand in the future to keep pace with increases in deposits such that the asset mix desired by CWB and Palomar can be achieved and maintained. Governmental interventions through elimination of tax benefits for home equity loans, regulation of an increased scope of loans or introduction of additional regulations aimed at mortgage loans could also adversely affect the business in which CWB and Palomar are engaged.

     In the ordinary course of business, CWB, GNB, and Palomar are subject to claims made against them by borrowers and investors arising from, among other things, losses that are claimed to have been incurred as a result of (a) alleged breaches of fiduciary obligation, (b) alleged misrepresentations, errors or omissions by employees and officers (including appraisers), (c) alleged incomplete documentation, or (d) alleged failure by CWB, GNB, or Palomar to comply with applicable laws and regulations. CWB and Palomar believe that any liability with respect to any currently asserted claims or legal actions against CWB, GNB, or Palomar is not likely to be material to the consolidated financial position or results of operations of either institution; however, any claims asserted in the future may result in legal expense or liabilities that could have a material adverse effect on the financial positions and results of operations of CWB or Palomar. See "LITIGATION".

CONCENTRATION OF OPERATIONS; RECESSIONARY ENVIRONMENTS; DECLINE IN REAL ESTATE VALUES

     The business activities of CWB and Palomar currently are focused in Southern California, with the majority of their business concentrated in Santa Barbara and San Diego counties. The business of CWB after the Merger is expected to continue to be concentrated in Southern California for the foreseeable future. Although CWB has expanded into the Central Valley of California and has loan production offices in Nevada, Georgia and Florida and intends to continue to expand within Southern California, there can be no assurance when or if any further expansion will take place. Consequently, the results of operations and financial condition of CWB and Palomar are dependent upon general trends in the Santa Barbara County, San Diego County, in particular, and Southern California economies and residential and commercial real estate markets, generally. The risks to which the business of CWB and Palomar is subject, and to which the business of CWB after the Merger will be subject, become more acute during an economic slow-down or recession such as that experienced during the recent California recession. During such periods, delinquencies and foreclosures generally increase and can result in increased numbers of, and larger, claims and legal actions and in a decline in demand for the services provided by CWB and Palomar. In addition, a significant decline in market values of properties of the type that secure loans originated by GNB and Palomar would reduce homeowners' equity in their homes and businesses' equity in their properties, thereby reducing their borrowing power and also weakening collateral coverage on loans made previously by GNB and Palomar. Such a decline could also diminish the market for loans originated by GNB and Palomar. Any of the foregoing could have a material adverse effect on the financial position and results of operations of CWB, GNB and Palomar, and could have a greater adverse impact on CWB, GNB and Palomar than on certain competitors that may have greater resources and capital. In addition, the concentration of CWB's, GNB's and Palomar's operations in Santa Barbara and San Diego counties exposes it to greater risk than other banking companies with a wider geographic base in the event of catastrophes, such as earthquakes, fires and floods, in this region.

ACCOUNTING  TREATMENT

     In the event the Merger cannot be accounted for as a pooling of interests (or the availability of the pooling-of- interests method of accounting with respect to the Merger cannot be determined prior to the consummation of the Merger), the parties may nonetheless determine to proceed with the consummation of the Merger using the purchase method of accounting. See "THE MERGER-Accounting Treatment". In such event, CWB will be required to recognize additional goodwill of approximately ___________ which will be amortized over a period of ___ years, resulting in a potential reduction of reported net income of approximately $__________ per year. [See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION"]. Although management of CWB and Palomar currently expect that the Merger will be accounted for as a pooling of interests, there can be no assurance that such accounting treatment will be available, and CWB and Palomar may determine to consummate the Merger whether or not such accounting treatment is available.

INTEREST  RATE  RISK

     It is expected that CWB, through its subsidiaries including Palomar, will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that CWB's and Palomar's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rate could materially adversely affect CWB's and Palomar's net interest spread, asset quality, loan origination volume and overall results of operation.

SHARES  ELIGIBLE  FOR  FUTURE  SALE;  DILUTION

     Shares of CWB Common Stock eligible for future sale could have a dilutive effect on the market for CWB Common Stock and could adversely affect market prices.

     As of _____________, 1998, the Articles of Incorporation of CWB authorized 20,000,000 shares of CWB Common Stock, of which 3,984,500 shares were issued and outstanding. It is anticipated that approximately 1,000,800 additional shares of CWB Common Stock will be issued in the Merger to Palomar shareholders, assuming no shares of Palomar Common Stock reserved for issuance on the Palomar Record Date are issued on or prior to the Effective Date (See "THE MERGER-______________"). Pursuant to its stock option plan, CWB had outstanding options to purchase an additional 129,468 shares of CWB Common Stock with exercise prices of between $_____ and $_______. As of the Palomar Record Date, Palomar had no options to purchase shares of Palomar Common Stock or warrants outstanding to purchase additional shares of Palomar Common Stock.

     It is CWB's intention to pursue acquisitions of other companies from time to time where such acquisitions are believed by CWB to enhance shareholder value or satisfy other strategic objectives. Such acquisitions, if any, could be accomplished by the issuance of additional shares of CWB Common Stock or other securities convertible into or exercisable for CWB Common Stock. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA".

REGULATION

     The operations of CWB, GNB, and Palomar are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of their respective operations. CWB and Palomar each believes that it is in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Because the business of each of CWB and Palomar is highly regulated, the laws, rules and regulations applicable to CWB and Palomar are subject to regular modification and change. There are currently proposed various laws, rules and regulations that, if adopted, would impact CWB, GNB and Palomar. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future, which could make compliance much more difficult or expensive, restrict CWB's or GNB's ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by CWB or GNB or otherwise adversely affect the business or prospects of CWB and Palomar.

LIMITED  MARKET  FOR  CWB  COMMON  STOCK

     CWB Common Stock was designated for quotation on the Nasdaq-NMS on December 31, 1997. There can be no assurance that an active trading market for CWB Common Stock will develop, or if developed, will continue, or that shareholders of CWB after the Merger will be able to resell their securities or otherwise liquidate their investment, if at all, without considerable delay or considerable impact on the sales price. See "SUMMARY-Markets and Market Prices".

     There can be no assurance as to the market value of CWB Common Stock, which market value may be significantly affected by various factors, including but not limited to announcements of expanded services by CWB or its competitors, acquisitions of related companies and variations in quarterly operating results, as well as by the dilutive effects of the matters described above in "-Shares Eligible for Future Sale; Dilution". The limited trading market for CWB Common Stock may cause fluctuations in the market value of CWB Common Stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market.

     THE  MEETINGS

GENERAL

     This Joint Proxy Statement-Prospectus is furnished in connection with the solicitation by the Palomar Board of proxies representing Palomar Common Stock to be voted at the Palomar Meeting to be held on ______________, 1998, and at any postponement or adjournment thereof and in connection with the solicitation by the CWB Board of Proxies representing CWB Common Stock to be voted at the CWB Meeting to be held on ________________, 1998, and at any postponement or adjournment thereof. This Joint Proxy Statement-Prospectus and accompanying proxy card are first being mailed to Palomar shareholders on or about _______________, 1998 and to CWB shareholders on or about ___________________,
1998.

THE  PALOMAR  SPECIAL  MEETING

     The purpose of the Palomar Meeting is to (a) consider and vote upon the principal terms of the Merger; and (b) transact such other business as may properly come before the Palomar Meeting or any adjournments or postponements thereof. Consummation of the Merger is subject to satisfaction of a number of conditions, including the receipt of various regulatory approvals for the Merger, and the approval of the principal terms of the Merger by Palomar shareholders. See "MERGER AGREEMENT-Conditions."

     The Merger Agreement provides, among other things, that a representative of CWB, selected by the Board of Directors of CWB, will be appointed to the board of directors of Palomar at the time the Merger is consummated. Accordingly, at the Effective Time, the Palomar Board will appoint that representative to fill the vacancy on the Palomar Board. The directors and executive officers of Palomar will not be required to resign, effective upon consummation of the Merger. See "THE MERGER-Certain Effects of the Merger." In the event that the Merger is not consummated as contemplated, all directors of Palomar elected at the last meeting of Palomar shareholders will continue to serve as directors of Palomar until the next annual meeting of Palomar and until their successors have been elected and duly qualified.

     THE  PALOMAR  RECORD  DATE

     The Palomar Board has fixed the close of business on ______________, 1998 as the Palomar Record Date for the determination of the Palomar shareholders entitled to receive notice of, and to vote at, the Palomar Meeting. Only holders of record of shares of Palomar Common Stock at the close of business on the Palomar Record Date will be entitled to notice of, and to vote at, the Palomar Meeting and any postponements or adjournments thereof. On the Palomar Record Date, ___________ shares of Palomar Common Stock were issued and outstanding.

     SOLICITATION  OF  PROXIES  BY  PALOMAR

     This solicitation of Proxies is being made by the Board of Directors of Palomar. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Palomar. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of Palomar may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, Palomar may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in Palomar is held of record by such entities. In addition, Palomar may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable. Palomar also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so.

     VOTES  REQUIRED  AND  VOTING  OF  PROXIES

     In advance of the Palomar Meeting, the Palomar Board will appoint one or three persons, as inspectors of the election, whose duties will be those set forth in Section 707 of the CGCL, among which are determining the shares represented at the meeting, determining the existence of a quorum, determining the authenticity, validity and effect of proxies, and counting and tabulating all votes or consents as to all matters presented to the Palomar shareholders. A majority of all shares of Palomar Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions will each be included in the determination of the number of shares present; however, they will not be counted as votes in favor of the principal terms of the Merger. Each share of Palomar Common Stock held of record will be entitled to one vote upon each matter properly submitted to the Palomar Shareholders at the Palomar Meeting and any postponement or adjournment thereof.

     The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Palomar Common Stock entitled to vote at the Palomar Meeting is required to approve the principal terms of the Merger. The failure to vote, an abstention or a broker non-vote thus has the same effect as a vote against the principal terms of the Merger.

     A form of Proxy for voting the Palomar Common Stock at the meeting is enclosed. Any shareholder of Palomar who executes and delivers such a Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Palomar an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person. A Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified in the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF PALOMAR'S BOARD OF DIRECTORS. Any proxy that is voted against approval of the principal terms of the Merger or on which the relevant Palomar shareholder specifically abstains from voting with respect to such approval will not be voted in favor of any such proposal

     The Palomar Board is not currently aware of any business to be acted upon at the Palomar Meeting other than as described herein. If, however, other matters are properly brought before the Palomar Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

     Certain Palomar shareholders, all of whom are executive officers or directors of Palomar, holding approximately 20.65% of Palomar Common Stock outstanding on the Palomar Record Date have agreed, among other things, to vote "FOR"the adoption and approval of the Merger Agreement and the Merger. See "THE MERGER-The Shareholder Agreements".

     If a quorum is not obtained, or fewer shares of Palomar Common Stock are voted in favor of the principal terms of the Merger than the number required for approval of the principal terms of the Merger, it is expected that the Palomar Meeting will be postponed or adjourned for the purpose of allowing additional time to obtain additional proxies or votes, and at any subsequent reconvening of the Palomar Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Palomar Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

THE  CWB  SPECIAL  MEETING

     The purpose of the CWB Meeting is to (a) consider and vote upon the principal terms of the Merger; (b) consider and vote upon an amendment to
Section 3.2 of the CWB Bylaws increasing the range of directors from six (6) to eleven (11) persons to eight (8) to fifteen (15) persons; and (c) transact such other business as may properly come before the CWB Meeting or any adjournments or postponements thereof. Consummation of the Merger is subject to satisfaction of a number of conditions, including the receipt of various regulatory approvals for the Merger, and the approval of the principal terms of the Merger by CWB shareholders. See "MERGER AGREEMENT-Conditions."

     The Merger Agreement provides, among other things, that a representative of Palomar, selected by the Board of Directors of Palomar, will be appointed to the board of directors of CWB at the time the Merger is consummated. Accordingly, at the Effective Time, the CWB Board will adopt resolutions increasing the number of CWB directors from eleven (11) to twelve (12) and appoint that representative to fill the vacancy created thereby. In the event that the Merger is not consummated as contemplated, all directors of CWB elected at the last meeting of CWB shareholders will continue to serve as directors of CWB until the next annual meeting of CWB and until their successors have been elected and duly qualified.

     THE  CWB  RECORD  DATE

     The CWB Board has fixed the close of business on ______________, 1998 as the CWB Record Date for the determination of the CWB shareholders entitled to receive notice of, and to vote at, the CWB Meeting. Only holders of record of shares of CWB Common Stock at the close of business on the CWB Record Date will be entitled to notice of, and to vote at, the CWB Meeting and any postponements or adjournments thereof. On the CWB Record Date, ___________ shares of CWB Common Stock were issued and outstanding.

     SOLICITATION  OF  PROXIES  BY  CWB

     This solicitation of Proxies is being made by the Board of Directors of CWB. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by CWB. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of CWB may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, CWB may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in CWB is held of record by such entities. In addition, CWB may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable. CWB also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so.

     VOTES  REQUIRED  AND  VOTING  OF  PROXIES

     In advance of the CWB Meeting, the CWB Board will appoint one or three persons as inspectors of the election, whose duties will be those set forth in
Section 707 of the CGCL, among which are determining the shares represented at the meeting, determining the existence of a quorum, determining the authenticity, validity and effect of proxies, and counting and tabulating all votes or consents as to all matters presented to the CWB shareholders. A majority of all shares of CWB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions will each be included in the determination of the number of shares present; however, they will not be counted as votes in favor of the principal terms of the Merger. Each share of CWB Common Stock held of record will be entitled to one vote upon each matter properly submitted to the CWB shareholders at the CWB Meeting and any postponement or adjournment thereof.

     The affirmative vote of the holders of at least a majority of the total number of outstanding shares of CWB Common Stock entitled to vote at the CWB Meeting is required to approve the principal terms of the Merger. The failure to vote, an abstention or a broker non-vote thus has the same effect as a vote against the principal terms of the Merger.

     A form of Proxy for voting the CWB Common Stock at the meeting is enclosed. Any shareholder of CWB who executes and delivers such a Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of CWB an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person. A Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified in the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF CWB'S BOARD OF DIRECTORS. Any proxy that is voted against approval of the principal terms of the Merger or on which the relevant CWB shareholder specifically abstains from voting with respect to such approval will not be voted in favor of any such proposal.

     The CWB Board is not currently aware of any business to be acted upon at the CWB Meeting other than as described herein. If, however, other matters are properly brought before the CWB Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

     Certain CWB shareholders, all of whom are directors of CWB, holding approximately 27.6% of CWB Common Stock outstanding on the CWB Record Date have agreed, among other things, to vote "FOR" the adoption and approval of the Merger Agreement and the Merger. See "THE MERGER-The Shareholder Agreements".

     If a quorum is not obtained, or fewer shares of CWB Common Stock are voted in favor of the principal terms of the Merger than the number required for approval of the principal terms of the Merger, it is expected that the CWB Meeting will be postponed or adjourned for the purpose of allowing additional time to obtain additional proxies or votes, and at any subsequent reconvening of the CWB Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the CWB Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

                                 THE  MERGER

     This Section of the Joint Proxy Statement-Prospectus describes certain aspects of the proposed Merger, and such information is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement -Prospectus, including the Appendices hereto, and the documents incorporated herein by reference. A copy of the Merger Agreement is set forth as Appendix A to this Joint Proxy Statement-Prospectus and the text thereof is incorporated herein by reference, and reference is made theretofore a complete description of the terms of the Merger. Shareholders are urged to read carefully the Merger Agreement and each of the other Appendices hereto in their entirety.

BACKGROUND  OF  THE  MERGER

     CWB, principally through its wholly-owned subsidiary, Goleta National Bank, conducts general banking operations centered in Santa Barbara County with loan production offices throughout the Central Valley of California, in Las Vegas, Nevada, Woodstock, Georgia and three locations in Florida. In serving individuals, small businesses and mid-market corporations, GNB historically has focused on a community-based approach to banking. Palomar operates as a savings and loan association headquartered in San Diego County providing home loans and other real estate lending services to its service area. Management of each of CWB and Palomar has been cognizant of the rapidly changing structure of the banking market in Southern California, in part as a result of the problems associated with the savings and loan industry and the problems experienced by other independent banks during the recent recession. The structure of the banking market is changing largely through a process of consolidation. As is the case throughout the United States, the managements of CWB and Palomar believe that a process of consolidation will continue to occur in the Southern California financial services industry resulting in, among other things, a reduction in the number of independent banks and independent savings and loan associations.

     In order to compete effectively with the larger financial institutions that CWB Management believes will result from the various consolidations and mergers in the industry locally, CWB Management saw a need to expand prudently and recognized the opportunity to build a larger regional, independent financial institution network in Southern California. Accordingly, as a part of its effort to achieve long-term stable profitability, enhance the services offered to customers and leverage CWB's investment in corporate software and hardware, CWB commenced a search for other financial institutions in the Southern California market which were believed by CWB to enhance shareholder value and satisfy other strategic objectives. CWB has worked to identify financial institutions with significant affiliations in their particular service area that wish to remain committed to the personal service to their local customers yet achieve the benefits and efficiencies that result from being a member of a family of companies all dedicated to providing quality financial services, under the umbrella of the Community West system.

     Palomar Management perceived the same challenges and opportunities as Palomar emerged from the difficulties of the recent recession. The pace of consolidation in California, already rapid, appeared to be accelerating and larger institutions were attempting to increase their share of the market served by Palomar. At the same time, savings and loan associations were either converting their charters or were combining and providing greater competition. Palomar Management examined prospects for internal growth, growth by acquisition of one or more financial institutions and the possibility of a merger with a strong partner that shared a common vision and was focused on markets demographically similar or identical to those served by Palomar.

     In December, 1997, the Palomar Board authorized the engagement of the investment banking firm of Western Financial Corporation to pursue a merger with a larger partner. In _____________, 1998, ________________ of Western Financial
Corporation, contacted C. Randy Shaffer, Executive Vice President of CWB, to explore a possible merger of the two institutions. A meeting between Mr. Shaffer and Mr. James Rady, President and Chief Executive Officer and Mr. Darol
H. Caster, Senior Vice President and Chief Financial Officer of Palomar, was held on January 21, 1998. At this meeting, Mr. Shaffer indicated that CWB was interested in exploring a possible merger of the two institutions. Subsequent to the meeting, several discussions were conducted between Mr. Shaffer and Mr. Rady. At a meeting on March 6, 1998, attended by Mr. Shaffer and the entire Palomar Board, the major terms of the Merger were discussed. The Palomar Board appointed Mr. Robert Wedeking, Chairman of the Palomar Board, Mr. Rady, and Mr. Timothy S. Thomas, a Board Member, to an ad hoc committee and authorized them to negotiate terms of the proposed transaction with CWB and report to the Palomar Board. The parties completed their independent due diligence of each other on or about March 27, 1998.

     The CWB Board held a meeting on ___________, 1998, at which the proposed Merger was considered in detail with CWB's senior management, including the consideration to be paid by CWB and the related transactions. At such meeting, the CWB Board approved the Merger Agreement and the various matters and related agreements contemplated thereby and authorized CWB Management to take all action reasonably necessary to effect the Merger.

     The Palomar Board held a meeting on April 17, 1998, at which the terms of the proposed Merger were considered in detail also with Palomar's senior management. At such meeting, the Palomar Board unanimously approved the Merger Agreement and the various matters and related agreements contemplated thereby.

     The  parties  executed  the  Merger  Agreement  on  April  23,  1998.

     In addition, as an inducement to the other party entering into the Merger Agreement, the directors of Palomar entered into Shareholder Agreements with CWB and the directors of CWB entered into Shareholder Agreements with Palomar, pursuant to which they committed to vote their respective shares in favor of the Merger.

     The managements of CWB and Palomar believe that the two institutions complement each other in their community-based approaches to banking, their lines of business, and in terms of their markets, both geographic and demographic. Consequently both managements perceive opportunities for increased operating efficiencies through combination and believe that, by combining forces, they will be able more effectively to compete and successfully to take advantage of banking opportunities in the rapidly evolving Southern California markets.

STRUCTURE  OF  THE  MERGER

     The Merger Agreement provides for the merger of Palomar with a wholly owned subsidiary of CWB formed for the sole purpose of facilitating the Merger, CWB Merger Corp, with Palomar being the Surviving Association and operating under the name and charter of "Palomar Savings and Loan Association". As more fully described below in "The Merger Agreement" in connection with the Merger, each share of Palomar Common Stock issued and outstanding at the Effective Time (other than (a) shares that have not been voted in favor of approval of the principal terms of the Merger and with respect to which Dissenters' Rights have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by CWB, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into (subject to the limitations set forth in the Merger Agreement with respect to proration and fractional shares) the Per Share Consideration. Each share of CWB Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Merger as one share of CWB Common Stock. See "THE MERGER-The Merger Agreement".

REASONS  FOR  THE  MERGER;  RECOMMENDATIONS  OF  THE  BOARDS  OF  DIRECTORS

     The Palomar Board and the CWB Board have unanimously approved the Merger and the Merger Agreement and unanimously recommend that Palomar shareholders and CWB shareholders, respectively, vote "FOR" the approval of the principal terms of the Merger.

     In reaching its determination to approve the Merger, the Palomar Board analyzed Palomar's alternatives for enhancement of Palomar shareholder value, including Palomar's prospects under several assumptions so as to be able to compare the value of a share of Palomar Common Stock with the CWB Common Stock and the Per Share Consideration as well as with comparable transactions. At the same time, the Palomar Board also reviewed the history of CWB and the prospects of CWB if the Merger were consummated. The factors that were examined as part of this analysis, include, but were not limited to the following:

     (a) Data showing CWB's and Palomar's results of operations and financial condition;

     (b) The increasing competition in Palomar's markets from both existing and potential competitors, some of whom have far greater assets and resources, in part as a result of the consolidation taking place in the financial institutions industry;

     (c) The efficacy of Palomar's strategic plan to increase financial performance and shareholder value over the period of its projection under current competitive conditions and actions;

     (d) The consolidation of the financial services industry nationally and in California;

     (e) A review of potential benefits for shareholders of a larger organization with greater resources, increased operating efficiencies, extremely sophisticated computer technology to enhance customer service, a readily available secondary market for loan sales and loan participation and a stronger market position in Southern California.

     (f) The belief of the Palomar Board and management that a business combination with CWB would offer increased long-term value and liquidity to Palomar shareholders;

     (g) A comparison of the CWB offer with reported transactions, nationally and in California, by financial institutions with similar characteristics;

     (h) Discussions with representatives of Western Financial Corporation regarding strategic alternatives available to Palomar; and

     (i) The determination of the Palomar Board of Directors that the Per Share Consideration was fair, from a financial point of view, to the Palomar Shareholders.

     The Board of Directors of CWB, in reaching its conclusion to recommend to holders of CWB Common Stock to approve the Merger and the Merger Agreement, considered other potential merger partners and reviewed the history, prospects of Palomar and the potential enhancement to the operation of CWB with Palomar as a subsidiary financial institution. The factors examined included but were not limited to the following:

     (a) Data showing Palomar's results of operations and financial condition;

     (b) The potential benefits for CWB by having a subsidiary financial institution with a savings and loan charter and having its primary focus on originating, servicing and selling residential and other real estate secured loans, particularly with CWB's active participation in the resale of such loans in the secondary market and its commitment to provide higher loan-to-value real estate loans;

     (c) The potential to further employ CWB's enhanced data processing and sophisticated computing systems; and

     (d) The potential for enhanced earnings on a consolidated basis for CWB.

     The foregoing discussion of material factors considered by the Palomar Board and CWB Board is not intended to be exhaustive but does set forth the principal factors considered by the Palomar Board and CWB Board. The Palomar Board collectively and CWB Board collectively reached the unanimous conclusion to approve the Merger in light not only of the factors described above but of such other factors as each Board member felt was appropriate. Neither the Palomar Board nor the CWB Board assigned relative or specific weights to any of the factors described above and individual directors may have weighed such factors differently.

     FOR THE REASONS SET FORTH ABOVE THE PALOMAR BOARD AND THE CWB BOARD HAVE UNANIMOUSLY APPROVED THE MERGER AS IN THE BEST INTERESTS OF PALOMAR AND CWB AND THEIR RESPECTIVE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT PALOMAR AND CWB SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER.

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES

     The federal income tax discussion set forth below may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, financial institutions, tax exempt organizations or trusts, foreign persons, persons who hold shares of Palomar Common Stock as part of a straddle or conversion transaction and persons who acquired shares of Palomar Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. Palomar Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

     TAX  OPINIONS

     It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the IRC. Consummation of the Merger as a reorganization is conditioned upon receipt by CWB and Palomar of a ruling by the IRS or, in lieu thereof, the opinion of Deloitte & Touche, LLP, substantially to the effect that, for federal income tax purposes: (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the IRC, and (ii) each of CWB and Palomar will be a party to that reorganization within the meaning of Section 368(b) of the IRC (the "Tax Opinion").

     The Tax Opinion if issued by Deloitte & Touche, LLP will not be binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will not contest the conclusions expressed therein. The Tax Opinion will be based in part upon certain factual assumptions and upon certain representations made, and certificates delivered, by CWB, CWB Merger Corp, and Palomar, which representations and certificates Deloitte & Touche, LLP will assume to be true, correct and complete. If such representations or certificates are inaccurate, the Tax Opinion could be adversely affected.

     TAX  CONSEQUENCES  OF  THE  MERGER

     General. The following summary sets forth certain anticipated material federal income tax consequences of the Merger to Palomar shareholders. The tax treatment of each Palomar shareholder will depend in part upon such shareholder's particular situation. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "IRC") the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws, regulations or interpretations may differ at the Effective Time, and relevant facts also may differ.

     No gain or loss will be recognized by a Palomar shareholder who receives solely CWB Common Stock for such Palomar shareholder's shares of Palomar Common Stock (except to the extent such shareholder receives cash in lieu of a fractional share interest in CWB Common Stock).

     Such a Palomar Shareholder's aggregate tax basis in the CWB Common Stock received pursuant to the Merger will equal such shareholder's aggregate tax basis in the shares of Palomar Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest of CWB Common Stock for which cash is received. The holding period of CWB Common Stock received pursuant to the Merger will include the holding period of the shares of Palomar Common Stock exchanged therefor, provided that such shares were held as a capital asset as of the Effective Date.

     Fractional Shares of CWB Common Stock. No fractional shares of CWB Common Stock will be issued in the Merger. A Palomar shareholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by CWB subject to Section 302 of the IRC. Such a deemed redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend". If the CWB Common Stock represents a capital asset in the hands of the shareholder, the shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received therefor and the shareholder's tax basis in the fractional share. Any such capital gain or loss will be long-term if the Palomar Common Stock exchanged was held for more than one year. Under recently-enacted legislation, long-term capital gain of an individual is generally subject to a maximum capital gains rate of 20% for capital assets held for more than one year.

     BACKUP  WITHHOLDING

     Unless an exemption applies under applicable law and regulations, the Exchange Agent (as defined herein), will be required to withhold 31% of any cash payments to which a non-corporate shareholder or the payee is entitled pursuant to the Merger unless the shareholder or other payee provides its taxpayer identification number (social security number, employer identification number or individual taxpayer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee must provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to CWB and the Exchange Agent.

REGULATORY  APPROVALS

     FEDERAL  DEPOSIT  INSURANCE CORPORATION AND FEDERAL RESERVE BOARD APPROVALS

     Consummation of the Merger is subject to receipt of the prior approval of the FDIC under the Bank Merger Act, 12 U.S.C. 1828(c) (the "BMA"). The BMA requires that the FDIC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BMA prohibits the FDIC from approving the Merger (i) if such transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if the effect of such transaction in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the relevant regulatory agency finds that the anti-competitive effects of such merger are clearly outweighed by the public interest and by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     The Merger is also subject to prior approval by the Federal Reserve Board (the "FRB") under Section 3 of the BHCA. In reviewing the application under the BHCA, the FRB will take into consideration, among other things, competition, the financial and managerial resources and future prospects of the holding companies and banks concerned and the convenience and needs of the communities to be served. The BHCA prohibits the FRB from approving the Merger if (a) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (b) its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or it would in any other manner be in restraint of trade, unless the FRB finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     Each of the FDIC and the FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FDIC and the FRB must also assess the records of the depository institution subsidiaries of CWB, GNB and Palomar under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the FDIC and the FRB assess, when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation and take such record into account when evaluating certain regulatory applications. Each of GNB and Palomar has a CRA rating of "satisfactory".

     Under the BMA and the BHCA, the Merger may not be consummated until the fifteenth (15th) day following the date of FDIC or FRB approval, as the case may be, or such earlier date as may be determined by the FDIC or the FRB, as the case may be. If the United States Department of Justice commenced an action challenging the Merger on antitrust grounds during such waiting period, commencement of such action would stay the effectiveness of the FDIC and FRB approvals, unless a court specifically orders otherwise.

     CWB and Palomar submitted an application seeking approval of the Merger and related matters to the FDIC on July 7, 1998. CWB and Palomar submitted an application seeking approval of the FRB on July 27, 1998. It is expected that the approvals will be received prior to the Palomar Meeting and the CWB Meeting, but there can be no assurance that such approval will be obtained.

     CALIFORNIA  COMMISSIONER  OF  FINANCIAL  INSTITUTIONS  APPROVAL

     Since Palomar is a California state-chartered savings and loan association, CWB and Palomar must obtain approval of the California Commissioner of Financial Institutions (the "Commissioner") pursuant to the California Financial Code prior to the consummation of the Merger. CWB and Palomar filed an application for such approval on July 8, 1998. It is expected that the approval will be received prior to the Palomar Meeting and the CWB Meeting, but there can be no assurance that such approval will be obtained.

     The Merger cannot proceed in the absence of the regulatory approvals. CWB and Palomar are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described above. CWB and Palomar have agreed in the Merger Agreement to use reasonable best efforts promptly to take all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including using efforts to obtain all necessary approvals from all applicable governmental entities, making all necessary registrations, applications and filings and obtaining any contractual consents and regulatory approvals. HOWEVER, THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, NOR CAN THERE BE ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVAL WILL NOT CONTAIN A CONDITION OR REQUIREMENT THAT CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED BELOW UNDER "THE MERGER-THE MERGER AGREEMENT".

RESALE  OF  CWB  COMMON  STOCK

     All shares of CWB Common Stock received by Palomar shareholders in the Merger will be freely transferable, except that shares of CWB Common Stock received by Palomar shareholders who are deemed to be "affiliates" (as defined for purposes of Rule 145 under the Securities Act) of Palomar as of the date of the Palomar Meeting may be resold by them only pursuant to an effective registration statement under the Securities Act covering resales of such shares or in transactions permitted by the resale provisions of Rule 145 of the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Palomar or CWB generally include individuals or entities that control, are controlled by, or are under common control with, such entities and may include certain officers and directors of such entities as well as principal shareholders of such entities.

     Each of Palomar's officers and directors has delivered to CWB a written agreement providing that each such person will not sell, pledge, transfer or otherwise dispose of any shares of CWB Common Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act. In addition, such "affiliate" (as defined for purposes of Rule 145 under the Securities Act) of Palomar is required to deliver at closing a letter confirming such agreement and also agreeing that the affiliate will not sell, pledge, transfer or otherwise dispose of any shares of CWB Common Stock to be received by such person in the Merger until after financial results covering at least 30 days of post-Merger combined operations of CWB and Palomar have been published. See "THE MERGER - The Merger Agreement."

CERTAIN  EFFECTS  OF  THE  MERGER

     Palomar will be the Surviving Association following the Merger. Once the Merger is consummated, the trading of Palomar Common Stock will cease. It is anticipated that the management and operation of Palomar will be integrated after the Merger and will allow additional services to be provided to customers, without affecting current day-to-day service. However, Palomar has agreed, subject to certain conditions, at or before the Effective Time, to make such accounting adjustments as CWB requests in order to implement its plans regarding Palomar or to reflect merger-related expenses and costs incurred by Palomar. See "THE MERGER-Certain Covenants-Certain Policies of Palomar".

     Pursuant to the Merger Agreement, CWB has consented to appoint a representative of Palomar, selected by the Board of Palomar to the CWB Board. Prior to the Effective Time, the CWB Board will adopt resolutions fixing the exact number of directors at twelve (12) and the representative will be appointed to fill the vacancy on the CWB Board created thereby. See "THE MERGER-Conditions". Also pursuant to the Merger Agreement, Palomar will appoint a representative of CWB to the Board of Palomar. In the event that the Merger is not consummated as contemplated, all directors of Palomar and CWB will continue to serve as directors of Palomar and CWB, respectively, until the completion of their respective terms and until their successors have been elected and duly qualified. In all other respects, it is expected that Palomar's Board of Directors and senior management will remain the same for the foreseeable future after the Merger.

     After the Merger, Palomar, as the Surviving Association will be headquartered at 355 West Grand Avenue, Escondido, California 92025. The telephone number at such offices will be (760) 745-9370.

INTERESTS  OF  CERTAIN  PERSONS  IN  THE  MERGER

     GENERAL

     In considering the recommendations of the Palomar Board, Palomar shareholders should be aware that certain members of management of Palomar and of the Palomar Board have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and that may create potential conflicts of interest. These interests include, among others, the appointment of a Palomar Board member to the CWB Board as of the Effective Time, and certain employment agreements and employee benefits discussed below.

     EMPLOYMENT  AGREEMENTS

     It is anticipated that at or shortly after the Effective Time, CWB will cause Palomar to enter into employment agreements (the "Employment Agreements") with James M. Rady, Darol H. Caster and Robert E. Pommier, the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Vice President/Lending Administrator of Palomar, respectively. It is anticipated that the terms of each of the Employment Agreements will provide __
________________________________________________________________________________
________________________________________________________________________________

     EMPLOYEE  BENEFITS

     Although  Palomar  will  continue  as a separate entity after the Effective
Time of the Merger, as a practical matter the Palomar Employee Plans will be governed, managed and/or terminated by CWB from and after the Effective Time. See "___________________________".

     RELATED  TRANSACTIONS

     Other than the Merger Agreement, the Shareholder Agreements, and the Employment Agreements that may be negotiated between Palomar and the officers of Palomar noted above, and the transactions contemplated by and described in this Joint Proxy Statement-Prospectus, CWB and Palomar do not know of any past, present or proposed material contracts, arrangements or understandings between CWB or its affiliates, on the one hand, and Palomar and its affiliates, on the other hand.

AGREEMENT  WITH  WESTERN  FINANCIAL  CORPORATION

     On December 2, 1997, Palomar entered into a Finders Fee Agreement with Western Financial Corporation ("WFC"). Under that agreement, WFC agreed to assist Palomar in the discovery and the evaluation of a potential candidate for a direct investment, a tender or exchange offer, any form of merger or consolidation involving Palomar, or any combination of the foregoing, as a direct result of which a controlling interest in Palomar will be acquired by a prospective investor. WFC is entitled to a finders fee in the event that during the retention period or within 12 months thereafter, (i) a business transaction between a prospective investor and Palomar is consummated; and (ii) WFC discovered the prospective investor during the retention period. Unless the business transaction consideration is paid to Palomar in installments, the finders fee is due and payable immediately upon consummation of the business transaction. The retention period begins on the effective date (as that term is defined in the agreement) and continues until either party indicates to the other, in writing, its prospective intention to terminate the agreement with or without cause. The agreement provides for the rendering of services by WFC as a finder only, and does not include the rendering of any other services, including due diligence services. WFC acknowledges that it is an independent contractor and shall not be deemed to be Palomar's agent for any purpose whatsoever. WFC's engagement under this agreement is nonexclusive, and Palomar shall have the continuing right to deal with, and consummate business transactions with other prospective investors not discovered by WFC, either directly or through other brokers, agents, finder or other representatives, without any obligation to pay WFC a finders fee or any other sum.

DISSENTERS'  RIGHTS

     HOLDERS  OF  PALOMAR  COMMON  STOCK

     In connection with the Merger, the Palomar shareholders may be entitled to Dissenters' Rights under Chapter 13 of the CGCL, the text of which is attached hereto as Appendix B. The description of Dissenters' Rights contained in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to Chapter 13 of the CGCL. IN ORDER FOR A PALOMAR SHAREHOLDER TO EXERCISE
DISSENTERS' RIGHTS, THE HOLDER MUST COMPLY WITH THE PROCEDURES AS REQUIRED BY THE CGCL, AS MORE FULLY DESCRIBED BELOW. FAILURE TO FOLLOW SUCH PROCEDURES WILL RESULT IN A WAIVER OF SUCH SHAREHOLDER'S DISSENTERS' RIGHTS.

     The Palomar shareholders who dissent in connection with the Merger are governed by specific provisions of the law contained in Chapter 13 (Sections 1300-1312) of the California General Corporations Law ("CGCL"), the text of which is attached as Appendix B hereto. The description of dissenters' rights contained in this Joint Proxy Statement - Prospectus is qualified in its entirely by reference to those sections of the CGCL.

     If the Merger is completed, shareholders who do not vote in favor of the Merger and who have fully complied with all applicable provisions of Chapter 13
        ---
of the CGCL may have the right to require the Surviving Association to purchase the shares of Palomar Common Stock held by them for cash at the fair market value of those shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the Merger. (Persons who are beneficial owners of shares of Palomar Common Stock but whose shares are held by another person, such as a broker or nominee, should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares.) Under the CGCL, no Palomar shareholder who is entitled to exercise dissenters' rights has any right at law or in equity to attack the validity of the Merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger.

     Under Chapter 13 of the CGCL, Palomar shareholders who do not wish to receive the Per Share Consideration for their Palomar Common Stock must satisfy four requirements to perfect their dissenters' rights. First, the Palomar Common Stock must not immediately prior to the Merger have been listed on either a national securities exchange certified by the California Commissioner of Corporations under Section 25100(o) of the California Corporation Securities Law of 1968, as amended or on the list of "over-the-counter" margin stocks issued by the FRB ("Listed Shares"). Second, the shares must have been outstanding on the Palomar Record Date and either (a) were not voted in favor of the Merger or (b) in the case of Listed Shares, were voted against the merger at the Palomar Meeting. Third, the holder must demand purchase of the shares at their fair market value in accordance with the requirement of Chapter 13 by the Surviving Association. Finally, the holder must properly submit the shares to the Surviving Association for endorsement also in accordance with Chapter 13 of the CGCL.

     Although no assurances can be given and each Palomar shareholder is urged to consult his/her own legal advisor on the matter, it is Palomar's position that since Palomar Common Stock does not fall into the category of Listed Shares the first requirement does not apply to the Merger. AGAIN SINCE THE SHARES OF PALOMAR COMMON STOCK ARE NOT LISTED SHARES, THE SHARES MUST ONLY HAVE NOT BEEN VOTED IN FAVOR OF THE MERGER. THERE IS NO REQUIREMENT THAT THE SHARES HAVE BEEN ACTUALLY VOTED AGAINST THE MERGER, JUST THAT THE SHARES HAVE NOT BEEN VOTED IN FAVOR OF THE MERGER. CONSEQUENTLY, AN ABSTENTION IS SUFFICIENT TO SATISFY THIS REQUIREMENT. HOWEVER, IF NO INSTRUCTIONS ARE INDICATED ON PROXIES RECEIVED BY PALOMAR, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER AT THE PALOMAR MEETING. THOSE PALOMAR SHAREHOLDERS WHO RETURN THEIR PROXIES WITHOUT INSTRUCTIONS, RESULTING IN A VOTE FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER, WILL NOT BE ENTITLED TO DISSENTERS' RIGHTS.


     Within ten (10) days after the approval of the Merger by Palomar shareholders, the respective holders of shares of Palomar Common Stock who have not voted in favor of the Merger must be notified by Palomar of the approval and Palomar must offer all of these shareholders a cash price for their shares which Palomar considers to be the fair market value of the shares on the day immediately before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL in order for a shareholder to exercise the right to have the Surviving Association purchase his or her shares and attach a copy of the relevant provisions of the CGCL. This notice constitutes an offer by Palomar to purchase the shares at the price stated therein.

     MERELY NOT VOTING, ABSTAINING OR VOTING AGAINST OR DELIVERING A PROXY DIRECTING A VOTE AGAINST THE APPROVAL OF THE MERGER DOES NOT CONSTITUTE A DEMAND FOR PURCHASE. IN ALL CASES, THE DISSENTING SHAREHOLDER MUST DELIVER TO PALOMAR A WRITTEN DEMAND WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH THE NOTICE OF SHAREHOLDER APPROVAL WAS MAILED TO SHAREHOLDERS WHICH DEMAND MUST CONTAIN THE
FOLLOWING:

     (i) It must be made by the person who was the shareholder of record on the Palomar Record Date set for voting on the Merger (or his or her duly authorized representative) and not by someone who is merely a beneficial owner of the shares or a shareholder who acquired the shares subsequent to the Palomar Record Date;

     (ii)  It  must  state  the  number  and  class  of  dissenting  shares; and

     (iii) It must include a demand that the Surviving Association purchase the shares at what the shareholder claims to be the fair market value of such shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. It is Palomar's position that this day is April 22, 1998. A shareholder may take the position in the written demand that a different date is applicable.

The shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares to the Surviving Association at such price.

     IN ADDITION, IT IS RECOMMENDED THAT THE FOLLOWING CONDITIONS BE COMPLIED WITH TO ENSURE THAT THE DEMAND IS PROPERLY EXECUTED AND DELIVERED:

     (i) The demand should be sent by registered or certified mail, return receipt requested.

     (ii) The demand should be signed by the shareholder as of the Palomar Record Date (or his or her duly authorized representative) exactly as his or her name appears on the stock certificates evidencing the shares.

     (iii) A demand for the purchase of shares owned jointly by more than one person should identify and be signed by all such holders.

     (iv) Any person signing a demand for purchase in any representative capacity (such as attorney-in fact, executor, administrator, trustee or guardian) should indicate his or her title and, if the Surviving Association so requests, furnish written proof of his or her capacity and authority to sign the demand.

     A shareholder may not withdraw a demand for payment without the consent of Palomar or the Surviving Association. Under the terms of the CGCL, a demand by a shareholder is not effective for any purpose unless it is received by Palomar or the Surviving Association (or any transfer agent thereof).

     Within 30 days after the date on which the notice of the approval of the Merger is mailed, the shareholder's certificates representing any shares which the shareholder demands be purchased must be submitted to Palomar at its principal office, or at the office of any transfer agent thereof, to be stamped with a statement that the shares are dissenting shares. Upon subsequent transfer of these shares, the new certificates will be similarly stamped, together with the name of the original dissenting shareholder.

     If Palomar or the Surviving Association and a dissenting shareholder agree that the shares held by such shareholder are eligible for dissenters' rights and agree upon the price of such shares, the dissenting shareholder is entitled to receive from the Surviving Association the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between Palomar or the Surviving Association and the holders thereof must be filed with Secretary of the Surviving Association at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after the statutory or contractual conditions to the Merger are satisfied, whichever is later. Cash dividends declared and paid by Palomar or the Surviving Association upon the dissenting shares after the date of approval of the Merger by its shareholders and prior to payment for the shares shall be credited against the total amount to be paid by the Surviving Association.

     If Palomar or the Surviving Association and a dissenting shareholder fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either the shareholder or Palomar or the Surviving Association may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six (6) months after the date on which the respective notice of approval is mailed to the shareholders. If a complaint is not filed within six (6) months, the shares will lose their status as dissenting shares. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, the Surviving Association will be required to pay such costs.

     Any demands, notices, certificates or other documents required to be delivered to Palomar or the Surviving Association may be sent to the Office of the Secretary, Palomar Savings and Loan Association, 355 West Grand Avenue, Escondido, California 92025 (760) 745-9370.

     HOLDERS  OF  CWB  COMMON  STOCK

     In connection with the Merger, the Shareholders may be entitled to Dissenters' Rights under Chapter 13 of the CGCL, the text of which is attached hereto as Appendix B. The description of Dissenters' Rights contained in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to Chapter 13 of the CGCL. IN ORDER FOR A CWB SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, A NOTICE OF SUCH SHAREHOLDER'S INTENTION TO EXERCISE HIS OR HER DISSENTERS' RIGHTS AS PROVIDED IN THE CGCL MUST BE SENT BY SUCH SHAREHOLDER AND RECEIVED BY CWB ON OR BEFORE THE DATE OF THE CWB MEETING, AND SUCH SHAREHOLDER MUST VOTE AGAINST THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AND COMPLY
WITH SUCH OTHER PROCEDURES AS REQUIRED BY THE CGCL, AS MORE FULLY DESCRIBED BELOW. FAILURE TO SEND SUCH NOTICE, TO VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF SUCH SHAREHOLDER'S DISSENTERS' RIGHTS.

     If no instructions are indicated on proxies received by CWB, such proxies will be voted for the proposal to approve the principal terms of the Merger at the CWB Meeting. Those CWB shareholders who return their proxies without instructions, resulting in a vote for the approval of the principal terms of the Merger, will not be entitled to Dissenters' Rights.

     In addition, because the CWB Common Stock is traded on Nasdaq, the CWB shareholders will not have Dissenters' Rights unless demands for purchase in
                                                  ------
cash  of such shares at their fair market value as of April 22, 1998 pursuant to
Section 1301 of the CGCL (each, a "Demand") are made with respect to 5% or more of the outstanding shares of CWB Common Stock, as the case may be (before giving effect to the Merger). Such Demands must be received by CWB or its transfer agent not later than the date of the CWB Meeting. In the event that Demands are made with respect to 5% or more of the outstanding shares of CWB Common Stock on or before the date of the CWB Meeting, the CWB shareholders who made Demands will be entitled to Dissenters' Rights, provided that such Dissenters' Rights are perfected pursuant to Chapter 13 of the CGCL.

     In  the  event  that (i) the Merger is approved by the CWB shareholders and
(ii) Demands are made by holders of 5% or more of the CWB Common Stock, a holder of CWB Common Stock who objects to the Merger (a "CWB Dissenting Shareholder") will be entitled to payment in cash of the fair market value as of April 22, 1998 (the day before the public announcement of the Merger) of his or her shares (the "CWB Dissenting Shares"); provided that (a) such shares were outstanding immediately prior to the date for the determination of shareholders entitled to vote on the Merger; (b) the CWB Dissenting Shareholder voted his or her shares against the approval of the principal terms of the Merger; (c) the CWB Dissenting Shareholder made a Demand; and (d) the CWB Dissenting Shareholder has submitted for endorsement certificates representing his or her CWB Dissenting Shares, in accordance with Section 1302 of the CGCL.

     The Demand must (a) be a written demand to purchase the CWB Dissenting Shares and make payment to the CWB Dissenting Shareholder in cash of their fair market value as of April 22, 1998; (b) be received by CWB on or before the date of the CWB Meeting; (c) state the number and class of the shares held of record by the CWB Dissenting Shareholder that the CWB Dissenting Shareholder demands that CWB purchase; and (d) contain a statement of what the CWB Dissenting Shareholder claims to be the fair market value of his or her CWB Dissenting Shares as of April 22, 1998. Such statement of the fair market value constitutes an offer by the CWB Dissenting Shareholder to sell his or her CWB Dissenting Shares at such price. A CWB Dissenting Shareholder who has made such a demand for payment may not withdraw such Demand unless CWB consents thereto. A PROXY OR VOTE AGAINST THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT DOES NOT IN ITSELF CONSTITUTE A DEMAND.

     The CWB Dissenting Shareholder must submit the certificates representing the CWB Dissenting Shares for endorsement as CWB Dissenting Shares to CWB at its principal office or at the office of its transfer agent within 30 days after the date on which notice of approval of the Merger by CWB shareholders was mailed to such CWB Dissenting Shareholder.

     If any CWB shareholder has Dissenters' Rights, CWB will mail to each such shareholder a notice of the approval of the Merger by the CWB shareholders, within ten (10) days after the date of such approval, accompanied by (a) a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL; (b) a statement of the price determined by CWB to represent the fair market value as of April 22, 1998 of the CWB Dissenting Shares (which CWB expects to be the closing price on April 22, 1998 of $13.75; and (c) a brief description of the procedure to be followed if the shareholder desires to exercise his or her CWB Dissenters' Rights under such sections. The statement of price constitutes an offer by CWB to purchase such CWB Dissenting Shares.

     If CWB denies that shares submitted to it as CWB Dissenting Shares are CWB Dissenting Shares, or if CWB and a CWB Dissenting shareholder fail to agree on the fair market value of the CWB Dissenting Shares, either such CWB Dissenting Shareholder or CWB may file a complaint in the Superior Court of the proper county in California requesting that the court determine such issue. Such complaint must be filed within six months after the date on which notice of the approval of the Merger is mailed to CWB Dissenting Shareholders. It is the opinion of CWB that the fair market value of its shares with regard to valuation for CWB Dissenting Share purposes is $13.75, the closing price of CWB Common Stock as reported on the Nasdaq-NMS for April 22, 1998, the day prior to announcement of the Merger.

     On trial of the action, the court will first determine whether or not the shares are CWB Dissenting Shares, and if so determined, the court will either determine the fair market value or appoint one or more impartial appraisers to do so. If both CWB and the CWB Dissenting Shareholder fail to file a complaint within six months after the date on which notice of the approval of the Merger was mailed to the CWB Dissenting Shareholders, such CWB Dissenting Shareholder will lose his or her Dissenters' Rights. In addition, if the CWB Dissenting Shareholder transfers such CWB Dissenting Shares prior to their submission for the required endorsement, such shares will lose their status as CWB Dissenting Shares.

     Any demands, notices, certificates or other documents delivered to CWB prior to the Merger may be sent to Office of the Secretary, Community West Bancshares, 5638 Hollister Avenue, Goleta, California 93117.

     FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE HOLDER UNDER CHAPTER 13 OF THE CGCL. A PERSON HAVING A BENEFICIAL INTEREST IN CWB COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CHAPTER 13 OF THE CGCL IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

ACCOUNTING  TREATMENT

     For accounting and financial reporting purposes, it is currently expected that the Merger will be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, and confirmation by the independent accountants for both CWB and Palomar of the ability to use such accounting treatment is one of the conditions to the consummation of the Merger. Under this method of accounting, the previously recorded assets and liabilities of CWB Merger Corp and Palomar would be carried forward to the Surviving
Association at their recorded amounts; income and expenses of the Surviving Association would include income and expenses of CWB Merger Corp and Palomar for the entire fiscal year in which the Merger occurs; and the reported results of the separate corporations for prior periods would be combined and restated as the results of the Surviving Association. The results of the pooling treatment for accounting purposes would not be reflected in historical consolidated financial statements of CWB.

     Although the Merger is expected to be accounted for as a pooling of interests, the Merger will qualify for such treatment only if numerous requirements are met. If the Merger does not qualify for pooling-of-interests treatment, the Merger Agreement provides that CWB and Palomar may waive their respective pooling conditions and in which event the parties could proceed with the Merger under "purchase" accounting. See "RISK FACTORS-Accounting Treatment,""UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "THE MERGER-The Merger Agreement-Conditions".

THE  MERGER  AGREEMENT

     Set forth below is a description of certain of the terms and conditions of the Merger Agreement and related matters. This summary of the terms and conditions of the Merger Agreement does not purport to be complete and is qualified in its entirely by reference to the full text of the Merger Agreement as set forth in Appendix A hereto and the text thereof is incorporated by reference herein.

     THE  MERGER

     The Merger Agreement was entered into by and between CWB and Palomar on April 23, 1998, (the "Merger Agreement"). Pursuant to the Merger Agreement at the Effective Time, Palomar will merge with CWB Merger Corp, with Palomar being the Surviving Association and operating under the name "Palomar Savings and Loan Association". The separate corporate existence of CWB Merger Corp will then cease. In connection with the Merger, each share of Palomar Common Stock issued and outstanding at the Effective Time (other than (a) shares that have not been voted in favor of approval of the principal terms of the Merger and with respect to which Dissenters' Rights have been perfected in accordance with the CGCL and
(b) shares held directly or indirectly by CWB, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into, subject to the limitations set forth in the Merger Agreement, the "Per Share Consideration" as defined below. Each share of CWB Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Merger as one share of CWB Common Stock.

     The Per Share Consideration is equal to the number of newly issued CWB Common Stock, no par value, resulting from dividing the Palomar Per Share Value by the CWB Per Share Value, plus cash in lieu of fractional interests. The Palomar Per Share Value is equal to the product of 2.2 x [a b], where "a" is the Palomar Total Shareholder Equity as of the last day of the calendar month immediately preceding the Closing as determined in accordance with generally accepted accounting principles and where "b" is the number of shares of Palomar Common Stock outstanding immediately prior to the Closing. The CWB Per Share Value is equal to the average of the "bid" and "ask" of CWB Common Stock as quoted in Nasdaq for the thirty (30) trading days immediately preceding the Closing. Since the Per Share Consideration is based on a formula that will not be applied until immediately preceding the Closing, no assurances can be given as to what the Per Share Consideration will be at the Closing. However, if the Per Share Consideration was calculated as of June 30, 1998, that is each share of Palomar Common Stock would be converted into the right to receive 1.544 shares of CWB Common Stock.

     It is expected that the merger will be a Reorganization within the meaning of Section 368(a) of the Code. See "THE MERGER-Certain Federal Income Tax Consequences".

     EFFECTIVE  TIME  AND  EFFECTIVE  DATE

     On a date to be selected by mutual agreement of CWB and Palomar, which will be within fifteen (15) days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger being satisfied or waived, or on such earlier or later date as may be agreed in writing by CWB and Palomar, an agreement of merger will be executed in accordance with all appropriate legal requirements and will be filed as required by law. The Merger will become effective (the "Effective Time") on the date and at the time that the agreement of merger and related documents, bearing an endorsement of the Commissioner and certified by the California Secretary of State are filed with and accepted by the Commissioner.

     EXCHANGE  OF  STOCK  CERTIFICATES

     Prior to the Effective Time, CWB will deposit, or will cause to be deposited, with U.S. Stock Transfer (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Palomar Common Stock ("Old Certificates"), for exchange, certificates representing the shares of CWB Common Stock ("New Certificates") and an estimated amount of cash to be paid in exchange for fractional shares of Palomar Common Stock.

     As soon as practicable after the Effective Time, the Transfer Agent will send or cause to be sent to each former holder of record of shares of Palomar Common Stock immediately prior to the Effective Time transmittal materials (the "Letter of Transmittal") for use in exchanging such shareholder's Old Certificates for the Per Share Consideration. CWB will cause the New Certificates into which shares of a shareholder's Palomar Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person will be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Palomar Common Stock owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person will be entitled to receive upon such delivery.

PALOMAR SHAREHOLDERS SHOULD NOT FORWARD PALOMAR COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. PALOMAR SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

     NO  FRACTIONAL  SHARES

     No fractional shares of CWB Common Stock will be issued in the Merger. In lieu of the issuance of any fractional share of CWB Common Stock that would otherwise be issuable, a cash adjustment will be paid to Palomar shareholders in an amount equal to such fractional proportion of the price of a share of CWB Common Stock as of the close of business seven (7) days immediately prior to the Closing Date.

     CONDUCT  OF  THE  BUSINESS  OF  PALOMAR  AND  CWB  PRIOR  TO  THE  MERGER

     Pursuant to the Merger Agreement, each of CWB and Palomar has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, each will not (a) take any action that would adversely affect or delay the ability of Palomar or CWB to perform any of their obligations on a timely basis under the Merger Agreement or take any action that is reasonably likely to have a material adverse effect on Palomar or CWB; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or (iii) a violation of any provision of the Merger Agreement.

     In addition, Palomar and CWB have each agreed that, during the same period, they will not, subject to certain exceptions, without the prior consent of the other, (a) conduct their business other than in the ordinary and usual course;
(b) (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of common stock or preferred stock, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of common stock to become subject to grants of employee or director stock options or other similar stock -based employee rights; (c) (i) make, declare, pay or set aside for payment any dividend or declare or make any distribution or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; (d) increase the compensation of employees or directors, or make any other changes with respect to compensation, other than increases in compensation for employees in accordance with past practices, pursuant to the terms of written employment agreements in accordance with contractual obligations existing under any pension, retirement, or similar plan or arrangement; (f) dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material; (g) acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business; (h) make any capital expenditures other than those in the ordinary course of business in amounts not exceeding $75,000; (i) amend its articles or by-laws; (j) implement or adopt any change in its accounting principles or practices or methods; (k) except in the ordinary course of business, enter into or terminate any material contract or amend or modify in any material respect any existing material contracts; (1) except in the ordinary course of business, institute, settle or agree to settle any claim, action or proceeding involving an expenditure in excess of $75,000;
(m) (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; and (n) incur any indebtedness for borrowed money other than in the ordinary course of business in excess of $75,000. The parties have also agreed to make available to the other all loan application files (at such times as will not interfere with the loan underwriting process) where the aggregate indebtedness of the borrower will exceed $350,000 for commercial loans or commercial real estate loans or $500,000 for residential real estate loans.

     REPRESENTATIONS  AND  WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, (a) organization and similar corporate matters; (b) the capital structure of each of Palomar, CWB and CWB Merger Corp; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) conflicts under articles or bylaws, required consents or approvals, and violations of any agreements or law; (e) documents filed with the Commissioner, the SEC, the FRB and the FDIC and the accuracy of information contained therein; (f) absence of certain material adverse events, changes, effects or undisclosed liabilities;
(g) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (h) litigation; (i) compliance with law, including environmental compliance;(j) tax returns and audits; (k) ownership of real property; (1) absence of regulatory actions; and
(m)  labor  matters.

     THIRD  PARTY  TRANSACTIONS

     Pursuant to the Merger Agreement, Palomar and CWB each has agreed that they will not, and will cause their officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Palomar or CWB as applicable or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Palomar or CWB as applicable, other than the transactions contemplated by the Merger Agreement (any such proposal or offer being referred to as a "Strategic Transaction Proposal"); provided however, that the parties are free to conduct the foregoing activities with regard to a Strategic Transaction Proposal if the Board of Directors of the respective party determines, in good faith, on the basis of a written opinion from a financial advisor retained by that party that the financial terms of the Strategic Transaction Proposal are, from that party's shareholders' perspective, superior to the Merger and that such action is therefore required to be pursued under the respective Board of Directors' fiduciary duties.

     Notwithstanding the prohibition against either party being involved in a Strategic Transaction Proposal, under the Merger Agreement, CWB is permitted, without the prior approval of Palomar, to solicit, encourage, negotiate or enter into a transaction with a third party other than Palomar where CWB will be the surviving or resulting corporation, where CWB's shareholders will own 50% or more of the surviving or resulting corporation, where CWB will purchase all or substantially all the assets or deposits of another corporation, or where CWB will purchase 10% or more of the voting securities of another corporation or entity ("Community West Acquisition Transaction"); provided CWB gives prompt notice thereof to Palomar and the Community West Acquisition Transaction does not have a material adverse effect upon CWB. During the pendancy of a Community West Acquisition Transaction, CWB will notify Palomar of the transaction, disclose the terms thereof, and to the extent such disclosure involves non-public information, the executive officers and directors of Palomar will be obligated to maintain the confidentiality of such information and to refrain from trading in the securities of CWB, Palomar or the third party.

     EMPLOYEE  BENEFITS

     While Palomar will remain a separate operating entity after the Effective Time, for all practical purposes, from and after the Effective Time, all of Palomar's benefit and compensation plans, contracts, policies or arrangements covering employees or former employees of Palomar and current or former directors of Palomar, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, will be governed, managed and/or terminated by CWB.

     SECURITIES  ACT

     Concurrent with the execution of the Merger Agreement, Palomar has caused each person that, to the best of Palomar's knowledge, is or is reasonably likely to be, as of the date of the Palomar Meeting, deemed to be an "affiliate" of Palomar (each, an "Affiliate as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases) to execute and deliver to CWB an agreement which provides that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of CWB Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act.

     CONDITIONS

     The respective obligations of CWB and Palomar to consummate the Merger are subject to certain conditions, including (a) the approval by the Palomar and CWB shareholders of the principal terms of the Merger; (b) receipt of approvals required by law in connection with the Merger and the other transactions contemplated by the Merger Agreement (the parties having agreed that no such approval will be deemed to have been received if it includes any condition or requirement that would result in a material adverse effect on the Surviving Association or would reduce the economic benefits of the Merger in so significant and adverse a manner that CWB would not have entered into the Merger Agreement had such condition or requirement been known to it); (c) the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting the consummation of the Merger or any other transaction contemplated by the Merger Agreement; (d) the Registration Statement having become effective and there being issued no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose initiated or threatened by the SEC; (e) the receipt and continued effectiveness of all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated by the Merger Agreement and to issue the shares of CWB Common Stock to be issued in the Merger; (f) the approval for listing on the Nasdaq-NMS, subject to official notice of issuance, of the shares of CWB Common Stock to be issued in the Merger; (g) receipt by each of CWB and Palomar of a letter from the IRS or Deloitte & Touche, LLP stating that in its opinion, that the Merger will be treated as a Reorganization within the meaning of Section 368(a) of the Code; and (h) no fact, circumstance or event shall have occurred or is reasonably likely to occur that would cause the Merger not to qualify for pooling of interests accounting treatment.

     The obligations of CWB to consummate the Merger also are subject to the fulfillment or waiver by CWB prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Palomar being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on Palomar; (b) the performance by Palomar in all material respects of all obligations contained in the Merger Agreement required to be performed by Palomar before the Effective Time; (c) the absence of an event which has had or is likely to have a materially adverse effect on Palomar;
(d) receipt and compliance with the Shareholder Agreements as to Palomar shareholders; (e) receipt of an opinion of Higgs, Fletcher & Mack, LLP regarding certain matters; and (f) the appointment of a representative selected by CWB to the Board of Directors of Palomar as of the Effective Time.

     In addition, the obligations of Palomar to consummate the Merger also is subject to the fulfillment or waiver by Palomar prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of CWB being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on CWB; (b) the performance by CWB in all material respects of all obligations contained in the Merger Agreement required to be performed before the Effective Time; (c) the absence of an event which has had or is likely to have a material adverse effect on CWB; (d) receipt and compliance with the Shareholders Agreements as to CWB shareholders; (e) receipt of an opinion of Horgan, Rosen, Beckham & Coren, L.L.P. regarding certain matters; and (f) the appointment of a representative selected by Palomar to the Board of Directors of CWB as of the Effective Time.

     TERMIANTION

     The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time: (a) by the mutual agreement of CWB and Palomar; (b) by either of CWB or Palomar, by written notice to the other, in the event of (i) a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not cured or not curable within 10 days after written notice of such breach is given to the party committing such breach, (ii) the Merger not having been consummated by December 31, 1998; or (iii) thirty (30) days after any approval of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied; (c) by Palomar or CWB, if the Palomar Board receives a Strategic Transaction Proposal and determines, in good faith and based upon the written advice of a financial advisor that the financial terms of the Strategic Transaction Proposal are superior to the Merger from the Palomar Shareholders'perspective; (d) by Palomar if CWB enters into a CWB Acquisition Transaction which has a material adverse effect on CWB; or (e) by CWB or Palomar, if the CWB Board receives a Strategic Transaction Proposal and determines in good faith and based upon the written advice of a financial advisor that the financial terms of the Strategic Transaction Proposal are superior to the Merger from the CWB Shareholders' perspective.

     TERMINATION  PAYMENT

     If the Merger Agreement is terminated by Palomar pursuant to a material breach of any representation, warranty, covenant or agreement contained therein by CWB that is not cured within 10 days after written notice of such breach is given to CWB by Palomar, CWB will pay to Palomar a fee equal to $500,000. If the Merger Agreement is terminated by CWB pursuant to a material breach of any representation, warranty, covenant or agreement contained therein by Palomar that is not cured within 10 days after written notice of such breach is given to Palomar by CWB, Palomar shall pay to CWB a fee equal to $500,000. In the event that there is a termination as a result of one party being involved in a Strategic Transaction Proposal under the circumstances described above, the party being involved in the Strategic Transaction Proposal shall pay to the other party $500,000. The payment of the aforementioned sums shall be made as reasonable liquidated damages and not as a penalty or forfeiture.

     EXPENSES

     All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses, except upon termination of the Merger Agreement under certain circumstances.

     THE  SHAREHOLDER  AGREEMENTS

     CWB has entered into Shareholder Agreements with Darol H. Caster, Donald M. Galyean, Frederick Mandlebaum, Robert E. Pommier, James M. Rady, Timothy S. Thomas, Ralph O. Vasquez, Robert A. Wedeking and David Weseloh (the "Palomar Shareholders"), each a Palomar Shareholder and current or former director of Palomar. The Palomar Shareholders, holding in the aggregate shares representing approximately 20.65% of the total voting power of Palomar Common Stock as of the Palomar Record Date, each agreed, in consideration of the substantial expenses incurred by CWB and CWB Merger Corp in connection with the Merger Agreement and as a condition to CWB entering into the Merger Agreement, to vote all of such Palomar shareholder's shares of Palomar Common Stock in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of Palomar Shareholders at which such matters are considered and at every adjournment thereof.

     Palomar has entered into Shareholder Agreements with Michael A. Alexander, Mounir R. Ashamalla, Robert H. Bartlein, Jean W. Blois, John D. Illgen, John D. Markel, Michel Nellis, William R. Peeples, C. Randy Shaffer, James R. Sims and Llewellyn W. Stone (the "CWB Shareholders"), each a CWB Shareholder and current or former director of CWB. The CWB Shareholders, holding in the aggregate shares representing approximately 27.6% of the total voting power of CWB Common Stock as of the CWB Record Date, each agreed, in consideration of the substantial expenses incurred by Palomar in connection with the Merger Agreement and as a condition to Palomar entering into the Merger Agreement, to vote or to cause to be voted all of such CWB shareholder's shares of CWB Common Stock in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of CWB Shareholders at which such matters are considered and at every adjournment thereof.

     Each Shareholder Agreement also provides that the shareholder will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the shareholder to comply with all the terms of the Shareholder Agreement entered into by that shareholder. In addition, each shareholder each agreed not to sell, assign, transfer or dispose of any of his or her shares of Palomar Common Stock or CWB Common Stock, as applicable, during the term of the relevant Shareholder Agreement.

     The Shareholder Agreements will terminate upon the date on which the Merger Agreement is terminated in accordance with its terms.

     The Shareholder Agreements bind the actions of the signatories thereto only in their capacity as Palomar or CWB shareholders. Those directors of Palomar or CWB who signed Shareholder Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of Palomar or CWB.
Accordingly, while such shareholders/directors are, under the Shareholder Agreements executed by them, contractually bound to vote as a Palomar or CWB shareholder in favor of the Merger their fiduciary duties as Palomar or CWB directors nevertheless require them to act in their capacity as directors in the best interest of Palomar or CWB when they decide to approve the Merger. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as Palomar or CWB directors with respect to any decisions they may take in connection with the Merger or otherwise.

     UNAUDITED  PRO  FORMA  COMBINED  CONDENSED  FINANCIAL  DATA

     The following unaudited pro forma combined condensed financial data combines the historical consolidated condensed financial statements of CWB and the historical consolidated condensed Financial Statements of Palomar, giving effect to the Merger as if it had been effective on June 30, 1998 and December 31, 1997, with respect to the Pro Forma Combined Condensed Balance Sheets, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under pooling-of-interests accounting. The information for the period ended June 30, 1998 is derived from the unaudited financial statements of the companies which includes, in the opinion of the management of the companies, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical consolidated financial statements of the companies, including their respective notes thereto, which are included and incorporated by reference into this Joint Proxy Statement-Prospectus, and in conjunction with the combined condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus. See "Incorporation of Certain Information by Reference". The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger has been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheets; however, since the estimated costs are nonrecurring, they have not been reflected in the Unaudited Pro Forma Combined Condensed Statements of Income. See Note 2 to the Unaudited Pro Forma
Combined Condensed Financial Information. The unaudited pro forma combined condensed data does not give effect to any anticipated operating efficiencies in conjunction with the Merger. The Unaudited Pro Forma Combined Condensed Balance Sheets are not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on June 30, 1998 or December 31, 1997, or that may exist in the future. The Unaudited Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the unaudited pro forma financial data and the date on which the Merger takes place.

     UNAUDITED  PRO  FORMA  COMBINED  CONDENSED  BALANCE  SHEETS  AT
                                  JUNE 30, 1998

                                                                                              CWB and
                                                   CWB         Palomar        Pro Forma       Palomar
                                              (Historical)  (Historical)(1)  Adjustments(2)  Pro Forma
                                              ------------  ---------------  --------------  ----------
                                                     (In thousands, except per share data)
ASSETS:                                       $      4,297  $         3,417                  $    7,714
Cash and due from banks                              6,215            7,600                      13,815
                                              ------------  ---------------                  ----------
Federal funds sold                                  10,512           11,017                      21,529
    TOTAL CASH AND CASH EQUIVALENTS
Federal Reserve Bank and Federal
    Home Loan Bank stock, at cost                      264              531                         795
Securities held to maturity                          1,078            3,420                       4,498
Securities available for sale                        2,814           10,437                      13,251
                                              ------------  ---------------                  ----------
    TOTAL SECURITIES                                 4,156           14,388                      18,554
Net loans                                          127,879           52,626                     180,505
Premises and equipment                               3,040              157                       3,197
Investment in real estate ventures                       -               76                          76
Other real estate owned                                210                -                         210
Other assets                                         5,283            1,227                       6,510
                                              ------------  ---------------                  ----------
     TOTAL ASSETS                                  151,080           79,491                     230,571
                                              ============  ===============                  ==========
LIABILITY AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits                       21,465              549                      22,014
Interest bearing deposits                          111,068           72,374                     183,442
                                              ------------  ---------------                  ----------
 Total deposits                                    132,533           72,923                     205,456
Borrowed funds                                           -                -                           -
Accrued interest payable & other liabilities
     TOTAL LIABILITIES                               1,361              613                       1,974
                                              ------------  ---------------                  ----------
                                                   133,894           73,536                     207,430
SHAREHOLDERS' EQUITY:
Common stock and surplus                            12,560            4,540                      17,100
Retained earnings                                    4,626            1,402                       6,028
Unrealized net gains (losses) on
 investments available for sale, net                     -               13                          13
                                              ------------  ---------------                  ----------
     TOTAL SHAREHOLDERS' EQUITY                     17,186            5,955                      23,141
                                              ------------  ---------------                  ----------
     TOTAL LIABILITIES &
     SHAREHOLDERS' EQUITY                     $    151,080  $        79,491                  $  230,571
                                              ============  ===============                  ==========
Number of common shares outstanding
Common shareholders' equity per share            3,984,500          648,186                   4,985,300

                                              $       4.31  $          9.19                  $     4.64

            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS AT
                                DECEMBER 31, 1997

                                                                                                 CWB and
                                                   CWB            Palomar        Pro Forma       Palomar
                                               (Historical)   (Historical)(1)  Adjustments(2)   Pro Forma
                                               -------------  ---------------  --------------  -----------
                                                       (In thousands, except per share data)
ASSETS:                                         $      3,663  $         2,634                  $     6,297
Cash and due from banks                                8,440            4,100                       12,540
                                                ------------  ---------------                  -----------
Federal funds sold                                    12,103            6,734                       18,837
    TOTAL CASH AND CASH EQUIVALENTS
Time deposits in other financial institutions          2,477                -                        2,477
Federal Reserve Bank and Federal
    Home Loan Bank stock, at cost                        251              512                          763
Securities held to maturity                              999            4,156                        5,155
Securities available for sale                              0            8,912                        8,912
Securities held for trading                            2,529                -                        2,529
                                                ------------  ---------------                  -----------
    TOTAL SECURITIES                                   6,256           13,580                       19,836
Net loans                                             71,164           57,220                      128,384
Premises and equipment                                 2,725              127                        2,852
Investments in real estate ventures                        0               77                           77
Other assets                                           3,064              873                        3,937
                                                ------------  ---------------                  -----------
     TOTAL ASSETS                                     95,312           78,611                      173,923
                                                ============  ===============                  ===========
LIABILITY AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits                         15,132              657                       15,789
Interest bearing deposits                             65,120           71,782                      136,902
                                                ------------  ---------------                  -----------
 Total deposits                                       80,252           72,439                      152,691
Accrued interest payable and other liabilities
     TOTAL LIABILITIES                                 2,931              613                       3,544
                                                ------------  ---------------                 -----------
                                                      83,183           73,052                     156,235
SHAREHOLDERS' EQUITY:
Common stock and surplus                               8,570            4,263                      12,833
Retained earnings                                      3,559            1,265                       4,824
Unrealized net gains (losses) on
 investments available for sale, net                       -               31                          31
                                                ------------  ---------------                 -----------
     TOTAL SHAREHOLDERS' EQUITY                       12,129            5,559                      17,688
                                                ------------  ---------------                 -----------
     TOTAL LIABILITIES &
     SHAREHOLDERS' EQUITY                       $     95,312  $        78,611                 $   173,923
                                                ============  ===============                 ===========
Number of common shares outstanding
Common shareholders' equity per share              3,081,316          617,477                   4,034,701
                                                $       3.94  $          9.01                 $      4.38

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                                                                     CWB and
                                                          CWB         Palomar         Pro Forma      Palomar
                                                     (Historical)  (Historical)(1)  Adjustments(2)  Pro Forma
                                                     ------------  ---------------  --------------  ----------
                                                              (In thousands, except per share data)
INTEREST INCOME:                                      $     5,697  $        2,160   $-------------  $    7,857
     Interest and fees on loans
     Interest on interest bearing deposits in other            60              32                           92
          banks                                                29             454                          483
     Interest on investment securities                        227             131                          358
                                                      -----------  ---------------                  ----------
     Interest on federal funds sold                         6,013           2,777                -       8,790
          TOTAL INTEREST INCOME
INTEREST EXPENSE:
     Interest expense on deposits                           2,266           1,710                        3,976
     Interest expense on borrowings                             -               -                            -
                                                      -----------  ---------------                  ----------
          TOTAL INTEREST EXPENSE                            2,266           1,710                -       3,976
NET INTEREST INCOME:                                        3,747           1,067                        4,814
     Less: provisions (credit) for loan losses                280            (116)                         164
                                                      -----------  ---------------                  ----------
          NET INTEREST INCOME AFTER PROVISION FOR
          LOAN  LOSSES                                      3,467           1,183                -       4,650

NON-INTEREST INCOME:
     Gains from loan sales                                  2,483             298                        2,781
     Loan origination fees                                  1,818               -                        1,818
     Documentation processing fees                            707               -                          707
     Loan servicing income                                    554              89                          643
     Service charges, commissions and fees                    481              31                          512
     Securities gains                                           -              14                           14
     Other income                                             166               8                          174
                                                      -----------  --------------                   ----------
          TOTAL NON-INTEREST INCOME                         6,209             440                -       6,649
NON-INTEREST EXPENSE:
     Salaries and benefits                                  5,182             521                        5,703
     Occupancy, furniture and equipment                     1,091             129                        1,220
     Postage and freight                                      306              16                          322
     Advertising and business development                     288              27                          315
     Other real estate owned                                    -               -                            0
     Professional services                                    267              62                          329
     Telephone, stationery and supplies                         -              33                           33
     Data processing                                            -              61                           61
     Merger costs                                               -              13                           13
     Customer services cost                                     -              24                           24
     Travel expenses                                          113               7                          120
     Other expense                                            608             157                          765
                                                      -----------  --------------                   ----------
          TOTAL NON-INTEREST EXPENSE                        7,855            1050                -       8,905

Income before income taxes                                  1,821             573                -       2,394
Income taxes                                                  753             158                          911
                                                      -----------  --------------                   ----------
          NET INCOME                                  $     1,068  $          415                -  $    1,483
                                                      ===========  ==============                   ==========


PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic                                         3,327,128        648,186                     4,315,353
          Diluted                                       3,539,947        640,042                     4,528,172
     Income per share
          Basic                                       $      0.32  $        0.65                    $     0.34
          Diluted                                     $      0.30  $        0.65                    $     0.33

     UNAUDITED  PRO  FORMA  COMBINED  CONDENSED  INCOME  STATEMENT
                      FOR THE SIX MONTHS ENDED JUNE 30,1997

                                                                                                   CWB and
                                                      CWB          Palomar         Pro Forma       Palomar
                                                 (Historical)   (Historical)(1)  Adjustments(2)   Pro Forma
                                                --------------  ---------------  --------------  -----------
                                                            (In thousands, except per share data)
INTEREST INCOME:                                $        3,553  $        2,172                   $    5,725
     Interest and fees on loan                              64              72                          136
     Interest on interest bearing deposits in               61             416                          477
         other banks                                       163              91                          254
                                                --------------  ---------------                  -----------
     Interest on investment securities                   3,841           2,751                        6,592
     Interest on federal funds sold
          TOTAL INTEREST INCOME
INTEREST EXPENSE:
     Interest expense on deposits                        1,340           1,676                        3,016
     Interest expense on borrowings                          0              32                           32
                                                --------------  ---------------                  -----------
          TOTAL INTEREST EXPENSE                         1,340           1,708                        3,048


NET INTEREST INCOME                                      2,501           1,043                        3,544
     Less: provision (credit) for loan losses              160             (69)                          91
                                                --------------  ---------------  --------------  -----------
          NET INTEREST INCOME AFTER
               PROVISION FOR LOAN LOSSES                 2,341           1,112                        3,453
NON-INTEREST INCOME:
     Service charges, commissions and fees                 375              82                          457
     Gains on sale of loans and other assets             1,630             104                        1,734
     Securities gains                                        0              (4)                          (4)
     Other income                                        2,318              17                        2,335
                                                --------------  ---------------  --------------  -----------
          TOTAL NON-INTEREST INCOME                      4,323             199                        4,522
NON-INTEREST EXPENSE:
     Salaries and benefits                               3,448             453                        3,901
     Occupancy, furniture and equipment                    715             125                          840
     Advertising and business development                  259              33                          292
     Other real estate owned                                 -              66                           66
     Professional services                                 134              43                          177
     Telephone, stationery and supplies                    345              28                          373
     Goodwill amortization                                   -               -                            -
     Data processing                                         -              44                           44
     Customer services cost                                  -              21                           21
     Merger costs                                            -               -                            -
     Other                                                 533             172                          705
                                                --------------  ---------------                  -----------
          TOTAL NON-INTEREST EXPENSE                     5,434             985                        6,419

Income before income taxes                               1,230             326                        1,556
Income taxes                                               517              96                          613
                                                --------------  ---------------                  -----------
          NET INCOME                            $          713  $          230                   $      943
                                                ==============  ===============                  ===========
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic                                      2,982,376         617,477                    3,935,761
          Diluted                                    3,556,494         617,477                    4,509,879
     Income per share
          Basic                                 $         0.21  $         0.37                   $     0.24
          Diluted                               $         0.20  $         0.37                   $     0.21

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                          CWB            Palomar           Pro Forma      CWB and Palomar
                                                     (Historical)    (Historical)(1)     Adjustments(2)      Pro Forma
                                                    --------------  ------------------  ----------------  ---------------
                                                                       (In thousands, except per share data)

INTEREST INCOME:                                    $        7,350  $           4,410   $                 $       11,760
     Interest and fees on loans
     Interest on interest bearing deposits                     121                109                                230
      in other banks                                           115                828                                943
     Interest on investment securities                         423                193                                616
                                                    --------------  ------------------                    ---------------
     Interest on federal funds sold                          8,009              5,540                  -          13,549
          TOTAL INTEREST INCOME
INTEREST EXPENSE:
     Interest expense on deposits                            2,910              3,421                              6,331
     Interest expense on borrowings                              0                 29                                 29
                                                    --------------  ------------------                    ---------------
          TOTAL INTEREST EXPENSE                             2,910              3,450                  -           6,360
NET INTEREST INCOME:                                         5,099              2,090                              7,189
     Less: provisions (credit) for loan losses                 260                (70)                               190
                                                    --------------  ------------------                    ---------------
          NET INTEREST INCOME AFTER PROVISION FOR
          LOAN LOSSES                                        4,839              2,160                  -           6,999
NON-INTEREST INCOME:
     Gains from loan sales                                   4,101                289                              4,390
     Loan origination fees                                   2,961                  -                              2.961
     Document processing fees                                  819                  -                                819
     Loan servicing income                                     632                 82                                714
     Service charges, commissions and fees                     896                 88                                984
     Securities gains (losses)                                   0                (10)                               (10)
     Other income                                               23                 27                                 50
                                                    --------------  ------------------                    ---------------
          TOTAL NON-INTEREST INCOME                          9,432                476                  -           9,908
NON-INTEREST EXPENSE:
     Salaries and benefits                                   7,315                935                              8,250
     Occupancy, furniture and equipment                      1,509                260                              1,769
     Advertising and business development                      822                 53                                875
     Other real estate owned                                   583                 70                                653
     Professional services                                       -                 86                                 86
     Telephone, stationery and supplies                        426                 61                                487
     Goodwill amortization                                     155                  -                                155
     Data processing                                             -                 89                                 89
     Customer services cost                                      -                 45                                 45
     Other                                                     714                318                              1,032
                                                    --------------  ------------------                    ---------------
          TOTAL NON-INTEREST EXPENSE                        11,524              1,917                             13,441
                                                                                                       -
Income before income taxes                                   2,747                719                              3,466
Income taxes                                                 1,158                 99                              1,257
                                                    --------------  ------------------                    ---------------
          NET INCOME                                $        1,589  $             620   $              -  $        2,209
                                                    ==============  ==================                    ===============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic                                          3,016,208            617,477                          3,969,593
          Diluted                                        3,588,477            617,477                          4,541,862
     Income per share
          Basic                                     $         0.53  $            1.00                     $         0.56
          Diluted                                   $         0.44  $            1.00                     $         0.49

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                         CWB and
                                                             CWB           Palomar        Pro Forma      Palomar
                                                         (Historical)  (Historical)(1)  Adjustments(2)  Pro Forma
                                                         ------------  ---------------  --------------  ----------
                                                                   (In thousands, except per share data)
INTEREST INCOME:                                         $      6,341  $        4,291                   $   10,632
     Interest and fees on loans                                    88             109                          197
     Interest on interest bearing deposits in
         other banks                                              100           1,103                        1,203
     Interest on investment securities                            283             146                          429
                                                         ------------  ---------------  --------------  ----------
     Interest on federal funds sold                             6,812           5,649                       12,461
          TOTAL INTEREST INCOME
INTEREST EXPENSE:
     Interest expense on deposits                               2,425           3,448                        5,873
     Interest expense on borrowings                                 -             118                          118
                                                         ------------  ---------------  ------------  ------------
          TOTAL INTEREST EXPENSE                                2,425           3,566                        5,991

NET INTEREST INCOME:
     Less: provisions for loan losses                           4,387           2,083                        6,470
          NET INTEREST INCOME AFTER PROVISION FOR LOAN            435             216                          651
                                                         ------------  ---------------  ------------  ------------
          LOSSES                                                3,952           1,867                        5,819

NON-INTEREST INCOME:
     Service charges, commissions and fees                        590             180                          770
     Gains on sale of loans and other assets                    2,614              31                        2,645
     Securities gains                                               -              15                           15
     Other income                                               3,416             121                        3,537
                                                         ------------  ---------------  ------------  ------------
          TOTAL NON-INTEREST INCOME                             6,620             347                        6,967
NON-INTEREST EXPENSE:
     Salaries and benefits                                      5,453             737                        6,190
     Occupancy, furniture and equipment                         1,186             254                        1,440
     Advertising and business development                         311              39                          350
     Other real estate owned                                        -              11                           11
     Professional services                                        246             121                          367
     Telephone, stationery and supplies                           685              51                          736
     Goodwill amortization                                          -               -                            -
     Data processing                                                -              89                           89
     Customer services cost                                         -              49                           49
     Merger costs                                                   -               -                            -
     Other                                                        785             877                        1,662
                                                         ------------  ---------------  ------------  ------------
          TOTAL NON-INTEREST EXPENSE                            8,666           2,228                       10,894

Income (loss) before income taxes                               1,906             (14)                       1,892
Income taxes (benefit)                                            801             (86)                         715
                                                         ------------  ---------------  ------------  ------------
          NET INCOME                                     $      1,105  $           72                 $      1,177
                                                         ============  ===============  ============  ============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic                                             2,356,162         617,477                    3,309,547
          Diluted                                           2,510,352         617,477                    3,463,737
     Income per share
          Basic                                          $       0.47  $         0.12                 $       0.36
          Diluted                                        $       0.44  $         0.12                 $       0.34

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                     CWB and
                                                        CWB          Palomar         Pro Forma       Palomar
                                                    (Historical)  (Historical)(1)  Adjustments(2)   Pro Forma
                                                    ------------  ---------------  --------------  -----------
                                                       (In thousands, except per share data)
INTEREST INCOME:                                    $    5,977   $         4,058   $            -  $   10,035
     Interest and fees on loans                            174                98                -         272
     Interest on interest bearing deposits in               48             1,210                -       1,258
          other banks                                      305                99                -         404
                                                    -----------  ----------------  --------------  -----------
     Interest on investment securities                   6,504             5,465                -      11,969
     Interest on federal funds sold
          TOTAL INTEREST INCOME
INTEREST EXPENSE:
     Interest expense on deposits                        2,451             3,638                -       6,089
     Interest expense on borrowings                          -               165                -         165
                                                    -----------  ----------------  --------------  -----------
          TOTAL INTEREST EXPENSE                         2,451             3,803                -       6,254

NET INTEREST INCOME:                                     4,053             1,662                -       5,715
     Less: provisions for loan and lease losses            360               762                -       1,122
                                                    -----------  ----------------  --------------  -----------
          NET INTEREST INCOME AFTER PROVISION FOR
          LOAN AND LEASE LOSSES                          3,693               900                -       4,593
NON-INTEREST INCOME:
     Service charges, commissions and fees                 372                49                -         421
     Gains on sale of loans and other assets             2,522                 -                -       2,522
     Other income (loss)                                 1,587                29                -       1,616
                                                    -----------  ----------------  --------------  -----------
          TOTAL NON-INTEREST INCOME                      4,481                78                -       4,559
NON-INTEREST EXPENSE:
     Salaries and benefits                               3,925               725                -       4,650
     Occupancy, furniture and equipment                    987               259                -       1,246
     Advertising and business development                  282                57                -         339
     Professional services                                 318                66                -         384
     Telephone, stationery and supplies                    276               142                -         418
     Data processing                                         -                83                -          83
     Customer services cost                                  -                56                -          56
     Other                                                 648               390                -       1,038
                                                    -----------  ----------------  --------------  -----------
          TOTAL NON-INTEREST EXPENSE                     6,436             1,833                -       8,269

Income (loss) before income taxes                        1,738              (855)               -         883
Income taxes (benefit)                                     730              (939)               -        (209)
                                                    -----------  ----------------  --------------  -----------
          Net income (loss)                         $    1,008   $            84   $            -  $    1,092
                                                    ===========  ================  ==============  ===========
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic                                      2,013,830           617,477                    2,967,215
          Diluted                                    2,128,212           617,477                    3,081,597
     Income per share
          Basic                                     $     0.50   $          0.14                   $     0.37
          Diluted                                   $     0.47   $          0.14                   $     0.35


     NOTES  TO  UNAUDITED  PRO  FORMA  COMBINED  CONDENSED  FINANCIAL  DATA

     NOTE 1: BASIS OF PRESENTATION. Certain historical data of Palomar have been reclassified on a pro forma basis to conform to CWB's classifications. Transactions between the Companies are not material in relation to the unaudited pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (basic and diluted) and income per share (basic and diluted) are based on the share amounts for CWB plus the historical share amounts for Palomar multiplied by an assumed Conversion Ratio of ______.

     NOTE 2: MERGER COSTS. The unaudited pro forma combined condensed financial data reflects CWB management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $ ____________ ($__________ net of taxes, computed using the combined federal and state tax rate of 4.2%) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the Unaudited Pro Forma Combined Condensed Balance Sheets in order to disclose-the aggregate effect of these activities on CWB's pro forma combined financial position. The estimated aggregate costs include the following:

Computer conversion costs                             $
                                                      --------
Investment banking fees                               $191,000
Legal and other professional costs                    $110,000
Printing costs                                        $ 10,000
Other costs                                           $ 10,000

     TOTAL ESTIMATED AGGREGATE COSTS                  $
                                                      ========

     CWB Management's cost estimates are forward-looking. While the costs represent CWB Management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the Merger, which will be developed by various of the Companies' task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger and resultant integration of operations will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

                            INFORMATION REGARDING CWB

BUSINESS  OF  CWB

     CWB is a bank holding company registered under the BHCA, and its principal business is to serve as a holding company for its banking subsidiary, Goleta
National Bank ("GNB"). CWB was organized on November 26, 1996, as a California corporation and commenced operation as a bank holding company of GNB on December 31, 1997. GNB commenced operations as a national banking association on August
21, 1989. CWB's main office is located at 5638 Hollister Avenue, Goleta, California. GNB's main office is located at 5827 Hollister Avenue, Goleta, California. In addition, as of June 30, 1998, GNB has loan production offices located in Fresno, Bakersfield, Costa Mesa, Modesto, Santa Maria, Santa Barbara, Ventura/Oxnard and West Covena in California and Las Vegas, Nevada, Woodstock, Georgia and Jacksonville, Pensacola and Panama City Beach, Florida. Application for a new branch office in Ventura, California is pending.

     CWB and GNB offer a broad range of banking products and services, including many types of business and personal savings and checking accounts and other consumer banking services. At June 30, 1998, CWB had consolidated total assets, total deposits and shareholders' equity of $151,080,000, $132,533,000 and $17,186,000, respectively.

CERTAIN  INFORMATION  REGARDING  CWB  MANAGEMENT  AND  PRINCIPAL  SHAREHOLDERS

     BENEFICIAL  OWNERSHIP  OF  STOCK

     Except as set forth below and in the following table, CWB management does not know of any individual, group, corporation or other entity who owns beneficially, directly or indirectly, more than 5% of the outstanding shares of the CWB Common Stock as of July 31, 1998. The following table sets forth the amount of shares of the Common Stock beneficially owned, directly and indirectly, by each of CWB's directors, naming them, and by all directors and executive officers(1) of CWB, as a group, as of July 31, 1998, Management is not aware of any change in control of CWB which has occurred since January 1, 1997, or any arrangement which may, at a subsequent date, result in a change in control of CWB.

(1) The terms "officer" or "executive officer" means the President and Chief Executive Officer and the Executive Vice President. CWB's other Vice Presidents are not deemed to be executive officers.

NAME AND OFFICE HELD                   COMMON STOCK
WITH THE COMPANY                       BENEFICIALLY OWNED  PERCENT OF CLASS(2)
-------------------------------------  ------------------  -------------------
Michael A. Alexander
  Director                                      74,370(3)                1.85%
Mounir R. Ashamalla
  Director                                      74,856(4)                1.86%
Robert H. Bartlein
  Vice Chairman of the Board                    86,472(5)                2.16%
Jean W. Blois
  Director                                      51,068(6)                1.27%
John D. Illgen
  Director                                      42,080(7)                1.05%
John D. Markel
 Chairman of the Board                         314,664(8)                7.82%
Michel Nellis
  Secretary and Director                        40,952(9)                1.02%
William R. Peeples
  Director                                    309,588(10)                7.72%
C. Randy Shaffer
  Executive Vice President
  and Director                                 44,730(11)                1.10%
James R. Sims, Jr.
  Director                                     17,400(12)                0.43%

                                      55

Llewellyn W. Stone
  President, Chief Executive Officer
  and Director                                 85,424(13)                2.12%
All directors and Executive Officers
as a group
(11 in number)                              1,141,104(14)                27.6%

(2) Includes shares subject to options held by each director and named officer and the directors and named officers as a group that are exercisable
("vested") within 60 days of July 31,1998. These are treated as issued and outstanding for the purpose of computing the percentage of each director and named officers as a group but not for the purpose of computing the percentage of class of any other person.
(3) Mr. Alexander has shared voting and investment powers as to 53,170 of these shares and has 9,460 shares acquirable by exercise of stock options.
(4)     Dr. Ashamalla has 10,164 shares acquirable by exercise of stock options.
(5)     Mr. Bartlein has 2,680 shares acquirable by exercise of  stock  options.
(6)     Ms. Blois has 24,244 shares acquirable by  exercise  of  stock  options.
(7)     Mr. Illgen has 15,444 shares acquirable be exercise  of  stock  options.
(8) Mr. Markel has shared voting and investment powers as to 27,720 of these shares and has 15,840 shares acquirable by exercise of stock options.
(9) Ms. Nellis has shared voting and investment powers as to 7,246 of these shares and has 15,444 shares acquirable by exercise of stock options.
(10)    Mr. Peeples has 2,860  shares acquirable by exercise of  stock  options.
(11) Mr. Shaffer has shared voting and investment powers as to all of these shares.
(12)    Mr. Sims has 9,152  shares acquirable  by  exercise  of  stock  options.
(13) Mr. Stone has shared voting and investment powers as to 1,584 of these shares and has 24,000 shares acquirable by exercise of stock options.
(14)    Includes  129,468  shares acquirable by  exercise  of  stock  options.

     DIRECTORS  AND  EXECUTIVE  OFFICERS

     The Bylaws of CWB provide that the authorized number of directors shall not be less than six (6) or more than eleven (11), with the exact number of directors fixed from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders. The number of directors has been fixed at eleven (11) by action of the Board of Directors.

     The following data sets forth the names and certain information as of July 31, 1998, concerning the directors and executive officers of CWB. The directors of CWB are elected annually by the CWB shareholders and serve until the next Annual Meeting of Shareholders. Except as may be set forth in any applicable employment agreements, officers serve at the pleasure of the CWB Board. None of the directors or executive officers of CWB were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of CWB acting with the capacities as such. Except as noted below, as of July 31, 1998, there are no family relationships between the directors and executive officers of CWB. None of the directors or executive officers of CWB serve as directors of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     The following table sets forth the names and certain information as of July 31, 1998, concerning the persons currently serving on the Board of Directors of CWB.

                                                                                                Year First
                                                                                               Appointed or
Name and Offices Held            Age      Principal Occupation                                Elected To Board
---------------------            ---      --------------------------------------------------  ----------------

Michael A. Alexander              67      Chairman of the Board of Goleta National Bank.                  1997
 Director                                 Chief Executive Officer of Utilicom Corp. since
                                          1994.  Prior to that time, Director of Programs of
                                          Delco Electronics.

Mounir R. Ashamalla               60      Oral-Maxillo-Facial Surgeon                                     1997
  Director


Robert H. Bartlein                50      President of Bartlein Group, Inc. and President of              1997
  Director and Vice Chairman of           Bartlein & Company, Inc.
  the Board

Jean W. Blois                     70      Independent consultant                                          1997
  Director

John D. Illgen                    53      President and Chairman of Illgen Simulation                     1997
  Director                                Technologies, Inc.

John D. Markel                    54      Private Investor                                                1997
  Chairman of the Board

Michel Nellis                     51      Partner with Nellis Associates                                  1997
  Secretary and Director

William R. Peeples                54      Private Investor                                                1997
  Director

C. Randy Shaffer                  51     Executive Vice President of the Company and                      1998
  Director and Executive Vice            Executive Vice President of Bank
   President

James R. Sims, Jr.                62     Realtor.                                                         1997
  Director

Llewellyn W. Stone                55     President and Chief Executive Officer of the                     1997
  President, Chief Executive             Company and Bank
  Officer and Director

LITIGATION

     As of the date of this Prospectus - Joint Proxy Statement, CWB is not aware of any litigation pending or threatened to which CWB is a party the outcome of which is likely to have a material adverse affect on CWB.

INCORPORATION  OF  CERTAIN  INFORMATION  BY  REFERENCE

     Additional information relating to CWB, including information relating to the business, management, properties, financial condition and results of operations of CWB, is included in documents incorporated by reference into this Joint Proxy Statement-Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

     INFORMATION  REGARDING  PALOMAR

BUSINESS  OF  PALOMAR

     Palomar was organized on January 10, 1983, as a California savings and loan association under the name North County Savings and Loan Association and commenced operations pursuant to a charter issued by the Commissioner on June 20, 1984. In January 1986, North County Savings and Loan Association changed its name to "Palomar Savings and Loan Association."

     Palomar is a California state chartered full-service savings and loan association which engages in general savings and loan business in San Diego County, California. Palomar is subject to supervision by the Office of Thrift ("OTS"), of the Federal Deposit Insurance Corporation ("FDIC"), and the
California Department of Financial Institutions (the "Commissioner"). The deposits are insured up to the applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC. Palomar is a member of the Federal Home Loan Bank ("FHLB") system. Palomar's principal executive office is located at 355 West Grand Avenue, Escondido, California and its telephone number is (760) 745-9370. As of June 30, 1998 Palomar had no branch offices. However, a branch application in Escondido, California has been approved. Services include those traditionally offered by savings and loan associations, such as checking and saving accounts and real estate and home improvement loans. The vast majority of Palomar's loans are direct loans made to individuals, professionals and small and medium sized businesses within Palomar's marketing area. The majority of Palomar's loan originations are sold into the secondary market servicing released.

CERTAIN  INFORMATION  REGARDING  PALOMAR  MANAGEMENT  AND PRINCIPAL SHAREHOLDERS

     BENEFICIAL  OWNERSHIP  OF  COMMON  STOCK

     The following table sets forth certain information as of June 30, 1998, concerning the beneficial ownership of Palomar Common Stock: (i) by each of Palomar's directors and executive officers(1); and (ii) by all directors and executive officers of Palomar as a group. Management is not aware of any change in control of Palomar which has occurred since January 1, 1997, or any arrangement which may, at a subsequent date, result in a change in control of Palomar. Except for as set forth below, Management of Palomar does not know of any person who owns, beneficially or of record, more than 5% of Palomar Common Stock.

                                             NUMBER OF SHARES OF
                                                COMMON STOCK               PERCENT OF CLASS
NAME AND POSITION HELD(1)                   BENEFICIALLY OWNED(2)         BENEFICIALLY OWNED
----------------------------------------  --------------------------     ---------------------
Darol H. Caster,
   Senior Vice President and                                  12,704(3)                  1.95%
   Chief Financial Officer
Donald M. Galyean,
   Director and Secretary                                      3,530                     0.54%
Frederick Mandelbaum,
    Director                                                  13,854                     2.14%
Robert E. Pommier,
   Vice President/Lending Administration                           -                      N/A
James M. Rady,
   Director, President and                                    35,795(4)                  5.52%
   Chief Executive Officer
Timothy S. Thomas,
   Director                                                    3,848                     0.59%
Ralph O. Vasquez,
   Director                                                      132                     0.02%
Robert A. Wedeking,
   Chairman of the Board of Directors                         24,119                     3.72%
David Weseloh(3),
   Director                                                   39,859                     6.15%
Palomar Employee Stock Ownership Plan
                                                              30,083                     4.64%
All Directors and Executive Officers
   as a Group (9 in number)                                  133,841                    20.65%

(1)     The terms "officer" and "executive officer" means President and Chief Executive
Officer,  the  Senior  Vice  President  and  Chief  Financial  Officer,  and  the  Vice
President/Lending  Administration.  Palomar's  other  Vice  Presidents  are  not deemed to  be  executive  officers.
(2)     Includes  shares  beneficially  owned,  directly  and indirectly, together with associates.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless  otherwise  indicated,  all  shares  are  held  as community property under  California  law  or  with sole voting and investment power.
(3)     Includes  5,485 shares of Palomar Common Stock credited to Mr. Caster under the
Palomar Employee Stock Ownership Plan.
(4)     Includes  8,180  shares  of Palomar Common Stock credited to Mr. Rady under the
Palomar Employee Stock Ownership Plan.
(5)     Mr.  Weseloh's business address is 1772 Pinehurst Street, Escondido, California
92026.

     DIRECTORS  AND  EXECUTIVE  OFFICERS

     The Palomar Bylaws provide that the authorized number of directors shall not be less than seven (7) nor more than thirteen (13). Currently, the actual number of directors of Palomar is seven (7). The Palomar Board is divided into three classes, with staggered terms of three years per class, so that approximately one-third of the Palomar Board is elected each year.

     The following table sets forth the names and certain information as of June 30, 1998, concerning the directors and executive officers of Palomar. The directors are elected with staggered terms of three years per class by the Palomar shareholders. Except as may be set forth in any applicable employment agreement, officers serve at the pleasure of the Palomar Board. None of the directors or executive officers of Palomar were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of Palomar, acting within their capacities as such. Except as noted below, as of June 30, 1998, there are no family relationships between the directors and executive officers of Palomar. None of the directors or executive officers serve as directors of any company which has a class of securities registered under, or which are subject to the periodic reporting requirements of the Exchange Act or any investment company registered under the Investment Company Act.

                                                                              YEAR FIRST ELECTED TO
                                               BUSINESS EXPERIENCE           OR APPOINTED DIRECTOR OR
NAME AND TITLE                           AGE  DURING PAST FIVE YEARS            EXECUTIVE OFFICER
---------------------------------------  ---  -----------------------------  ------------------------
Darol H. Caster,                          49  Senior Vice President,                             1984
   Senior Vice President and                  Palomar Savings and Loan
   Chief Financial Officer
Donald M. Galyean,                        48  Sales - Golf Merchandise                           1988
   Director and Secretary
Frederick Mandelbaum,                     82  Retired Credit Manager                             1986
    Director

Robert E. Pommier,                        36  Vice President, Palomar                            1996
   Vice President/Lending Administration      Savings and Loan since July
                                              1996; Vice President -
                                              Underwriting of Classic
                                              Financial Corporation prior

James M. Rady,                            56  President and CEO, Palomar                         1983
   Director, President and                    Savings and Loan
   Chief Executive Officer
Timothy S. Thomas,                        49  Attorney - Private Practice                        1988
   Director
Ralph O. Vasquez,                         66  Tax Preparer and Consultant                        1994
   Director
Robert A. Wedeking,                       63  Owner of a Bakery                                  1983
   Chairman of the Board of Directors
David Weseloh,                            61  Owner of a Recycling Business                      1983
   Director

     The following table sets forth certain compensation paid to Palomar's President and Chief Executive Officer and the other most highly compensated executive officers of Palomar who received compensation on a calendar year basis in excess of $100,000 as of December 31, 1997:36

                                                                            Long  Term  Compensation(1)
                                                                  ----------------------------------------------
                                 Annual Compensation(1)                 Awards                  Payouts
                            --------------------------------  -------------------------  -----------------------
                                                               Restricted
                                                                 Stock      Securities
                                                                Award(s)    Underlying     LTIP      All Other
                      Year       Salary       Bonus   Other       ($)         Options    Payouts   Compensation(2)
                      ----  ----------------  ------  ------  ------------  -----------  --------  ---------------
James M. Rady         1997  $133,125 124,500  $    0  $    0  $          0  $         0  $      0  $      10,732
 President and Chief  1996           124,500       0       0             0            0         0         13,616
 Executive Officer    1995                         0       0             0            0         0         11,126

(1)  Information  has  been  prepared  on  a  calendar  year  basis.
(2)  Includes  taxable  auto  allowance, club dues, term life insurance in excess of $50,000 and Palomar's contribution to the ESOP for the benefit of the executive.

     CERTAIN  PALOMAR  TRANSACTIONS

     Some of the directors, officers and principal shareholders of Palomar, and the businesses with which they are associated, were customers of, and had banking transactions with Palomar in the ordinary course of Palomar's business during 1997. All loans and commitments to lend included in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar credit worthiness and, in the opinion of management of Palomar, did not involve more than a normal risk of collectability or present other unfavorable features. As of December 31, 1997 the aggregate principal amount of extensions of credit to directors and executive officers and related interests was $47,200 which represents approximately 0.85% of Palomar's shareholder's equity as of that date.

     PALOMAR  COMPENSATION  COMMITTEE  REPORT

     The Palomar Compensation Committee is responsible for setting the compensation for the Chief Executive Officer and awarding benefits to all employees. The Compensation Committee answers to the Palomar Board and recommendations from this Committee are submitted to the Palomar Board for ratification or approval.

     The following is a report of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and approved when necessary by Palomar's Board.

     Palomar has always been interested in attracting and retaining highly skilled banking professionals. Simultaneously, Palomar has also been very concerned that base salary compensation remains within the current industry standards. Consequently, in setting executive officer salaries, we utilize compensation surveys from time to time, most notably the California Bankers Association Compensation Survey.

     Ordinarily, Palomar's performance does not have a bearing on the base salary of the Chief Executive Officer. No stock options have been granted as long-term incentive compensation. Bonuses could be used as additional compensation for the results of the prior year.

     Palomar has adopted the Palomar Stock Ownership Plan ("ESOP"). The ESOP's only assets are 30,080 shares of Palomar's Common Stock. The ESOP is scheduled to be terminated upon completion of the Merger.

LITIGATION

     As of the date of this Prospectus - Joint Proxy Statement, Palomar is not aware of any litigation pending or threatened to which it is a party the outcome of which is likely to have a material adverse affect on Palomar.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                                 RESULTS OF OPERATIONS

     The  following  table  sets  forth  for  the  periods  indicated the increase or decrease of certain items in the statements  of  income  as  compared  to  the  prior  periods:

                                          STATEMENTS   OF  INCOME  COMPARISON
                                          -----------------------------------
                                                (Dollars in thousands)

                                                                           FOR  THE  YEAR  ENDED  DECEMBER  31,
                                                       ----------------------------------------------------------------------------
                             FOR THE SIX MONTHS ENDED
                            JUNE 30, 1998 VERSUS 1997    1997  VERSUS  1996        1996  VERSUS  1995         1995  VERSUS  1994
                             ------------------------  ------------------------  ------------------------  ------------------------
                              AMOUNT OF   PERCENT OF    AMOUNT OF   PERCENT OF    AMOUNT OF   PERCENT OF    AMOUNT OF   PERCENT OF
                              INCREASE     INCREASE     INCREASE     INCREASE     INCREASE     INCREASE     INCREASE     INCREASE
                             (DECREASE)   (DECREASE)   (DECREASE)   (DECREASE)   (DECREASE)   (DECREASE)   (DECREASE)   (DECREASE)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total interest income        $       26         0.95%  $     (109)      (1.93)%  $      184         3.37%  $      724       15.27%
Total interest expense                2         0.12         (116)       (3.25)        (237)       (6.23)       1,193       45.71
Net interest income                  24         2.30            7         0.34          421        25.33         (469)     (22.01)
Provision (credit) for loan
 losses                             (47)      (68.12)        (286)     (132.41)        (546)      (71.65)         757   15,140.00
Net interest income after
  provision (credit) for
  loan losses                        71         6.38          293        15.69          967       107.44       (1,226)     (57.67)
Non interest income                 241       121.11          129        37.18          269       344.87            6        8.33
Non interest expense                 65         6.60         (311)      (13.96)         395        21.55          (25)      (1.35)
Income before income taxes          247        75.77          733     5,235.71          841        98.36       (1,195)    (351.47)
Income taxes                         62        64.58          185       215.12          853        90.84       (1,107)    (658.93)
Net income                   $      185        80.43%  $      548       761.11%  $      (12)     (14.29)%  $      (88)    (51.16)%

NET  INTEREST  INCOME  AND  NET  INTEREST  MARGIN
-------------------------------------------------

     Palomar's earnings depend largely upon the difference between the income received from its loan portfolio and investment securities and the interest paid on its liabilities, including interest paid on deposits. This difference is "net interest income." The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net yield on interest-earning assets. Palomar's net interest income is affected by the change in the level and the mix of interest-earning assets and interest-bearing liabilities, referred to as volume changes. Palomar's net yield on interest-earning assets is also affected by changes in the yields earned on assets and rates paid on liabilities, referred to as rate changes. Interest rates charged on Palomar's loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. These factors are in turn affected by general economic conditions and other factors beyond Palomar's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters, and the actions of the FRB.

     Net interest income for the six months ended June 30, 1998 was $1,067,000 an increase of $24,000 or 2.3% from $1,043,000 for the same period of 1997. This increase was primarily due to the volume of interest-earning assets increasing more rapidly than the volume of interest-bearing liabilities.
Average interest-earning assets increased $1,050,000 or 1.4%, while average interest-bearing liabilities only increased $336,000 or 0.5%. Palomar also improved its mix of interest-earning assets as interest earning cash in banks, Palomar's lowest yielding asset decreased by $1,427,000 or 53.6% during this period. These funds were reinvested into investment securities at a higher yield. The average yield on interest-earning assets was 7.22%, down 0.04 basis points from the average yield of 7.26% in the first six months of 1997. Meanwhile, the rates paid on deposits remained stable at 4.7%. As a result, the net yield on interest-earning assets decreased from 2.56% for the first six months of 1996 to 2.52% for the first six months of 1997.

     For 1997, net interest income was $2,090,000 an increase of $7,000 or 0.3% from 2,083,000 for 1996. This increase was primarily attributable to the decrease in the average balance of other borrowings. Average interest-earning assets decreased by 1.5% from $77,434,000 for 1996 to $76,271,000 for 1997.
Average interest-bearing liabilities decreased 3.1% from $74,340,000 for 1996 to $72,060,000 for 1997. The net yield on interest-earning assets decreased slightly from 2.5% in 1996 to 2.47% in 1997.

     The following table presents the average amounts outstanding for the major categories of the Palomar's interest-earning assets and interest-bearing liabilities, the average interest rates earned or paid thereon, and the net yield on average interest earning assets for the periods indicated:

                                       AVERAGE BALANCES AND INTEREST RATES
                                       -----------------------------------
                                              (Dollars in thousands)

                                                             For  The  Six  Months  Ended  June  30,
                                       ------------------------------------------------------------------------------
                                                        1998                                   1997
                                       --------------------------------------  --------------------------------------
                                                       Average     Interest                   Average      Interest
                                         Average      Yield or      Earned       Average      Yield or      Earned
                                        Balance(1)  Rate Paid(2)   or Paid(2)   Balance(1)   Rate Paid(2)  or Paid(2)
                                        ----------  ------------  -----------  -----------  ------------  -----------
INTEREST EARNING ASSETS:
  Cash in banks                         $    1,236         5.18%  $       32   $     2,663         5.40%          72
  Investment securities                     13,911         6.52%         454        12,152         6.84%         416
  Federal funds sold                         5,026         5.22%         131         3,419         5.32%          91
  Loans, net                                56,764         7.62%       2,160        57,653         7.54%       2,172
                                        ----------  ------------  -----------  -----------  ------------  -----------
                                        $   76,937         7.20%       2,777        75,887         7.26%       2,751
INTEREST BEARING LIABILITIES:
  Deposits:
     Money market and NOW                   17,864         2.22%         198        16,063         3.29%         184
     Time deposits                          54,837         5.65%       1,512        55,252         5.61%       1,492
                                        ----------  ------------  -----------  -----------  ------------  -----------
          Total Deposits                    72,701         4.70%       1,710        71,315         4.70%       1,676
    Other borrowings                             -          N/A            -         1,050         5.80%          32
                                        ----------  ------------  -----------  -----------  ------------  -----------
Total interest-bearing liabilities      $   72,701         4.70%  $    1,710   $    72,365         4.72%  $    1,708
  Net interest income                                             $    1,067                              $    1,043
  Net yield on interest earning assets                               2.78%(3)                                2.74%(3)

-----------------------------------------
(1)  The  average balance of non-accruing loans is immaterial as a percentage of total loans and as such has been included  in  net  loans.
(2)  Yields  and  amounts  earned  on  loans  include  loan  fees of $13,000 and $12,000 for the six months ended
     June 30,  1998  and  1997,  respectively.
(3)  These  rations  have  been  annualized.

                                                                For The Year Ended December 31,
                                          --------------------------------------------------------------------------
                                                          1997                                 1996
                                          ------------------------------------  ------------------------------------
                                                        Average      Interest                 Average      Interest
                                           Average      Yield or     Earned     Average      Yield or      Earned
                                          Balance(1)  Rate Paid(2)   or Paid    Balance(1)  Rate Paid(2)   or Paid
                                          ----------  ------------  ----------  ----------  ------------  ----------
INTEREST EARNING ASSETS:
  Cash in banks                           $    2,185         4.99%  $     109        2,252         4.84%  $     109
  Investment securities(2)                    12,450         6.65         828       16,373         6.74       1,103
  Federal funds sold                           3,628         5.31         193        2,941         4.96         146
  Loans, net(3)(4)                            58,008         7.60       4,410       55,868         7.68       4,291
                                          ----------  ------------  ----------  ----------  ------------  ----------
     Total interest-earning assets            76,271         7.26       5,540       77,434         7.30       5,649
INTEREST BEARING LIABILITIES:
  Deposits:
     Money market and NOW                     16,312         2.27         370       16,622         2.50         416
     Time deposits                            55,210         5.53       3,051       55,718         5.44       3,032
                                          ----------  ------------  ----------  ----------  ------------  ----------
          Total Deposits                      71,522         4.78       3,421       72,340         4.77       3,448
     Other borrowings                            538         5.39          29        2,000         5.90         118
                                          ----------  ------------  ----------  ----------  ------------  ----------
     Total interest-bearing liabilities   $   72,060        4.79%       3,450       74,340         4.80%      3,566
                                                                    ----------  ----------                ----------
Net interest income                                                 $   2,090                             $   2,083

Net yield on interest earning assets                                     2.74%                                 2.69%

------------------------------------
(1)  The  average  balance  of  non-accruing loans is immaterial as a percentage of total loans and as such has been included  in  net  loans.
(2)  Yields  and  amounts  earned on loans include loan fees of $29,000 and $33,000 for the years ended December 31,
     1997  and  1996,  respectively.

     The following tables set forth an analysis of the changes in interest income and interest expense. The total change is shown in the column designated "Net Change" and is allocated to the change attributable to variations in volume and the change attributable to variations in interest rate. Changes due to both volume and rate changes have been allocated between the volume and rate categories in proportion to the relationship of the changes due solely to the changes in volume and the changes due solely to changes in rate.

                   RATE/VOLUME ANALYSIS OF NET INTEREST INCOME
                   -------------------------------------------
                             (Dollars in thousands)

                                                FOR THE SIX MONTHS ENDED
                                              JUNE 30, 1998 COMPARED TO THE
                                             SIX MONTHS ENDED JUNE 30, 1997
                                             ------------------------------
                                                   INCREASE (DECREASE)
                                                   -------------------
                                                    DUE TO CHANGE IN:
                                                    ------------------

                                                                          NET
                                             VOLUME         RATE        CHANGE
                                          ------------  ------------  -----------
INTEREST-EARNING ASSETS:
  Investment securities(1)                $        57   $       (19)  $       38
  Federal funds sold                               42            (2)          40
  Loans, net (2)(3)                               (34)           22          (12)
  Interest on interest bearing deposits           (37)           (3)         (40)
                                          ------------  ------------  -----------
    Total interest-earning assets                  28            (2)          26
INTEREST-BEARING LIABILITIES:
  Deposits:
     Money market and NOW                          20            (6)          14
     Time deposits                                (12)           32           20
     Interest on borrowings                       (32)            0          (32)
                                          ------------  ------------  -----------
Total interest bearing liabilities                (24)           26            2
                                          ------------  ------------  -----------
    Net interest income                   $        52   $       (28)  $       24
                                          ============  ============  ===========

                                                For  The  Year  Ended
                                                 December  31,  1997
                                           Compared  To  The  Year  Ended
                                                 December  31,  1996
                                                 INCREASE  (DECREASE)
                                                ---------------------
                                                 DUE  TO  CHANGE  IN:
                                                 --------------------
                                                                NET
                                                 VOLUME  RATE  CHANGE
                                                 ------  ----  ------
INTEREST-EARNING ASSETS:
  Investment securities                           (260)  (15)  (275)
  Federal funds sold                                37    10     47
  Loans, net                                       164   (45)   119
  Interest on interest bearing deposits             (2)    2      0
                                                  -----  ----  -----
    Total interest-earning assets                  (61)  (48)  (109)
INTEREST-BEARING LIABILITIES:
  Deposits:
     Money market and NOW                           (8)  (38)   (46)
     Time deposits                                 (28)   47     19
  Other borrowings                                 (87)   (2)   (89)
                                                  -----  ----  -----
       Total interest-bearing liabilities         (123)    7   (116)
                                                  -----  ----  -----
       Net interest income                          62   (55)     7
                                                  =====  ====  =====

PROVISION  FOR  LOAN  LOSSES
 ----------------------------

     Provisions for loan losses are charged to earnings to bring the total allowance for possible loan losses to a level deemed appropriate by management based on such factors as historical experience, the volume and type of lending conducted by Palomar, the amount of non-performing loans, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectability of loans in Palomar's portfolio.

     Each month Palomar reviews the allowance for possible loan losses and makes additional transfers to the allowance, as needed. During the first six months of 1998, Palomar actually effected a negative provision for loan losses which has the effect of causing a credit to the allowance. The credit for loan losses was $116,000, up 68% from $69,000 in the same period of 1997. The credit for loan losses was $70,000 in 1997 compared to a provision of $216,000 in 1996 and $762,000 in 1995. The decrease in the provision during 1997 reflected the decrease in nonperforming loans and the amount of net charge-offs during that period. As of June 30, 1998 and December 31, 1997, Palomar believes the allowance for possible credit losses was adequate.

NONINTEREST  INCOME  AND  NONINTEREST  EXPENSE
----------------------------------------------

     Noninterest income for the six months ended June 30, 1998 was $440,000 or a 121% increase from the same period in 1997. This increase of $241,000 was primarily the result of an increase in gains on the sale of loans of $194,000 and an increase in service charges and fees of $38,000.

     Noninterest income in 1997 was $476,000 compared to $347,000 in 1996 and $78,000 in 1995. The 1997 increase of $129,000 or 37% was caused primarily by an increase in gains on the sale of loans of $258,000 and a decrease in gain of sale of land of $95,000.

     Noninterest income increased by $269,000 or 345% in 1996 compared to 1995. This increase was primarily attributable to a $31,000 increase in gains on the sale of loans. Other income also reflected a gain of $95,000 from the sale of real estate in 1996. Palomar recognized a loss of $202,000 from joint venture operations in 1995.

     The following table sets forth for the periods indicated the various components of Palomar's noninterest income:

                               NONINTEREST   INCOME
                               --------------------
                              (Dollars in thousands)

                        For  The  Six    For The Years
                         Months Ended        Ended
                           June 30,       December 31,
                          ----------  -------------------
                          1998  1997  1997  1996    1995
                          ----  ----  ----  ----   ------
Service charges and fees  $120  $ 82  $170  $180   $ 179
Gain on sale of loans      298   104   289    31       0
Other                       22    13    17   136    (101)
                          ----  ----  ----   ----  ------
     Total                $440  $199  $476   $347  $  78
                          ====  ====  ====   ====  ======

     Noninterest expense for the six months ended June 30, 1998 was $1,050,000 compared to $985,000 for the same period in 1997. This increase of $65,000 or 7% was centered primarily in salaries and employee benefits and other expenses. These increases were primarily related to Palomar's growth and expansion in business activity. As a percent of average assets, annualized noninterest expense was 2.6% for the six months ended June 30, 1998 and 2.5% for the same period in 1997.

     Noninterest  expense  was  $1,917,000  in  1997,  $2,228,000  in  1996, and
$1,833,000 in 1995. The decrease of $311,000 or 14% in 1997 was comprised primarily of the absence of the one-time SAIF assessment of $506,000 in 1996 offset by an increase in salaries and employee benefits of $199,000 resulting from expansion of loan operations. As a percent of average assets, noninterest expense was 2.4% in 1997 and 2.8% in 1996.

     Noninterest expense increased $395,000 or 22% in 1996 from 1995. This increase was caused primarily by a one-time SAIF assessment of $506,000 offset by a $76,000 reduction in legal fees and other expenses related to real estate owned.

     The following table sets forth for the periods indicated the various components of Palomar's noninterest expense:

                              NONINTEREST   EXPENSE
                              ---------------------
                             (Dollars in thousands)

                                            For  The  Six    For The Years
                                             Months Ended        Ended
                                              June 30,        December 31,
                                            ------------  -------------------
                                             1998   1997  1997   1996   1995
                                            ------  ----  -----  -----  -----
Salaries and employee benefits              $  521   453    935    737    725
Occupancy expense, furniture and equipment     129   125    260    254    259
Advertising                                     27    33     53     39     57
Other real estate owned                          -    66     70     11     66
Professional fees                               62    43     86    121    142
Telephone, stationary and supplies              33    28     61     51     55
Data processing                                 61    44     89     89     83
Customer service cost                           24    21     45     49     56
Merger costs                                    13     -      -      -      -
Other                                          180   172    318    877    390
                                            ------  ----  -----  -----  -----
 Total                                       1,050   985  1,917  2,228  1,833
                                            ======  ====  =====  =====  =====

     As a result of the regulations issued by FDIC on _________________, a new rate schedule for institutions whose deposits are insured by the Savings Association Insurance Fund ("SAIF") was adopted. The rate Palomar pays for insurance on its deposits increased as a result of the regulation. See "SUPERVISION AND REGULATION - Premiums for Deposit Insurance."

INCOME  TAXES
-------------

     Income tax expense was $158,000 for the six months ended June 30, 1998 and $96,000 for the same period in 1997. Income tax expenses (benefits) were $99,000, ($86,000) and ($939,000) for the years ended December 31, 1997, 1996, and 1995, respectively. These expenses (benefits) varied from the anticipated effective tax rate of approximately 41.6% primarily due to the timing of the recognition for financial statement purposes of the tax effects of certain losses related to joint ventures incurred in prior years.

                         ANALYSIS OF FINANCIAL CONDITION

     The following table sets forth the average balances of each principal category of Palomar's assets, liabilities and capital accounts for the periods indicated, as well as the percentage of each category to total assets for the periods indicated:

                     DISTRIBUTION   OF  ASSETS,   LIABILITIES   AND  SHAREHOLDERS'   EQUITY
                     ----------------------------------------------------------------------
                                           (Dollars  in  thousands)

                                                 FOR THE SIX MONTHS ENDED JUNE 30,        FOR THE SIX MONTHS ENDED DECEMBER 31,
                                         ------------------------------------------------  -----------------------------------
                                                1998                       1997                    1997                  1996
                                         -----------------------  ------------------------  -----------------------  ---------
                                         AVERAGE    PERCENT OF     AVERAGE    PERCENT OF    AVERAGE    PERCENT OF     AVERAGE
ASSETS:                                  BALANCE   TOTAL ASSETS    BALANCE   TOTAL ASSETS   BALANCE   TOTAL ASSETS    BALANCE
                                         --------  -------------  ---------  -------------  --------  -------------  ---------
Cash and due from banks                  $  3,205           4.0%  $  3,974            5.1%     3,726           4.7%     3,481
Investment securities(1)                   13,951           175     12,134           15.5     12,453          15.9     16,350
Federal funds sold                          4,871           6.1      3,571            4.6      3,628           4.6      2,941
Loans, net                                 55,885           700     56,592           72.3     57,002          72.6     54,783
Premises and equipment                        137           0.2        142            0.2        136           0.2        159
Other real estate owned                         -           N/A        198            0.2        115           0.2        541
Accrued interest and other assets           1,766           2.2      1,626            2.1      1,448           1.8      2,292
                                         --------  -------------  ---------  -------------  --------  -------------  ---------
    Total assets                         $ 79,815         100.0%  $ 78,237          100.0%  $ 78,508         100.0%  $ 80,547
                                         ========  =============  =========  =============  ========  =============  =========
LIABILITIES AND CAPITAL:
   Deposits:
Noninterest-bearing demand                    452           0.6%       379            0.5%       392           0.5%       307
Money market and NOW                       17,864          22.3     16,063           20.5     16,312          20.8     16,622
Time deposits                              54,837          68.7     55,252           70.6     55,210          70.3     55,718
                                         --------  -------------  ---------  -------------  --------  -------------  ---------
   Total deposits                          73,153          91.6     71,694           91.6     71,914          91.6     72,647
Other borrowings                                -           N/A        714            0.9        538           0.7      2,000
Accrued interest and other liabilities        925           1.2        833            1.1        879           1.1      1,051
                                         --------  -------------  ---------  -------------  --------  -------------  ---------
   Total liabilities                       74,078          92.8     73,241           93.6     73,331          93.4     75,698
Common Stock                                4,460           5.6      4,263            5.4      4,263           5.4      4,263
Retained earnings                           1,252           1.6        746            1.0        913           1.2        611
Unrecognized gains (losses)                    25            --        (13)            --          1            --        (25)
                                         --------  -------------  ---------  -------------  --------  -------------  ---------
   Total shareholders' equity               5,737           7.2      4,996            6.4      5,177           6.6      4,849
                                         --------  -------------  ---------  -------------  --------  -------------  ---------
   Total liabilities and shareholders'
     equity                              $ 79,815         100.0%  $ 78,237          100.0%  $ 78,508         100.0%  $ 80,547
                                         ========  =============  =========  =============  ========  =============  =========


                              FOR THE SIX MONTHS ENDED DECEMBER 31,
                              -----------------------------------
                                              1996
                                         ---------------
                                           PERCENT OF
ASSETS:                                  TOTAL   ASSETS
                                         ---------------
Cash and due from banks                             4.3%
Investment securities(1)                           20.3
Federal funds sold                                  3.6
Loans, net                                         68.0
Premises and equipment                              0.2
Other real estate owned                             0.7
Accrued interest and other assets                   2.9
                                         ---------------
    Total assets                                  100.0%
                                         ===============
LIABILITIES AND CAPITAL:
   Deposits:
Noninterest-bearing demand                          0.4%
Money market and NOW                               20.6
Time deposits                                      69.2
                                         ---------------
   Total deposits                                  90.2
Other borrowings                                    2.5
Accrued interest and other liabilities              1.3
                                         ---------------
   Total liabilities                               94.0
Common Stock                                        5.3
Retained earnings                                  0 .7
Unrecognized gains (losses)                          --
                                         ---------------
   Total shareholders' equity                       6.0
                                         ---------------
   Total liabilities and shareholders'
     equity                                       100.0%
                                         ===============

Investment  Portfolio
 ---------------------

     In order to maintain a reserve of readily saleable assets to meet Palomar's liquidity and loan requirements, Palomar purchases United States Treasury securities, mortgage backed securities and other investments. Sales of "Federal funds" (short-term loans to other banks) are regularly utilized. Placement of funds in certificates of deposit with other financial institutions may be made as alternative investments pending utilization of funds for loans or other purposes.

      In addition to investing in federal funds sold and investing in term certificates of deposit with federally insured financial institutions, Palomar's investment policy allows the institution to invest in debt securities of the U.S. Treasury and U.S. government agencies. The current investment portfolio is made up of securities issued by these agencies.

     Palomar accounts for its investment portfolio following SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires the investment portfolio to be classified into securities "Available for Sale" and securities "Held to Maturity." Securities designated as available for sale are stated at their current market value with stockholders' equity being adjusted for the after-tax unrecognized gain (loss) on said securities. Investment securities classified as held to maturity are stated at cost, decreased by amortization of premium and increased by accretion of discount, over the period to maturity of the related securities.

     The following tables summarize the amounts and distribution of Palomar's investment securities held as of the dates indicated, and the weighted average yields as of June 30, 1998 and December 31, 1997 and 1996:

                                                   INVESTMENT   PORTFOLIO
                                                   ----------------------
                                                   (Dollars  in  thousands)

                                                                                                       December  31,
                                                                                         ---------------------------------------
                                                         June  30,  1998                           1997                  1996
                                             ------------------------------------------  --------------------------  -----------
                                                                           Weighted
                                             Book Value   Market Value   Average Yield   Book Value   Market Value   Book Value
                                             -----------  -------------  --------------  -----------  -------------  -----------
AVAILABLE-FOR-SALE SECURITIES
-------------------------------------------
U.S. GOVERNMENT & AGENCY SECURITIES:
   Within one year                           $       500  $         502           6.06%  $         -  $           -  $         -
   One to five years                                 250            251           5.88           750            752            -
   Over five years                                   500            500           7.00             -              -            -
                                             -----------  -------------  --------------  -----------  -------------  -----------
Total U.S. Government and Agency Securities  $     1,250  $       1,253           6.40%  $       750  $         752  $         -
ADJUSTABLE RATE MORTGAGE FUND:                         -              -              -             -              -          987
MORTGAGE-BACKED SECURITIES:
   Over five years                                 9,165          9,184           6.60         8,115          8,160        5,943
                                             -----------  -------------  --------------  -----------  -------------  -----------
      Total mortgage-backed securities             9,165          9,184           6.60         8,115          8,160        5,943
                                             -----------  -------------  --------------  -----------  -------------  -----------
      Total available-for sale securities    $    10,415  $      10,437           6.58%  $     8,865  $       8,912  $     6,930


                                             December  31,
                                             -------------
                                                  1996
                                             -------------
AVAILABLE-FOR-SALE SECURITIES
-------------------------------------------
U.S. GOVERNMENT & AGENCY SECURITIES:
                                             Market Value
                                             -------------
   Within one year                           $           -
   One to five years                                     -
   Over five years                                       -
                                             -------------
Total U.S. Government and Agency Securities  $           -
ADJUSTABLE RATE MORTGAGE FUND:                         981
MORTGAGE-BACKED SECURITIES:
   Over five years                                   5,939
                                             -------------
      Total Mortgage-Backed Securities               5,939
                                             -------------
      Total Available-For Sale Securities    $       6,920

                                                                                                       December  31,
                                                                                         ----------------------------------------
                                                         June  30,  1998                           1997                  1996
                                             ------------------------------------------  --------------------------  ------------
                                                                           Weighted
                                             Book Value   Market Value   Average Yield    Book Value   Market Value   Book Value
                                             -----------  -------------  ---------------  -----------  -------------  -----------
HELD-TO-MATURITY SECURITIES
-------------------------------------------
U.S. GOVERNMENT & AGENCY SECURITIES:
   Over five years                           $         -            N/A             736           738          1,726        1,740
                                             -----------                 ---------------  -----------  -------------  -----------
Total U.S. Government and Agency Securities  $         -            N/A  $          736           738  $       1,726        1,740
MORTGAGE-BACKED SECURITIES:
   Over five years                                 3,420          3,285            5.89         3,420          3,233        3,421
                                             -----------  -------------  ---------------  -----------  -------------  -----------
      Total mortgage-backed securities             3,420          3,285            5.89         3,420          3,233        3,421
                                             -----------  -------------  ---------------  -----------  -------------  -----------
      Total held To maturity securities      $     3,420          3,285            5.89         4,156  $       3,971        5,147
                                             -----------  -------------  ---------------  -----------  -------------  -----------
      Total securities                       $    13,835  $      13,722            6.41%  $    13,021  $      12,883  $    12,077
                                             ===========  =============  ===============  ===========  =============  ===========


                                              December  31,
                                             -------------
                                                  1996
                                             -------------
                                             Market Value
                                             -------------
HELD-TO-MATURITY SECURITIES
-------------------------------------------
U.S. GOVERNMENT & AGENCY SECURITIES:
   Over five years

Total U.S. Government and Agency Securities
MORTGAGE-BACKED SECURITIES:
   Over five years                                   3,175
                                             -------------
      Total mortgage-backed securities               3,175
                                             -------------
      Total held To maturity securities              4,915
                                             -------------
      Total securities                       $      11,835
                                             =============

LOAN  PORTFOLIO
----------------

     General.  The  following  table presents Palomar's loan portfolio as of the
     -------
dates  indicated:

                              LOAN  PORTFOLIO
                              ---------------

                                                  (Dollars in thousands)
                                                        December 31,
                                                 ------------------------

                                   June 30, 1998    1997         1996
                                    -----------  ----------  ------------
Real estate - construction                -----       -----  $        107
Real estate - residential           $    40,242  $   44,264        42,126
Real estate - other                      12,685      13,314        14,525
Consumer                                    491         574           529
                                    -----------  ----------  ------------
     Total loans                         53,418      58,152        57,287

Unearned fees and discounts                 143         167           152
Allowance for possible loan losses          649         765           928
                                    -----------  ----------  ------------
     Net loans                      $    52,626  $   57,220  $     56,207
                                    ===========  ==========  ============

     The majority of Palomar's loans are made to finance the purchase of single-family homes in southern California. These loans are collateralized by the related real property, and loan-to-value ratios generally do not exceed 95%. Palomar offers both fixed and floating rate loans. Maturities on such loans are generally 15 or 30 years. Palomar's policy is to generally sell its fixed rate loan originations in the secondary market servicing released.

     Real estate construction loans are made primarily to builder-owners of individual homes, generally in San Diego and Riverside Counties. Construction loans are collateralized by the related real property and the loan-to-value ratio generally do not exceed 75% based on appraisals received by Palomar.

     Other real estate loans consist of land loans and loans secured by office buildings, small shopping centers, and small industrial centers in San Diego County. Loan-to-value ratios are restricted to 70% of appraisal value of the underlying real property.

     Consumer loans primarily consist of lines of credit extended to individuals and small businesses.

     With certain exceptions, Palomar is permitted under applicable law to make related extensions of credit to any one borrowing entity up to 15% of Palomar's regulatory capital. As of June 30, 1998, these lending limits for Palomar were $968,000.

     Loan  Concentrations.  Palomar does not have any concentrations in its loan
     --------------------
portfolio by industry or group of industries, except that as of June 30, 1998, approximately 99% of Palomar's loans were secured by real property.

     Loan  Portfolio  Maturities  and  Interest Rate Sensitivity.  The following
     -----------------------------------------------------------
table sets forth the amounts of Palomar's loans outstanding at June 30, 1998, which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. In addition, the table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the FHLB's Eleventh District Cost of Funds. As of June 30, 1998, over 87% of Palomar's loan portfolio were floating interest rate loans. Non-performing loans are included in this schedule based on nominal maturities, even though Palomar may be unable to collect such loans at their maturity date.

                     MATURITIES  AND  RATE  SENSITIVITY  OF  LOANS
                     ---------------------------------------------
                               (Dollars in thousands)

                                                             OVER ONE
                                                    ONE      YEAR BUT
                                                  YEAR OR    LESS THAN   OVER FIVE
                                                  LESS(1)   FIVE YEARS     YEARS      TOTAL
                                                 ---------  -----------  ----------  -------
Real estate - residential                        $  32,370  $     1,390  $    6,482  $40,242
Real estate - other                                 12,313           11         361   12,685
Consumer                                               441            0          50      491
                                                 ---------  -----------  ----------  -------
     Total Loans                                 $  45,124  $     1,401  $    6,893  $53,418
                                                 =========  ===========  ==========  =======
Loans with predetermined (fixed) interest rates  $     460  $     1,401  $    6,893  $ 8,754
Loans with variable (floating) interest rates       44,664            0           0   44,664
                                                 ---------  -----------  ----------  -------
     Total                                       $  45,124  $     1,401  $    6,893  $53,418
                                                 =========  ===========  ==========  =======

(1)     All  loans  due  on demand, having no stated repayment schedule or maturity, and overdrafts  are  reported  as  due  in  one  year  or  less.

     Commitments and Standby Letters of Credit.  The following table sets forth
      -----------------------------------------
at the dates indicated Palomar's loan commitments and standby letters of credit:

           COMMITMENTS AND STANDBY LETTERS OF CREDIT
           -----------------------------------------
                     (Dollars in thousands)

                                            DECEMBER 31,
                                          ----------------
                           JUNE 30, 1998    1997    1996
                           -------------  --------  ------
Loan commitments           $       4,007  $  1,580  $  642
Standby letters of credit  $           0  $      0  $2,154

     Palomar's outstanding loan commitments at June 30, 1998 and December 31, 1997, primarily consisted of single family residential loans. Based upon Palomar's historical experience, the outstanding loan commitments fluctuate throughout the year depending on loan demand. The standby letter of credit was canceled in September 1977.

     Non-Performing  Assets.  Interest  on performing loans is accrued and taken
     ----------------------
into income daily. Loans over 90 days past due are deemed "non-performing" and are placed on a nonaccrual status. Interest received on nonaccrual loans is credited to income only upon receipt. At June 30, 1998, nonaccrual loans were comprised of five loans all secured by liens on real estate.

     When appropriate or necessary to protect Palomar's interests, real estate taken as collateral on a loan may be taken by Palomar through foreclosure or a deed in lieu of foreclosure. Real property acquired in this manner by Palomar is known as "other real estate owned" ("OREO"). The OREO is carried on the books of Palomar as an asset, at the lesser of Palomar's recorded investment or the fair value less estimated costs to sell. The Bank periodically revalues the OREO properties and charges other expenses for any further write-downs. The
OREO  represents  an  additional  category  of  "non-performing  assets."

As  of  June  30,  1998,  as well as of December 31, 1997, Palomar held no OREO.

     The following table sets forth information regarding the components of Palomar's non-performing assets at the dates indicated: nonaccrual l

                                    NON-PERFORMING  ASSETS
                                    (Dollars in thousands)

                                                                             DECEMBER 31,
                                                                      --------------------------
                                                       JUNE 30, 1998      1997          1996
                                                       -------------  ------------  ------------
Nonaccrual loans                                       $        771   $       455   $        22
                                                       -------------  ------------  ------------
Loans past due 90 days or more but not on  nonaccrual             0             0             0
                                                       -------------  ------------  ------------
     Total non-performing loans                        $        771   $       455   $        22
OREO                                                              0             0           708
                                                       -------------  ------------  ------------
     Total non-performing assets                       $        771   $       455   $       730
                                                       =============  ============  ============
Total non-performing assets to total assets                    0.97%         0.58%         0.91%
                                                       =============  ============  ============

     Nonaccrued  interest  at  June  30,  1998  totaled  $47,000.

     The risk of nonpayment of loans is an inherent feature of the banking business. That risk varies with the type and purpose of the loan, the collateral which is utilized to secure payment, and ultimately, the creditworthiness of the borrower. In order to minimize this credit risk, Palomar requires that all loans be approved by at least two officers, one of whom must be an executive officer. Larger loans must be approved by the Directors' Loan Committee.

     Palomar maintains an internal asset review program which reviews loans based on defined criteria for weaknesses which may require classification of a loan. Loans are graded from "pass" to "loss," depending on credit quality, with "pass" representing loans which involve a degree of risk which is not unwarranted given the favorable aspects of the credit. Classified loans identified in the review process are added to Palomar's Internal Watchlist and an allowance for possible loan losses is established for such loans. Additionally, Palomar is examined regularly by the OTS and the Commissioner at which time a further review of loans is conducted.

     The classified loans as of June 30, 1998, totaled $1,390,000 and are largely due to poor payment histories by the borrowers and borrower bankruptcies. Management believes that it has adequately provided an allowance to cover estimated losses in the loan portfolio. Significant further deterioration in Southern California real estate values could materially impact future operating results, liquidity, or capital resources.

ALLOWANCE  FOR  POSSIBLE  LOAN  LOSSES
--------------------------------------

     Palomar maintains an allowance for possible loan losses to provide for potential losses in the loan portfolio. Additions to the allowance are made by charges to operating expenses in the form of a provision for loan losses. All loans which are judged to be uncollectible are charged against the allowance while any recoveries are credited to the allowance. Management conducts a critical evaluation of the loan portfolio monthly. This evaluation includes an assessment of the following factors: the results of Palomar's internal loan review, any external loan review, and any regulatory examination, loan loss experience, estimated potential loss exposure on each credit, concentrations of credit, value of collateral, any known impairment in the borrower's ability to repay, and present economic conditions.

     It is Palomar's policy to annually review Palomar's criteria for establishing general valuation allowances. Palomar utilizes its historical loss performance experience, peer data, and an evaluation of the current local economic environment as a basis for this review. For evaluation purposes, loans are segregated by type in determining the appropriate valuation allowance rates for unclassified, special mention and substandard classifications. Although management believes it uses the best information available to make determinations with respect to the allowance for possible loan losses, future adjustments may be necessary if economic conditions differ from the assumptions used. Management believes that the allowance for possible loan losses at June 30, 1998 was adequate to absorb known and inherent risks in the loan portfolio. However, there can be no assurance that economic conditions which may adversely affect Palomar's market area or other circumstances will not result in increased loan losses in Palomar's loan portfolio which might be in excess of the allowance.

     Effective January 1, 1995, Palomar adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"), as amended by Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and
Disclosures ("SFAS 118"). Under SFAS 114, a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e. both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loans's original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The adoption of SFAS 114, as amended by SFAS 118, had no material impact on the Bank's financial statements as Palomar's existing policy of measuring loan impairment is consistent with methods prescribed in these standards.

     The following table summarizes Palomar's loan loss experience, transactions in the allowance for possible credit losses and certain pertinent ratios for the periods indicated:

                               ALLOWANCE  FOR  POSSIBLE  LOAN  LOSSES
                               ---------------------------------------
                                         (Dollars in thousands)

                                                                                    At or For the Year
                                                                                    Ended December 31,
                                                                              --------------------------------
                                                            At or For The
                                                           Six Months Ended
                                                            June 30, 1998          1997             1996
                                                          ------------------  ---------------  ---------------
BALANCES:
   Average total loans                                    $          56,764   $       58,008   $       55,868
   Total loans at end of period                                      53,418           58,152           57,287
Allowance for Possible Loan Losses:
   Balance at beginning of period                                       765              928              891
   Actual charge-offs:
      Commercial                                                          0                0                0
      Consumer                                                            0                0                5
      Real estate                                                         0               93              174
                                                          ------------------  ---------------  ---------------
         Total charge-offs                                           ------               93              179
   Less recoveries:
      Commercial                                                          0                0                0
      Consumer                                                            0                0                0
      Real Estate                                                         0                0                0
                                                          ------------------  ---------------  ---------------
         Total Recoveries                                                 0                0                0
                                                          ------------------  ---------------  ---------------
   Net loans charged-off                                                  0                0                0
   Provision for loan losses                                           (116)             (70)             216
                                                          ------------------  ---------------  ---------------
      Balance at end of period                            $             649   $          765   $          928
                                                          ==================  ===============  ===============
RATIOS:
   Net loans charged-off to average loans                               N/A             0.16%            0.32%
   Net loans charged-off to total loans at end of period                N/A             0.16%            0.31%
   Allowance for possible loan losses to
      average loans                                                    1.14%            1.32%            1.66%
   Allowance for possible loan losses to
      total loans at end of period                                     1.21%            1.32%            1.60%
   Allowance for possible loan losses to
      non-performing loans at end of period                           84.18%          168.13%          127.12%
   Net loans charged off to beginning  allowance for
      possible loan losses                                              N/A            10.02%           20.09%
   Net loans charged off to provision for loan losses                   N/A              N/A            82.87%

     The following table summarizes the allocation of the allowance for possible loan losses by loan type and the percent of loans in each category compared to total loans for the periods indicated: pard

                      ALLOCATION  OF  ALLOWANCE  FOR  POSSIBLE  LOAN  LOSSES
                      -------------------------------------------------------
                                      (Dollars in thousands)

                                                                           DECEMBER 31,
                                                       ---------------------------------------------------
                                  JUNE 30, 1998                 1997                      1996
                            -------------------------  -------------------------  ------------------------
                                          PERCENT OF                PERCENT OF                PERCENT OF
                                           LOANS IN                  LOANS IN                  LOANS IN
                               EACH          EACH         EACH
                             ALLOWANCE   CATEGORY TO    ALLOWANCE   CATEGORY TO   ALLOWANCE   CATEGORY TO
                              AMOUNT     TOTAL LOANS     AMOUNT     TOTAL LOANS     AMOUNT    TOTAL LOANS
                            -----------  ------------  -----------  ------------  ----------  ------------
Real Estate - Construction            -            -             -            -   $        8            -
Real Estate - Residential   $       213         77.0   $       250         77.0          201         75.0%
Real Estate - Other                 244         22.0           341         22.0          574         24.0
Consumer                              9          1.0            10          1.0           17          1.0
Unallocated                         183            -           164            -          128            -
                            -----------  ------------  -----------  ------------  ----------  ------------
   Total                    $       649        100.0%  $       765        100.0%  $      928        100.0%
                            ===========  ============  ===========  ============  ==========  ============

DEPOSITS
--------

     Deposits are Palomar's primary source of funds. At June 30, 1998, Palomar had a deposit mix of 76.4% time and savings deposits, 22.8% in money market and NOW deposits, and 0.8% on interest-bearing demand deposits.

     Palomar's deposits are obtained from a cross-section of the community it serves. No material portion of Palomar's deposits has been obtained from or is dependent upon any one person or industry. Palomar's business is not seasonal in nature. Palomar accepts deposits in excess of $100,000 from customers.
Those deposits are priced to remain competitive. As of December 31, 1997 and 1996, and June 30, 1998 and 1997, Palomar has no brokered funds on deposit.

     Palomar is not dependent upon funds from sources outside the United States and has not made loans to any foreign entities. Palomar has not made any loans to finance leveraged buyouts or for highly leveraged transactions.

     The following table summarizes the distribution of average deposits and the average rates paid (annualized for June 30, 1998) for the periods indicated:


                                AVERAGE  DEPOSITS
                                ------------------
                              (Dollars in thousands)

                                                                       December 31,
                                                          --------------------------------------
                                        June 30, 1998            1997               1996
                                      ------------------  ------------------  ------------------
                                      Average   Average   Average   Average   Average   Average
                                      Balance     Rate    Balance     Rate    Balance     Rate
                                      --------  --------  --------  --------  --------  --------
Non interest-bearing demand deposits  $    452      N/A   $    392      N/A   $    307      N/A
Money market and NOW                    17,864     2.22%    16,312     2.27%    16,622     2.50%
Time deposits                           54,837     5.52     55,210     5.53     55,718     5.44
                                      --------  --------  --------  --------  --------  --------
   Total average deposits             $ 73,153     4.68%  $ 71,914     4.76%  $ 72,647     4.74%
                                      ========  ========  ========  ========  ========  ========

     The following table indicates the maturity schedule of Palomar's certificates of deposit of $100,000 or more as of June 30, 1998:

        TIME  DEPOSITS  OF  $100,000  OR  MORE
        ---------------------------------------
                (Dollars in thousands)

                                                  PERCENT OF
                                         BALANCE    TOTAL
                                       -----------  ------
Three months or less                   $     3,788   33.1%
Over three months through six months         1,525   13.3
Over six months through twelve months        4,961   43.3
Over twelve months                           1,187   10.3
                                       -----------  ------
   Total                               $    11,461  100.0%
                                       ===========  ======

LIQUIDITY  AND  LIABILITY  MANAGEMENT
-------------------------------------

     Liquidity management for savings and loans requires that funds always be available to pay anticipated deposit withdrawals and maturing financial obligations promptly and fully in accordance with their terms. The balance of the funds required is generally provided by payments on loans, sale of loans, liquidation of assets and the acquisition of additional deposit liabilities. One method savings and loans utilize for acquiring additional liabilities is through the acceptance of "brokered deposits" (defined to include not only deposits received through deposit brokers, but also deposits bearing interest in excess of 75 basis points over market rates), typically attracting large certificates of deposit at high interest rates.

     To meet liquidity needs, Palomar maintains a portion of its funds in cash deposits in other banks, Federal funds sold, and investment securities. As of June 30, 1998, Palomar's liquidity ratio was 27.3%, defined as $7.6 million in federal funds sold, $10.9 million in investment securities, and $3.2 million in cash and due from banks, as a percentage of deposits plus other borrowings less passbook loans.

     Liquidity can be enhanced, if necessary, through short-term borrowings. Palomar has a $19.8 million line of credit with the Federal Home Loan Bank of San Francisco secured by real estate loans and certain investment securities.

     The careful planning of asset and liability maturities and the matching of interest rates to correspond with this maturity matching is an integral part of the active management of an institution's net yield. To the extent maturities of assets and liabilities do not match in a changing interest rate environment, net yields may be affected. Even with perfectly matched repricing of assets and liabilities, risks remain in the form of prepayment of assets, timing lags in adjusting certain assets and liabilities that have varying sensitivities to market interest rates and basis risk. In its overall attempt to match assets and liabilities, management takes into account rates and maturities to be offered in connection with its certificates of deposit and offers variable rate loans. Palomar has generally been able to control its exposure to changing interest rates by maintaining primarily floating interest rate loans and a majority of its time certificates in relatively short maturities.

     The table below sets forth the interest rate sensitivity of Palomar's interest-earning assets and interest-bearing liabilities as of June 30, 1998, using the interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms:

                                  INTEREST  RATE  SENSITIVITY
                                  ---------------------------
                                     (Dollars in thousands)

                                                          DUE IN     DUE AFTER
                                              WITHIN     THREE TO     ONE YEAR    DUE AFTER
                                               THREE      TWELVE      TO FIVE      TO FIVE
                                              MONTHS      MONTHS       YEARS        YEARS       TOTAL
                                             ---------  -----------  ----------  ------------  --------
INTEREST-EARNING ASSETS:
   Interest-earning cash deposits               1,295   $        -   $       -   $         -   $  1,295
   Federal funds sold                           7,600            -           -             -      7,600
   Investment securities                        6,812        5,546         251         1,248     13,857
   Gross loans                                 19,910       26,588       1,414         5,506     53,418
                                             ---------  -----------  ----------  ------------  --------
      Total                                  $ 35,617   $   32,134   $   1,665   $     6,754   $ 76,170

INTEREST-BEARING LIABILITIES:
   Money market and NOW deposits             $ 16,645   $        0   $       0   $         0   $ 16,645
   Time deposits                               18,305       28,777       8,647             0     55,729
                                             ---------  -----------  ----------  ------------  --------
      Total                                  $ 34,950   $   28,777   $   8,647   $         0   $ 72,374
                                             =========  ===========  ==========  ============  ========
   Interest Rate Sensitivity Gap             $    667   $    3,357   $  (6,982)  $     6,754   $  3,796
   Cumulative Interest Rate Sensitivity Gap  $    667   $    4,024   $  (2,958)  $     3,796
   Cumulative Interest Rate Sensitivity Gap      0.84%        5.06%     (3.72)%         4.78%
      Ratio Based on Total Assets

     Since interest rate changes do not affect all categories of assets and liabilities equally or simultaneously, a cumulative gap analysis alone cannot be used to evaluate Palomar's interest rate sensitivity position. To supplement traditional gap analysis, Palomar utilizes the interest rate risk exposure report received from the OTS quarterly.

     Palomar's Investment Committee meets monthly to monitor Palomar's investments, liquidity needs and oversee its asset-liability management. In between meetings of the Committee, Palomar's management oversees Palomar's liquidity management.

CAPITAL  RESOURCES
------------------

     The Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires savings and loan institutions to have a minimum regulatory tangible capital ratio equal to 1.5% of adjusted total assets, a minimum 3.0% core capital ratio and an 8.0% total risk-based capital ratio. At June 30, 1998, Palomar exceeded all minimum capital requirements for tangible, core, and risk-based capital.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") also adopted leverage requirements that apply in addition to the risk-based capital requirements. FDICIA established five capital categories applicable to insured institutions, each with specific regulatory consequences. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized."

     To be considered "well capitalized" under FDICIA, an institution must generally have a core capital ratio of at least 5%, a total risk-based capital ratio of at least 10% and a Tier I risk-based capital ratio of at least 6%.

     At June 30, 1998, (unaudited) Palomar's capital exceeded all minimum regulatory requirements and Palomar was considered to be "well capitalized" as defined in the regulations issued by the FDIC. Palomar's risk-based capital rations, shown below as of June 30, 1998, have been computed accordance with regulatory accounting policies:

                  CAPITAL RATIOS
                  --------------

                    Bank   Minimum Requirements
                   ------  ---------------------
Leverage Ratio      7.44%                   5.0%
Tier 1 Risk-Based  13.57%                   6.0%
Total Risk-Based   14.82%                  10.0%

ACCOUNTING  MATTERS
-------------------

     In  June  1996,  the  Financial Accounting Standards Board ("FASB") issued
Statement  of  Accounting  Standards  No.  125,  "Accounting  for  Transfers and
Servicing of Financial Assets and Extinguishment of Liabilities" ("Statement 125"). Statement 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of Statement 125 did not have a material impact on Palomar's financial position, results of operations or liquidity.

     In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("Statement 127"). Statement 127 defers for one year the effective date of certain provisions of Statement 125. Management of Palomar does not expect the adoption of Statement 127 to have a material impact on Palomar's financial position, results of operations or liquidity.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130. "Reporting Comprehensive Income" ("Statement 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Statement 130 requires the display of comprehensive income and its components in a financial statement that is displayed in equal prominence with other financial statements that constitute a full set of financial statements. The Statement does not require, however, a specific format for the financial statement but requires the display of net income as a component of comprehensive income in that financial statement. Enterprises may elect to display comprehensive income and its components in one or two statements of financial performance or in a statement of changes in equity. If an enterprise chooses to display comprehensive income in a statement of changes in equity, that statement must be presented as part of a full set of financial statements and not in the notes to the financial statements. Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. Comparative financial statements provided for earlier periods are required to be reclassified to reflect application of the provisions of the Statement. Management of Palomar does not anticipate that the adoption of Statement 130 will have a material impact on Palomar's financial position, results of operations or liquidity.

INFLATION
---------

     The impact of inflation on a financial institution can differ significantly from that exerted on other companies. Savings and loans, as financial intermediaries, have many assets and liabilities which may move in concert with inflation both as to interest rates and value. This is especially true for companies, such as Palomar, with a high percentage of interest rate sensitive assets and liabilities. It is Palomar's policy to have the majority of its loan portfolio be variable interest rate loans. Savings and loans can further reduce the impact of inflation if it can manage its interest rate sensitivity gap. Palomar attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital.

     However, financial institutions are also affected by inflation's impact on noninterest expenses, such as salaries and occupancy expenses. During 1997, and 1996, the problems of inflation remained relatively stable, due primarily to continuous management of the money supplied by the FRB which has maintain interest rates during those years. Because of Palomar's ratio of rate sensitive assets to rate sensitive liabilities, Palomar benefits in the short term from a decreasing interest rate market and suffers in an increasing interest rate market. As such, indirectly, the management of the money supply by the FRB to control the rate of inflation has an impact on the earnings of Palomar. Also, the changes in interest rates may have a corresponding impact on the ability of borrowers to repay loans with Palomar.

YEAR  2000  COMPLIANCE
----------------------

     The year 2000 has posed a unique set of challenges to those industries reliant on information technology. As a result of methods employed by early programmers, many software applications and operational programs may be unable to distinguish the year 2000 from the year 1900. If not effectively addressed, this problem could result in the production of inaccurate data, or, in the worst cases, the inability of the systems to continue to function altogether. Financial institutions are particularly vulnerable due to the industry's dependence on electronic data processing systems.

     Palomar has adopted a year 2000 policy and compliance program under guidelines issued by the regulatory agencies which involves five phases. These phases include awareness, assessment, renovation, validation and implementation. Palomar currently is involved in the validation, or testing, phase. Palomar primarily utilizes third party service providers and software vendors for its software applications and programs. Management anticipates that it will have completed the testing of its "mission-critical" defined systems by June 30, 1999.

     It is anticipated that Palomar's general ledger, deposit and lending application will be merged into CWB's systems in the second quarter of 1999. Upon completion of this merger, Palomar will be operating under CWB's year 2000 plan for these applications.

     Palomar does not expect any material consequences to its financial results or service capabilities related to the year 2000 problem. However, there can be no guarantee that these expectations will be realized and actual results will not differ materially from these plans.

                      DESCRIPTION OF PALOMAR CAPITAL STOCK

     Pursuant to Palomar's Articles of Incorporation, Palomar is authorized to issue 1,250,000 shares of Palomar Common Stock with an aggregate par value of $5,000,000 ($4.00 per share). As of June 30, 1998, there were 648,186 shares of Palomar Common Stock issued and outstanding. As of June 30, 1998, there were no outstanding options, warrants, commitments, agreements or other rights in or with respect to the unissued shares of Palomar Common Stock or any other securities convertible into Palomar Common Stock.


                        COMPARISON OF SHAREHOLDER RIGHTS

COMPARISON  OF  CORPORATE  STRUCTURE

     Both CWB and Palomar are California corporations and as such are governed by the CGCL, although with respect to Palomar certain provisions of the California Financial Code supercede those of the CGCL. Consequently, except as otherwise noted below, there is no material difference between the rights of the holders of CWB Common Stock and the rights of the holders of Palomar Common Stock with regard to electing members of the board of directors, amending the articles of incorporation (association) or bylaws, calling special meetings of shareholders, acting by written consent of shareholders without a meeting and indemnifying directors.

     Certain differences in the articles of incorporation (association) and bylaws of CWB and Palomar are discussed below.

VOTING  RIGHTS

     Both CWB shareholders and Palomar shareholders are entitled to one vote for each share held of record on all matters voted upon by the respective shareholders of each corporation, except that in connection with the election of directors, shares of CWB Common Stock may, under certain circumstances, be voted cumulatively.

DIVIDENDS  AND  DIVIDEND  POLICY

PALOMAR

     An OTS regulation imposes limitations upon all capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. In general, Palomar may not declare or pay a cash dividend on its capital stock if the payment would cause Palomar to fail to meet one of its regulatory capital requirements. Palomar must also provide the OTS with 30 days advance notice of any proposed dividend declaration.

     Under the regulation, an association that meets its capital requirements both before and after a proposed distribution and has not been notified by the OTS that it is in need of more than normal supervision (a "Tier 1 association") may, after prior notice to but without the approval of the OTS, make capital distributions during a calendar year up to the higher of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, or
(ii) 75% of its net income over the most recent four-quarter period. A Tier 1 association may make capital distributions in excess of the above amount if it gives notice to the OTS and the OTS does not object to the distribution. At June 30, 1998, Palomar qualified as a Tier 1 association for purposes of the capital distribution rule.

     If an association does not meet the definition of a Tier 1 association, its ability to pay dividends is somewhat more restricted. In addition, the OTS may prohibit a proposed capital distribution that would otherwise be permitted if the OTS determines that the distribution would constitute an unsafe or unsound practice.

     The OTS has proposed to amend its capital distribution regulation to conform its requirements to the OTS prompt corrective action regulation. Under the proposed regulation, an institution that would remain at least adequately capitalized after making a capital distribution, and was not owned by a holding company, would not longer be required to provide notice to the OTS prior to making a capital distribution. "Troubled" associations and undercapitalized associations would be allowed to make capital distributions only by filing an application and receiving OTS approval, and such applications would be approved under certain limited circumstances.

CWB

     Holders of CWB Common Stock are entitled to receive dividends declared by the CWB Board out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of CWB that may be issued after the date hereof. CWB had not paid any dividends since its formation on December 31, 1997. Under California law, CWB is prohibited from paying dividends unless: (1) its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or
(2) immediately after giving effect to the dividend (i) the sum of CWB's assets will be at least equal to 125% of its liabilities and, (ii) the current assets of CWB will be at least equal to its current liabilities or, if the average of its earnings before taxes on income and before interest expense fort the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, the current assets of CWB would be at least equal to 125% of its current liabilities.

     The future dividend policy of CWB is subject to the discretion of the CWB Board and will depend upon a number of factors, including earnings, financial condition, cash needs and general business conditions. CWB's current dividend policy is to retain the majority of its earnings to increase capital, and CWB intends to maintain such policy in the foreseeable future.

NUMBER  OF  DIRECTORS

     The Palomar Bylaws provide that the authorized number of directors of Palomar shall be not less than seven (7) and not more than thirteen (13).
Currently,  the  actual  number  of  directors  of  Palomar  is  seven  (7).

     The CWB Bylaws provide that the authorized number of directors of CWB shall not be less than six (6) nor more than eleven (11) and that any amendment to the CWB Bylaws affecting the authorized number of directors must be approved by a majority of the CWB shareholders, provided that an amendment to the Bylaws reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption are equal to more than 16 % of the outstanding shares entitled to vote on such amendment. Currently, the actual number of directors of CWB is eleven (11). (See "AMENDMENT OF CWB BYLAWS.")

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 317 of the CGCL authorizes a court to award, or a corporation 's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 317 of the CGCL applies to Palomar and Section 4.16 of the Palomar Bylaws provide that Palomar may indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred to the fullest extent possible under the provisions of Section 317 of the CGCL. Article V of CWB's Articles of Incorporation provides for elimination of liability for monetary damages of its directors, and Article V of CWB's Articles of Incorporation and Article VI of CWB's Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CWB pursuant to the foregoing provisions, or otherwise, CWB has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           SUPERVISION AND REGULATION

GENERAL
-------

     Palomar, as a California state-chartered savings and loan association whose deposits are insured by the FDIC up to the maximum extend provided by law, is subject to regulation, supervision, and regular examination by the California Department of Financial Institutions (the "DFI"), the Office of Thrift Supervision ("OTS") and the FDIC. CWB, as a California corporation and bank holding company under BHCA is subject to supervision and regulation of the FRB. CWB's wholly-owned subsidiary, GNB, is chartered under the laws of the United States and as such is subject to supervision and regulation by the Office of the Comptroller of the Currency (the "OCC"). The regulations of these agencies govern most aspects of Palomar's, CWB's and GNB's business, including capital ratios, reserves against deposits, interest rates payable on certain types of deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. California law exempts all banks from usury limitations on interest rates.

RECENT  LEGISLATION  AND  REGULATORY  CHANGES
 ---------------------------------------------

     1.     INTRODUCTION
            ------------

     General.   From  time  to time legislation is proposed or enacted which has
     -------
the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and non-financial institutions.
Various federal laws enacted over the past several years have provided, among other things, for the maintenance of mandatory reserves with the FRB on deposits by depository institutions (state reserve requirements have been eliminated); the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain of their customers' accounts; and the authorization of various types of new deposit accounts, such as NOW accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions. The lending authority and permissible activities of certain non-bank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased authority and means for providing financial assistance to insured depository institutions and for effecting interstate and cross-industry mergers and acquisitions of failing institutions. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

     Other legislation has been proposed or is pending before the United States Congress which would affect the financial institutions industry. Such legislation includes wide-ranging proposals to further alter the structure, regulation and competitive relationships of the nation's financial institutions, to reorganize the federal regulatory structure of the financial institutions industry, to subject banks to increased disclosure and reporting requirements, and to expand the range of financial services which banks and bank holding companies can provide. Other proposals which have been introduced or are being discussed would equalize the relative powers of savings and loan holding companies and bank holding companies, and authorize such holding companies to engage in insurance underwriting and brokerage, real estate development and brokerage, and certain securities activities, including underwriting and dealing in United States Government securities and municipal securities, sponsoring and managing investment companies and underwriting the securities thereof. It cannot be predicted whether or in what form any of these proposals will be adopted, or to what extent they will effect the various entities comprising the financial institutions industry.

     Certain of the potentially significant changes which have been enacted in the past several years are discussed below.

     Interstate  Banking.  The  Riegle-Neal  Interstate  Banking  and  Branching
     -------------------
Efficiency Act of 1994 (the "Riegle-Neal Act"), enacted on September 29, 1994, repealed the McFadden Act of 1927, which required states to decide whether national or state banks could enter their state, and, effective June 1, 1997, allows banks to open branches across state lines. The Riegle-Neal Act also repealed the 1956 Douglas Amendment to the Bank Holding Company Act, which placed the same requirements on bank holding companies. The repeal of the Douglas Amendment made it possible for bank holding companies to buy out-of-state banks in any state after September 29, 1995, which, after June 1, 1997, may now be converted into interstate branches.

     The Riegle-Neal Act permitted interstate banking to begin effective September 29, 1995. The amendment to the Bank Holding Company Act permits bank holding companies to acquire banks in other states provided that the acquisition does not result in the Bank holding company controlling more than 10 percent of the deposits in the United States, or 30 percent of the deposits in the state in which the bank to be acquired is located. However, the Riegle-Neal Act also provides that states have the authority to waive the state concentration limit. Individual states may also require that the Bank being acquired be in existence for up to five years before an out-of-state bank or bank holding company may acquire it.

     The Riegle-Neal Act provides that, since June 1, 1997, interstate branching and merging of existing banks is permitted, provided that the banks are at least adequately capitalized and demonstrate good management. Interstate mergers and branch acquisitions were permitted at an earlier time if the state choose to enact a law allowing such activity. The states were also authorized to enact laws to permit interstate banks to branch de novo.

     On September 28, 1995, the California Interstate Banking and Branching Act of 1995 ("CIBBA") was enacted and signed into law. CIBBA authorized out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least 5 years, unless the California bank is in danger of failing or in certain other emergency situations. CIBBA does not permit out-of-state banks to enter California by branch acquisition or de novo branching. CIBBA allows a California state bank to have agency relationships with affiliated and unaffiliated insured depository institutions and allows a bank subsidiary of a bank holding company to act as an agent to receive deposits, renew time deposits, service loans and receive payments for a depository institution affiliate.

     Proposed  Expansion  of  Securities  Underwriting Authority.  Various bills
     -----------------------------------------------------------
have been introduced in the United States Congress which would expand, to a lesser or greater degree and subject to various conditions and limitations, the authority of bank holding companies to engage in the activity of underwriting and dealing in securities. Some of these bills would authorize securities firms (through the holding company structure) to own banks, which could result in greater competition between banks and securities firms. No prediction can be made as to whether any of these bills will be passed by the United States Congress and enacted into law, what provisions such a bill might contain, or what effect it might have on Palomar.

     Expansion of Investment Opportunities for California State-Chartered Banks.
     --------------------------------------------------------------------------
Legislation enacted by the State of California has substantially expanded the authority of California state-chartered banks to invest in real estate, corporate stock and other corporate securities. National banks are governed in these areas by federal law, the provisions of which are more restrictive than California law. However, provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, discussed below, limits state-authorized activities to that available to national banks, unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the institution is in compliance with applicable regulatory requirements. Notwithstanding the above, no bank may engage in practices which are unsafe or unsound.

     (2)     FINANCIAL INSTITUTIONS  REFORM,  RECOVERY,  AND  ENFORCEMENT ACT OF
             -------------------------------------------------------------------
1989
----

     General.  On  August  9, 1989, the Financial Institutions Reform, Recovery,
     -------
and Enforcement Act of 1989 ("FIRREA") was signed into law. This legislation has resulted in major changes in the regulation of insured financial institutions, including significant changes in the authority of government agencies to regulate insured financial institutions.

     Under FIRREA, the Federal Savings and Loan Insurance Corporation ("FSLIC") and the Federal Home Loan Bank Board were abolished and the FDIC was authorized to insure savings associations, including federal savings associations, state chartered savings and loans and other corporations determined to be operated in substantially the same manner as a savings association. FIRREA established two deposit insurance funds to be administered by the FDIC. The money in these two funds is separately maintained and not commingled. The FDIC Permanent Insurance Fund was replaced by the Bank Insurance Fund (the "BIF") and the FSLIC deposit insurance fund was replaced by the Savings Association Insurance Fund (the "SAIF").

     Deposit  Insurance Assessments.  Under FIRREA, the premium assessments made
     ------------------------------
on banks and savings associations for deposit insurance were initially increased, with rates set separately for banks and savings associations, subject to statutory restrictions. The Omnibus Budget Reconciliation Act of 1990, designed to address the federal budget deficit, increased the insurance assessment rates for members of the BIF and the SAIF over that provided by FIRREA, and eliminated FIRREA's maximum reserve-ratio constraints on the BIF. The FDIC raised BIF premiums to 23 per $100 in insured deposits for 1993 from a base of 12 in 1990.

     Effective January 1, 1994, the FDIC implemented a risk-based assessment system, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," 1.25%, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were 23 per $100 in insured deposits. The FDIC determined that the designated reserve ratio was achieved on May 31, 1995. Accordingly, on August 8, 1995, the FDIC issued final regulations adopting an assessment rate schedule for BIF members of 4 to 31 per $100 in insured deposits that became effective June 1, 1995. On November 14, 1995, the FDIC further reduced the BIF assessment rates by 4 so that effective January 1, 1996, the premiums ranged from zero to 27 per $100 in insured deposits, but in any event not less than $2,000 per year.

     Under the risk-based assessment system, a BIF member institution such as GNB is categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three categories based on supervisory evaluations by its primary federal regulator (in GNB's case, the OCC). The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C). The capital ratios used by the FRB to define well-capitalized, adequately capitalized and undercapitalized are the same as in the FRB's prompt corrective action regulations (discussed below). The BIF assessment rates since January 1, 1997 are summarized below; assessment figures are expressed in terms of cents per $100 in insured deposits.

     The capital and supervisory group ratings for SAIF institutions are the same as for BIF institutions. Accordingly, Palomar's deposit insurance assessment rate is also derived from the following table:

           Assessment Rates Effective January 1, 1997
           ------------------------------------------

                                        Supervisory Group
                                        -----------------
Capital Group           Group A               Group B     Group C
----------------------  -----------------  -------------  -------
Well Capitalized                        0              3       17
Adequately Capitalized                  3             10       24
Undercapitalized                       10             24       27

     The Deposit Insurance Funds Act of 1996, signed into law on September 30, 1996, eliminated the minimum assessment, commencing with the fourth quarter of 1996. In addition, after December 31, 1996, banks are required to share in the payment of interest on Financing Corp. ("FICO") bonds. Previously, the FICO debt was paid out of the SAIF assessment base. The assessments imposed on insured depository institutions with respect to any BIF-assessable deposit will be assessed at a rate equal to 1/5 of the rate of the assessments imposed on insured depository institutions with respect to any SAIF-assessable deposit. For the first quarter of 1997, the SAIF-FICO assessment rate was 6.48 per $100 in insured deposits. Accordingly, the BIF-FICO assessment rate was 1.296 per $100 in insured deposits. For the second quarter of 1997, the SAIF-FICO assessment rate was 6.5 per $100 in insured deposits and the BIF-FICO assessment rate was 1.3 per $100 in insured deposits. For the third quarter of 1997, the SAIF-FICO assessment rate was 6.3 and the BIF-FICO assessment rate was 1.26 . For the fourth quarter of 1997, the SAIF-FICO assessment rate was
6.32 and the BIF-FICO assessment rate was 1.264 . Although the FICO assessment rates are annual rates, they are subject to change quarterly. Since the FICO bonds do not mature until the year 2019, it is conceivable that banks will continue to share in the payment of the interest on the bonds until then.

     Palomar's deposit accounts are insured by the SAIF, as administered by the FDIC, up to the maximum amount permitted by law. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the institution's primary regulator.

     The FDIC charges an annual assessment for the insurance of deposits based on the risk a particular institution poses to its deposit insurance fund. Under this system as of December 31, 1995, SAIF members paid within a range of 23 cents to 31 cents per $100 of domestic deposits, depending upon the institution's risk classification. This risk classification is based on an institution's capital group and supervisory subgroup assignment. Pursuant to the Economic Growth and Paperwork Reduction Act of 1996 (the "EGPRA"), the FDIC imposed a special assessment on SAIF members to capitalize SAIF at the designated reserve level of 1.25% as of October 1, 1996. Based on Palomar's deposits as of March 31, 1995, the date for measuring the amount of the special assessment pursuant to the EGPRA Palomar paid a special assessment of $506,000 in October, 1996 to recapitalize the SAIF. This expense was recognized during the third quarter of 1996.

     Pursuant to the EGPRA, Palomar pays its normal deposit insurance premiums as a member of the SAIF ranging from nothing to 27 cents per $100 of domestic deposits. In addition, Palomar also pays an amount equal to approximately 6.4 cents per $100 of domestic deposits towards the retirement of the Financing Corporation bonds ("FICO Bonds") issued in the 1980s to assist in the recovery of the savings and loan industry. Under the EGPRA, the FDIC is not permitted to establish SAIF assessment rates that are lower than comparable BIF assessment rates. Beginning no later than January 1, 2000, the rate paid to retire the FICO Bonds will be equal for members of the BIF and the SAIF. The EGPRA also provides for the merging of the BIF and the SAIF by January 1, 2000, provided there are no financial institutions still chartered as savings associations at that time. Should the insurance funds be merged before January 1, 2000, the rate paid by all members of this new fund to retire the FICO Bonds would be equal.

     With certain limited exceptions, FIRREA prohibits a bank from changing its status as an insured depository institution with the BIF to the SAIF and prohibits a savings association from changing its status as an insured depository institution with the SAIF to the BIF, without the prior approval of the FDIC.

     FDIC  Receiverships.   Pursuant  to  FIRREA,  the  FDIC  may  be  appointed
     -------------------
conservator or receiver of any insured bank or savings association. In addition, FIRREA authorized the FDIC to appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons: (i) insolvency of such institution; (ii) substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice; (iii) an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise; (iv) any willful violation of a cease and desist order which has become final; (v) any concealment of books, papers, records or assets of the institution; (vi) the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business; (vii) the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; and (viii) any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interest of its depositors.

     As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and make such other disposition of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any stockholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve; and conserve the assets and property of such institution.

     Enforcement Powers.  Some of the most significant provisions of FIRREA were
     ------------------
the expansion of regulatory enforcement powers. FIRREA has given the federal regulatory agencies broader and stronger enforcement authorities reaching a wider range of persons and entities. Some of those provisions included those which: (i) expanded the category of persons subject to enforcement under the Federal Deposit Insurance Act; (ii) expanded the scope of cease and desist orders and provided for the issuance of a temporary cease and desist orders;
(iii) provided for the suspension and removal of wrongdoers on an expanded basis and on an industry-wide basis; (iv) prohibited the participation of persons suspended or removed or convicted of a crime involving dishonesty or breach of trust from serving in another insured institution; (v) required regulatory approval of new directors and senior executive officers in certain cases; (vi) provided protection from retaliation against "whistleblowers" and establishes rewards for "whistleblowers" in certain enforcement actions resulting in the recovery of money; (vii) required the regulators to publicize all final enforcement orders; (viii) required each insured financial institution to provide its independent auditor with its most recent Report of Condition ("Call Report"); (ix) significantly increased the penalties for failure to file accurate and timely Call Reports; and (x) provided for extensive increases in the amounts and circumstances for assessment of civil money penalties, civil and criminal forfeiture and other civil and criminal fines and penalties.

     Crime  Control  Act  of  1990.  The  Crime  Control  Act  of  1990  further
     -----------------------------
strengthened the authority of federal regulators to enforce capital requirements, increased civil and criminal penalties for financial fraud, and enacted provisions allowing the FDIC to regulate or prohibit certain forms of golden parachute benefits and indemnification payments to officers and directors of financial institutions.

     3.     RISK-BASED  CAPITAL  GUIDELINES
            -------------------------------

     The federal banking agencies have established risk-based capital guidelines. The risk-based capital guidelines include both a new definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad credit risk categories. A bank's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator of the ratio).

     A bank's qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). The Tier 1 component of a bank's qualifying capital must represent at least 50% of qualifying total capital and may consist of the following items that are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock (including related surplus); and (iii) minority interest in the equity accounts of consolidated subsidiaries. The Tier 2 component of a bank's qualifying total capital may consist of the following items: (i) allowance for loan and lease losses (subject to limitations); (ii) perpetual preferred stock and related surplus (subject to conditions); (iii) hybrid capital instruments (as defined) and mandatory convertible debt securities; and (iv) term subordinated debt and intermediate-term preferred stock, including related surplus (subject to limitations).

     Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk categories, according to the obligor, or, if relevant, the guarantor or the nature of collateral. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is Palomar's total risk weighted assets that comprise the denominator of the risk-based capital ratio.

     Risk weights for all off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items such as letters of credit and recourse arrangements is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and generally is assigned to the appropriate risk category according to the obligor, or, if relevant, the guarantor or the nature of the collateral.

     The supervisory standards set forth below specify minimum supervisory ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

     All banks and savings and loan associations are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%, of which at least 4% should be in the form of Tier 1 capital net of goodwill, and a minimum ratio of Tier 1 capital to risk weighted assets of 4%. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. Allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

In addition to the risk-based guidelines, the federal banking agencies require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

     In December, 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by the policy statement is the sum of: (a) assets classified loss; (b) 50% of assets classified doubtful; (c) 15% of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming twelve months.

     The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type. Non-traditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

     Further, the banking agencies recently have adopted modifications to the risk-based capital rules to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from adverse movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of Palomar. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management. The federal banking agencies recently considered adopting a uniform supervisory framework for all institutions to measure and assess each bank's exposure to interest rate risk and establish an explicit capital charge based on the assessed risk, but ultimately elected not to adopt such a uniform framework. Even without such a uniform framework, however, each bank's interest rate risk exposure is assessed by its primary federal regulator on an individualized basis, and it may be required by the regulator to hold additional capital for interest rate risk if it has a significant exposure to interest rate risk or a weak interest rate risk management process.

     Effective April 1, 1995, the federal banking agencies issued rules which limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. The standard had been in effect on an interim basis since March, 1993. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. Deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of: (i) the amount that can be realized within one year of the quarter-end report date; or (ii) 10% of Tier 1 capital. The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

     4.     FEDERAL  DEPOSIT  INSURANCE  CORPORATION  IMPROVEMENT  ACT  OF  1991
            --------------------------------------------------------------------

     General.  The Federal Deposit Insurance Corporation Improvement Act of 1991
     -------
("FDICIA") was signed into law on December 19, 1991. FDICIA recapitalized the FDIC's Bank Insurance Fund, granted broad authorization to the FDIC to increase deposit insurance premium assessments and to borrow from other sources, and continued the expansion of regulatory enforcement powers, along with many other significant changes.

     Prompt  Corrective  Action.  FDICIA  established  five  categories  of bank
     --------------------------
capitalization: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized" and mandated the establishment of a system of "prompt corrective action" for institutions falling into the lower capital categories. Under FDICIA, banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment Palomar would be undercapitalized, that is, Palomar fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to undercapitalized banks, which are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to significantly undercapitalized banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to critically undercapitalized banks, those with capital at or less than 2%, including the appointment of a receiver or conservator after 90 days, even if Palomar is still solvent.

     The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, a bank shall be deemed to be: (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     FDICIA and the implementing regulations also provide that a federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. (The federal banking agency may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     Operational  Standards.  FDICIA  also  granted  the  regulatory  agencies
     ----------------------
authority to prescribe standards relating to internal controls, credit underwriting, asset growth and compensation, among others, and required the regulatory agencies to promulgate regulations prohibiting excessive compensation or fees. Many regulations have been adopted by the regulatory agencies to implement these provisions and subsequent legislation (the Riegal Community Development Act, discussed below) gave the regulatory agencies the option of prescribing the safety and soundness standards as guidelines rather than regulations.

     Regulatory  Accounting  Reports.  Each  bank  with  $500 million or more in
     -------------------------------
assets is required to submit an annual report to the FDIC, as well as any other federal banking agency with authority over Palomar, and any appropriate state banking agency. This report must contain a statement regarding management's responsibilities for: (i) preparing financial statements; (ii) establishing and maintaining adequate internal controls; and (iii) complying with applicable laws and regulations. In addition to having an audited financial statement by an independent accounting firm on an annual basis, the accounting firm must determine and report as to whether the financial statements are presented fairly and in accordance with generally accepted accounting principles and comply with other requirements of the applicable federal banking authority. In addition, the accountants must attest to and report to the regulators separately on management's compliance with internal controls.

     Truth  in  Savings.  FDICIA  further  established  a  new  truth in savings
     ------------------
scheme, providing for clear and uniform disclosure of terms and conditions on which interest is paid and fees are assessed on deposits. The FRB's Regulation DD, implementing the Truth in Savings Act, became effective June 21, 1993.

     Brokered  Deposits.  Effective June 16, 1992, FDICIA placed restrictions on
     ------------------
the ability of banks to obtain brokered deposits or to solicit and pay interest rates on deposits that are significantly higher than prevailing rates. FDICIA provides that a bank may not accept, renew or roll over brokered deposits unless: (i) it is "well capitalized"; or (ii) it is adequately capitalized and receives a waiver from the FDIC permitting it to accept brokered deposits paying an interest rate not in excess of 75 basis points over certain prevailing market rates. FDIC regulations define brokered deposits to include any deposit obtained, directly or indirectly, from any person engaged in the business of placing deposits with, or selling interests in deposits of, an insured depository institution, as well as any deposit obtained by a depository institution that is not "well capitalized" for regulatory purposes by offering rates significantly higher (generally more than 75 basis points) than the prevailing interest rates offered by depository institutions in such institution's normal market area. In addition to these restrictions on acceptance of brokered deposits, FDICIA provides that no pass-through deposit insurance will be provided to employee benefit plan deposits accepted by an institution which is ineligible to accept brokered deposits under applicable law and regulations.

     Lending.  New  regulations  have  been  issued  in  the area of real estate
     -------
lending, prescribing standards for extensions of credit that are secured by real property or made for the purpose of the construction of a building or other improvement to real estate. In addition, the aggregate of all loans to executive officers, directors and principal shareholders and related interests may now not exceed 100% (200% in some circumstances) of the depository institution's capital.

     State Authorized Activities.  The new legislation also created restrictions
     ---------------------------
on activities authorized under state law. FDICIA generally restricts activities through subsidiaries to those permissible for national banks, unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and Palomar is in compliance with applicable regulatory capital requirements, thereby effectively eliminating real estate investment authorized under California law, and provided for a five-year divestiture period for impermissible investments. Insurance activities were also limited, except to the extent permissible for national banks.

     Qualified  Thrift  Lender  Test.  Savings  associations, like Palomar, must
     -------------------------------
meet a QTL test, which test may be met either by maintaining a specified level of assets in qualified thrift investments as specified in HOLA or by meeting the definition of a "domestic building and loan association" in Section 7701 of the California Financial Code ("CFC"). If Palomar maintains an appropriate level of certain specified investments (primarily residential mortgages and related investments, including certain mortgage-related securities) and otherwise qualifies as a QTL or a domestic building and loan association, it will continue to enjoy full borrowing privileges from the FHLB. The required percentage of investments under HOLA is 65% of assets while the CFC requires investments of 60% of assets. An association must be in compliance with the QTL test or the definition of domestic building and loan association on a monthly basis in nine out of every 12 months. Associations that fail to meet the QTL test will generally be prohibited from engaging in any activity not permitted for both a national bank and a savings association. As of December 31, 1997, Palomar was in compliance with its QTL requirements and met the definition of a domestic building and loan association.

     Activities  of  Subsidiaries.  A savings association seeking to establish a
     ----------------------------
new subsidiary, acquire control of an existing company or conduct a new activity through a subsidiary must provide 30 days prior notice to the FDIC and the OTS and conduct any activities of the subsidiary in accordance with regulations and orders of the OTS. The OTS has the power to require a savings association to divest any subsidiary or terminate any activity conducted by a subsidiary that the OTS determines to pose a serious threat to the financial safety, soundness or stability of the savings association or to be otherwise inconsistent with sound banking practices.

     Federal  Home  Loan  Bank  System.  Palomar is a member of the FHLB system.
     ---------------------------------
Among other benefits, each FHLB serves as a reserve or center bank for its members within its assigned region. Each FHLB is financed primarily from the sale of consolidated obligations of the FHLB system. Each FHLB makes available to its members loans (i.e., advances) in accordance with the policies and procedures established by the Board of Directors of the individual FHLB.

     5.     RIEGLE  COMMUNITY DEVELOPMENT AND REGULATORY IMPROVEMENT ACT OF 1994
            --------------------------------------------------------------------

     The Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 Act"), which has been viewed as the most important piece of banking legislation since the enactment of FDICIA, was signed into law on September 23, 1994. In addition to providing funding for the establishment of a Community Development Financial Institutions Fund (the "Fund"), which provides assistance to new and existing community development lenders to help to meet the needs of low- and moderate-income communities and groups, the 1994 Act mandated changes to a wide range of banking regulations. These changes included modifications to the publication requirements for Call Reports, less frequent regulatory examination schedules for small institutions, small business and commercial real estate loan securitization, amendments to the money laundering and currency transaction reporting requirements of the Bank Secrecy Act, clarification of the coverage of the Real Estate Settlement Procedures Act for business, commercial and agricultural real estate secured transactions, amendments to the national flood insurance program, and amendments to the Truth in Lending Act to provide greater protection for consumers by reducing discrimination against the disadvantaged.

     The "Paperwork Reduction and Regulatory Improvement Act," Title III of the 1994 Act, required the federal banking agencies to consider the administrative burdens that new regulations will impose before their adoption and requires a transition period in order to provide adequate time for compliance. This Act also requires the federal banking agencies to work together to establish uniform regulations and guidelines as well as to work together to eliminate duplicative or unnecessary requests for information in connection with applications or notices. This act reduces the frequency of examinations for well-rated institutions, simplifies the quarterly Call Reports and eliminated the requirement that financial institutions publish their Call Reports in local newspapers. This Act also established an internal regulatory appeal process and independent ombudsman to provide a means for review of material supervisory determinations. The Paperwork Reduction and Regulatory Improvement Act also amended the Bank Holding Company Act and Securities Act of 1933 to simplify the formation of bank holding companies.

     Title IV of the 1994 Act amended the Bank Secrecy Act by reducing the reporting requirements imposed on financial institutions for large currency transactions, expanding the ability of financial institutions to provide exemptions to the reporting requirements for businesses that regularly deal in large amounts of currency, and providing for the delegation of civil money penalty enforcement from the Treasury Department to the individual federal banking agencies.

     6.     SAFETY  AND  SOUNDNESS  STANDARDS
            ---------------------------------

     In July, 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by FDICIA and the 1994 Act. The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

     The federal banking agencies issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

     Appraisals for "real estate related financial transactions" must be conducted by either state certified or state licensed appraisers for transactions in excess of certain amounts. State certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally related transactions" must now comply with the agencies' appraisal standards. Federally related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing or refinancing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage-backed securities.

     7.     CONSUMER  PROTECTION  LAWS  AND  REGULATIONS
            --------------------------------------------

     The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and their implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to monitor carefully compliance with various consumer protection laws and their implementing regulations. Banks are subject to many federal consumer protection laws and regulations including, but not limited to, the Community Reinvestment Act (the "CRA"), the Truth in Lending Act (the "TILA"), the Fair Housing Act (the "FH Act"), the Equal Credit Opportunity Act (the "ECOA"), the Home Mortgage Disclosure Act ("HMDA"), and the Real Estate Settlement Procedures Act ("RESPA").

     The CRA, enacted into law in 1977, is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations.

     The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The ratings range from "outstanding" to a low of "substantial noncompliance."

     The ECOA, enacted into law in 1974, prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact. This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable - even when there is no intent to discriminate.

     The FH Act, enacted into law in 1968, regulates may practices, including making it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are: declining a loan for the purposes of racial discrimination; making excessively low appraisals of property based on racial considerations; pressuring, discouraging, or denying applications for credit on a prohibited basis; using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants; imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

     The TILA, enacted into law in 1968, is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

     HMDA, enacted into law in 1975, grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of such types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

     RESPA, enacted into law in 1974, requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

     Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

     8.     CONCLUSION
            ----------

     As a result of the recent federal and California legislation, there has been a competitive impact on financial institutions. There has been a lessening of the historical distinction between the services offered by banks, savings and loan associations, credit unions, and other financial institutions, banks have experienced increased competition for deposits and loans which may result in increases in their cost of funds, and banks have experienced increased costs. Further, the federal banking agencies have increased enforcement authority over financial institutions and their directors and officers.

     Future legislation is also likely to impact CWB's, GNB's and Palomar's business. Consumer legislation has been proposed in Congress which may require banks to offer basic, low-cost, financial services to meet minimum consumer needs. Various proposals to restructure the federal bank regulatory agencies are currently pending in Congress, some of which include proposals to expand the ability of banks to engage in previously prohibited businesses. Further, the regulatory agencies have proposed and may propose a wide range of regulatory changes, including the calculation of capital adequacy and limiting business dealings with affiliates. These and other legislative and regulatory changes may have the impact of increasing the cost of business or otherwise impacting the earnings of financial institutions. However, the degree, timing and full extent of the impact of these proposals cannot be predicted.

IMPACT  OF  MONETARY  POLICIES
------------------------------

     Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by the financial institution on its deposits and its other borrowings and the interest rate earned by the financial institution on loans, securities and other interest-earning assets will comprise the major source of the financial institution's earnings. These rates are highly sensitive to many factors which are beyond the control of the financial institution and, accordingly, the earnings and growth of the financial institution will be subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the FRB. The FRB implements national monetary policy, such as seeking to curb inflation and combat recession, by its open-market dealings in United States government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements, by placing limitations upon savings and time deposit interest rates, and through adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the FRB in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on the financial institutions cannot be predicted;
however, depending on the degree to which the financial institution's interest-earning assets and interest-bearing liabilities are positively rate sensitive, increases in rates would have the temporary effect of increasing the financial institution's net interest margin, while decreases in interest rates would have the opposite effect.

     In addition, adverse economic conditions could make a higher provision for loan losses prudent and could cause higher loan charge-offs, thus adversely affecting the financial institution's net income.

                             AMENDMENT OF CBW BYLAWS
                             -----------------------

     Section 3.2 of the CWB Bylaws provide that the range of directors is from six (6) to eleven (11) members. Under the terms of the Merger Agreement, at the Effective Time, the CWB Board is required to appoint a representative of the Palomar Board, selected by the Palomar Board, to the CWB Board. Currently, the CWB Board has eleven (11) members. Consequently, the CWB Board has adopted and hereby recommends that the CWB shareholders approve and amendment to Section 3.2 of the CWB Bylaws increasing the range of directors to from eight (8) to fifteen
(15) members. This will permit the CWB Board to increase the number of directors to twelve (12) at the Effective Time of the Merger and to appoint the Palomar designee to fill the vacancy at that time. At the CWB Meeting, the CWB shareholders will be asked to consider and vote upon approval of the following amendment to the first sentence of Section 3.2 of the Bylaws:

          "The authorized number of directors of the corporation shall be not less than eight (8) nor more than fifteen (15) and the exact number of directors shall be twelve (12) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders."

     The approval of a majority of the outstanding shares of CWB Common Stock is required to approve the foregoing Bylaw amendment. THE CWB BOARD RECOMMENDS A VOTE "FOR" ON THIS PROPOSAL.

     VALIDITY  OF  CWB  COMMON  STOCK

     The validity of the shares of CWB Common Stock to be issued in the Merger has been reviewed by the firm of Horgan, Rosen, Beckham & Coren, L.L.P., 21700 Oxnard Street, Suite 1400, Woodland Hills, California 91367. Such review should not be construed as constituting and opinion as to the merits of the offering made hereby, the accuracy or adequacy of the disclosures contained herein, or the suitability of the CWB Common Stock for any Palomar Shareholders.

                                     EXPERTS

     The consolidated financial statements of CWB and subsidiaries as of December 31, 1997 and of Goleta National Bank (CWB's predecessor corporation) as of December 31, 1996, and subsidiaries and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance on the report of Deloitte & Touche, LLP, independent certified public accountants, incorporated herein by this reference and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Palomar for the years ended _______________, and for each of the years in the three year period ended
December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated herein by this reference, and upon the authority of paid firm as experts in accounting and auditing.

                           SHAREHOLDER PROPOSALS TO BE
                        PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of CWB must be received by CWB at its offices at 5638 Hollister Avenue, Goleta, California, 93117, no later than January 8, 1999, and must satisfy the conditions established by the SEC for shareholder proposals to be included in CWB's Proxy Statement for the Meeting.

                                       INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF PALOMAR                                                                        PAGE
                                                                                                       ----

Independent Auditors' Report

Consolidated Statements of Financial Condition as of September 30, 1997 and 1996

Consolidated Statements of Income for the Years Ended September 30, 1997 and the Nine Months Ended September 30, 1996

Consolidated Statements of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Statements of Financial Condition as of June 30, 1998 and 1997 (unaudited)

Consolidated Statements of Operations for the Six Months Ended June 30, 1998 and 1997 (unaudited)

Consolidated Statements of Stockholder's Equity for the Nine Months Ended June 30, 1998.

Consolidated Statements of the Cash Flows for the Six Months Ended June 30, 1998 and 1997 (unaudited)

                           INDEPENDENT AUDITORS' REPORT

The  Board  of  Directors
Palomar  Savings  and  Loan  Association:

We have audited the accompanying consolidated statements of financial condition of Palomar Savings and Loan Association and subsidiary (the Association) as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 1997 and the nine months ended September 30, 1996. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palomar Savings and Loan Association and subsidiary as of September 30, 1997 and 1996 and the results of their operations and their cash flows for the year ended September 30, 1997 and the nine months ended September 30, 1996 in conformity with generally accepted accounting principles.




November  7,  1997


                    PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

                      Consolidated Statements of Financial Condition

                                September 30, 1997 and 1996


                   ASSETS                                            1997         1996
                                                                  -----------  -----------
Cash and cash equivalents (note 1)                                $ 6,371,391   8,039,702
Investments:
  Securities available-for-sale, at fair value (note 3)             9,494,885   9,489,618
  Securities held-to-maturity, at amortized cost (fair values approximate $3,971,022 and $4,832,289 at September 30, 1997
    and 1996, respectively) (note 2)                                4,154,376   5,147,691
Loans receivable held-for-investment, net (notes 4, 10 and 13)     57,309,223  53,857,903
Loans receivable held-for-sale (note 5)                             1,062,183      25,000
Accrued interest and dividends receivable                             435,227     455,630
Real estate owned, net (note 7)                                             -     547,556
Investments in real estate ventures, net (note 6)                      76,872     155,661
Premises and equipment, net (note 8)                                  132,162     151,576
Investment in Federal Home Loan Bank stock, at cost (note 10)         503,900     474,100
Prepaid expenses and other assets (note 11)                           388,901     513,958
Taxes receivable (note 11)                                             72,968     390,586
                                                                  -----------  -----------

                                                                  $80,002,088  79,248,981
                                                                  ===========  ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits (note 9)                                               $72,090,266  71,294,022
  Borrowings from Federal Home Loan Bank (notes 4 and 10)           2,000,000   2,000,000
  Accounts payable and other liabilities                              553,809   1,199,202
                                                                  -----------  -----------

              Total liabilities                                    74,644,075  74,493,224
                                                                  -----------  -----------

Stockholders' equity (notes 15 and 16):
  Guarantee stock, $4.00 par value, 1,500,000 shares authorized,
    617,477 issued and outstanding at September 30, 1997 and 1996   2,469,908   2,469,908
Capital in excess of par value                                      1,793,097   1,793,097
  Unrealized gains (losses) on securities available-for-sale, net      17,776     (48,676)
  Retained earnings, substantially restricted                       1,077,232     541,428
                                                                  -----------  -----------

              Total stockholders' equity                            5,358,013   4,755,757
                                                                  -----------  -----------

Commitments and contingencies (notes 4, 11 and 12)

                                                                  $80,002,088  79,248,981
                                                                  ===========  ===========

See  accompanying  notes  to  consolidated  financial  statements.

                       PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                              Consolidated Statements of Operations

                                                                                    NINE MONTHS
                                                                    YEAR ENDED         ENDED
                                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                                       1997             1996
                                                                  ---------------  --------------
Interest income:
  Interest and fees on loans                                      $    4,365,938       3,217,127
  Interest on mortgage-backed securities                                 653,591         678,195
  Interest on federal funds sold                                         208,634          73,820
  Interest and dividends on investments                                  300,481         293,913
                                                                  ---------------  --------------

             Total interest income                                     5,528,644       4,263,055
                                                                  ---------------  --------------

Interest expense:
  Interest on deposits (note 9)                                        3,391,737       2,603,256
  Interest on borrowings                                                  57,068          88,651
                                                                  ---------------  --------------

             Total interest expense                                    3,448,805       2,691,907
                                                                  ---------------  --------------

Net interest income before provision for loan losses                   2,079,839       1,571,148
Provision (credit) for loan losses (note 4)                              (65,831)        211,867
                                                                  ---------------  --------------

             Net interest income after provision (credit)
               for loan losses                                         2,145,670       1,359,281
                                                                  ---------------  --------------

Non-interest income (expense):
  Gain on real estate ventures (note 6)                                   24,477           1,877
  Net gain on sale of loans                                              224,592          10,193
  (Losses) gains on sale of securities available-for-sale (note 3)       (11,620)         17,939
  Gain on early retirement of securities held-to-maturity (note 2)         3,809               -
  Gain on sale of real estate investment                                       -          94,995
  Loan servicing fee income                                               85,154          71,005
  Other fees and charges                                                  96,222          76,708
                                                                  ---------------  --------------

             Total non-interest income                                   422,634         272,717
                                                                  ---------------  --------------

General and administrative:
  Salaries and related personnel costs                                   790,744         543,502
  Premises and occupancy costs                                           220,063         159,181
  SAIF insurance                                                          88,399         677,381
  REO expenses                                                            73,442           7,217
  Professional services                                                   75,274          88,480
  Data processing                                                         89,107          66,532
  Advertising                                                             54,056          26,419
  Other                                                                  480,415         244,531
                                                                  ---------------  --------------

             Total general and administrative                          1,871,500       1,813,243
                                                                  ---------------  --------------

Earnings (loss) before income taxes                                      696,804        (181,245)
Income tax expense (benefit) (note 11)                                   161,000        (150,000)
                                                                  ---------------  --------------

Net earnings (loss)                                               $      535,804         (31,245)
                                                                  ===============  ==============

See  accompanying  notes  to  consolidated  financial  statements.

                          PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

                            Consolidated Statements of Stockholders' Equity

                                                                UNREALIZED
                                                                  GAINS
                                                               (LOSSES) ON
                                                                SECURITIES      RETAINED       TOTAL
                            GUARANTEE              CAPITAL IN   AVAILABLE-     EARNINGS,       STOCK-
                              STOCK                EXCESS OF    FOR-SALE,    SUBSTANTIALLY    HOLDERS'
                            ---------              ----------  ------------  --------------  ----------
                             SHARES      AMOUNT    PAR VALUE       NET         RESTRICTED      EQUITY
                            ---------  ----------  ----------  ------------  --------------  ----------
Balance at
  December 31, 1995           617,477  $2,469,908   1,793,097       (7,816)        572,673   4,827,862

Change in unrealized
  Losses on securities
  Available-for-sale, net
  (note 3)                          -           -           -      (40,860)              -     (40,860)

Net loss for the nine
  months ended
  September 30, 1996                -           -           -            -         (31,245)    (31,245)
                            ---------  ----------  ----------  ------------  --------------  ----------

Balance at
  September 30, 1996          617,477   2,469,908   1,793,097      (48,676)        541,428   4,755,757

Change in unrealized
  gains (losses) on
  securities available-
  for-sale, net (note 3)            -           -           -       66,452               -      66,452

Net earnings for the year
  ended September 30,
  1997                              -           -           -            -         535,804     535,804
                            ---------  ----------  ----------  ------------  --------------  ----------

Balance at
  September 30, 1997          617,477  $2,469,908   1,793,097       17,776       1,077,232   5,358,013
                            =========  ==========  ==========  ============  ==============  ==========

See  accompanying  notes  to  consolidated  financial  statements.

                       PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

                              Consolidated Statements of Cash Flows


                                                                                    NINE MONTHS
                                                                    YEAR ENDED         ENDED
                                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                                       1997             1996
                                                                  ---------------  --------------
Cash flows from operating activities:
  Net earnings (loss)                                             $      535,804         (31,245)
  Adjustments to reconcile net (loss) earnings to net cash
   provided by operating activities:
    Depreciation and amortization                                         26,077          31,103
    (Credit) provision for loan losses                                   (65,831)        211,867
    Provisions for losses on real estate owned                            74,141          11,854
    Provisions for deferred income taxes                                  95,000         141,000
    Net gain on sale of loans                                           (224,592)        (10,193)
    Losses (gains) on sale of securities available-for-sale               11,620         (17,939)
    Gain on early retirement of securities held-to-maturity               (3,809)              -
    Net gain on sale of real estate owned                                 (8,650)        (13,649)
    Gain on sale of real estate investment                                     -         (94,995)
    Gain on real estate ventures                                         (24,477)         (1,877)
    Federal Home Loan Bank capital stock dividends                       (29,800)        (22,700)
    Increase (decrease) in deferred fees                                  24,331         (10,511)
    (Increase) decrease in net other assets and liabilities             (311,465)      1,084,943
                                                                  ---------------  --------------

         Net cash provided by operating activities                        98,349       1,277,658
                                                                  ---------------  --------------

Cash flows from investing activities:
  Loan originations held-for-investment,
  net of principal repayments                                         (3,411,105)        758,125
  Purchase of securities held-to-maturity                                      -      (1,725,156)
  Purchase of securities available-for-sale                           (6,077,492)     (5,954,473)
  Proceeds from sale of securities available-for-sale                  5,421,825       9,717,105
  Proceeds from early retirement of securities held-to-maturity        1,000,000               -
  Principal repayments on investments                                    642,827       1,243,994
  Proceeds from sale of loans                                         13,913,736       1,064,328
  Loans originated for sale                                          (14,751,411)     (1,079,135)
  Purchase of premises and equipment                                     (13,586)        (25,679)
  Repayments from real estate ventures, net                              103,266           3,900
  Additions to real estate owned                                         (19,265)              -
  Proceeds from sale of real estate owned                                628,301         545,922
  Proceeds from sale of real estate investments                                -          94,995
  Redemption (purchase) of Federal Home Loan Bank stock                        -         195,000
                                                                  ---------------  --------------

Net cash provided by (used in) investing activities                   (2,562,904)      4,838,926
                                                                  ---------------  --------------

Cash flows from financing activities - net increase
  (decrease) in deposits                                                 796,244      (2,708,148)
                                                                  ---------------  --------------

Net increase (decrease) in cash and cash equivalents                  (1,668,311)      3,408,436
Cash and cash equivalents at beginning of period                       8,039,702       4,631,266
                                                                  ---------------  --------------

Cash and cash equivalents at end of period                        $    6,371,391       8,039,702
                                                                  ===============  ==============

See  accompanying  notes  to  consolidated  financial  statements.

                    PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

                      Consolidated Statements of Cash Flows, Continued

                                                                              NINE MONTHS
                                                              YEAR ENDED         ENDED
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 1997             1996
                                                            ---------------  --------------
Supplemental disclosure of cash flow information:
Cash (received) paid during the period for:
Income taxes                                                $     (222,000)       (808,000)
                                                            ===============  ==============

Interest                                                    $    3,467,672       2,736,384
                                                            ===============  ==============

Supplemental disclosure of noncash investing and
  financing activities:
Transfers from loans to real estate owned                   $      126,971         475,680
                                                            ===============  ==============

(Decrease) increase in net unrealized losses on securities
  available-for-sale                                        $     (100,603)         59,929
                                                            ===============  ==============

See  accompanying  notes  to  consolidated  financial  statements.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           September 30, 1997 and 1996


(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Palomar Savings and Loan Association is a state-chartered savings and loan association and is subject to supervision by the Office of Thrift Supervision
(the OTS), the Federal Deposit Insurance Corporation (the FDIC) and the California Department of Savings and Loans. Palomar Savings and Loan Association is engaged primarily in the business of mortgage loan origination in San Diego and Riverside counties.

PRINCIPLES  OF  CONSOLIDATION

The accompanying consolidated financial statements include the accounts and transactions of Palomar Savings and Loan Association and its wholly-owned subsidiary, Palomar Service Corporation (the Association). Intercompany transactions and balances have been eliminated in consolidation.

SECURITIES  HELD-TO-MATURITY  AND  SECURITIES  AVAILABLE-FOR-SALE

Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Association has the ability at the time of purchase to hold securities until maturity, they are classified as held-to-maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long-term basis are classified as available-for-sale and carried at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of applicable income taxes. Realized gains or losses on the sale of securities available-for-sale, if any, are determined using the adjusted cost of the specific securities sold. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors.

LOAN  INTEREST  INCOME

Interest on loans is credited to income as earned. Accrued interest on loans 90 days or more contractually delinquent or in foreclosure is reversed. Loans are restored to accrual status when the loan becomes both well-secured and management believes both principal and interest are collectible.

LOAN  FEE  INCOME

Loan fees and certain direct loan origination costs are deferred, and the net fees or costs are recognized as an adjustment to interest income over the contractual life of the loans using a method which approximates the interest method. The amortization of loan fees is discontinued on nonaccrual loans when, in management's judgment, a reasonable doubt exists as to the collectibility of the loans in the normal course of business.

LOANS  RECEIVABLE  HELD-FOR-SALE

Loans receivable held-for-sale are stated at the lower of cost or market as determined by outstanding commitments from investors or current investor-yield requirements calculated on an aggregate basis.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

ALLOWANCE  FOR  LOAN  LOSSES

The allowance for loan losses is available for future loan charge-offs. Many factors are collectively weighed by management in determining the adequacy of the allowance, including management's review of the extent of the existing risks in the loan portfolio and prevailing economic conditions.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for losses on loans. Such agencies may require the Association to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

Through its internal asset review function, the Association identifies and measures its impaired loans by using the fair value of the collateral. Management will establish an allowance for loan losses when the carrying value of a loan identified as being impaired is less that the fair value of the collateral.

REAL  ESTATE  OWNED

Real estate owned is recorded at fair value at the date of acquisition. Fair value is based upon current appraisals less estimated selling costs. Write-downs to fair value at the time of acquisition of the real estate, if any, are made by a charge to the allowance for loan losses. Any subsequent write-downs are charged against operating expenses and recognized as a valuation allowance. Subsequent increases in the fair value of the asset less estimated selling costs reduces the valuation allowance and are credited to income. Operating expenses of such properties, net of related income, are included in other expenses.

REAL  ESTATE  VENTURES

The Association accounts for its investment in real estate ventures on the equity method (Note 6).

PREMISES  AND  EQUIPMENT

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to twenty years. Leasehold improvements are amortized over the shorter of their remaining useful lives or the remaining terms of the lease.

INCOME  TAXES

The Association accounts for income taxes under the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

CASH  AND  CASH  EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks, federal funds sold, and certificates of deposit with original maturities of three months or less. Generally, federal funds sold are held for one-day periods. A summary of cash and cash equivalents at September 30, 1997 and 1996 are as follows:

                              1997       1996
                           ----------  ---------
Cash                       $3,571,391  1,539,702
Federal funds sold          1,300,000  5,000,000
Certificates of deposit     1,500,000  1,500,000
                           ----------  ---------

Cash and cash equivalents  $6,371,391  8,039,702
                           ==========  =========

USE  OF  ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue, costs of revenue and expenses during the reported period. Actual results could differ from those estimates.

NEW  ACCOUNTING  PRONOUNCEMENTS

In June 1996, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("Statement 125"). Statement 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of Statement 125 did not have a material impact on the Association's financial position, results of operations or liquidity.

In December 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("Statement 127"). Statement 127 defers for one year the effective date of certain provisions of Statement 125. Management of the Association does not expect the adoption of Statement 127 to have a material impact on the Association's financial position, results of operations or liquidity.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Statement 130 requires the display of comprehensive income and its components in a financial statement that is displayed in equal prominence with other financial statements that constitute a full set of financial statements. The Statement does not require, however, a specific format for the financial statement but requires the display of net income as a component of comprehensive income in that financial statement. Enterprises may elect to display comprehensive income and its components in one or two statements of financial performance or in a statement of changes in equity. If an enterprise chooses to display comprehensive income in a statement of changes in equity, that statement must be presented as part of a full set of financial statements and not in the notes to the financial statements. Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. Comparative financial statements provided for earlier periods are required to be reclassified to reflect application of the provisions of the Statement. Management of the Association does not anticipate that the adoption of Statement 130 will have a material impact on the Association's financial position, results of operations or liquidity.

(2)     SECURITIES  HELD-TO-MATURITY

Mortgage-backed securities are fully guaranteed by U.S. Government agencies. Securities held-to-maturity, net of related discounts and premiums, consist of the following:

                                    SEPTEMBER 30, 1997
                           ------------------------------------------------
                                         GROSS        GROSS     APPROXIMATE
                           AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                              COST       GAINS       LOSSES        VALUE
                           ----------  ----------  -----------  -----------
Federal National Mortgage
  Association REMICs       $3,420,753           -    (184,731)    3,236,022

FNMA bonds                    733,623       1,377           -       735,000
                           ----------  ----------  -----------  -----------

                           $4,154,376       1,377    (184,731)    3,971,022
                           ==========  ==========  ===========  ===========

                                    SEPTEMBER 30, 1996
                           ------------------------------------------------
                                         GROSS        GROSS     APPROXIMATE
                           AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                              COST       GAINS       LOSSES        VALUE
                           ----------  ----------  -----------  -----------
Federal National Mortgage
  Association REMICs       $3,421,378           -    (292,214)    3,129,164

FNMA bonds                  1,726,313           -     (23,188)    1,703,125
                           ----------  ----------  -----------  -----------

                           $5,147,691           -    (315,402)    4,832,289
                           ==========  ==========  ===========  ===========

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

Proceeds from the early retirement of securities held-to-maturity during the year ended September 30, 1997 were $1,000,000 and resulted in a gross gain of $3,809.

There were no sales of securities held-to-maturity during the nine months ended September 30, 1996 or the year ended September 30, 1997. Mortgage-backed securities included above have contractual terms to maturity, but require periodic payments to reduce principal. In addition, expected maturities will differ from contractual maturities because borrowers have the right to prepay the underlying mortgages.

(3)     SECURITIES  AVAILABLE-FOR-SALE

Mortgage-backed securities are fully guaranteed by U.S. Government agencies. The mutual funds in which the Association has invested, invests primarily in adjustable-rate mortgage securities.

The amortized cost, gross unrealized gains and losses and approximate fair value of securities available-for-sale are as follows:

                                             SEPTEMBER 30, 1997
                                ------------------------------------------------
                                              GROSS        GROSS     APPROXIMATE
                                AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                                   COST       GAINS       LOSSES        VALUE
                                ----------  ----------  -----------  -----------
Federal Home Loan Mortgage
  Corporation REMICs            $  595,339           -     (18,195)      577,144
Government National Mortgage
  Association participation
  certificates                   3,769,175      39,181           -     3,808,356
Federal National Mortgage
  Association and Federal Home
  Loan Mortgage Corporation
  participation certificates     4,353,288       3,597           -     4,356,885
U.S. Treasury Securities           750,156       2,344           -       752,500
                                ----------  ----------  -----------  -----------

                                $9,467,958      45,122     (18,195)    9,494,885
                                ==========  ==========  ===========  ===========

                                             SEPTEMBER 30, 1996
                                ------------------------------------------------
                                              GROSS        GROSS     APPROXIMATE
                                AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                                   COST       GAINS       LOSSES        VALUE
                                ----------  ----------  -----------  -----------
Federal Home Loan Mortgage
  Corporation REMICs            $1,277,537           -     (30,548)    1,246,989
Government National Mortgage
  Association participation
  certificates                   5,710,871           -     (22,345)    5,688,526
Federal National Mortgage
  Association and Federal Home
  Loan Mortgage Corporation
  participation certificates       586,236           -      (3,773)      582,463
Mutual Funds                     1,988,650           -     (17,010)    1,971,640
                                ----------  ----------  -----------  -----------

                                $9,563,294           -     (73,676)    9,489,618
                                ==========  ==========  ===========  ===========

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

Proceeds from the sale of securities available-for-sale during 1997 were $5,421,825 resulting in gross gains and losses of $15,865 and $27,485, respectively. Proceeds from the sale of securities available-for-sale during 1996 were $9,717,105 resulting in gross gains and losses of $30,916 and $12,977, respectively.

Mortgage-backed securities included above have contractual terms to maturity, but require periodic payments to reduce principal. In addition, expected maturities will differ from contractual maturities because borrowers have the right to prepay the underlying mortgages.

(4)     LOANS  RECEIVABLE  HELD-FOR-INVESTMENT

Loans receivable held-for-investment at September 30, 1997 and 1996 are summarized as follows:

                                               1997         1996
                                           ------------  -----------
Single-family residential                  $40,233,574   36,324,212
Construction of single-family residential            -      323,950
Multi-family residential                     3,965,480    3,201,208
Nonresidential                              12,081,957   12,437,734
Land                                         1,338,069    2,066,876
Loans secured by savings accounts               62,228      267,705
Consumer and commercial                        574,063      369,247
                                           ------------  -----------

                                            58,255,371   54,990,932
Less:
Undisbursed loan funds                               -      (31,212)
Deferred loan fees                            (165,148)    (140,817)
Allowance for loan losses                     (781,000)    (961,000)
                                           ------------  -----------

                                           $57,309,223   53,857,903
                                           ============  ===========

The majority of the Association's loans are made to finance the purchase of single-family homes in southern California. These loans are collateralized by the related property, and management intends for loan-to-value ratios not to exceed 95% upon origination.

Real estate construction loans are made primarily to builder-owners of individual homes, generally in San Diego and Riverside Counties. Construction loans are collateralized by the related property and management intends for the loan-to-value ratios not to exceed 75% upon origination.

The Association's nonresidential loans are secured by office buildings, small shopping centers and small industrial centers in San Diego County.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

The Association has established a monitoring system for its loans in order to identify potential problem loans and to permit the periodic evaluation of impairment and the adequacy of the allowance for loan losses in a timely manner. Impaired loans included in the Association's loan portfolio were $936,000 and $1,563,000 at September 30, 1997 and 1996, respectively. At September 30, 1997 and 1996, $16,000 and $1,441,000, respectively, of these loans were assigned specific allowances totaling $16,000 and $441,000, respectively. During the year ended September 30, 1997 and the nine months ended September 30, 1996, the average balance of impaired loans was $1,031,000 and $1,672,000, respectively, and $61,000 and $109,000 of interest was recognized on these loans on a cash basis in accordance with Association policy, respectively. During the year ended September 30, 1997 and the nine months ended September 30, 1996, $61,000 and $73,000 of interest was recognized using the accrual method on impaired loans, respectively.

At September 30, 1997 and 1996, Troubled Debt Restructurings ("TDR's") amounted to $920,000 and $1,194,000, respectively. The Association has not committed to lend any additional funds on TDR's, and TDR's are current in accordance with their modified terms. Interest recorded on TDR's for the year ended September 30, 1997 and the nine months ended September 30, 1996 totaled $66,000 and $76,200, respectively.

A summary of the activity in the allowance for loan losses, which includes provisions for impaired loans, is as follows:

Balance at December 31, 1995   $ 891,000
Provision                        211,867
Charge-offs                     (141,867)
                               ----------

Balance at September 30, 1996    961,000
                               ----------

Credit                           (65,831)
Charge-offs                     (114,169)
                               ----------

Balance at September 30, 1997  $ 781,000
                               ==========

During the year ended September 30, 1997, the Association recaptured $90,225 of what had been previously provided for as a specific reserve. During the year, the related loan receivable was paid off in full, and the excess of the specific reserve over the actual loss incurred was recognized into income.

Nonaccrual loans amounted to $16,000 and $369,500 at September 30, 1997 and 1996, respectively. The additional interest that would have been earned on these loans during the year ended September 30, 1997 and the nine months ended September 30, 1996, if nonaccrual loans had been on a current basis in accordance with their original terms, was approximately $1,700 and $22,200, respectively. Interest income of $1,200 and $2,100 was recognized on loans subsequently transferred to nonaccrual status as of September 30, 1997 and 1996, respectively.

The Association services loans for others approximating $21,164,000 and $23,908,000 at September 30, 1997 and 1996, respectively.

The Association has pledged real estate loans held for investment approximating $23,741,000 and $26,700,000 at September 30, 1997 and 1996 to secure advances from the Federal Home Loan Bank (Note 10).

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

(5)     LOANS  RECEIVABLE  HELD-FOR-SALE

Loans receivable held-for-sale at September 30, 1997 and 1996 are summarized as follows:

                                    1997      1996
                                 ----------  ------
Single-family residential loans  $1,062,183  25,000
                                 ==========  ======

(6)     INVESTMENT  IN  REAL  ESTATE  VENTURES

The Association had entered into a certain venture agreement with a real estate developer for the acquisition, development and sale of commercial and single-family lots. The Association had a 50% interest in the venture through its 49.5% limited partnership interest in the venture and its 50% stock ownership in the 1% general partner.

Investments in and advances to real estate ventures at September 30, 1997 and 1996 are summarized as follows:

                                      1997      1996
                                    --------  --------
Investments in real estate venture  $79,872   172,661
Allowance for losses                 (3,000)  (17,000)
                                    --------  --------

                                    $76,872   155,661
                                    ========  ========

Activity in the allowance for losses on investments in and advances to real estate ventures is summarized as follows:

Balance at December 31, 1995   $ 18,000
  Reduction                      (1,000)
                               ---------

Balance at September 30, 1996    17,000
  Reduction                     (14,000)
                               ---------

Balance at September 30, 1997  $  3,000
                               =========

Gain on real estate ventures at September 30, 1997 and 1996 is comprised of the following:

                                               1997     1996
                                              -------  ------
Reduction of loss provisions and write-downs
  of real estate                              $14,000   (125)
Income from operations                         10,477  2,002
                                              -------  ------

                                              $24,477  1,877
                                              =======  ======

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

Under the provisions of the Financial Institution Reform, Recovery and Enforcement Act ("FIRREA") signed into law in August 1989, state-chartered savings associations can no longer engage directly in the business of real estate development activities and, in general, must divest themselves of such investments as quickly as can be prudently done.

At September 30, 1997, the Association's remaining venture interest is Rancho California Associates I, owned by the Association's wholly-owned subsidiary, Palomar Service Corporation.

Combined  unaudited summary financial information of the ventures is as follows:

                               FINANCIAL POSITION

                                              SEPTEMBER 30,   SEPTEMBER 30,
                  ASSETS                           1997           1996
                                              --------------  -------------
Cash                                          $           40          5,382
Interest receivable                                        -            800
Real estate held for sale or development, at
   lower of cost or market                           158,700        339,223
                                              --------------  -------------

                                              $      158,740        345,405
                                              ==============  =============

          LIABILITIES AND EQUITY

Equity:
  Association                                 $       79,370        172,702
  Others                                              79,370        172,703
                                              --------------  -------------

         Total equity                         $      158,740        345,405
                                              ==============  =============

                                                            NINE MONTHS
                                            YEAR ENDED         ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,
                                               1997             1996
                                          ---------------  --------------
Operations:
  Sales                                   $      181,683               -
  Cost and expenses                             (180,523)              -
                                          ---------------  --------------

                                                   1,160               -

Interest income                                   15,967           7,227
Other                                              4,607          (2,273)
                                          ---------------  --------------

      Equity in loss from joint ventures  $       21,734           4,954
                                          ===============  ==============

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

(7)     REAL  ESTATE  OWNED

A summary of real estate owned by property type at September 30, 1996 is as follows:

Single-family              $254,880
Nonresidential              369,676
                           ---------

                            624,556

Less allowance for losses   (77,000)
                           ---------

                           $547,556
                           =========

There  was  no  real  estate  owned  at  September  30,  1997.

Activity  in  the  allowance  for  losses  on  REO  is  summarized  as  follows:

Balance at December 31, 1995   $  69,000
  Provision for loss              11,854
  Charge-offs                     (3,854)
                               ----------

Balance at September 30, 1996     77,000
  Provision for loss              74,141
  Charge-offs                   (151,141)
                               ----------

Balance at September 30, 1997  $       -
                               ==========

(8)     PREMISES  AND  EQUIPMENT

Premises and equipment at September 30, 1997 and 1996 are summarized as follows:

                                                   1997       1996
                                                ----------  ---------
Premises                                        $ 174,666    174,666
Office fixtures and equipment                     457,853    447,099
                                                ----------  ---------

                                                  632,519    621,765

Less accumulated depreciation and amortization   (500,357)  (470,189)
                                                ----------  ---------

         Total                                  $ 132,162    151,576
                                                ==========  =========

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

(9)     DEPOSITS

Deposits  at  September  30,  1997  and  1996  are  summarized  as  follows:

                                   1997                      1996
                         -----------------------------------------------------
                                        WEIGHTED-                  WEIGHTED-
                           AMOUNT     AVERAGE RATE     AMOUNT    AVERAGE RATE
                         -----------  -------------  ----------  -------------
Non-interest bearing
  deposits               $   424,134             -      372,711             -
NOW accounts               4,660,271          1.40%   4,158,910          1.42%
Money market deposit
  accounts                11,230,145          2.65%  11,659,974          2.67%
Certificates of Deposit   55,775,716          5.70%  55,102,427          5.52%
                         -----------  -------------  ----------  -------------

    Total deposits       $72,090,266          4.92%  71,294,022          4.78%
                         ===========  =============  ==========  =============

Certificates of deposit with balances of $100,000 or more amounted to approximately $12,892,000 and $12,067,000 at September 30, 1997 and 1996,
respectively.

Included  in  deposits  are  certificates  scheduled  to  mature  as  follows:

YEAR ENDING SEPTEMBER 30,
-------------------------

         1998              $49,905,400
         1999                4,542,489
         2000                1,327,827
                           -----------

                           $55,775,716
                           ===========

Interest  on  deposits  is  summarized  as  follows:

                                          NINE MONTHS
                           YEAR ENDED        ENDED
                         SEPTEMBER 30,   SEPTEMBER 30,
                              1997           1996
                         --------------  -------------
NOW                      $       64,443         42,433
Money Market                    302,543        269,437
Certificates of Deposit       3,024,751      2,291,386
                         --------------  -------------

                         $    3,391,737      2,603,256
                         ==============  =============

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

(10)     INVESTMENT  IN  AND  BORROWINGS  FROM  FEDERAL  HOME  LOAN  BANK

The Association had borrowings of $2,000,000 outstanding from the FHLB at September 30, 1996. This borrowing was secured by real estate loans and matured in August 1997.

In addition, the Association has a line of credit agreement with the Federal Home Loan Bank (FHLB). Advances are to be secured by real estate loans and by its investment in FHLB stock and are due on demand. The interest rate is variable and is to be adjusted daily based on a rate established by the FHLB. At September 30, 1997, the Association had $2,000,000 in outstanding advances under this line of credit.

As a member of the FHLB system, the Association is required to own capital stock in the FHLB of San Francisco in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the end of each year, or 5% of its advances from the FHLB of San Francisco. The Association's investment in FHLB stock at September 30, 1997 and 1996 amounted to $503,900 and $474,100, at cost, respectively. The FHLB stock is subject to credit risk if it should become permanently impaired.

(11)     INCOME  TAXES

The components of income taxes (benefit) at September 30, 1997 and 1996 consist of the following:

                                             1997       1996
                                          ----------  ---------
Current income taxes:
  Federal                                 $  55,000   (291,000)
  State                                      11,000          -
                                          ----------  ---------

                                             66,000   (291,000)
                                          ----------  ---------

Deferred income taxes:
  Federal                                   260,000    233,000
  State                                      88,000     20,000
                                          ----------  ---------

                                            348,000    253,000
                                          ----------  ---------

Change in valuation allowance              (287,000)   (93,000)
Taxes allocated to stockholders' equity      34,000    (19,000)
                                          ----------  ---------

      Income tax expense (benefit)        $ 161,000   (150,000)
                                          ==========  =========

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

A reconciliation between the expected income taxes computed using the federal income tax rate of 34% to taxes actually provided is set forth below:

                                                                    NINE MONTHS
                                                    YEAR ENDED         ENDED
                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                       1997             1996
                                                  ---------------  --------------
"Computed" expected income tax expense (benefit)  $      237,000         (62,000)
State franchise taxes, net of federal benefit             66,000          13,000
Increase (decrease) in tax resulting from:
  Decrease in valuation allowance                       (287,000)        (93,000)
  Other                                                  145,000          (8,000)
                                                  ---------------  --------------

Total income taxes                                $      161,000        (150,000)
                                                  ===============  ==============

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities under SFAS No. 109 at September 30, 1997 and 1996 are as follows:

                                                      1997       1996
                                                   ----------  ---------
Deferred tax assets:
  Write-downs and losses from joint venture
    activities                                     $  62,000     75,000
  Gains and losses from real estate owned                  -     35,000
  Allowance for loan losses                          297,000    392,000
  Reserve for securities available-for-sale           (9,000)    25,000
  Fixed assets due to differences in depreciation
    methods                                            1,000      5,000
  SAIF assessment                                          -    210,000
  Other                                               20,000     36,000
  Net operating loss carryforward - state             98,000     92,000
                                                 ----------  ---------

      Total gross deferred tax assets                469,000    870,000

  Less valuation allowance                          (211,000)  (498,000)
                                                   ----------  ---------

      Net deferred tax assets                        258,000    372,000
                                                   ----------  ---------

Deferred tax liabilities:
  Federal Home Loan Bank dividends                   (65,000)   (53,000)
  Deferred loan fees                                 (64,000)   (95,000)
                                                   ----------  ---------

      Total gross deferred tax liabilities          (129,000)  (148,000)
                                                   ----------  ---------

      Net deferred tax asset                       $ 129,000    224,000
                                                   ==========  =========

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

Based upon the level of historical taxable income, net operating loss carrybacks, tax planning strategies available to the Association and projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Association will receive the benefits of these deductible differences, net of the existing valuation allowance at September 30, 1997 and 1996, respectively.

At September 30, 1997, the Association had $1,300,000 in operating loss carryforwards for state income tax purposes. The Association had no operating loss carryforwards for federal tax purposes.

Under the Internal Revenue Code, the Association is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. This deduction amount represents an allocation of income to bad debt reserves for tax computation purposes. The amount of the bad debt reserves, for which income taxes have not been accrued, included in retained earnings is $446,452 at September 30, 1997.

(12)     COMMITMENTS

The Association leases its facilities under a noncancelable operating lease. Annual future minimum lease payments as of September 30 are as follows:

YEAR ENDING SEPTEMBER 30,
-------------------------
          1998             $  153,900
          1999                153,900
          2000                153,900
          2001                153,900
          2002                153,900
          Thereafter          795,300
                           ----------

                           $1,564,800
                           ==========

Rent expense for the year ended September 30, 1997 and the nine months ended September 30, 1996 was $151,000 and $111,700, respectively.

At September 30, 1997, the Association had commitments to originate loans of $1,006,750. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments expire in less than one year and the Association anticipates no loss on the fulfillment of these commitments. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

(13)     RELATED  PARTY  TRANSACTIONS

In the normal course of business, the Association accepts deposits and makes loans to certain officers, directors and employees under terms consistent with its general interest rates and lending policies.

Certain officers, directors, employees and their affiliated companies maintain savings accounts at the Association, which amounted to $979,326 and $771,917 at September 30, 1997 and 1996, respectively.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

The Association has loans outstanding to directors and employees at September 30, 1997 aggregating $346,995. Activity was as follows:

Balance at December 31, 1995   $ 534,271
  Additions                       15,422
  Repayments                      (9,333)
                               ----------

Balance at September 30, 1996    540,360
  Additions                            -
  Repayments                    (193,365)
                               ----------

Balance at September 30, 1997  $ 346,995
                               ==========

(14)     WHOLLY-OWNED  SUBSIDIARY

The accompanying consolidated financial statements include the accounts and transactions of the Association's wholly-owned subsidiary, Palomar Service
Corporation. Palomar Service Corporation's condensed financial information is summarized as follows:

                            CONDENSED BALANCE SHEETS

                             SEPTEMBER 30,   SEPTEMBER 30,
       ASSETS                     1997           1996
                             --------------  -------------
Cash                         $        6,552         18,062
Note receivable                      25,467         27,947
Investment in joint venture          77,969        170,477
                             --------------  -------------

                             $      109,988        216,486
                             ==============  -------------

    STOCKHOLDER'S EQUITY

Stockholder's equity         $      109,988        216,486
                             ==============  -------------

                        CONDENSED STATEMENTS OF EARNINGS

                                                                NINE MONTHS
                                                 YEAR ENDED        ENDED
                                               SEPTEMBER 30,   SEPTEMBER 30,
                                                    1997           1996
                                               --------------  -------------
Trustee fee income                             $        2,790          1,960
Interest income                                         2,720          2,019
Corporation's share of income from operations
  of joint venture                                     10,758          2,452
                                               --------------  -------------

      Net earnings                             $       16,268          6,431
                                               ==============  -------------

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

(15)     STOCK  TRANSACTIONS

The Association has an employee stock ownership plan (the "Plan"), which is available to all employees who are 21 years of age or older and who have completed at least one year of service with the Association. The purpose of the Plan is to establish a fund from contributions made by the Association. The funds will be used by the trustee (certain members of the Board of Directors) to purchase the Association's guarantee stock from time to time. The contribution by the Association to the Plan is determined annually based on a percentage of eligible compensation, up to a maximum of 15%, as determined by the Board of Directors. There was no contribution for the year ended September 30, 1997.
For the nine months ended September 30, 1996, the rate was 2% of eligible compensation, which resulted in a contribution of $10,334. The contributions are expensed at the time they are made. The total number of shares in the ESOP at September 30, 1997 and 1996 are 28,649. The ESOP purchased no shares from the Association in 1997 or 1996.

(16)     REGULATORY  CAPITAL

The Financial Institution Reform, Recovery and Enforcement Act (FIRREA) of 1989 requires institutions to have a minimum regulatory tangible capital ratio equal to 1.5% of adjusted total assets, a minimum 3% core capital ratio and a 8% total risk-based capital ratio. At September 30, 1997, the Association exceeded all minimum capital requirements for tangible, core and risk-based capital as shown in the table below.

The Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991 was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA include significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly under capitalized," and "critically undercapitalized."

To be considered "well capitalized" an institution must generally have a core capital ratio of at least 5% and a total risk-based capital ratio of at least 10%. Additionally, FDICIA imposed in 1994 a new Tier I risk-based capital ratio of at least 6% to be considered "well capitalized." At September 30, 1997, the Association exceeds all these requirements as shown in the table below.

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

The following table compares the capital amounts of the Association as calculated according to both FIRREA and FDICIA regulatory capital requirements at September 30, 1997:

                                               FIRREA                                   FDICIA
                               ---------------------------------------  ----------------------------------------
                                                          TOTAL RISK-                TIER 1 RISK-   TOTAL RISK-
                                 TANGIBLE       CORE         BASED       LEVERAGE        BASED         BASED
                                 CAPITAL       CAPITAL      CAPITAL       CAPITAL       CAPITAL       CAPITAL
                               ------------  -----------  ------------  -----------  -------------  ------------
Stockholders' equity capital   $ 5,358,013    5,358,013     5,358,013    5,358,013      5,358,013     5,358,013
Unrealized gains on
  securities available-for-
  sale, net                        (17,776)     (17,776)      (17,776)     (17,776)       (17,776)      (17,776)
General loan loss allowance              -            -       572,000            -              -       572,000
                               ------------  -----------  ------------  -----------  -------------  ------------

Regulatory capital measure       5,340,237    5,340,237     5,912,237    5,340,237      5,340,237     5,912,237

Regulatory capital required     (1,200,000)  (2,400,000)   (3,661,000)  (3,999,000)    (2,745,000)   (4,576,000)
                               ------------  -----------  ------------  -----------  -------------  ------------

Regulatory capital in excess
  of required regulatory
  capital                      $ 4,140,237    2,940,237     2,251,237    1,341,237      2,595,237     1,336,237
                               ============  ===========  ============  ===========  =============  ============

Total tangible assets          $79,984,000   79,984,000                 79,884,000
                               ============  ===========                ===========

Total risk-weighted assets                                 45,758,000                  45,758,000    45,758,000
                                                          ============               =============  ============
Regulatory capital ratio
  requirements:
    OTS                                1.5%           3%            8%           -              -             -
    FDICIA (well
       capitalized)                      -            -             -          5.0%           6.0%         10.0%
    Association's capital
      ratios                           6.7%         6.7%         12.9%         6.7%          11.7%         12.9%

Deposits in the Association are presently insured by the Savings Association Insurance Fund (SAIF). The Association's regular assessment rate and the premiums paid to the SAIF for the year ended September 30, 1997 were 12.3 basis points and $88,400, respectively. On September 30, 1997, the Association recorded a one-time special assessment of $506,000 payable to the SAIF in accordance with the enactment of the Direct Insurance Funds Act of 1995. This assessment was based on a rate of 65.7 basis points applied to the Association's SAIF assessable deposits as of March 31, 1995.

(17)     SUBSEQUENT  EVENT

On October 27, 1997, the Board of Directors of the Association approved a 5% stock dividend on issued and outstanding shares. The dividend is to be issued on February 18, 1998 to the stockholders of record at the close of business on February 2, 1998.

        INDEPENDENT AUDITORS' STATEMENTS REGARDING REGULATORY COMPLIANCE


                               September 30, 1997


Our audit of the consolidated financial statements of Palomar Savings and Loan Association and subsidiary was made in accordance with generally accepted auditing standards, the primary objective being to formulate our opinion on the current year's basic consolidated financial statements taken as a whole.

The audit meets the requirements of Article 163, Subchapter 5, Chapter 2, Title 10 of the California Administrative Code. Further, the required conditions of independence stipulated in Section 162 have also been met. We also gave due consideration to the contents of the latest edition of "AICPA Audit and Accounting Guide for Audits of Banks and Savings Institutions" published by the American Institute of Certified Public Accountants.

Our letter dated November 7, 1997 to the Board of Directors contains comments relating to our review of the system of internal accounting control as required by generally accepted auditing standards.


                              Palomar Savings and Loan Association
                         Consolidated Statements of Financial Condition
                          (Dollars in thousands, except per share data)
                                           (Unaudited)


                                                                      June 30,    September 30,
     Assets                                                             1998           1997
-------------------------------------------------------------------  -----------  --------------
Cash and cash equivalents                                            $    11,017  $        6,371
Investments:                                                              10,437           9,495
     Securities available-for-sale, at fair market value
     Securities held-to-maturity, at amortized cost
          (fair values approximate $3,285 and $3,971 at
          June 30, 1998 and September 30, 1997, respectively)              3,420           4,154
Loans receivable held-for-investment, net                                 51,524          57,309
Loans receivable held-for-sale                                             1,102           1,062
Accrued interest and dividends receivable                                    412             435
Investments in real estate ventures                                           76              77
Premises and equipment, net                                                  157             132
Investment in Federal Home Loan Bank stock, at cost                          531             504
Prepaid expenses and other assets                                            815             390
Taxes receivable                                                               -              73

                                                                     -----------  --------------
                                                                     $    79,491  $       80,002
                                                                     ===========  ==============



     LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------

Liabilities:
     Deposits                                                        $    72,923  $       72,090
     Borrowings from Federal Home Loan Bank                                    -           2,000
     Accounts payable and other liabilities                                  613             554

                                                                     -----------  --------------
        Total Liabilities                                            $    73,536  $       74,644
                                                                     ===========  ==============

Stockholders' Equity:
     Guarantee stock, $4.00 par value, 1,250,000 shares authorized
        648,186 and 617,477 shares issued and outstanding at June
        30,1998 and September 30, 1997, respectively                       2,593           2,470
     Capital in excess of par value                                        1,947           1,793
     Unrealized gains on securities available-for-sale, net                   13              16
     Retained earnings, substantially restricted                           1,402           1,077

                                                                     -----------  --------------
        Total Stockholders' equity                                         5,955           5,358
                                                                     ===========  ==============

                                                                     $    79,491  $       80,002
                                                                     ===========  ==============

See  accompanying  notes  to  unaudited  consolidated  financial  statements.

                       Palomar  Savings  and  Loan  Association
                         Consolidated Statements of Operations
                     (Dollars in thousands, except per share data)
                                      (Unaudited)

                                            Three Months Ended      Nine Months Ended
                                                  June 30,              June 30,
                                          ----------------------  --------------------
                                             1998        1997       1998       1997
                                          ----------  ----------  ---------  ---------
Interest income:
  Interest and fees on loans              $   1,050   $   1,094   $  3,278   $  3,249
  Interest on mortgage-backed securities        201         169        573        481
  Interest on federal funds sold                 74          44        187        163
  Interest and dividends on investments          45          79        138        248
                                          ----------  ----------  ---------  ---------
    Total interest income                     1,370       1,366      4,176      4,141

Interest expenses:
  Interest on deposits                          856         847      2,585      2,521
  Interest on borrowings                         --          22          1         61
                                          ----------  ----------  ---------  ---------
    Total interest income                       856         869      2,586      2,582

Net interest income before provision
    (credit) for loan losses                    514         517      1,590      1,559
Provision (credit) for loan losses             (117)        (70)      (116)       (66)
                                          ----------  ----------  ---------  ---------
    Net interest income after provision
      (credit) for loan issues                  631         587      1,706      1,625
                                          ----------  ----------  ---------  ---------

Non-interest income (expense):
  Gain on real estate ventures                   --           1          4         14
  Net gain on sale of loans                     199          52        383        125
  (Losses) gains on sale of securities
     available-for-sale                          --          --          9         (8)
  Loan servicing fee income                      48          21        108         65
  Other fees and changes                         21          19         62         78
                                          ----------  ----------  ---------  ---------
    Total non-interest income                   268          93        566        274
                                          ----------  ----------  ---------  ---------

General and administrative:
  Salaries and related personnel costs          272         214        762        667
  Premises and occupancy costs                   59          56        173        162
  SAIF insurance                                 17          17         50         72
  REO expenses                                   --          69          1         70
  Professional services                          25          22         71         53
  Data processing                                29          23         84         66
  Advertising                                    16          19         39         43
  Other                                         127          83        329        271
                                          ----------  ----------  ---------  ---------
    Total general and administration            545         503      1,509      1,404
                                          ----------  ----------  ---------  ---------

Earnings before income taxes                    354         177        763        495
Income tax expense                               91          47        160        161
                                          ----------  ----------  ---------  ---------
    Net earnings                          $     263   $     130   $    603   $    334
                                          ----------  ----------  ---------  ---------

Weighted average number of shares
   outstanding                              648,186     617,477    640,509    617,477
                                          ----------  ----------  ---------  ---------

Earnings per share                        $    0.41   $    0.21   $   0.94   $   0.54
                                          ----------  ----------  ---------  ---------

See  accompanying  notes  to  unaudited  consolidated  financial  statements.

                                              Palomar Savings and Loan Association
                                         Consolidated Statement of Stockholders' Equity
                                            For the Nine Months ended June 30, 1998
                                         (Dollars in thousands, except per share data)
                                                          (Unaudited)


                                                                            Unrealized
                                                                             gains on
                                                                            securities      Retained        Total
                                                              Capital in    available-      earnings        stock-
                                           Guarantee Stock    excess of     for-sale,     substantially    holders'
                                          -----------------
                                           Shares    Amount    par value       net         restricted       equity
                                          --------  -------  -----------  ------------  ---------------  ----------
Balance at September 30, 1997              617,477  $ 2,470  $     1,793  $        18   $        1,077   $   5,358

Stock dividend                              30,709      123          154            -             (278)         (1)

Change in unrealized gains on
      Securities available-for-sale, net         -        -            -           (5)               -          (5)

Net income for the nine months
     ended June 30, 1998                         -        -            -            -              603         603
                                          --------  -------  -----------  ------------  ---------------  ----------
Balance at June 30, 1998                   648,186  $ 2,593  $     1,947  $        13   $        1,402   $   5,955
                                          --------  -------  -----------  ------------  ---------------  ----------

See  accompanying  notes  to  unaudited  consolidated  financial  statements.

                           Palomar Savings and Loan Association
                          Consolidated Statements of Cash Flows
                                  (Dollars in thousands)
                                       (Unaudited)

                                                                        Nine months ended
                                                                            June 30,
                                                                      -------------------
                                                                        1998       1997
                                                                      ---------  --------
Cash flows operating activities:
  Net earnings                                                        $    603   $   334
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization                                           64        18
    Credit for loan losses                                                (116)      (66)
    Provision for losses on real estate owned                                -        74
    Net gain on sale of loan                                              (383)     (125)
    Losses on sale of securities available-for-sale                          5        12
    Gain on early retirement of securities held-to-maturity                (14)       (4)
    Net gain on sale of real estate owned                                    -       (10)
    Gain on real estate ventures                                            (4)      (17)
    Federal Home Loan Bank capital stock dividends                         (27)      (22)
    Increase (decrease) in deferred fees                                   (23)       25
    Increase in net other assets and liabilities                          (298)       (5)


    Net cash provided by (used in) operating activities                   (193)      214


Cash flows from investing activities:
  Loan originations held-for-investment, net of principal repayments     6,098    (3,095)
  Purchase of securities available-for-sale                             (3,790)   (4,310)
  Proceeds from sale of securities available-for-sale                    1,174     5,422
  Proceeds from early retirement of securities held-to-maturity            750     1,000
  Principal repayments on investments                                    1,651       471
  Proceeds from sale of loans                                           26,742     9,081
  Loans originated for sale                                            (26,573)   (9,115)
  Purchase of premises and equipment                                       (50)       (8)
  Repayments from real estate ventures, net                                  5       101
  Additions to real estate owned                                             -       (18)
  Proceeds from sale of real estate owned                                    -       574
  Cash in lieu of stock dividend                                            (1)        -


    Net cash provided by investing activities                            6,006       103


Cash flows from financing activities:
     Net increase in deposits                                              833       771
     Net decrease in borrowing from Federal Home Loan Bank              (2,000)   (2,000)

  Net cash used in financing activities                                 (1,167)   (1,229)

Net increase (decrease) in cash and cash equivalents                     4,646      (912)
Cash and cash equivalents at beginning of period                         6,371     8,040
                                                                      ---------  --------

Cash and cash equivalents at end of period                            $ 11,017   $ 7,128
                                                                      ---------  --------

See  accompanying  notes  to  unaudited  consolidated  financial  statements.

                      PALOMAR SAVINGS AND LOAN ASSOCIATION
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENT

(1)  BASIS  OF  CONSOLIDATION

The accompanying consolidated financial statements include the accounts and transactions of Palomar Savings and Loan Association and its wholly-owned subsidiary, Palomar Service Corporation (the Association). Intercompany transactions and balances have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting principally of normal recurring accruals) necessary for a fair presentation have been included.

The results of operations for the three and nine months ended June 30, 1998 are not necessarily indicative of results that may be expected for the entire fiscal year ending September 30, 1998.

(2)  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("Statement 125"). Statement 125 was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and was to be applied prospectively. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of Statement 125 did not have a material impact on the Association's financial position, results of operations or liquidity.

In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("Statement 127"). Statement 127 defers for one year the effective date of certain provisions of Statement 125. Management of the Association does not expect the adoption of Statement 127 to have a material impact on the Association's financial position, results of operations or liquidity,

In June 1997, the FASB issued Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income" ("Statement 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Statement 130 requires the display of comprehensive income and its components in a financial statement that is displayed in equal prominence with other financial statements that constitute a full set of financial statements. The Statement does not require, however, a specific format for the financial statement but requires the display of net income as a component of comprehensive income in that financial statement. Enterprises may elect to display comprehensive income and its components in one or two statements of financial performance or in a statement of changes in equity. If an enterprise chooses to display comprehensive income in a statement of changes in equity, that statement must be presented as part of a full set of financial statements and not in the notes to the financial statements. Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. Comparative financial statements provided for earlier periods are required to be reclassified to reflect application of the provisions of the Statement. Management of the Association does not anticipate that the adoption of Statement 130 will have a material impact on the Association's financial position, results of operations or liquidity.

(3)  STOCK  DIVIDEND

On October 27, 1997, the board of Directors of the Association approved a 5% stock dividend on issued and outstanding shares. The dividend was issued on February 18, 1998 to the stockholders of record at the close of business on February 2, 1998.

                                   APPENDIX  A

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 23, 1998, by and among Community West Bancshares, a California corporation ("Community West"), 5827 Hollister Avenue, Goleta, California 93117, and Palomar Savings & Loan Association, a California savings and loan association ("Palomar"), 355 Grand Avenue, Escondido, California 92025, pursuant to which Palomar will become a separate wholly-owned subsidiary of Community West, with reference to the following:

                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, Palomar is a California savings and loan association with its principal office in the City of Escondido, County of San Diego, State of California, and Community West is a California corporation with its principal office in the unincorporated area of Santa Barbara County known as Goleta, County of Santa Barbara, State of California;

     WHEREAS, Palomar and Community West desire to enter into this Agreement which contemplates the acquisition of Palomar by Community West, pursuant to which Palomar will become a separate, wholly-owned subsidiary of Community West;

     WHEREAS, this Agreement provides for the completion of the acquisition of Palomar by Community West through the merger (the "Merger") of Palomar with an interim California corporation which shall be a wholly-owned subsidiary of Community West ("CWB Merger Corp") under the applicable laws of the State of California and in accordance with the Merger Agreement (the "Merger Agreement") to be entered into by and between CWB Merger Corp and Palomar substantially in the form of Exhibit "A" hereto;
               ------------

     WHEREAS, to consummate the Merger the parties hereto will have to take various steps and actions (collectively, with the Merger, the "Transactions"); and

     WHEREAS, the Boards of Directors of Community West and Palomar have determined that this Agreement and the Transactions are in the best interests of their respective shareholders and have approved this Agreement and authorized its execution;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound, the parties hereto agree as follows:


                                A G R E E M E N T
                                - - - - - - - - -

                                    ARTICLE I

                       THE MERGER AND RELATED TRANSACTIONS
                       -----------------------------------

     1.1     CREATION  OF  CWB  MERGER  CORP.   As soon as practicable Community
             -------------------------------
West shall organize CWB Merger Corp pursuant to the General Corporations Law of California (the "GCC") as a new California corporation wholly-owned by Community West to facilitate the transactions contemplated by this Agreement.

     1.2     MERGER.   At  the  Effective  Time  of  the Merger (as that term is
             ------
defined in Section 2.2 hereof), pursuant to the terms of this Agreement and the Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

     (a)     MERGER  OF  CWB  MERGER  CORP AND PALOMAR.  CWB Merger Corp will be
             -----------------------------------------
merged with and into Palomar, and the separate corporate existence of CWB Merger Corp shall cease. Palomar as the association surviving the Merger is sometimes referred to herein as the "Surviving Association."

     (b)     EFFECT ON CWB MERGER CORP SHARES.   Each share of the common stock,
             --------------------------------
no par value, of CWB Merger Corp (the "CWB Merger Corp Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of Community West or CWB Merger Corp, shall be converted into one share of common stock of the Surviving Association (the "Surviving Association Stock"). Each outstanding stock certificate which prior to the Effective Time of the Merger represented shares of CWB Merger Corp Stock automatically and for all purposes shall be deemed to represent the number of shares of Surviving Association Stock into which the shares of CWB Merger Corp Stock represented by such certificate have been converted as provided in this Subsection 1.2(b); provided, however, at the request of Community West, the Surviving Association shall exchange Community West's certificate or certificates formerly representing shares of CWB Merger Corp Stock for a certificate or certificates of Surviving Association Stock.

     (c)     EFFECT  ON  PALOMAR SHARES.   Each share of the common stock, $4.00
             --------------------------
par value, of Palomar (the "Palomar Stock") issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting Palomar Shares (as defined in Section 1.3 hereof), on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of Palomar or the holders of Palomar Stock, automatically shall be canceled and cease to be an issued and outstanding share of Palomar Stock and shall be converted into the right to receive that number of newly issued shares of common stock, no par value, of Community West, equal to the whole and fractional number resulting from dividing the Palomar Per Share Value by the Community West Per Share Value, plus cash in lieu of fractional interests as specified in Section
1.5 of the Agreement. For purposes of this Agreement, the term Community West Per Share Value shall mean the average of the "bid" and "ask" of Community West Stock as quoted in the NASDAQ National Market System for the thirty (30) trading days immediately preceding the Closing (as that term is defined in Section 2.1 hereof). For purposes of this Agreement, the term Palomar Per Share Value shall mean the product of the following equation: [2.2] x [a b] where "a" is the Palomar Total Shareholders Equity as of the last day of the calendar month immediately preceding the Closing as determined in accordance with generally accepted accounting principals as in effect in the United States, consistently applied (without giving effect to the payment of any finders'fee occurring after the Closing), and where "b" is the number of shares of Palomar Stock outstanding immediately prior to the Closing. Certificates formerly evidencing shares of Palomar Stock shall be surrendered for exchange to the Transfer Agent (as defined in Section 1.6 hereof) in accordance with Section 1.6.

     (d)     EFFECT  ON  COMMUNITY  WEST  SHARES.   Each share of Community West
             -----------------------------------
Stock issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting Community West Shares (as defined in Section 1.4 hereof), shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of Community West.

     (e)     ALTERNATIVE  METHOD.  Anything  herein  to  the  contrary
             -------------------
notwithstanding, Community West may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of Palomar (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Palomar Stock as provided for in this Agreement, (ii) cause the transaction to be treated as anything other than a tax-free reorganization to the shareholders of Palomar Stock, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.3     DISSENTING  SHARES  OF  PALOMAR  STOCK.  Each  outstanding share of
             --------------------------------------
Palomar Stock whose holder has lawfully dissented from the Merger in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's Palomar Stock and submitted such shares for endorsement as provided in Section 1300(b) of the CGC ("Dissenting Palomar Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of Palomar.

     1.4     DISSENTING  SHARES  OF  COMMUNITY  WEST STOCK.   Any shareholder of
             ---------------------------------------------
Community West who shall have lawfully dissented from the Transactions in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's Community West Stock and submitted such shares for endorsement as provided in Section 1300(b) of the CGC ("Dissenting Community West Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of Community West.

     1.5     FRACTIONAL  SHARES.   No  fractional shares of Community West Stock
             ------------------
shall be issued in the Merger. In lieu thereof, each holder of Palomar Stock who would otherwise be entitled to receive fractional shares of Community West Stock shall receive an amount in cash equal to the fair market value of one share of Community West Stock at the close of business on the date seven days preceding the Closing Date (as determined in Section 2.1), multiplied by the fraction of a share of Community West Stock to which such holder would otherwise be entitled.

     1.6     DELIVERY  OF  CERTIFICATES  AND  CASH.
             -------------------------------------

     (a)     TRANSFER  AGENT.  Prior  to  the  Effective  Time  of  the  Merger,
             ---------------
Community West shall deliver or cause to be delivered to U.S. Stock Transfer Corporation, its transfer agent (the "Transfer Agent"), an amount of cash equal to the anticipated aggregate amount of fractional interests to be paid pursuant to Section 1.5 hereof, and sufficient certificates of its common stock for issuance to Palomar's shareholders. Delivery to the holders of Palomar Stock of the certificates for Community West Stock and cash to which they are entitled will subsequently be made by the Transfer Agent against delivery of share certificates formerly evidencing Palomar Stock (duly executed and in proper form for transfer) to the Transfer Agent in accordance with this Section 1.6 and the terms and conditions of an agreement to be entered into by and between Community West and the Transfer Agent (the "Transfer Agent Agreement"). A copy of the Transfer Agent Agreement will be provided to Palomar and its counsel for approval prior to consummation of the Merger, which approval shall not be unreasonably withheld.

     (b)     EXCHANGE  PROCEDURES.   As  soon as practicable after the Effective
             --------------------
Time of the Merger, the Transfer Agent will send a notice and transmittal form to each holder of a certificate previously representing shares of Palomar Stock advising such holders of the applicable terms of the conversion effected by the Merger and the procedure for surrendering to the Transfer Agent such certificate for conversion. Each holder of such certificates, upon surrender of the same to the Transfer Agent in accordance with such transmittal form, shall be entitled to receive the consideration provided for in Subsection 1.2(c) hereof, with the exception of holders of Dissenting Palomar Shares. If the consideration for shares of Palomar Stock provided for in Subsection 1.2(c) is to be delivered to any person other than the registered holder of said shares surrendered for exchange, the amount of any stock transfer tax or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be paid to the Transfer Agent by such person, or the Transfer Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. The certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

     (c)     TRANSFERS.   After the Effective Time of the Merger, there shall be
             ---------
no transfers on the stock transfer books of Palomar of the Palomar Stock that was outstanding immediately prior to the Effective Time of the Merger.

     (d)     TERMINATION  OF  EXCHANGE FUND.   Any portion of the cash delivered
             ------------------------------
to the Transfer Agent (including the proceeds of any investments thereof) that remains unclaimed by the holders of Palomar Stock for six months after the Effective Time of the Merger shall be returned to Community West. Any holders of Palomar Stock who have not theretofore complied with this Section 1.6 shall thereafter look only to Community West for exchange of their Palomar Stock upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Community West, Palomar, the Transfer Agent or any other person shall be liable to any former holder of Palomar Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e)     LOST,  STOLEN  OR  DESTROYED  CERTIFICATES.   In  the  event  any
             ------------------------------------------
certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Community West, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Transfer Agent shall exchange such lost, stolen or destroyed certificate, upon due surrender thereof, in accordance with the provisions of this Section 1.6.

     1.7     EFFECT  OF  THE  MERGER.   By  virtue  of  the  Merger  and  at the
             -----------------------
Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of CWB Merger Corp and Palomar shall be vested in and be held and enjoyed by the Surviving Association, without further act or deed, and all the estates and interests of every kind of CWB Merger Corp and Palomar, including all debts due to either of them, shall be as effectively the property of the Surviving Association as they were CWB Merger Corp and Palomar, and the title to any real estate vested by deed or otherwise in either CWB Merger Corp or Palomar shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of CWB Merger Corp and Palomar shall be preserved unimpaired, and all debts, liabilities and duties of CWB Merger Corp and Palomar shall be debts, liabilities and duties of the Surviving Association and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     1.8     NAME  OF  SURVIVING  ASSOCIATION.   The  name  of  the  Surviving
             --------------------------------
Association  shall  be  "Palomar  Savings  &  Loan  Association."

     1.9     ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING ASSOCIATION.  The
             -------------------------------------------------------------
Articles of Incorporation and Bylaws of Palomar as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Association.

     1.10     DIRECTORS  AND  OFFICERS OF SURVIVING ASSOCIATION.   The directors
              -------------------------------------------------
of Palomar at the Effective Time of the Merger shall be the directors of the Surviving Association until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Surviving Association; provided however, that at the Effective Time of the Merger one additional person designated by the Board of Directors of Community West in its sole and absolute discretion shall be appointed to the Board of Directors of Palomar. The officers of Palomar at the Effective Time of the Merger shall be the officers of the Surviving Association until they resign or are replaced or terminated by the Board of Directors of the Surviving Association or otherwise in accordance with the Surviving Association's Articles of Incorporation or Bylaws.

     1.11     DIRECTORS  AND  OFFICERS  OF  COMMUNITY  WEST.   The  directors of
              ---------------------------------------------
Community West's at the Effective Time of the Merger shall be the directors of Community West until their successors have been chosen and qualified in accordance with the Article of Incorporation and Bylaws of Community West; provided however, that at the Effective Time of the Merger one additional person designated by the Board of Directors of Palomar in its sole and absolute discretion shall be appointed to the Board of Directors of Community West.

     1.12     SHAREHOLDER  AGREEMENTS.   Concurrently with the execution of this
              -----------------------
Agreement Palomar and Community West shall cause each of their directors and executive officers to enter into agreements substantially in the form of Exhibit "B-1" or Exhibit "B-2" hereto, respectively, pursuant to which each shareholder shall agree to vote or cause to be voted all shares of their Community West Stock or Palomar Stock with respect to which such shareholder has voting power on the date hereof or hereafter acquired to approve the Transactions contemplated hereby and all requisite matters related thereto.

     1.13     AFFILIATES'  LETTERS.   Concurrently  with  the  execution of this
              --------------------
Agreement Palomar shall cause each of its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended, to sign an Affiliates Letter substantially in the form of Exhibit "C" hereto. At the Closing, Palomar shall
                              -----------
cause any affiliates who had not previously signed an Affiliates Letter to do so as a condition to the Closing. Each share of Community West Stock issued in respect of Palomar Stock pursuant to the Merger to such affiliates shall bear the restrictive legend specified in Exhibit "C".
                                         ------------

     1.14     COOPERATION;  BEST EFFORTS.   Each of the parties, consistent with
              --------------------------
the fiduciary duties of the directors of each party, will use its best efforts to consummate the Transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

                                   ARTICLE  II

                                   THE CLOSING
                                   -----------

     2.1     CLOSING  DATE.   The  consummation of the Transactions contemplated
             -------------
by this Agreement (the "Closing"), unless another date or place is agreed in writing by the parties hereto, shall take place at the main office of Community West, 5827 Hollister Avenue, Goleta, California 93117, within fifteen (15) days immediately following the end of the calendar month after which all of the following have occurred: (i) the receipt of all approvals and consents specified in Article X hereof; (ii) the expiration of the applicable waiting period under the Bank Holding Company Act; and (iii) the date on which all conditions specified in Articles VIII, IX and X hereof have been satisfied (the "Closing Date"); provided, however, that if the parties cannot agree on the Closing Date, the Closing Date shall be the last business day in such fifteen day period.

     2.2     EFFECTIVE  TIME  OF  MERGER.  As  soon  as  practicable  after  the
             ---------------------------
adoption and approval of this Agreement by the shareholders of Community West and Palomar and the satisfaction of the conditions precedent to the consummation of the Merger, the Merger Agreement substantially in the form attached hereto as Exhibit "A" (as amended, if necessary to conform to any requirements of law or a
-----------
governmental authority or agency, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by CWB Merger Corp and Palomar. As soon as practicable thereafter, on such date and at such time as the Merger Agreement, together with all requisite certificates as required by applicable California law, bearing an endorsement by the California Commissioner of Financial Institutions (the "Commissioner") as required by
Section 5758 of the California Financial Code ("CFC") shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Merger Agreement with the approval of the Commissioner endorsed thereon and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 5758 of the CFC (the "Effective Time of the Merger"). Notwithstanding the foregoing, the Merger Agreement may be completed in accordance with this Agreement and submitted to the Commissioner and Secretary of State in advance of the Closing; provided, however, the Closing and the filing of the Merger Agreement with the Commissioner as provided in Section 5758 of the CFC shall be subject to the satisfaction of the conditions precedent to the consummation of the Merger, as specified in Articles VIII, IX and X of this Agreement and the Merger Agreement and the transactions contemplated herein may be terminated at any time before the Effective Time of the Merger pursuant to any of the conditions contained herein as specified in Article XI hereof.

     2.3     DOCUMENTS  TO  BE DELIVERED AT THE CLOSING AND ON THE CLOSING DATE.
             ------------------------------------------------------------------
The parties shall deliver, or cause to be delivered, the documents called for by the Closing Schedule attached hereto as Schedule 2.3, along with such other
                                             ------------
documents or certificates as may be necessary, in the reasonable opinion of counsel for each of the parties, to effectuate the transactions called for hereunder. In the event that counsel for any of the parties believes that documents necessary for the Closing have not been set forth on the Closing Schedule, counsel shall advise the other party in writing, no less than five (5) business days prior to the Closing Date, setting forth a brief description of the additional documents desired and such documents shall also be provided at the Closing. If, at any time after the Effective Time of the Merger, the Surviving Association or their successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions, whether at the Closing or thereafter.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PALOMAR
                    -----------------------------------------

     Palomar  hereby  represents  and  warrants  to  Community  West as follows:

     3.1     ORGANIZATION,  STANDING  AND  POWER.  Palomar  is a state chartered
             -----------------------------------
savings and loan association, duly organized, validly existing and in good standing under the laws of the State of California, and is authorized by the Commissioner to conduct a general savings and loan business. Palomar is an "insured bank" as defined in the Federal Deposit Insurance Act; and Palomar has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.
Neither the scope of the business of Palomar nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 3.1 are true and
                                                       ------------
correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

     3.2     CAPITALIZATION.  The  authorized capitalization of Palomar consists
             --------------
of 1,500,000 shares of common stock, $4.00 par value, of which 648,351 shares are issued and outstanding as of the date of this Agreement. As of March 31, 1998, the Palomar Stock was held of record by approximately ___ shareholders and the Palomar Stock was not registered under the Securities Exchange Act of 1934. All of the outstanding shares of the Palomar Stock are validly issued, fully paid and nonassessable. There are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the Palomar Stock or any securities convertible into such Palomar Stock, and Palomar is not obligated to issue any additional shares of its Palomar Stock or any other security convertible into its Palomar Stock.

     3.3     SUBSIDIARIES.  Except  as set forth on Schedule 3.3 hereof, Palomar
             ------------
does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by Palomar as the result of any foreclosure by Palomar on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. The entity or entities set forth on Schedule 3.3 shall hereinafter be referred to as the "Service Corporation." Service Corporation is duly organized validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted. Attached hereto as part of Schedule 3.3 are true and correct copies of Service Corporation's Articles of Incorporation and Bylaws, as amended to the date hereof. The Service Corporation's authorized capitalization, issued and outstanding securities, and the ownership thereof as of the date of this Agreement are also set forth on Schedule 3.3. Service Corporation is not obligated to issue any additional shares of voting stock or any other security convertible into its voting stock. The shares of Service Corporation held by Palomar are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title.

     3.4     AUTHORITY.  The execution and delivery by Palomar of this Agreement
             ---------
and the Merger Agreement and the consummation of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Palomar. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of Palomar, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or national banking associations and by general equitable principles. Neither the execution and delivery by Palomar of this Agreement or the Merger Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by Palomar with any of the provisions hereof or thereof will: (a) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (b) except as set forth in Schedule
                                                                        --------
3.4,  to  the  best  of Palomar's knowledge constitute a breach of, or result in
---
default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Palomar or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Palomar, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by Palomar of this Agreement or the Merger Agreement or the consummation by Palomar of the Transactions contemplated hereby or thereby, except: (a) approval of this Agreement and the Merger Agreement by the shareholders of Palomar and CWB Merger Corp; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the California Commissioner of Financial Institutions (the
"Commissioner"), the Federal Deposit Insurance Corporation (the "FDIC") and/or the Board of Governors of the Federal Reserve System (the "FRB") as may be required under the Bank Holding Company Act of 1956, as amended; and (c) as set forth on Schedule 3.4.
           --------------

     3.5     BRANCHES.  Except  for  its  main  office located at 355 West Grand
             --------
Avenue, Escondido, California 92025, and except for its branch offices and loan production offices located as set forth on Schedule 3.5, Palomar does not
                                                  ------------
operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

     3.6     FINANCIAL  STATEMENTS.  Except  as  disclosed in the notes relating
             ---------------------
thereto,  or  otherwise  on  Schedule  3.6,  the audited financial statements of
                             -------------
Palomar as of and for the periods ended September 30, 1996 and 1997, respectively, as well as the unaudited financial statements of Palomar as of and for the periods ended December 31, 1996 and 1997, attached hereto as Schedule
                                                                        --------
3.6 (all of these statements are collectively referred to herein as the "Palomar
---
Financial Statements"), fairly and accurately present the financial condition of Palomar as of the dates thereof and the results of operations and its cash flows for the periods therein set forth and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Such Palomar Financial Statements are based on the books and records of Palomar, and contain and reflect reserves for all material accrued liabilities and any reasonably anticipated losses.

     3.7     UNDISCLOSED  LIABILITIES.  To  the  best  of  Palomar's  knowledge
             ------------------------
Palomar and Service Corporation do not have any liabilities or obligations, either accrued or contingent, which are material to Palomar taken as a whole and which have not been: (a) reflected or disclosed in the Palomar Financial Statements; or (b) disclosed in Schedule 3.7. Palomar does not know of any
                                     -------------
basis for the assertion against it or Service Corporation of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause any material adverse change in the business or financial condition of Palomar when taken as a whole, which is not fairly reflected in the Palomar Financial Statements or otherwise disclosed in
Schedule  3.7  hereto.
-------------

     3.8     TITLE  TO ASSETS.  Except as set forth in Schedule 3.8, Palomar and
             ----------------
Service Corporation have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by Palomar or Service Corporation and reflected on the Palomar Financial Statements, or acquired after December 31, 1997 (except properties sold or otherwise transferred in the ordinary course of business since December 31,
1997), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable  and  except  as  disclosed  in  the  Palomar Financial Statements or in
Schedule  3.8  hereto).
-------------

     3.9     REAL  ESTATE.  Schedule  3.9  hereto  contains  a  list of all real
             ------------   -------------
property, including leaseholds and "other real estate owned," owned by Palomar and copies of all leases to which Palomar is a party. Schedule 3.9 contains,
                                                          ------------
among other things, an accurate summary of all material commitments which Palomar has to improve real estate owned or leased by it. Palomar has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 3.9, free and clear of all mortgages,
                            -------------
covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies (included in Schedule 3.9); (d) such imperfections of title and encumbrances, if any, as
    -------------
do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 3.9 hereto.
                                                            ------------
Copies  of  title  policies for properties described in Schedule 3.9 as owned by
                                                        ------------
Palomar have been delivered or made available to Community West. The activities of Palomar with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in
Schedule  3.9.  Palomar  enjoys  quiet  and  peaceful  possession  of  all  such
-------------
property. To the best knowledge of Palomar, all tangible properties of Palomar that are material to the business, financial condition or results of operations of Palomar are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of Palomar as presently conducted. Except as set forth in Schedule 3.9: (i) the execution of
                                              ------------
this Agreement, the performance of the obligations of Palomar hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 3.9, or give any other party thereto a right to terminate
              ------------
or modify any term thereof; (ii) each lease and agreement under which Palomar is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Palomar; (iii) Palomar and, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which Palomar has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by Palomar; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. To the best knowledge of Palomar, none of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business condition of Palomar.

     3.10  ENVIRONMENTAL  LIABILITIES.
           --------------------------

          (a)     COMPLIANCE.  Except as set forth on Schedule 3.10, Palomar and
                  ----------                          -------------
Service Corporation are conducting and have conducted their business, and have used and are using their properties, whether currently owned, operated or leased, or owned, operated or leased by Palomar or Service Corporation at any time in the past, and to Palomar's and Service Corporation's knowledge, all properties in which Palomar or Service Corporation has a security interest have been used and are being used, in compliance with all applicable Environmental
Laws  (as  that  term  is  defined  below).

     For purposes of this Agreement, "Environmental Law" shall mean any federal, state, county, or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted prior to the Closing relating to: (i) pollution or protection of the environment, including natural resources; (ii) exposure of persons, including employees, to Hazardous Substances (as that term is defined below) or other products, materials or chemicals; (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemicals or other substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition, the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time:
(1)  the  Clean  Air  Act,  as amended, 42 U.S.C.  7401 et seq.; (2) the Federal
                                                        -- ----
Water  Pollution  Control  Act,  as  amended,  33  U.S.C.  1251 et seq.; (3) the
                                                                -- ----
Resource  Conservation  and Recovery Act of 1976, as amended, 42 U.S.C.  6901 et
                                                                              --
seq.;  (4)  the Comprehensive Environmental Response, Compensation and Liability
 ---
Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. 2601 et seq.; (5) the Toxic Substances Control Act, as
                               -- ----
amended,  15  U.S.C.  2601 et seq.;  (6) the Occupational Safety and Health Act,
                           -- ----
as amended, 29 U.S.C. 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. 1101 et seq.; (8) the Mine Safety and
                                                -- ----
Health  Act  of 1977, as amended, 30 U.S.C.  801 et seq.;  (9) the Safe Drinking
                                                 -- ----
Water  Act,  42  U.S.C.  300f  et  seq.; and (10) all comparable state and local
                               --  ----
laws, laws of other applicable jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, California. Health & Safety Code 25300 et seq.
                                                            --  ----

          (b)     NO  INVESTIGATIONS.  Neither  Palomar  nor Service Corporation
                  ------------------
nor any property currently owned, operated or leased by Palomar or Service Corporation or which has been in the past owned, operated or leased by Palomar or Service Corporation, and to Palomar's and Service Corporation's knowledge, all properties in which Palomar or Service Corporation has a security interest are subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and could not have a Material Adverse Effect on Palomar.

          (c)     HAZARDOUS  SUBSTANCES.  Except  as set forth on Schedule 3.10,
                  ---------------------                           -------------
there are no Hazardous Substances (as that term is defined below) presently located on, under or about any property which is currently owned, operated or leased by Palomar or Service Corporation, or has been owned, operated or leased by Palomar or Service Corporation, and to Palomar's and Service Corporation's knowledge in which Palomar or Service Corporation has a security interest. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of Palomar or Service Corporation that has or might result in any material liability under any Environmental Law.

     For purposes of this Agreement, the term "Hazardous Substances" shall mean:
(i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (ii) oil or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;
(iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to individuals or entities on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     3.11     LOANS  AND  INVESTMENTS.  Except  as  disclosed  in  Schedule 3.11
              -----------------------                              -------------
hereto: (a) all the loans and investments of Palomar and Service Corporation are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) Palomar or Service Corporation is not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 3.11 sets forth all of the investments reflected in the
             --------------
balance  sheets  of  Palomar  dated  December  31, 1997.  Except as set forth in
Schedule  3.11,  none  of  such  investments  is  subject  to  any  restriction,
--------------
contractual, statutory or other, that would materially impair the ability of Palomar to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 3.11, as of December 31, 1997, Palomar had no holdings of
           --------------
positions in forwards, futures, options, swaps, interest rate caps, collars and floors, or any other similar instruments ("Derivative Instruments"). Except as set forth in Schedule 3.11, since January 1, 1996 Palomar has not engaged in any
             -------------
transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 3.11 sets forth for each Derivative
                                    -------------
Instrument held by Palomar since January 1, 1996, the present book value and market value, if applicable, the open exposure of Palomar, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

     3.12     DEPOSITS.  Schedule  3.12  sets  forth  a list of deposit accounts
              --------   --------------
outstanding at Palomar with an outstanding balance as of December 31, 1997, of $100,000.00 or more.

     3.13     LITIGATION  AND  GOVERNMENTAL  PROCEEDINGS.  Except  as  otherwise
              ------------------------------------------
expressly  disclosed  in  Schedule 3.13, Palomar and Service Corporation are not
                          -------------
engaged in, or to the best of their knowledge threatened with, any legal action or other proceeding before any court or administrative agency which might be material to their business or in which the amount claimed against them is $100,000 or more; except as set forth in Schedule 3.13, to the best of Palomar's
                                         -------------
knowledge, Palomar and Service Corporation are not in default of any of their duties or obligations under, or with respect to, any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over Palomar or Service Corporation or their business; except as disclosed in
Schedule  3.13, Palomar and Service Corporation have not been served with notice
--------------
of, or, to the best of Palomar's knowledge, are not under investigation with respect to, any possible violation of any provision of federal, state or local laws or administrative regulations; and except as set forth in Schedule 3.13,
                                                                  -------------
Palomar and Service Corporation are not subject to any order, letter agreement or written direction of any governmental agency with respect to their financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to Palomar or Service Corporation. Schedule 3.13 contains a list identifying any claims
                       --------------
pending on behalf of Palomar or Service Corporation against any governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

     3.14     CONTRACTS  AND  AGREEMENTS.  Except  as provided by this Agreement
              --------------------------
and  except  as  forth in Schedule 3.14, Palomar and Service Corporation are not
                          -------------
parties to any contract, agreement, commitment or offer which may become a binding obligation if accepted by another person or entity, whether written or oral (collectively referred to herein as an "Understanding") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

     (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule
                                                                        --------
3.9),  guarantee,  subordination  agreement  or other similar or related type of
---
Understanding (but not including any deposit agreements as to which Palomar or Service Corporation is the debtor), involving the expenditure of $25,000 or more as to which Palomar or Service Corporation is a debtor, pledgor, lessee or obligor other than borrowings from the Federal Home Loan Bank of San Francisco;

     (b) Except as otherwise contemplated by this Agreement, any Understanding for the employment of any officer or employee which is not terminable by Palomar or Service Corporation without liability on not more than thirty (30) days' notice;

     (c)     Any  Understanding  with  any  labor  organization;

     (d) Any Understanding which obligates Palomar or Service Corporation for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

     (e) Any Understanding for the sale of any of Palomar's or Service Corporation's assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of its assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

     (f) Any Understanding for the borrowing of any money by Palomar or Service Corporation or for a line of credit to Palomar or Service Corporation;

     (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000;

     (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, in-cluding any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to Palomar, would exceed $25,000;

     (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of Palomar or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

     (j)     Any  Understanding  for  the  sale  of  loans  with  recourse;  or

     (k)     Any  Understanding not otherwise disclosed pursuant to this Section
3.14 which is material to the financial condition, results of operations, assets or business of Palomar taken as a whole.

     3.15     PERFORMANCE  OF OBLIGATIONS.  Palomar and Service Corporation have
              ---------------------------
performed in all respects all of the obligations required to be performed by it to date and, to the best of Palomar's knowledge, Palomar and Service Corporation are not in default in any respect under any agreement, contract or lease to which it is a party or subject or is otherwise bound and which are material to the financial condition of Palomar taken as a whole; no party with whom Palomar or Service Corporation has an agreement which is of material importance to the business of Palomar is, to the knowledge of Palomar, in material default thereunder, except as has been disclosed in Schedule 3.15. With respect to loan
                                            --------------
delinquencies,  Schedule 3.15 contains the monthly loan delinquency report dated
                -------------
on or about March 31, 1998, in the form customarily prepared for and delivered to the Board of Directors of Palomar.

     3.16     INSURANCE.  Except  as  set  forth  in  Schedule 3.16, Palomar and
              ---------                               -------------
Service Corporation have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to their assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 3.16 hereto is a schedule of all policies of insurance
                --------------
(other  than  title  insurance)  carried  and  owned  by  Palomar  or  Service
Corporation; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to Community West a copy of each such policy of insurance. To the best of Palomar's knowledge, Palomar and Service Corporation have continually maintained a fidelity bond insuring them against acts of dishonesty by their employees in such amounts as are disclosed in
Schedule  3.16.  To  the  best  of Palomar's knowledge, no claims have been made
--------------
under such bond. Palomar is not aware of any facts which would form the basis of a claim under any such bond; nor does Palomar have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

     3.17     TAXES.  Except  as  set forth in Schedule 3.17 hereto, Palomar and
              -----                            -------------
Service Corporation have timely filed all federal, state and local tax returns required to be filed by them or on their behalf. Except as set forth in
Schedule  3.17,  all taxes shown by such returns to be due and payable have been
---------------
paid or are reflected as a liability on the Palomar Financial Statements. To the best of Palomar's knowledge, none of the federal, state and local tax returns of Palomar or Service Corporation have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in
Schedule  3.17.  All material deficiencies (including interest and penalties, if
--------------
any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the Palomar Financial Statements, or are being contested in good faith and are disclosed in Schedule 3.17. No
                                                              --------------
material tax deficiency has been or to the knowledge of Palomar is proposed to be assessed against Palomar or Service Corporation by any federal, state or local authority or agency. Palomar and Service Corporation have not agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by them, nor has Palomar or Service Corporation waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. To the best of Palomar's knowledge, the accruals for taxes reflected on the Palomar Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1997.

     3.18      ABSENCE OF CERTAIN CHANGES.  Except as disclosed on Schedule 3.18
               --------------------------                          -------------
or as permitted by this Agreement, since December 31, 1997, the business of Palomar and Service Corporation have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

     (a) Any change in the financial condition of Palomar or Service Corporation taken as a whole which has had or is likely to have a Material Adverse Effect on Palomar or Service Corporation;

     (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to Palomar's common stock or the issuance of any additional shares of, or options to purchase, Palomar's common stock or any other security of Palomar;

     (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole has had or is likely to have a Material Adverse Effect on the property or business of Palomar;

     (d) Any change in accounting methods or practices of Palomar having a Material Adverse Effect on Palomar;

     (e) Any revaluation by Palomar of any of Palomar's assets except as may be applicable to available-for-sale securities;

     (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by Palomar of a bonus or other additional salary or compensation, other than in accordance with past practice;

     (g) Any sale, assignment or transfer of any material assets of Palomar except in the ordinary course of business;

     (h) Any waiver or release of any material right or claim of Palomar, except in the ordinary course of business; or

     (i) Any agreement to take any action specified in Subsections 3.18(a) through (h) hereof.

     3.19     BROKERS' AND FINDERS' FEES.  Except as specified in Schedule 3.19,
              --------------------------                          -------------
neither Palomar nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, contemplated herein, or which has resulted in, or may give rise to, any obligation on the part of Palomar or Community West therefor.

     3.20     EMPLOYEES.  To  the  best  of  Palomar's  knowledge  there  are no
              ---------
material controversies pending or threatened between Palomar or Service Corporation and any of their employees. Except as disclosed in the Palomar Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of Palomar.

     3.21     REGULATORY  REPORTS.  Palomar  has  made  available or provided to
              -------------------
Community  West  the  following  documents:

     (a) All independent audit or loan review reports, if any, in respect of Palomar or Service Corporation issued during the past three years; and

     (b) All filings and other correspondence and documents sent or received by Palomar or Service Corporation to or from any financial institutions regulatory agency or tax authority (excluding releases, bulletins and similar documents issued generally by such regulatory agencies), issued during the past three years.

     3.22     PALOMAR  EMPLOYEE BENEFIT PLANS.  Schedule 3.22 hereto contains a
              -------------------------------   -------------
true and correct copy of Palomar's Personnel Policy and a true and correct list of all pension, retirement or other employee benefit plans or arrangements maintained by Palomar or Service Corporation for the benefit of their employees (except any individual retirement accounts held by Palomar as to which Palomar acts as custodian), including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, with respect to which Palomar is a fiduciary as defined in Section 3(21) of ERISA (all of such plans being collectively referred to herein as "Palomar Employee Plans"). To the best of Palomar's knowledge, Palomar, Service Corporation and any Palomar Employee Plan have not engaged in any prohibited transaction with respect to the Palomar Employee Plan which could subject Palomar to a penalty or tax on prohibited transactions imposed under ERISA, or
Section 4975 of the Internal Revenue Code of 1954, as amended (the "Code"). To the best of Palomar's knowledge no Palomar or Service Corporation employee has engaged in any transaction which could subject Palomar to liability if Palomar is obligated to indemnify such person against liability. To the best of Palomar's knowledge, each Palomar Employee Plan that is an employee pension benefit plan (which is not described in Section 4(b) or Section 301(a) of ERISA) is qualified under Section 401(a) of the Code, and the trust thereunder is exempt from income tax under Section 501(a) of the Code.

     3.23     STOCK  OPTION  PLAN.  Palomar does not have any stock option plans
              -------------------
or  other  options  or  warrants  in  effect.

     3.24     ABSENCE  OF  CERTAIN  PRACTICES.  Except  as  may  be disclosed to
              -------------------------------
Community  West  on  Schedule  3.24,  to the best of Palomar's knowledge neither
                     --------------
Palomar and Service Corporation, nor any officer, director, employee or agent of Palomar or Service Corporation has, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of Palomar or Service Corporation.

     3.25     NO  VIOLATION OF LAW.  To the best of Palomar's knowledge, Palomar
              --------------------
and Service Corporation are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of Palomar taken as a whole. Palomar and Service Corporation have filed all material reports and documents required to be filed by them with any governmental authority on or before the date hereof and have in effect all approvals, authorizations, consents, licenses, clearances and orders of and registrations with, all governmental and regulatory authorities, which are necessary to each material portion of the business or operations of Palomar or Service Corporation as presently conducted.

     3.26     CERTAIN  INTERESTS.  To the best of Palomar's knowledge, except in
              ------------------
arm's-length  transactions  pursuant  to normal commercial terms and conditions:
(a) no officer or director of Palomar or Service Corporation has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Palomar or Service Corporation except for the normal rights of a shareholder of Palomar; (b) no such person is indebted to Palomar or Service Corporation except for normal business expense advances or banking transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) Palomar and Service Corporation are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. The consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Palomar or Service Corporation to any employee of Palomar or Service Corporation.

     3.27  MINUTE  BOOKS.  The  minute  books of Palomar and Service Corporation
           -------------
accurately reflect all material actions duly taken by the shareholders, Boards of Directors and committees of Palomar or Service Corporation as applicable.

     3.28  ACCOUNTING  RECORDS; DATA PROCESSING. Palomar and Service Corporation
           ------------------------------------
have records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with generally accepted accounting principles. Except as set forth in Schedule 3.28, the procedures and
                                               -------------
equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by Palomar and Service Corporation in the operation of their business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of Palomar and Service Corporation and are year 2000 compliant or adequate actions have been taken by Palomar and Service Corporation to cause Palomar and Service Corporation to be year 2000 compliant in accordance with the requirements of all regulatory agencies with authority over Palomar and Service Corporation.

     3.29  OPERATING  LOSSES.  Schedule  3.29  sets forth any Operating Loss (as
           -----------------   --------------
defined below) that has occurred at Palomar and Service Corporation during the period after December 31, 1996. To the best of Palomar's knowledge, except as set forth on Schedule 3.29, since December 31, 1996, no event has occurred, and
              -------------
no action has been taken or omitted to be taken by any employee of Palomar or Service Corporation that has resulted in the occurrence by Palomar or Service Corporation of an Operating Loss or that might reasonably be expected to result in the occurrence by Palomar or Service Corporation of an Operating Loss after December 31, 1996, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $25,000 by itself or $50,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, employee dishonesty, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

     3.30     REGULATORY  APPROVAL.  To  the  best of Palomar's knowledge, based
              --------------------
upon Palomar's understanding of regulatory requirements, Palomar has no reason to believe that the parties will not receive all required regulatory approvals, subject to the disclosures in Schedule 3.28.

     3.31     FULL  DISCLOSURE  AND STANDARD.  None of the information contained
              ------------------------------
in the representations and warranties of Palomar set forth in this Agreement, and none of the information contained in any of the schedules, lists, documents, or instruments attached hereto or delivered by Palomar as contemplated by any provision of this Agreement, contains any untrue statement of a fact or omits to state a fact necessary to make the statements contained herein or therein not misleading. No representation or warranty of Palomar contained in Article III shall be deemed untrue or incorrect, and Palomar shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance individually
                            ------
or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Article III has had or is reasonably likely to have a Materially Adverse Effect on Palomar. For purposes of this Agreement the term "Materially Adverse Effect" shall mean with respect to Community West or Palomar, any effect that (i) is material and adverse to the financial position, results of operations of Community West and its subsidiaries taken as a whole or Palomar and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Community or Palomar to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other Transactions contemplated by this Agreement; provided, however, that Materially Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of generally applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings and loan associations and their holding companies generally, and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF COMMUNITY WEST
                ------------------------------------------------

     Community  West  hereby  represents  and  warrants  to  Buyers  as follows:

     4.1     ORGANIZATION,  STANDING  AND POWER.  Community West is a California
             ----------------------------------
corporation, duly organized, validly existing and in good standing under the laws of the State of California and Community West has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Except as set forth on Schedule 4.1(a) hereto, neither the scope of the business of Community West nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. Attached hereto as
Schedule 4.1(b) are true and correct copies of its Articles of Incorporation and
---------------
Bylaws,  as  amended  to  the  date  hereof.

     4.2     CAPITALIZATION.  The  authorized  capitalization  of Community West
             --------------
consists of 20,000,000 shares of Common Stock, no par value, of which 3,143,916 shares are issued and outstanding as of the date of this Agreement. As of March 31, 1998, Community West Stock was held of record by approximately _____ shareholders and the Community West Stock was registered under the Securities Exchange Act of 1934. All of the outstanding shares of the Community West Stock are validly issued, fully paid and nonassessable. Except as contemplated herein and except for employee stock options under the Community West 1997 Stock Option Plans and the warrants to purchase Community West common stock issued. in exchange for GNB (defined in Section 4.3 below) warrants issued in 1996 (the "1996 Warrants"), there are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the Community West Stock or any securities convertible into such Community West Stock, and Community West is not obligated to issue any additional shares of its Community West Stock or any other security convertible into its Community West Stock.

     4.3     SUBSIDIARIES.  Except  for  Goleta National Bank ("GNB"), Community
             ------------
West does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by GNB as the result of any foreclosure by GNB on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. GNB is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is a member of the Federal Reserve Bank of San Francisco, and is an "insured bank" as defined in the Federal Deposit Insurance Act; and GNB has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted. Attached hereto as Schedule 4.3 are true and
                                                       ------------
correct copies of GNB's Articles of Association and Bylaws, as amended to the date hereof. GNB's authorized capitalization consists of 8,000,000 shares of common stock, $2.50 par value, of which 1,540,658 shares are issued and outstanding as of the date of this Agreement, all of which are owned by Community West. GNB is not obligated to issue any additional shares of its common stock or any other security convertible into its common stock. The shares of GNB's common stock held by Community West are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title. Electronic Paycheck, LLC ("EP") is a California limited liability company, duly organized, validly existing and in good standing under the laws of the State of California. GNB owns seventy percent (70%) of the Membership Interests of EP. EP is not obligated to issue any additional membership interests or any other security convertible into its membership interests. The membership interests of EP held by GNB are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title, except pursuant to that certain Operating Agreement dated October 16, 1997.

     4.4     AUTHORITY.  The  execution  and  delivery by Community West of this
             ---------
Agreement and the Merger Agreement and the consummation of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Community West. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of CWB Merger Corp, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or
California corporations and by general equitable principles. Neither the execution and delivery by Community West of this Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by Community West with any of the provisions hereof will: (a) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (b) except as set forth in Schedule 4.4, to the best of Community West's knowledge constitute a
           -------------
breach of, or result in default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Community West or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Community West, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by Community West of this Agreement or by CWB Merger Corp of the Merger Agreement or the consummation by Community West of the Transactions contemplated hereby or thereby, except: (a) approval of this Agreement and the Merger Agreement by the shareholders of Community West and CWB Merger Corp; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the Commissioner, the California Department of Corporations ("CDC"), the FDIC, or the FRB as may be required under applicable law; and (c) as set forth on Schedule 4.4.
                                                                 --------------

     4.5     BRANCHES.  Except  for  its  main  office located at 5827 Hollister
             --------
Avenue, Goleta, California 93117, and except for its branch offices and loan production offices located as set forth in Schedule 4.5, Community West, GNB and
                                           ------------
EP do not operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

     4.6     FINANCIAL  STATEMENTS.  Except  as  disclosed in the notes relating
             ---------------------
thereto,  or  otherwise  on  Schedule  4.6,  the  audited consolidated financial
                             -------------
statements of Community West as of and for the periods ended December 31, 1996 and 1997 attached hereto as Schedule 4.6 (all of these statements are
                                 -------------
collectively referred to herein as the "Community West Financial Statements"), fairly and accurately present the financial condition of Community West as of the dates thereof and the results of operations and its cash flows for the periods therein set forth and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Such Community West Financial Statements are based on the books and records of Community West, and contain and reflect reserves for all material accrued liabilities and any reasonably anticipated losses.

     4.7     UNDISCLOSED LIABILITIES.  To the best of Community West's knowledge
             -----------------------
Community West and GNB do not have any liabilities or obligations, either accrued or contingent, which are material to Community West taken as a whole and which have not been: (a) reflected or disclosed in the Community West Financial Statements; or (b) disclosed in Schedule 4.7. Community West does not know of
                                  -------------
any basis for the assertion against it, GNB or EP of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause any material adverse change in the business or financial condition of Community West when taken as a whole, which is not fairly reflected in the Community West Financial Statements or otherwise disclosed in
Schedule  4.7  hereto.
-------------

     4.8     TITLE  TO  ASSETS.  Except  as set forth in Schedule 4.8, Community
             -----------------                           ------------
West, GNB and EP have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by Community West, GNB or EP and reflected on the Community West Financial Statements, or acquired after December 31, 1997 (except properties sold or otherwise transferred in the ordinary course of business since December 31,
1997), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable and except as disclosed in the Community West Financial Statements or in
Schedule  4.8  hereto).
-------------
     4.9     REAL  ESTATE.  Schedule  4.9  hereto  contains  a  list of all real
             ------------   -------------
property, including leaseholds and "other real estate owned," owned by Community West and copies of all leases to which Community West is a party. Schedule 4.9
                                                                    ------------
contains, among other things, an accurate summary of all material commitments which Community West has to improve real estate owned or leased by it. Community West has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 4.9, free and clear
                                                    ------------
of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies (included in Schedule 4.9); (d) such imperfections of title and
                         -------------
encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 4.9 hereto. Copies of title policies for properties
               -------------
described in Schedule 4.9 as owned by Community West have been delivered or made
             ------------
available to Palomar. The activities of Community West with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in Schedule 4.9. Community West enjoys quiet and
                                  ------------
peaceful possession of all such property. To the best knowledge of Community West, all tangible properties of Community West that are material to the business, financial condition, or results of operations of Community West are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of Community West as presently conducted. Except as set forth in Schedule 4.9: (i) the execution of this
                                        -------------
Agreement, the performance of the obligations of Community West hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 4.9, or give any other party thereto a right to
                        ------------
terminate or modify any term thereof; (ii) each lease and agreement under which Community West is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Community West; (iii) Community West and, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which Community West has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by Community West; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. To the best knowledge of Community West, none of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business condition of Community West.

     4.10  ENVIRONMENTAL  LIABILITIES.
           --------------------------

          (a)     COMPLIANCE.  Except  as  set forth on Schedule 4.10, Community
                  ----------                            -------------
West and GNB are conducting and have conducted their business, and have used and are using their properties, whether currently owned, operated or leased, or owned, operated or leased by Community West or GNB at any time in the past, and to Community West's and GNB's knowledge, all properties in which Community West or GNB has a security interest have been used and are being used, in compliance with all applicable Environmental Laws.

          (b)     NO  INVESTIGATIONS.  Neither  Community  West  nor GNB nor any
                  ------------------
property currently owned, operated or leased by Community West or GNB or which has been in the past owned, operated or leased by Community West or GNB, or to Community West's and GNB's knowledge, in which Community West or GNB has a security interest, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and could not have a material adverse effect on Community West.

          (c)     HAZARDOUS  SUBSTANCES.  Except  as set forth on Schedule 4.10,
                  ---------------------                           -------------
there are no Hazardous Substances presently located on, under or about any property which is currently owned, operated or leased by Community West or GNB, or has been owned, operated or leased by Community West or GNB, or to Community West's and GNB's knowledge, in which Community West or GNB has a security interest. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of Community West or GNB that has or might result in any material liability under any Environmental Law.

     4.11     LOANS  AND  INVESTMENTS.  Except  as  disclosed  in  Schedule 4.11
              -----------------------                              -------------
hereto: (a) all the loans and investments of Community West and GNB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) Community West and GNB are not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 4.11 sets forth all of
                                                 -------------
the investments reflected in the balance sheets of Community West and/or GNB dated December 31, 1997. Except as set forth in Schedule 4.11, none of such
                                                     -------------
investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of Community West or GNB to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 4.11, as
                                                               -------------
of December 31, 1997, Community West and GNB had no holdings of positions in Derivative Instruments. Except as set forth in Schedule 4.11, since January 1,
                                                 -------------
1996 Community West and GNB have not engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 4.11 sets forth for each Derivative Instrument held by
         --------------
Community West or GNB since January 1, 1996, the present book value and market value, if applicable, the open exposure of Community West or GNB, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

     4.12     DEPOSITS.  Schedule  4.12  sets  forth  a list of deposit accounts
              --------   --------------
outstanding at GNB with an outstanding balance as of December 31, 1997, of $100,000.00 or more.

     4.13     LITIGATION  AND  GOVERNMENTAL  PROCEEDINGS.  Except  as  otherwise
              ------------------------------------------
expressly disclosed in Schedule 4.13, Community West and GNB are not engaged in,
                       -------------
or to the best of Community West's knowledge threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its or their business or in which the amount claimed against them is $100,000 or more; except as set forth in Schedule 4.13 hereto, to the best of
                                            -------------
Community West's knowledge, Community West and GNB are not in default of any of their duties or obligations under, or with respect to, any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over Community West or GNB or their businesses; except as disclosed in Exhibit 4.13 hereto, Community West and GNB have not been served with notice
    ------------
of, or, to the best of Community West's knowledge, are not under investigation with respect to, any possible violation of any provision of federal, state or local laws or administrative regulations; and except as set forth in Schedule
                                                                        --------
4.13,  Community  West and GNB are not subject to any order, letter agreement or
----
written  direction  of  any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to Community West or GNB. Schedule 4.13 contains a list identifying any claims pending on
                --------------
behalf of GNB against the SBA, any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

     4.14     CONTRACTS  AND  AGREEMENTS.  Except  as provided by this Agreement
              --------------------------
and  except  as forth in Schedule 4.14 Community West and GNB are not parties to
                         -------------
any Understanding which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

     (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule
                                                                        --------
4.9),  guarantee,  subordination  agreement  or other similar or related type of
---
Understanding (but not including any deposit agreements as to which GNB is the debtor), involving the expenditure of $25,000 or more as to which Community West or GNB is a debtor, pledgor, lessee or obligor other than borrowings from the Federal Reserve Bank of San Francisco;

     (b) Except as otherwise contemplated by this Agreement, any Understanding for the employment of any officer or employee which is not terminable by Community West or GNB without liability on not more than thirty
(30)  days'  notice;

     (c)     Any  Understanding  with  any  labor  organization;

     (d) Any Understanding which obligates Community West or GNB for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

     (e) Any Understanding for the sale of any of Community West's or GNB's assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of their assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of their assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

     (f) Any Understanding for the borrowing of any money by Community West or GNB or for a line of credit to Community West or GNB;

     (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000;

     (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, in-cluding any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to Community West, would exceed $25,000;

     (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of Community West or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

     (j)     Any  Understanding  for  the  sale  of  loans  with  recourse;  or

     (k)     Any  Understanding not otherwise disclosed pursuant to this Section
4.14 which is material to the financial condition, results of operations, assets or business of Community West taken as a whole.

     4.15     PERFORMANCE OF OBLIGATIONS.  Community West and GNB have performed
              --------------------------
in all respects all of the obligations required to be performed by them to date and, to the best of Community West's knowledge, Community West or GNB are not in default in any respect under any agreement, contract or lease to which they are a party or subject or are otherwise bound and which are material to the financial condition of Community West taken as a whole; no party with whom Community West or GNB has an agreement which is of material importance to the business of Community West is, to the knowledge of Community West, in material default thereunder, except as has been disclosed in Schedule 4.15. With respect
                                                    --------------
to  loan  delinquencies,  Schedule  4.15  contains  the monthly loan delinquency
                          --------------
report dated on or about March 31, 1998, in the form customarily prepared for and delivered to the Board of Directors of Community West.

     4.16     INSURANCE.  Except  as  set forth in Schedule 4.16, Community West
              ---------                            -------------
and GNB have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to their assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule
                                                                        --------
4.16  hereto  is  a  schedule  of  all  policies  of insurance (other than title
----
insurance) carried and owned by Community West and GNB; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to Palomar a copy of each such policy of insurance. To the best of Community West's knowledge, GNB has continually maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in
Schedule  4.16.  To  the best of Community West's knowledge, no claims have been
---------------
made under such bond. Community West is not aware of any facts which would form the basis of a claim under any such bond; nor does Community West have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

     4.17     TAXES.  Except  as  set  forth  in Schedule 4.17 hereto, Community
              -----                              -------------
West and GNB have timely filed all federal, state and local tax returns required to be filed by them or on their behalf. Except as set forth in Schedule 4.17,
                                                                  -------------
all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the Community West Financial Statements. To the best of Community West's knowledge, none of the federal, state and local tax returns of Community West or GNB have been audited by the Internal Revenue
Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in
Schedule  4.17.  All material deficiencies (including interest and penalties, if
--------------
any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the Community West Financial Statements, or are being contested in good faith and are disclosed in Schedule
                                                                        --------
4.17.  No material tax deficiency has been or to the knowledge of Community West
-----
is proposed to be assessed against Community West or GNB by any federal, state or local authority or agency. Neither Community West nor GNB have agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor has Community West or GNB waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. To the best of Community West's knowledge, the accruals for taxes reflected on the Community West Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1997.

     4.18      ABSENCE OF CERTAIN CHANGES.  Except as disclosed on Schedule 4.18
               --------------------------                          -------------
or as permitted by this Agreement, since December 31, 1997, the business of Community West and GNB have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

     (a) Any change in the financial condition of Community West taken as a whole which has had or is likely to have a Material Adverse Effect on Community West;

     (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to the Community West Stock or the issuance of any additional shares of, or options to purchase, the Community West Stock or any other security of Community West;

     (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole has had or is likely to have a Material Adverse Effect on the property or business of Community West;

     (d) Any change in accounting methods or practices of Community West having a Material Adverse Effect on Community West;

     (e) Any revaluation by Community West of any of Community West's assets except as may be applicable to available-for-sale securities;

     (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by Community West of a bonus or other additional salary or compensation, other than in accordance with past practice;

     (g) Any sale, assignment or transfer of any material assets of Community West except in the ordinary course of business;

     (h) Any waiver or release of any material right or claim of Community West, except in the ordinary course of business; or

     (i) Any agreement to take any action specified in Subsections 4.18(a) through (h) hereof.

     4.19     BROKERS' AND FINDERS' FEES.  Except as specified in Schedule 4.19,
              --------------------------                          -------------
neither Community West nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, or which has resulted in, or may give rise to, any obligation on the part of Community West or Palomar therefor.

     4.20     EMPLOYEES.  To the best of Community West's knowledge there are no
              ---------
material controversies pending or threatened between Community West or GNB and any of their employees. Except as disclosed in the Community West Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of Community West.

     4.21     REGULATORY REPORTS.  Community West has made available or provided
              ------------------
to  Palomar  the  following  documents:

     (a) All independent audit or loan review reports, if any, in respect of Community West or GNB issued during the past three years; and

     (b) All filings and other correspondence and documents sent or received by Community West or GNB to or from any bank regulatory agency or tax authority (excluding releases, bulletins and similar documents issued generally by such regulatory agencies), issued during the past three years.

     4.22     COMMUNITY  WEST  EMPLOYEE  BENEFIT  PLANS.  Schedule  4.22  hereto
              -----------------------------------------   --------------
contains a true and correct copy of GNB's Personnel Policy and a true and correct list of all pension, retirement or other employee benefit plans or arrangements maintained by Community West or GNB for the benefit of its employees (except any individual retirement accounts held by GNB as to which GNB acts as custodian), including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, with respect to which GNB is a fiduciary as defined in Section 3(21) of ERISA (all of such plans being collectively referred to herein as "Community West Employee Plans"). To the best of Community West's knowledge, Community West, GNB and any Community West Employee Plan have not engaged in any prohibited transaction with respect to the Community West Employee Plan which could subject Community West to a penalty or tax on prohibited transactions imposed under ERISA, or Section 4975 of the Internal Revenue Code of 1954, as amended (the "Code"). To the best of Community West's knowledge no Community West or GNB employee has engaged in any transaction which could subject Community West to liability if Community West is obligated to indemnify such person against liability. To the best of Community West's knowledge, each Community West Employee Plan that is an employee pension benefit plan (which is not described in Section 4(b) or Section 301(a) of ERISA) is qualified under Section 401(a) of the Code, and the trust thereunder is exempt from income tax under Section
501(a)  of  the  Code.

     4.23     STOCK OPTION PLAN; 1996 WARRANTS.  Schedule 4.23 sets forth a true
              --------------------------------   -------------
and correct copy of Community West's Stock Option Plan(s) and a schedule showing the names, dates of grant, vesting schedules, termination dates, and option prices for each option outstanding as of March 31, 1998. The Stock Option Plan(s) has (have) been duly approved by the Board of Directors and shareholders of Community West and by all applicable regulatory authorities, each stock option has been approved by the Board of Directors of Community West, and, upon exercise of the options in accordance with their terms, the shares of Community West Stock issued have been and will be validly issued, fully paid and nonassessable.  Schedule  4.23  also  sets  forth  a  true  and correct schedule
                --------------
showing the names, date of issuance, term, vesting schedule, and exercise price for the 1996 Warrants as of March 31, 1998. The 1996 Warrants have been duly approved by the Board of Directors and, upon the exercise of the 1996 Warrants in accordance with their terms, the shares of Community West Stock issued will have been and will be validly issued, fully paid and non-assessable.

     4.24     ABSENCE  OF  CERTAIN  PRACTICES.  Except  as  may  be disclosed to
              -------------------------------
Palomar  on  Exhibit  4.24,  to  the  best of Community West's knowledge neither
             -------------
Community West nor GNB, nor any officer, director, employee or agent of Community West or GNB has, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of Community West or GNB.

     4.25     NO  VIOLATION  OF LAW.  To the best of Community West's knowledge,
              ---------------------
Community West and GNB are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of Community West taken as a whole. Community West and GNB have filed all material reports and documents required to be filed by them with any governmental authority on or before the date hereof and have in effect all approvals, authorizations, consents, licenses, clearances and orders of and registrations with, all governmental and regulatory authorities, which are necessary to each material portion of the business or operations of Community West or GNB as presently conducted.

     4.26     CERTAIN  INTERESTS.  To  the  best  of Community West's knowledge,
              ------------------
except in arm's-length transactions pursuant to normal commercial terms and conditions: (a) no officer or director of Community West or GNB has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Community West or GNB except for the normal rights of a shareholder of Community West; (b) no such person is indebted to Community West or GNB except for normal business expense advances or banking transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) Community West and GNB are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. The consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Community West or GNB to any employee of Community West or GNB.

     4.27  MINUTE  BOOKS.  The minute books of Community West and GNB accurately
           -------------
reflect all material actions duly taken by the shareholders, Boards of Directors and committees of Community West or GNB, as applicable.

     4.28  ACCOUNTING  RECORDS;  DATA  PROCESSING.  Community  West and GNB have
           --------------------------------------
records that, in all material respects, fairly reflect their transactions and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with Generally Accepted Accounting Principles. Except as set forth in Schedule 4.28, the procedures and
                                               -------------
equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by Community West and GNB in the operation of their businesses (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of Community West and GNB and are year 2000 compliant or adequate actions have been taken by Community West and GNB to cause Community West and GNB to be year 2000 compliant in accordance with the requirements of all regulatory agencies with authority over Community West and GNB.

     4.29  OPERATING  LOSSES.  Schedule  4.29 sets forth any Operating Loss that
           -----------------   --------------
has occurred at GNB during the period after December 31, 1996. To the best of Community West's knowledge, except as set forth on Schedule 4.29, since December
                                                   -------------
31, 1996, no event has occurred, and no action has been taken or omitted to be taken by any employee of Community West or GNB that has resulted in the occurrence by GNB of an Operating Loss or that might reasonably be expected to result in the occurrence by GNB of an Operating Loss after December 31, 1996, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $25,000 by itself or $50,000 when aggregated with all other Operating Losses during such period.

     4.30     REGULATORY  APPROVAL.  To  the best of Community West's knowledge,
              --------------------
based upon Community West's understanding of regulatory requirements, Community West has no reason to believe that the parties will not receive all required regulatory approvals.

     4.31     FULL  DISCLOSURE  AND STANDARD.  None of the information contained
              ------------------------------
in the representations and warranties of Community West set forth in this Agreement, and none of the information contained in any of the schedules, lists, documents, or instruments attached hereto or delivered by Community West as contemplated by any provision of this Agreement, contains any untrue statement of a fact or omits to state a fact necessary to make the statements contained herein or therein not misleading. No representation or warranty of Community West contained in Article IV shall be deemed untrue or incorrect, and Community West shall not be deemed to have breached a representation or warranty, as a consequence of the existence of a fact, event or circumstance unless such fact,
                                                               ------
event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty contained in Article IV has had or is reasonably likely to have a Material Adverse Effect on Community West.

                                    ARTICLE V

                     COVENANTS OF PALOMAR  PRIOR TO CLOSING
                     --------------------------------------

     Palomar  hereby  covenants  and  agrees  with  Community  West  as follows:

     5.1     BUSINESS  RECORDS AND INFORMATION.  During the period commencing on
             ---------------------------------
the date hereof, and ending on the Closing Date, Palomar will afford Community West, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable Community West and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of Palomar and the conditions thereof, and to update such examination at such intervals as Community West shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Palomar in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of Palomar. No such examination or Community West's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of Community West of its right to rely upon the representations, warranties or covenants made by Palomar herein or pursuant hereto.

     5.2     LIMITATIONS  UPON  PALOMAR PRIOR TO CLOSING.  Except as required by
             -------------------------------------------
this Agreement, between the date hereof and the Closing Date, without the prior written consent of Community West, which shall not be unreasonably withheld and which shall be deemed granted if within ten days after receipt of written request refusal of such written consent is not received from Community West by Palomar, Palomar shall not do any of the following:

     (a) Create or take action to incur any liabilities in excess of $75,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

     (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of Palomar securing an obligation in excess of $75,000 or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

     (c) Make or become a party to any contract or commitment in excess of $75,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $75,000, except in the usual and ordinary course of business;

     (d) Make any capital expenditures in excess of $75,000, except for ordinary and necessary repairs and replacements and tenant improvements on Palomar's new Escondido branch office;

     (e) Sell or otherwise dispose of any of its assets or properties in excess of $75,000 in value, except in the usual and ordinary course of its business;

     (f) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of Palomar Stock;

     (g) Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of Palomar Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of Palomar Stock or other securities otherwise than pursuant to this Agreement;

     (h) Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

     (i) Amend its Articles of Incorporation or Bylaws, except for such amendments that do not hinder performance of this Agreement or as permitted by or contemplated by this Agreement;

     (j) Grant any salary increase or enter into or amend any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to Palomar is increased, except in accordance with past practices, pursuant to written employment agreements disclosed pursuant hereto, or such amendments to any Palomar Employee Plan as may be necessary to consummate the Transactions contemplated herein;

     (k) Pay any obligation or liability, absolute or contingent, in excess of $75,000 except liabilities shown on the Palomar Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

     (l) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by Palomar or waiver of its claims in excess of $75,000 before any court or governmental agency, except in the usual and ordinary course of its business;

     (m) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

     (n) Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $75,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

     (o) Enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or principal shareholder of Palomar or any affiliate of such person on terms that are less favorable to Palomar than could be obtained from an unrelated third party on an arm's length basis;

     (p) File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

     (q) Change any of Palomar's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except such change as may be required in the opinion of Palomar's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB or by applicable bank regulatory authorities;

     (r) Knowingly default in any material respect under any Understanding to which Palomar is a party, and which, individually or together with other Understandings with respect to which a default by Palomar exists, would materially adversely affect the business, properties, or financial condition of Palomar taken as a whole; or

     (s) Conduct its business in a manner that would violate its Articles of Incorporation or Bylaws or would, to the best of its knowledge, materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Subsection 5.2(s) shall constitute a waiver of any rights of Community West under any other provision of this Agreement.

     5.3     AFFIRMATIVE  CONDUCT OF PALOMAR PRIOR TO CLOSING.  Between the date
             ------------------------------------------------
hereof  and  the  Closing  Date,  Palomar  shall:

     (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles I, VII, IX, and X hereof and to permit the consummation of the Merger and the Transactions contemplated under this Agreement as promptly as possible, and advise Community West promptly in writing of any matter which would make the representations and warranties set forth in Article III hereof not true and correct in all material respects at the Closing;

     (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

     (c) Carefully prepare or review and make available to Community West all federal, state and local tax returns and reports to government authorities regarding Palomar required to be filed by it between the date hereof and the Closing;

     (d) Furnish Community West with such financial and other information with respect to Palomar and its properties, business and operations as in the reasonable opinion of Community West, counsel for Community West and counsel for Palomar shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in
Article IX hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information contained therein not misleading;

     (e) Provide Community West with Palomar's monthly Board Package at the time provided to Palomar's directors;

     (f) Make available to Community West on Palomar's premises all loan application files at such time or times as will not interfere with the loan underwriting or approval process, in connection with each loan where the aggregate indebtedness of the borrower created by such loan will exceed $350,000 for commercial loans or commercial or commercial real estate loans or $500,000 for residential real estate loans;

     (g) Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

     (h) Duly observe and conform to lawful requirements applicable to its business in all material respects;

     (i) Maintain its books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis;

     (j) Take all actions reasonable and necessary to terminate all Palomar Employee Plans as set forth on Schedule 3.22 hereof as of the time immediately preceding the Closing.

     5.4     DISCUSSION  WITH  THIRD  PARTIES.
             --------------------------------
          (a) Palomar: (i) shall not, and shall instruct and cause each of its directors, officers, employees, agents, representatives and advisors
("Representatives") not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Subsection 5.4(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than Community West. Palomar shall notify Community West within twenty-four (24) hours after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, Palomar or any of its Representatives, and shall disclose to Community West the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof, provided, however, that if Palomar receives a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to Community West would violate a confidentiality agreement by which Palomar is bound, Palomar (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and (iii) to the extent such disclosure has not been made under clause
(i) of this sentence, shall notify Community West that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. A "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction. For purposes of this Section 5.4, a "Strategic Transaction" means any acquisition or purchase of more than ten percent (10%) of the assets or voting securities of Palomar or any merger or other business combination involving Palomar or any recapitalization involving Palomar resulting in an extraordinary dividend or distribution to Palomar's shareholders or a self-tender for or redemption of some or all of the outstanding shares of Palomar Stock.

          (b) Qualifying Proposal.  Notwithstanding Subsection 5.4(a), following
              -------------------
receipt of a Qualifying Strategic Transaction Proposal, neither Palomar nor any of its Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to Community West, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to Palomar's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to Palomar's shareholders, or (iii) subject to the terms of Subsection 11.1(d) terminating this Agreement. For purposes of this Section 5.4, a "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which Palomar's Board of Directors shall have determined, after consultation with Palomar's counsel, that the action by Palomar contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of Palomar Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by Palomar to the effect that the financial terms of such Strategic Transaction Proposal are from Palomar's shareholders' perspective superior to the Merger.

          (c)     Disclosure  and  Trading.  Upon  receipt  of the disclosure by
                  ------------------------
Community West of a Strategic Transaction Proposal involving Community West or any subsidiary thereof or a Community West Acquisition Transaction (as that term is defined in Section 6.4(c) hereof), Palomar, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal involving Community West or any subsidiary thereof or the Community West Acquisition Transaction to the same extent so required of Community West and/or any subsidiary thereof under the terms of any confidentiality agreement to which Community West and/or any subsidiary is a party or is bound and to refrain from
                                                             ---
trading in Community West Stock, Palomar Stock and the securities of the party or parties to the Strategic Transaction Proposal or the Community West Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws, or (ii) the Strategic
Transaction Proposal or Community West Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

     5.5     PROXY STATEMENT.  The proxy statement and/or any other materials or
             ---------------
documents (collectively, the "Proxy Materials") to be used in connection with the shareholders' meeting required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to Palomar, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meeting, shall:

     (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

     (b) except with respect to any information regarding Community West or GNB supplied to Palomar by Community West for inclusion in the Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

                                  ARTICLE  VI

                  COVENANTS OF COMMUNITY WEST PRIOR TO CLOSING
                  --------------------------------------------

     Community  West  hereby  covenants  and  agrees  with  Palomar  as follows:

     6.1     BUSINESS  RECORDS AND INFORMATION.  During the period commencing on
             ---------------------------------
the date hereof, and ending on the Closing Date, Community West will afford Palomar, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable Palomar and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of Community West and GNB and the conditions thereof, and to update such examination at such intervals as Palomar shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Community West or GNB in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of Community West or GNB. No such examination or Palomar's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of Palomar of its right to rely upon the representations, warranties or covenants made by Community West herein or pursuant hereto.

     6.2     LIMITATIONS  UPON  COMMUNITY  WEST  PRIOR  TO  CLOSING.  Except  as
             ------------------------------------------------------
required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of Palomar, which shall not be unreasonably withheld and which shall be deemed granted if within ten days after receipt of written request refusal of such written consent is not received from Palomar by Community West, Community West shall not do any of the following:

     (a) Create or take action to incur any liabilities in excess of $75,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

     (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of Community West securing an obligation in excess of $75,000, or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

     (c) Make or become a party to any contract or commitment in excess of $75,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $75,000, except in the usual and ordinary course of business;

     (d) Make any capital expenditures in excess of $75,000, except for ordinary and necessary repairs and replacements;

     (e) Sell or otherwise dispose of any of its assets or properties in excess of $75,000 in value, except in the usual and ordinary course of its business;

     (f) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of Community West Stock; provided, however, GNB may pay dividends to Community West;

     (g) Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of Community West Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of Community West Stock or other securities otherwise than pursuant to this Agreement; except pursuant to the exercise of the stock options and the 1996 Warrants set forth in Schedule 4.23;

     (h) Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

     (i) Amend its Articles of Incorporation or Bylaws, except for such amendments that do not hinder performance of this Agreement or as permitted by or contemplated by this Agreement;

     (j) Grant any salary increase or enter into or amend any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to Community West or GNB is increased, except in accordance with past practices, pursuant to written employment agreements disclosed pursuant hereto, or such amendments to any Community West Employee Plan as may be necessary to consummate the Transaction contemplated herein including increasing the number of shares covered in Community West's 1997 Stock Option Plan or other stock option plans;

     (k) Pay any obligation or liability, absolute or contingent, in excess of $75,000 except liabilities shown on the Community West Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

     (l) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by Community West or waiver of its claims in excess of $75,000 before any court or governmental agency, except in the usual and ordinary course of its business;

     (m) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

     (n) Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $75,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

     (o) Enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or principal shareholder of Community West or any affiliate of such person on terms that are less favorable to Community West than could be obtained from an unrelated third party on an arm's length basis;

     (p) File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

     (q) Change any of Community West's or GNB basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of their business or operations, except such change as may be required in the opinion of Community West's or GNB's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB or by applicable bank regulatory authorities;

     (r) Knowingly default in any material respect under any Understanding to which Community West or GNB is a party, and which, individually or together with other Understandings with respect to which a default by Community West or GNB exists, would materially adversely affect the business, properties, or financial condition of Community West taken as a whole; or

     (s) Conduct its business in a manner that would violate its Articles of Incorporation or Bylaws or would, to the best of its knowledge, materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Subsection 6.2 (s) shall constitute a waiver of any rights of Palomar under any other provision of this Agreement.


     6.3     AFFIRMATIVE  CONDUCT  OF  COMMUNITY WEST PRIOR TO CLOSING.  Between
             ---------------------------------------------------------
the  date  hereof  and  the  Closing  Date,  Community  West  shall:

     (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles I, VII, VIII, and X hereof and to permit the consummation of the Merger and the transactions contemplated under this Agreement as promptly as possible, and advise Palomar promptly in writing of any matter which would make the representations and warranties set forth in
Article  IV hereof not true and correct in all material respects at the Closing;

     (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

     (c) Carefully prepare or review and make available to Palomar all federal, state and local tax returns and reports to government authorities regarding Community West required to be filed by it between the date hereof and the Closing;

     (d) Furnish Palomar with such financial and other information with respect to Community West and its properties, business and operations as in the reasonable opinion of Palomar, counsel for Palomar and counsel for Community West shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in
Article IX hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information contained therein not misleading;

     (e) Provide Palomar with Community West's and GNB's monthly Board Packages at the time provided to their directors;

     (f) Make available to Palomar on Community West's premises all loan application files at such time or times as will not interfere with the loan underwriting process, in connection with each loan where the aggregate indebtedness of the borrower created by such loan will exceed $350,000 for commercial loans or commercial real estate loans or $500,000 for residential real estate loans;

     (g) Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

     (h) Duly observe and conform to lawful requirements applicable to its business in all material respects; and


     (i) Maintain its books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis.

     6.4     DISCUSSION  WITH  THIRD  PARTIES.
             --------------------------------

          (a) Community West: (i) shall not, and shall instruct and cause each of its Representatives not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal; and
(ii) except as expressly permitted by Subsection 6.4(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than Palomar. Community West shall notify Palomar within twenty-four (24) hours after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, Community West or any of its Representatives, and shall disclose to Palomar the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof; provided, however, that if Community West receives a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to Palomar would violate a confidentiality agreement by which Community West is bound, Community West (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify Palomar that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. For purposes of this Section 6.4, a "Strategic Transaction" means any acquisition or purchase of more than ten percent (10%) of the assets or voting securities of Community West or any merger or other business combination involving Community West or any recapitalization involving Community West resulting in an extraordinary dividend or distribution to Community West's shareholders or a self-tender for or redemption of some or all of the outstanding shares of Community West Stock; provided however, that the sale of any loans or an interest in a portfolio of loans by Community West or GNB in the ordinary course of business including without limitation the securitization of a portfolio of loans in an aggregate amount of up to $75,000,000 shall not be deemed a Strategic Transaction for purposes of this Agreement.

          (b) Qualifying Proposal.  Notwithstanding Subsection 6.4(a), following
              -------------------
receipt of a Qualifying Strategic Transaction Proposal, neither Community West nor any of its Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to Palomar, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to Community West's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to Community West's shareholders, or (iii) subject to the terms of Subsection 11.1(e) terminating this Agreement. For purposes of this Section 6.4, a "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which Community West's Board of
Directors shall have determined, after consultation with Community West's counsel, that the action by Community West contemplated under either clause (i),
(ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of Community West Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by Community West to the effect that the financial terms of such Strategic Transaction Proposal are, from Community West's shareholders' perspective, superior to the Merger.

     (c)     Community  West Acquisition Transaction. Notwithstanding Subsection
             -----------------------------------------
6.4(a) or 6.4(b) hereof, Community West or any of its subsidiaries shall be permitted to and may cause its respective Representatives to solicit, encourage, discuss, negotiate, enter into agreements, and carry out and complete transactions regarding a Community West Acquisition Transaction; provided however, that should Community West enter into or modify any agreement, or complete without any agreement, any Community West Acquisition Transaction which has a Material Adverse Effect upon Community West without written approval of Palomar, then such action shall constitute a breach under Subsection 11.1(b) of this Agreement giving rise to a right of termination by Palomar in accordance with Subsection 11.(b) of this Agreement. For purposes of this Agreement, the term "Community West Acquisition Transaction" shall mean: (i) a merger or consolidation or any similar transaction where Community West or any of its subsidiaries will be the surviving or resulting corporation or where the shareholders of Community West or any of its subsidiaries immediately prior to the completion of the transaction will own fifty percent (50%) or more of the surviving or resulting corporation immediately after the completion of the transaction, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of another corporation, partnership or limited liability company which business is permissible under the Bank Holding Company Act of 1956, as amended and Regulation Y promulgated pursuant thereto, or (iii) the purchase or other acquisition of securities representing ten percent (10%) or more of the voting power of another corporation, partnership or limited liability company which business is permissible under the Bank Holding Company Act of 1956, as amended and Regulation Y promulgated pursuant thereto. Community West shall promptly notify Palomar of any Community West Acquisition Transaction and shall disclose to Palomar the identity of the party or parties to the transaction, and the terms and conditions thereof. To the extent Community West makes a disclosure of any non-public information to Palomar, its executive officer and/or directors, then Palomar and its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Community West Acquisition Transaction so disclosed and to refrain from trading in Community West Stock, Palomar Stock and the securities of the party or parties to the Community West Acquisition Transaction so disclosed in accordance with the provisions of Subsection 5.4(c) of this Agreement.

     (d)     Disclosure  and Trading.  Upon receipt of the disclosure by Palomar
             -----------------------
of a Strategic Transaction Proposal involving Palomar or any subsidiary thereof, Community West, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal involving Palomar or any subsidiary thereof to the same extent so required of Palomar and/or any subsidiary thereof under the terms of any confidentiality agreement to which Palomar and/or any subsidiary is a party or is bound and to refrain from trading in Community West
                                   ---
Stock, Palomar Stock and the securities of the party or parties to the Strategic Transaction Proposal until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of all applicable securities laws, or (ii) the Strategic Transaction Proposal has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

     6.5     PROXY STATEMENT.  The Proxy Materials to be used in connection with
             ---------------
the shareholders' meeting required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to Community West, GNB, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meeting, shall:

     (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

     (b) except with respect to any information regarding Palomar supplied to Community West by Palomar for inclusion in the Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

                                   ARTICLE VII

              MEETINGS OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS
              ----------------------------------------------------

     Community West and Palomar each covenant and agree with the other as follows:

     7.1     SHAREHOLDERS'  MEETINGS.  It will, promptly after execution of this
             -----------------------
Agreement, cause a meeting of its shareholders (hereinafter referred to as the "Community West Meeting" or the "Palomar Meeting," as applicable) to be duly called and held upon requisite notice for the purpose of:

     (a) authorizing and approving this Agreement and the Transactions contemplated herein; and

     (b) conducting such other business as its Board of Directors deems advisable and proper in connection therewith, including the election of directors.

     Each of Community West and Palomar, through its Board of Directors, will recommend that its shareholders approve the Transactions contemplated hereby, and it will use its best efforts to obtain the affirmative votes of the holders of the largest possible percentage of its outstanding shares of common stock.

     7.2     SECURITIES  LAWS.   In  obtaining the consent of their shareholders
             ----------------
to the matters described in Section 7.1 hereof, Community West and Palomar and their officers, directors and controlling shareholders, will, in all respects, comply with Sections 10 and 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the SEC promulgated thereunder, the rules and regulations of the FDIC promulgated under the 1934 Act, if applicable, and the securities laws of all states in which shareholders of the parties reside, including without limitation the Commissioner. Without in any way limiting the generality of the forgoing, Community West and Palomar agree with the other that the Notice of Meeting, Proxy Statement submitted in connection therewith, form of Proxy and other solicitation materials that will be used by them in soliciting the aforesaid shareholder approvals and authorizations:

     (a) will be filed with, and not be used before the same are cleared for use by the SEC and the FDIC, if applicable, and, to the extent required, the securities administrators of all states in which their shareholders reside including without limitation the Commissioner;

     (b) will contain all of the information required by the 1934 Act and the rules and regulations of the SEC and FDIC thereunder, whether or not the party has securities registered under the 1934 Act; and

     (c) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that neither party warrants the accuracy or completeness of any information contained therein which is furnished to it by the other relating to the business, assets, properties, financial condition or management of the other or any corporation or person affiliated therewith.

     Community West and Palomar will use their respective best efforts to obtain clearance by all appropriate regulatory authorities for the use of their Notices of Meeting, Proxy Statements, forms of Proxy and other solicitation materials. Community West and Palomar will consult and cooperate with the other in the preparation of all such proxy solicitation materials for the Community West Meeting and the Palomar Meeting.

     7.3     SHAREHOLDER  AGREEMENTS.  The  directors  and executive officers of
             -----------------------
Community West and Palomar, in their capacity as shareholders, in exchange for good and valuable consideration, have executed and delivered Shareholder Agreements substantially in the form of Exhibit "B-1" and Exhibit "B-2" hereto, committing such person, among other things: (i) to vote their shares of Community West Stock and Palomar Stock in favor of the agreement at the Community West Meeting and Palomar Meeting as applicable, and (ii) to certain representations concerning the ownership of Community West Stock and Palomar Stock which they own, respectively. Community West and Palomar each covenant and agree that they will take all actions and use their best efforts to cause their respective directors and executive officers, in their capacity as shareholders, to fully comply with the terms and conditions of the Shareholder Agreements.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PALOMAR
                 ----------------------------------------------

     All obligations of Palomar to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by Palomar:

     8.1     CONTINUED  ACCURACY  OF  REPRESENTATIONS  AND  WARRANTIES.  The
             ---------------------------------------------------------
representations and warranties of Community West contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     8.2     PERFORMANCE  OF  OBLIGATIONS.  Community West and its directors and
             ----------------------------
officers shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement and the Shareholder Agreements of Community West to be performed and satisfied by Community West and its directors and officers at or prior to the Closing Date.

     8.3     ABSENCE  OF  MATERIAL  CHANGES.  Between the date of this Agreement
             ------------------------------
and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, Community West has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, having a Material Adverse Effect on the business or prospects of Community West taken as a whole; (b) no change in the business, operations, financial condition, income, or prospects of Community West which has had or is likely to have a Material Adverse Effect on Community West; and
(c) an absence of the institution of litigation involving Community West or any of its assets which, if determined adverse to Community West, would have a Material Adverse Effect upon Community West.

     8.4     APPOINTMENT  OF  DIRECTORS.  Community West shall have delivered to
             --------------------------
Palomar at the Closing a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of the one nominee designated by Palomar as required by
Section 1.10 of this Agreement, effective as of the Closing Date and, if necessary, providing for a new fixed number of directors within the range set in Community West's Bylaws.

     8.5     SHAREHOLDER  AGREEMENTS.  Community  West  shall  have delivered to
             -----------------------
Palomar concurrently with the execution of this Agreement all of the Shareholder Agreements of Community West duly executed as provided for in Section 1.12 hereof which Shareholder Agreements shall be in full force and effect and shall have been fully complied with in accordance with their terms by the shareholders of Community West who have executed same.

     8.6     EMPLOYMENT  AGREEMENTS.  Community  West  shall  have  delivered to
             ----------------------
Palomar new Employment Agreements between Palomar and those persons serving as Palomar's Chief Executive Officer and Palomar's Chief Financial Officer as of the Closing Date which Employment Agreements shall provide for the employment of those persons by Palomar for a term of three (3) years from and the Effective Term of the Merger under terms and conditions substantially similar to the terms and conditions applying to those individual employment with Palomar as of the date of this Agreement.

     8.7     OFFICERS'  CERTIFICATE.  There shall have been delivered to Palomar
             ----------------------
at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of Community West certifying, to the best of their knowledge, compliance by Community West with all of the provisions of Sections 8.1, 8.2, 8.3 and 8.4 of this Agreement.

     8.8     RECEIPT  OF  LEGAL  OPINION.  Palomar  shall  have received a legal
             ---------------------------
opinion from Horgan, Rosen, Beckham & Coren LLP, counsel for Community West, addressed to Palomar and dated the Closing Date and substantially in the form set forth on Exhibit "D-1" hereto or in such other form as agreed to by the parties.

     8.9     CLOSING  DOCUMENTS.  Community West shall have delivered to Palomar
             ------------------
the  Closing  documents  required  pursuant  to  Article VIII of this Agreement.


                                   ARTICLE IX

              CONDITIONS PRECEDENT TO OBLIGATIONS OF COMMUNITY WEST
              -----------------------------------------------------

     All obligations of Community West to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by Community West:

     9.1     CONTINUED  ACCURACY  OF  REPRESENTATIONS  AND  WARRANTIES.  The
             ---------------------------------------------------------
representations and warranties of Palomar contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     9.2     PERFORMANCE OF OBLIGATIONS.  Palomar and its directors and officers
             --------------------------
shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement and the Shareholder Agreements of Palomar to be performed and satisfied by Palomar and its directors and officers at or prior to the Closing Date.

     9.3     ABSENCE  OF  MATERIAL  CHANGES.  Between the date of this Agreement
             ------------------------------
and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, Palomar has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, having a Material Adverse Effect on the business of Palomar taken as a whole; (b) no change in the business, operations, financial condition or income of Palomar which has had or is likely to have a Material Adverse Effect on Palomar; and (c) an absence of the institution of litigation involving Palomar or any of its assets which, if determined adverse to Palomar, would have a Material Adverse Effect upon Palomar.

     9.4     AFFILIATES'  LETTERS.   Palomar  shall  have delivered to Community
             --------------------
West concurrently with the execution of this Agreement, Affiliates' Letters substantially in the form of Schedule "C" hereto signed by each of its
                                  -------------
affiliates.

     9.5     SHAREHOLDER  AGREEMENTS.  Palomar shall have delivered to Community
             -----------------------
West concurrently with the execution of this Agreement all of the Shareholder Agreements of Palomar duly executed as provided called by Section 1.12 hereof which Shareholder Agreements shall be in full force and effect and shall have been fully complied with in accordance with their terms by the shareholders of Palomar who have executed same.

     9.6     OFFICERS'  CERTIFICATE.  There  shall  have  been  delivered  to
             ----------------------
Community West at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of Palomar certifying, to the best of their knowledge, compliance by Palomar with all of the provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement.

     9.7     RECEIPT  OF  LEGAL  OPINION.  Community  West shall have received a
             ---------------------------
legal opinion from Higgs, Fletcher & Mack, LLP, counsel for Palomar, addressed to Community West and CW Merger Corp and dated the Closing Date, substantially in the form set forth as Exhibit "D-2" hereto or in such other form as agreed to by the parties.

     9.8     CLOSING DOCUMENTS.   Palomar shall have delivered to Community West
             -----------------
the  Closing  documents  required  pursuant  to  Article  IX  of this Agreement.

                                    ARTICLE X

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of Community West and Palomar to proceed with the Merger and the Transactions provided for herein are subject to the fulfillment, at or prior to the Effective Time of Merger, of the conditions that:

     10.1     PERMITS AND APPROVALS.   Appropriate permits or approvals from the
              ---------------------
Commissioner, the FDIC, the FRB and any other governmental agencies which are necessary to carry out the Transactions contemplated in this Agreement, shall have been received without the imposition of any conditions or requirements which, in the reasonable opinion of the affected party, are materially burdensome or undesirable, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6). Said permits and approvals shall include, but shall not be limited to, the following:

     (a) prior written approval from the Commissioner and the FDIC for Palomar to merger with CWB Merger Corp pursuant to Section 5750 of the CFC and the Bank Merger Act;

     (b) receipt of approval from the FRB under the Bank Holding Company Act 1956 for Community West to acquire control of Palomar; and

     (c) receipt of a permit from the California Commissioner of Corporations under the California Corporate Securities Law of 1968 and the declaration as effective by the SEC of a registration statement under the Securities Act of 1933, with respect to the shares of Community West Stock to be issued upon consummation of the Merger, and the approvals of any requisite state securities administrators.

     10.2     TAX RULING OR OPINION.   Receipt by the parties of a ruling issued
              ---------------------
by the Internal Revenue Service or, in lieu thereof, the opinion of Deloitte & Touche, LLP to the effect that:

     (a)   the  Merger  qualifies  as  a  reorganization  within  the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended (the "Code"), and Community West, Palomar, and CWB Merger Corp are parties to a reorganization under Section 368(d) of the Code;

     (b) no gain or loss will be recognized by the parties as a result of the Merger;

     (c) the basis and holding periods of the assets and liabilities exchanged between the parties to the Merger will be the same as the basis and holding periods of those assets and liabilities prior to the Merger;

     (d) no gain or loss will be recognized by the holders of Palomar Stock upon the conversion of their shares of Palomar Stock into shares of Community West Stock (except for any fractional share interests to which they may be entitled);

     (e) where Palomar's shareholders hold their Palomar Stock as a capital asset, the basis of Community West Stock to be received by Palomar's shareholders will be the same as the basis of Palomar Stock converted into Community West Stock;

     (f) where Palomar's shareholders hold their stock in Palomar as a capital asset, the holding period of Community West Stock to be received by Palomar shareholders will be the same as the holding period of Palomar Stock converted into Community West Stock;

     (g) where a shareholder of Palomar or Community West dissents to the Merger and has received cash for his or her Palomar Stock or Community West Stock, such cash will be treated as received by the shareholder as a distribution in redemption of his or her Palomar Stock or Community West Stock subject to the provisions and limitations of Section 302 of the Code; and

     (h) where cash is received by a shareholder of Palomar in lieu of a fractional share interest in Community West Stock, the cash will be treated as being received by the shareholder as a distribution in redemption of his or her fractional share interest, subject to the provisions and limitations of Section 302 of the Code.

     10.3     ABSENCE  OF LITIGATION.   On the Closing Date and at the Effective
              ----------------------
Time  of  the  Merger:

     (a) there shall be no action pending before any court of competent jurisdiction in which any injunction is sought by any governmental authority against the Transactions contemplated hereby; and

     (b) there shall be in effect no order, writ, injunction or decree of any court or governmental authority prohibiting the consummation of any of the Transactions contemplated hereby.

     10.4     SHAREHOLDER  APPROVALS.
              ----------------------

     (a)   Approval  of Merger.   This Agreement shall have been approved by the
           -------------------
holders of at least a majority of the issued and outstanding shares of Community West Stock entitled to vote, by the holders of at least a majority of the issued and outstanding shares Palomar Stock entitled to vote, and by the holder of at least a majority of the issued and outstanding shares of CWB Merger Corp Stock entitled to vote.

     (b)   Other  Actions.   Any  and  all  other  actions  required  by  the
           --------------
shareholders of Community West or Palomar to authorize or effect the Transactions called for herein shall have been duly and validly taken.

     10.5     CONTINUITY  OF  INTEREST.   Taking  into  account payments to, and
              ------------------------
proposed payments to, holders of Dissenting Palomar Shares and payments of expenses incurred in connection with the Transactions called for herein, after the Effective Time of the Merger Palomar will hold at least 90% of the fair market value of the net assets and 70% of the fair market value of the gross assets owned by both it and CWB Merger Corp immediately before the Effective Time of the Merger. All payments to holders of Dissenting Palomar Shares and all redemptions and distributions made by Palomar immediately preceding the Effective Time of the Merger and which are part of this Agreement will be considered as assets held by Palomar immediately prior to the Effective Time of the Merger. No fact, circumstance or event shall have occurred or is reasonably likely to occur that would cause the Merger not to be deemed a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or that would cause the Merger to not qualify for pooling-of-interests accounting treatment, including without limitation, distributions or payment to holders of dissenting Palomar shares and payments made on account of fractional shares of Community West to be issued in consideration of Palomar Stock in the Merger.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

     11.1     TERMINATION OF THIS AGREEMENT.  This Agreement shall terminate and
              -----------------------------
be of no further force and effect as between the parties hereto, except as to liability for a material breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

     (a) Immediately upon the expiration of ten (10) days from the date that Community West has given notice to Palomar of breach or default by Palomar in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder; provided, however, that no such termination shall be effective if, within said ten day period, Palomar shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

     (b) Immediately upon the expiration of ten (10) days from the date that Palomar has given notice to Community West of breach or default by Community West in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder; provided, however, that no such termination shall be effective if, within said ten day period Community West shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

     (c) Upon the expiration of thirty (30) days after the Commissioner, the FDIC, the FRB, the SEC or any other applicable regulatory agency denies or refuses to grant the approvals, nondisapprovals, consents, or authorizations required to be obtained in order to consummate the Transactions contemplated by this Agreement, unless within said thirty (30) day period the parties hereto agree to resubmit the application to the regulatory authority which has denied or refused to grant such approval, nondisapproval, consent, authorization or ruling, as the case may be;

     (d) Immediately after: (i) Community West is notified by Palomar or Community West otherwise becomes aware that, pursuant to Section 5.4, Palomar has received a Qualifying Strategic Transaction Proposal; and (ii) payment by Palomar to Community West of the Termination Fee pursuant to Subsection 11.4(a);

     (e) Immediately after: (i) Palomar is notified by Community West or Palomar otherwise becomes aware that, pursuant to Section 6.4, Community West has received a Qualifying Strategic Transaction Proposal; and (ii) payment by Community West of the Termination Fee pursuant to Subsection 11.4(a);
     (f) By notice by Community West to Palomar or by Palomar to Community West, if the Closing has not occurred on or before December 31, 1998, unless said date shall be extended by the mutual agreement of the parties hereto and unless such failure results primarily from any material breach pursuant to Subsections 11.1(a) or (b) or by virtue of the events described in Subsections 11.1(c), (d) or (e);

     (g)     Upon  the  mutual  agreement  of  the  parties  hereto;

     (h) On or before May 14, 1998, by Palomar in the event that (i) Community West fails to deliver to Palomar on or before May 7, 1998, all of the schedules Community West is required to provide in accordance with Article IV of this Agreement, or (ii) Community West delivers the schedules to Palomar required by Article IV on or before May 7, 1998, but upon review, Palomar, in good faith after applying a commercially reasonable standard determines that there is a fact, event or circumstance identified on the schedule(s) that has had or is likely to have a Material Adverse Effect on Community West; or

     (i) On or before May 14, 1998, by Community in the event that (i) Palomar fails to deliver to Community West on or before May 7, 1998, all of the schedules Palomar is required to provide in accordance with Article III of this Agreement, or (ii) Palomar delivers the schedules to Community West required by
Article III on or before May 7, 1998, but upon review, Community West, in good faith after applying a commercially reasonable standard determines that there is a fact, event or circumstance identified on the schedule(s) that has had or is likely to have a Material Adverse Effect on Palomar.

     11.2     IMMATERIAL  BREACH.  Notwithstanding  anything  to  the  contrary
              ------------------
contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or due to any immaterial breach by any other party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

     11.3     EFFECT  OF  TERMINATION.  No  termination  of this Agreement under
              -----------------------
this Article XI for any reason or in any manner, except as permitted by Subsections 11.1 (f), (g), (h) or (i) shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly said party's material and bad faith breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein or its obligation pursuant to Section 12.1 hereof; provided, however, neither party shall be liable to the other for termination pursuant to Subsection 11.1(c) for the failure of the Commissioner, the FDIC, the FRB, or any other applicable regulatory agency to grant the approvals, nondisapprovals, consents, or authorizations required or imposes burdens upon Community West, GNB or Palomar that are determined to be material upon and are unacceptable to that representative party, if the failure is not the result of a material breach by that party of a representation, warranty or covenant set forth in this Agreement. If, however, such termination shall result from an election to terminate by Community West pursuant to Subsection 11.1(a), then Palomar shall pay to Community West, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in Subsection 11.4(b). If, however, such termination shall result from an election to terminate by Palomar pursuant to Subsection 11.1(b), then Community West shall pay to Palomar, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty for forfeiture, the Liquidated Damages as set forth in Subsection 11.4(b). If, however, such termination shall result from an election to terminate by Community West or Palomar pursuant to Subsection 11.1(d), then Palomar shall pay to Community West the Termination Fee pursuant to Subsection 11.4(a). If, however, such termination shall result from an election to terminate by Palomar or Community West pursuant to Subsection 11.1(e), then Community West shall pay to Palomar the Termination Fee pursuant to Subsection 11.4(a).

     11.4     TERMINATION  FEE  AND  LIQUIDATED  DAMAGES.
              ------------------------------------------

     (a)  Termination  Fee.  The Termination Fee shall be the amount of $500,000
          ----------------
(the "Termination Fee") in the event this Agreement is terminated pursuant to Subsection 11.1(d) or Subsection 11.1(e).

     (b)  Liquidated  Damages.  As  reasonable  and  full liquidated damages and
          -------------------
reasonable compensation for the loss sustained and not as a penalty or forfeiture in the event that this Agreement is terminated pursuant to Subsection 11.1(a) or Subsection 11.1(b), the liquidated damages shall be the amount of $500,000 (the "Liquidated Damages").

     (c)  Exclusive  Remedy.  Except in the event the responsible party fails to
          -----------------
pay  the  Termination  Fee  or the Liquidated Damages, as applicable, within ten
(10) business days after receipt of an invoice therefor, which period shall be extended by an additional reasonable time if the responsible party has reasonably disputed the existence or amount of such obligations, timely receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, the receiving party shall be barred from recovering damages for any breach of any term of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

     12.1     EXPENSES.  Community  West  and  Palomar shall each bear their own
              --------
expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses (hereinafter "Expenses") regardless of whether the Merger or any of the Transactions contemplated under this Agreement are consummated.

     12.2     NOTICES.  All  notices,  demands or other communications hereunder
              -------
shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, as follows:

     (i)     If  to  Palomar,  to:
             Palomar  Savings  &  Loan  Association
             355  West  Grand  Avenue
             Escondido,  California  92033-0630
             Attention:  Mr.  James  M.  Rady,  President  and  CEO

             With  a  copy  to:
             Higgs,  Fletcher  &  Mack,  LLP
             401  West  A  Street,  Suite  2000
             San  Diego,  California  92101
             Attn:  Kurt  L.  Kicklighter,  Esq.

     (ii)    If  to  Community  West,  to:
             Community  West  Bancshares
             5827  Hollister  Avenue
             Goleta,  California  93117
             Attention:  Mr.  Llewellyn  W.  Stone,  President  and  CEO

             With  a  copy  to:
             Horgan,  Rosen,  Beckham  &  Coren,  LLP
             21700  Oxnard  Street,  Suite  1400
             Los  Angeles,  California  91365-4335
             Attn:  Arthur  A.  Coren,  Esq.

     The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
Section 12.2. Any notice, demand or other communications given pursuant to the provisions of this Section 12.2 shall be deemed to have been given on the date actually delivered or three (3) days following the date mailed, as the case may be.
     12.3     SUCCESSORS  AND  ASSIGNS.  All  terms  and  provisions  of  this
              ------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that except as otherwise contemplated hereby, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement.

     12.4     THIRD PARTY BENEFICIARIES.  Palomar and Community West intend that
              -------------------------
this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Palomar or Community West.

     12.5     COUNTERPARTS.  This  Agreement  may  be  executed  in  one or more
              ------------
counterparts,  all  of  which  taken  together  shall constitute one instrument.

     12.6     GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement is made and
              --------------------------------------
entered into in the State of California and the internal laws (without regard to the conflict of law of laws provisions thereof) of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder. EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COUNTY OF SANTA BARBARA, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND, TO THE EXTENT IT LAWFULLY MAY DO SO, EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

     12.7     CAPTIONS.  The  captions  contained  in  this  Agreement  and  the
              --------
Schedules hereto are for convenience of reference only and do not form a part of or affect the interpretation of this Agreement.

     12.8     SCHEDULES.   The Schedules attached hereto are an integral part of
              ---------
this Agreement and each Schedule shall be applicable as if set forth in full in the text hereof only with respect to the sections of this Agreement to which it is cross-referenced. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth on an Schedule which expressly cross-references to the section where the absolute or unconditional representation is contained.

     12.9     REPRESENTATIONS  AND  WARRANTIES.  The  representations  and
              --------------------------------
warranties of the parties hereto contained in this Agreement or any Schedule hereto shall survive for two (2) years from and after the Effective Time of the Merger and thereafter shall terminate and be of no further force and effect.

     12.10     WAIVER  AND  MODIFICATION.  No  waiver  of any term, provision or
               -------------------------
condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this

Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     12.11     KNOWLEDGE.  In  all representations and warranties concerning the
               ---------
knowledge of Community West or Palomar, wherever included herein, there shall be imputed to Community West or Palomar the actual (and not constructive) knowledge of its current executive officers and directors.

     12.12     ATTORNEYS'  FEES.  In  the  event  any  of  the  parties  to this
               ----------------
Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, any prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs.

     12.13     ENTIRE  AGREEMENT.  The  making,  execution  and delivery of this
               -----------------
Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     12.14     CONSENTS.  Any  and all consents required to be obtained from any
               --------
of the parties hereto under this Agreement shall not be unreasonably withheld and shall be deemed given unless the requesting party receives written notice to the contrary from the party to whom such request is made within ten business days after request therefor.

     12.15     SEVERABILITY.  If  any  portion of this Agreement shall be deemed
               ------------
by a court of competent jurisdiction to be unenforceable, the remaining terms hereof shall provide for the consummation of the Transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     PALOMAR  SAVINGS  &                     COMMUNITY  WEST
     LOAN  ASSOCIATION                       BANCSHARES

     By:   /S/  James  M.  Rady                By:   /S/  C.  Randy  Shaffer
           ---------------------------               --------------------------
           James  M.  Rady                           C.  Randy  Shaffer
     Its:  President  and                      Its:  Executive Vice President
           Chief Executive Officer

                                  EXHIBIT  "A"

                               MERGER  AGREEMENT

     THIS MERGER AGREEMENT (this "Agreement") is made this ___ day of _________________, 1998, by and between CWB MERGER CORP, a California Corporation (hereinafter referred to as "CWB Merger Corp"), and PALOMAR SAVINGS & LOAN ASSOCIATION, a California savings and loan association (hereinafter referred to as "Palomar"), with reference to the following:


                                    RECITALS
                                    --------

     WHEREAS, Palomar is a California savings and loan association duly organized, validly existing and in good standing under the laws of the State of California;

     WHEREAS, CWB Merger Corp is a California corporation established as a wholly-owned subsidiary of Community West Bancorp ("Community West") and is duly organized, validly existing and in good standing under the laws of the State of California.

     WHEREAS, Community West and Palomar have entered into that certain Agreement and Plan of Reorganization dated __________________, 1998 (the "Acquisition Agreement") providing for the acquisition of Palomar by Community West through the merger of Palomar with CWB Merger Corp under the charter and title of Palomar (the "Merger");

     WHEREAS, both CWB Merger Corp and Palomar wish to complete the acquisition by consummating the Merger; and

     WHEREAS, the Board of Directors of each of Community West and Palomar has approved this Agreement and has authorized its execution and delivery and the sole shareholder of CWB Merger Corp and the shareholders of Community West and Palomar have approved this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:


                                    AGREEMENT
                                    ---------

     SECTION  1.  SURVIVING  BANK.  At the Effective Time of the Merger (as that
     ----------   ---------------
term is defined in the Acquisition Agreement), CWB Merger Corp and Palomar shall be merged under the charter of Palomar (the "Surviving Association").

     SECTION  2.  CLOSING.  The  closing of the transactions contemplated hereby
     ----------   -------
(the  "Closing")
shall take place at the offices of Community West, 5827 Hollister Avenue, Goleta, California 93117, on the date fixed therefor pursuant to Section 2.1 of the Acquisition Agreement.

     SECTION  3.  NAME.  The name of the Surviving Association shall be "Palomar
     ----------   ----
Savings  &  Loan  Association."

     SECTION  4.  BUSINESS;  OFFICES.  The business of the Surviving Association
     ----------   ------------------
shall be that of a savings and loan association. This business shall be conducted by the Surviving Association at its main office located at 355 West Grand Avenue, Escondido, California 92033, and at its legally established branches and loan production offices.

     SECTION  5.  CAPITAL.  The  capital account of the Surviving Association at
     ----------   -------
the Effective Time of the Merger shall be equal to the combined capital accounts of Palomar and CWB Merger Corp, adjusted, however, for normal earnings and expenses up to the Effective Time of the Merger. The authorized capitalization of the Surviving Association shall be 1,500,000 shares of common stock, par value $4.00 per share.

     SECTION  6.  ASSETS;  LIABILITIES.  All  assets  of each of Palomar and CWB
     ----------   --------------------
Merger Corp, as they exist immediately prior to the Effective Time of the Merger, shall pass to and vest in the Surviving Association without any conveyance or other transfer. The Surviving Association shall be responsible for all of the liabilities of every kind and description of each of CWB Merger Corp and Palomar existing as of the Effective Time of the Merger.

     SECTION  7.  OUTSTANDING  STOCK.  At the Effective Time of the Merger, each
     ----------   ------------------
share of the common stock, $4.00 par value, of Palomar (the "Palomar Stock") issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting Palomar Shares (as defined in Section 1.3 of the Acquisition Agreement), on and after the Effective Time of the Merger, pursuant to the Acquisition Agreement and the Agreement and without any further action on the part of Palomar or the holders of Palomar Stock, automatically shall be canceled and cease to be an issued and outstanding share of Palomar Stock and shall be converted into the right to receive that number of newly issued shares of common stock, no par value, of Community West, equal to the whole and fractional number resulting from dividing the Palomar Per Share Value by the Community West Per Share Value; plus cash in lieu of fraction interests as specified in Section 1.5 of the Agreement. For purposes of this Agreement, the term Community West Per Share Value shall mean the average of the "bid" and "ask" of Community West Stock as quoted in the NASDAQ National Market System for the thirty (30) trading days immediately preceding the Closing (as that term is defined in Section 2.1 of the Acquisition Agreement). For purposes of this Agreement, the term Palomar Per Share Value shall mean the product of the following equation: [2.2] x [a b] where "a" is the Palomar Total Shareholders Equity as of the last day of the calendar month immediately preceding the Closing as determined in accordance with generally accepted accounting principles as in effect in the United States, consistently applied (without giving effect to the payment of finders'fee occurring after the Closing), and where "b" is the number of shares of Palomar Stock outstanding immediately prior to the Closing. Certificates formerly evidencing shares of Palomar Stock shall be surrendered for exchange to the Transfer Agent (as defined in Section 1.6 of the Acquisition Agreement) in accordance with Section 1.6 of the Acquisition Agreement.

     SECTION 8.  DIVIDEND.  Neither CWB Merger Corp nor Palomar shall declare or
     ---------   --------
pay any dividend to its shareholders between the date of this Agreement and the Effective Time of the Merger, or dispose of any of its assets in any other manner except in the normal course of business and for adequate value.

     SECTION 9.  BOARD OF DIRECTORS; OFFICERS.  The persons serving as the Board
     ---------   ----------------------------
of Directors of Palomar immediately prior to the Effective Time of the Merger at and after the Effective Time of the Merger shall become and be the Board of Directors of the Surviving Association, and such persons shall serve as the directors of the Surviving Association until such time as their successors have been elected and qualified; provided however, that at the Effective Time of the Merger, one additional person designated by the Board of Directors of Community West in its sole and absolute discretion shall be appointed to the Board of Directors of Palomar. The executive officers of Palomar immediately prior to the Effective Time of the Merger at and after the Effective Time of the Merger shall become and be the executive officers of the Surviving Association, and such persons shall serve until they resign or are replaced or terminated by the Board of Directors of the Surviving Association.

     SECTION  10.  ARTICLES  OF ASSOCIATION AND BYLAWS OF SURVIVING ASSOCIATION.
     -----------   ------------------------------------------------------------
The Articles of Incorporation and Bylaws of Palomar as in effect immediately prior to the Effective Time of the Merger, copies of which are attached hereto as Exhibits "A" and "B," respectively, shall be the Articles of Incorporation and Bylaws of the Surviving Association.

     SECTION  11.  CONDITIONS.  The  obligations  of the parties to proceed with
     -----------   ----------
the Closing are subject to the satisfaction or waiver at or prior to the Closing of all of the conditions to the Merger set forth herein and in the Acquisition Agreement.

     SECTION  12.  TERMINATION.  This  Agreement  may  be terminated at any time
     -----------   -----------
prior  to  the  Closing:

     (a) by the written agreement of CWB Merger Corp, Community West and Palomar;

     (b) by CWB Merger Corp or Palomar if the Closing shall not have been consummated on or before December 31, 1998, or such other date, if any, upon which CWB Merger Corp, Community West and Palomar may agree in writing; or

     (c) automatically in the event the Acquisition Agreement is terminated in accordance with its terms.

     SECTION  13.  APPROVALS.  This  Agreement has been approved and/or ratified
     -----------   ---------
and confirmed by the affirmative vote of shareholders of Palomar owning at least a majority of its capital stock outstanding, and by the sole shareholder of CWB Merger Corp, by written consent or at a meeting held on the call of the Board of Directors; and the Merger shall become effective on such date and at such time as an executed copy of this Agreement, together with all requisite certificates as required by applicable California law, bearing the endorsement of the California Commissioner of Financial Institutions (the "Commissioner") as required by California Financial Code Section 5758 and certified by the California Secretary of State is filed with the Commissioner (the "Effective Time of the Merger").

     WITNESS the signatures of CWB Merger Corp and Palomar, this ____ day of ___________, 1998, each set by its President and attested to by its Cashier or Secretary, pursuant to a resolution of their Boards of Directors, acting by a majority.

                              CWB  MERGER  CORP


                              By:  /s/  Llewellyn  W.  Stone
                                   -------------------------
                                   Llewellyn  W.  Stone
                                   President  and
                                   Chief  Executive  Officer

Attest:


/s/  Michel  Nellis
---------------------
Michel  Nellis
Secretary


                         PALOMAR  SAVINGS  &  LOAN  ASSOCIATION


                              By:  /s/  James  M.  Rady
                                   -------------------------
                                   James  M.  Rady
                                   President  and
                                   Chief  Executive  Officer
Attest:



------------------------

Secretary

                                  EXHIBIT "B-1"

                             SHAREHOLDER  AGREEMENT


          THIS SHAREHOLDER AGREEMENT (this "Shareholder Agreement"), is made as of this ____ day of April, 1998, by and among Community West Bancshares, a California corporation ("Community West"), and the shareholder of Palomar
Savings & Loan Association, a California state chartered savings and loan association ("Palomar") whose name is set forth under "Shareholder" on the signature page hereof (the "Shareholder"). Community West is contemporaneously herewith entering into agreements with other shareholders of Palomar, which agreements are identical in all respects hereto, except as to (a) the number of shares of Palomar's common stock, $4.00 par value (the "Palomar Common Stock") owned by such other shareholders, and (b) the name and address of the other shareholders. The Shareholder and such other persons shall hereinafter be referred to as to the Shareholders and this Agreement and such other agreements as "Shareholder Agreements." This Shareholder Agreement is made with reference to the following:

                                    RECITALS
                                    --------

     WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of April __, 1998, entered into by and among Community West and Palomar, provides for the acquisition by Community West of one hundred percent (100%) of the Palomar Common Stock, through the merger (the "Merger") of Palomar with a merger corporation which shall be a wholly-owned subsidiary of Community West ("CWB Merger Corp"); and

     WHEREAS, as a condition precedent to the obligations of Community West and Palomar under the Agreement, the Shareholder and all the Shareholders shall have entered into Shareholder Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

     NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

                                    ARTICLE I

                            COVENANTS OF SHAREHOLDER
                            ------------------------

     1.1     VOTE  OF  SHAREHOLDERS.  At  the meeting of shareholders of Palomar
             -----------------------
referred to in Section 7.1 of the Agreement (the "Meeting"), the Shareholder shall vote or cause to be voted the shares of Palomar Common Stock indicated as owned or controlled by such Shareholder on Schedule I attached hereto, and any other shares of Palomar Common Stock now owned or hereafter acquired or controlled by such Shareholder, in favor of, and to approve the principal terms of, the Merger and any other matter contemplated by the Agreement which requires the approval of the shareholders of Palomar.

     1.2     OTHER  CONTRACTS.  From  and  after  the  date  of this Shareholder
             -----------------
Agreement, the Shareholder shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Shareholder to comply with all the terms of this Shareholder Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Shareholder shares of Palomar Common Stock.

     1.3     UPDATING  INFORMATION.  In  the  event  that  the Shareholder shall
             ----------------------
discover that any representation or warranty made herein by him/her was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Shareholder made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholder shall deliver to Community West a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which Community West may otherwise have under this Shareholder Agreement.

     1.4     AGREEMENT  TO  RECOMMEND.     The Shareholder agrees that, upon the
             -------------------------
execution of this Shareholder Agreement, he/she shall at all times use his/her best efforts in order to obtain the approval of the shareholders of Palomar of the principal terms of the Merger and any other matter contemplated by the Agreement which requires approval of the shareholders of Palomar and shall recommend the approval of such matters by the shareholders of Palomar at the Meeting.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF SHAREHOLDER
                                 --------------

     2.1     REPRESENTATIONS  AND  WARRANTIES  OF  DIRECTOR.  The  Shareholder
             ----------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Community  West  as follows:

          (a)     CAPACITY.  The Shareholder has all requisite capacity to enter
                  --------
into and to perform the Shareholder's obligations under this Shareholder Agreement.

          (b)     AGREEMENT.  The  Shareholder  has  received  a  copy  of  the
                  ---------
Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Shareholder Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

          (c)     BINDING  AGREEMENT.  This  Shareholder Agreement has been duly
                  ------------------
executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder.

          (d)     OWNERSHIP  OF  SHARES,  ETC.  Schedule I hereto correctly sets
                  ---------------------------
forth the number of shares of Palomar Common Stock owned by the Shareholder or with respect to which such Shareholder has sole or shared voting power, and the Shareholder has good and marketable title to all such shares of Palomar Common
Stock free and clear of any liens, security interests, charges or other encumbrances of any kind or nature except as set forth on Schedule I.

          (e)     RELATIONSHIP  WITH  PALOMAR.  The Shareholder is a director or
                  ---------------------------
executive  officer  of  Palomar.

          (f)     NON-CONTRAVENTION.  The  execution  and  delivery  of  this
                  -----------------
Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder's obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder or any of the Shareholder's property is subject.

                                   ARTICLE III

                             DISCLOSURE AND TRADING
                             ----------------------

     The Shareholder hereby covenants and agrees that upon receipt of the disclosure of a Strategic Transaction Proposal or a Community West Acquisition Transaction (as those terms are defined in the Agreement), Shareholder shall maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal or the Community West Acquisition Transaction to the same extent required by the parties to any such transaction under the terms of any confidentiality agreement to which those parties are bound and to refrain from trading in securities of Community West, Palomar, any subsidiary thereof or any other party to the Strategic Transaction Proposal or Community West Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws, or (ii) the Strategic
Transaction Proposal or Community West Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

                                   ARTICLE IV

                                   TERMINATION
                                   -----------

     TERMINATION.  This  Shareholder Agreement shall automatically terminate and
     -----------
be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach of this Shareholder Agreement by the Shareholder occurring prior to the date of such termination. The representations and warranties set forth in Article II and the covenants and agreements of Articles III and V hereof shall survive the termination of this Shareholder Agreement and the Closing.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

     5.1     EXPENSES.  Each  party  hereto shall pay its own costs and expenses
             --------
in connection with this Shareholder Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Shareholder's expenses in connection with the negotiation and documentation of this Shareholder's Agreement by Palomar.

     5.2     NOTICES,  ETC.     All  communications  required or permitted to be
             -------------
given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person (professional carrier acceptable) or by United States mail, certified and with return receipt requested, or otherwise actually delivered:

          (a) If to the Shareholder, to the address set forth on Schedule I attached hereto.

                  With  a  copy  to:

                  Palomar  Savings  &  Loan  Association
                  355  West  Grand  Avenue
                  Escondido,  California  92025
                  Attn:  Mr.  James  M.  Rady

                  With  a  copy  to:  Higgs,  Fletcher  &  Mack,  LLP
                                      401  West  A  Street,  Suite  2000
                                      San  Diego,  California  92101
                                      Attn:  Kurt  L.  Kicklighter,  Esq.

          (b)     If  to  Community  West

               Community  West  Bancshares
               5827  Hollister  Avenue
               Goleta,  California  93117
               Attn:     Llewellyn  W.  Stone
                    President  and  Chief  Executive  Officer

               With a copy to:  Horgan, Rosen, Beckham & Coren, LLP
                                21700 Oxnard Street, Suite 1400
                                Los Angeles,  California  91365
                                Attn: Arthur A. Coren, Professional Corporation
                                FAX: (818) 340-6190

or such other address as any party may have furnished in writing to the other parties.

     5.3     ENTIRE  AND  SOLE AGREEMENT.  The making, execution and delivery of
             ---------------------------
this Shareholder Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Shareholder Agreement and the Agreement embody the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     5.4     SUCCESSORS  AND  ASSIGNS.  Except  as  otherwise  provided  in this
             ------------------------
Shareholder Agreement, all covenants and agreements of the parties contained in this Shareholder Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     5.5     GOVERNING  LAW.  This  Shareholder Agreement shall be construed and
             --------------
enforced in accordance with and governed by the laws of the State of California. Each party hereto hereby submits to the jurisdiction of the courts of the County of Santa Barbara for the purpose of any suit, action or other proceeding arising out of such party's obligations under or with respect to this Agreement.

     5.6     COUNTERPARTS.  This  Shareholder  Agreement  may  be  executed
             ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.7     AMENDMENT,  SUPPLEMENT  AND WAIVER.  This Shareholder Agreement may
             ----------------------------------
be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

     5.8     HEADINGS.  The  headings  in  this  Shareholder  Agreement  are for
             --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     5.9     SPECIFIC  PERFORMANCE.  It  is  recognized and agreed that monetary
             ---------------------
damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his or her obligation shall be enforceable by a court order requiring specific performance.

     5.10     SEVERAL  OBLIGATIONS.  All  duties  and  obligations  of  the
              --------------------
Shareholder executing this Shareholder Agreement shall be several and not joint with the duties and obligations of other Shareholders executing similar Shareholder Agreements with Community West.

     IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the date first above written.

SHAREHOLDER                      COMMUNITY  WEST  BANCSHARES

                                 By:   /s/  Llewellyn  W.  Stone
-----------------------------          -------------------------
     (Name)                            Llewellyn  W.  Stone
                                 Its:  President  and  Chief  Executive  Officer

-----------------------------
     (Signature)

                                SCHEDULE  I

NAME  OF  SHAREHOLDER:
                           -------------------------------

ADDRESS  OF  SHAREHOLDER:
                           -------------------------------


                           -------------------------------


                           -------------------------------





CERTIFICATE NUMBER          NUMBER OF SHARES        REGISTERED OWNER(S)
------------------          ----------------        -------------------












DESCRIBE  ANY  LIENS:
--------------------

                                  EXHIBIT "B-2"

                             SHAREHOLDER  AGREEMENT


          THIS SHAREHOLDER AGREEMENT (this "Shareholder Agreement"), is made as of this ____ day of April, 1998, by and among Palomar Savings & Loan Association, a California state chartered savings and loan association ("Palomar") and the shareholder of Community West Bancshares, a California corporation ("Community West") whose name is set forth under "Shareholder" on the signature page hereof (the "Shareholder"). Palomar is contemporaneously herewith entering into agreements with other shareholders of Community West, which agreements are identical in all respects hereto, except as to (a) the number of shares of Community West's common stock, no par value (the "Community West Stock") owned by such other shareholders, and (b) the name and address of the other shareholders. The Shareholder and such other persons shall hereinafter be referred to as to the Shareholders and this Agreement and such other agreements as "Shareholder Agreements." This Shareholder Agreement is made with reference to the following:

                                    RECITALS
                                    --------

     WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of April __, 1998, entered into by and among Community West and Palomar, provides for the acquisition by Community West of one hundred percent (100%) of the Palomar Common Stock, through the merger (the "Merger") of Palomar with a merger corporation which shall be a wholly-owned subsidiary of Community West ("CWB Merger Corp"); and

     WHEREAS, as a condition precedent to the obligations of Community West and Palomar under the Agreement, the Shareholder and all the Shareholders shall have entered into Shareholder Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

     NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

                                    ARTICLE I

                            COVENANTS OF SHAREHOLDER
                            ------------------------

     1.1     VOTE  OF SHAREHOLDERS.  At the meeting of shareholders of Community
             ----------------------
West referred to in Section 7.1 of the Agreement (the "Meeting"), the Shareholder shall vote or cause to be voted the shares of Community West Stock indicated as owned or controlled by such Shareholder on Schedule I attached hereto, and any other shares of Community West Stock now owned or hereafter acquired or controlled by such Shareholder, in favor of, and to approve the principal terms of, the Merger and any other matter contemplated by the Agreement which requires the approval of the shareholders of Community West.

     1.2     OTHER  CONTRACTS.  From  and  after  the  date  of this Shareholder
             -----------------
Agreement, the Shareholder shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Shareholder to comply with all the terms of this Shareholder Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Shareholder shares of Community West Stock.

     1.3     UPDATING  INFORMATION.  In  the  event  that  the Shareholder shall
             ----------------------
discover that any representation or warranty made herein by him/her was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Shareholder made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholder shall deliver to Palomar a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which Palomar may otherwise have under this Shareholder Agreement.

     1.4     AGREEMENT  TO  RECOMMEND.     The Shareholder agrees that, upon the
             -------------------------
execution of this Shareholder Agreement, he/she shall at all times use his/her best efforts in order to obtain the approval of the shareholders of Community West of the principal terms of the Merger and any other matter contemplated by the Agreement which requires approval of the shareholders of Community West and shall recommend the approval of such matters by the shareholders of Community West at the Meeting.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF SHAREHOLDER
                                 --------------

     2.1     REPRESENTATIONS  AND  WARRANTIES  OF  DIRECTOR.  The  Shareholder
             ----------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Palomar  as  follows:

          (a)     CAPACITY.  The Shareholder has all requisite capacity to enter
                  --------
into and to perform the Shareholder's obligations under this Shareholder Agreement.

          (b)     AGREEMENT.  The  Shareholder  has  received  a  copy  of  the
                  ---------
Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Shareholder Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

          (c)     BINDING  AGREEMENT.  This  Shareholder Agreement has been duly
                  ------------------
executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder.

          (d)     OWNERSHIP  OF  SHARES,  ETC.  Schedule I hereto correctly sets
                  ---------------------------
forth the number of shares of Community West Stock owned by the Shareholder or with respect to which such Shareholder has sole or shared voting power, and the Shareholder has good and marketable title to all such shares of Community West
Stock free and clear of any liens, security interests, charges or other encumbrances of any kind or nature except as set forth on Schedule I.

          (e)     RELATIONSHIP  WITH  COMMUNITY  WEST.  The  Shareholder  is  a
                  -----------------------------------
director  or  executive  officer  of  Community  West.

          (f)     NON-CONTRAVENTION.  The  execution  and  delivery  of  this
                  -----------------
Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder's obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder or any of the Shareholder's property is subject.

                                   ARTICLE III

                             DISCLOSURE AND TRADING
                             ----------------------

     The Shareholder hereby covenants and agrees that upon receipt of the disclosure of a Strategic Transaction Proposal or a Community West Acquisition Transaction (as those terms are defined in the Agreement), Shareholder shall maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal or the Community West Acquisition Transaction to the same extent required by the parties to any such transaction under the terms of any confidentiality agreement to which those parties are bound and to refrain from trading in securities of Community West, Palomar, any subsidiary thereof or any other party to the Strategic Transaction Proposal or Community West Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws, or (ii) the Strategic
Transaction Proposal or Community West Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

                                   ARTICLE IV

                                   TERMINATION
                                   -----------

     TERMINATION.  This  Shareholder Agreement shall automatically terminate and
     -----------
be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach of this Shareholder Agreement by the Shareholder occurring prior to the date of such termination. The representations and warranties set forth in Article II and the covenants and agreements of Articles III and V hereof shall survive the termination of this Shareholder Agreement and the Closing.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

     5.1     EXPENSES.  Each  party  hereto shall pay its own costs and expenses
             --------
in connection with this Shareholder Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Shareholder's expenses in connection with the negotiation and documentation of this Shareholder's Agreement by Community West.

     5.2     NOTICES,  ETC.     All  communications  required or permitted to be
             -------------
given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person (professional carrier acceptable) or by United States mail, certified and with return receipt requested, or otherwise actually delivered:

          (a) If to the Shareholder, to the address set forth on Schedule I attached hereto.

               With  a  copy  to:

               Community  West  Bancshares
               5827  Hollister  Avenue
               Goleta,  California  93117
               Attn:     Llewellyn  W.  Stone
                         President  and  Chief  Executive  Officer

               With a copy to:  Horgan,  Rosen,  Beckham  &  Coren,  LLP
                                21700 Oxnard Street,  Suite  1400
                                Los Angeles,  California  91365
                                Attn: Arthur A. Coren, Professional Corporation
                                FAX:  (818) 340-6190

          (b)     If  to  Palomar

               Palomar  Savings  &  Loan  Association
               355  West  Grand  Avenue
               Escondido,  California  92025
               Attn:  Mr.  James  M.  Rady

               With  a  copy  to:  Higgs,  Fletcher  &  Mack,  LLP
                                   401  West  A  Street,  Suite  2000
                                   San  Diego,  California  92101
                                   Attn:  Kurt  L.  Kicklighter,  Esq.

or such other address as any party may have furnished in writing to the other parties.

     5.3     ENTIRE  AND  SOLE AGREEMENT.  The making, execution and delivery of
             ---------------------------
this Shareholder Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Shareholder Agreement and the Agreement embody the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     5.4     SUCCESSORS  AND  ASSIGNS.  Except  as  otherwise  provided  in this
             ------------------------
Shareholder Agreement, all covenants and agreements of the parties contained in this Shareholder Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     5.5     GOVERNING  LAW.  This  Shareholder Agreement shall be construed and
             --------------
enforced in accordance with and governed by the laws of the State of California. Each party hereto hereby submits to the jurisdiction of the courts of the County of Santa Barbara for the purpose of any suit, action or other proceeding arising out of such party's obligations under or with respect to this Agreement.

     5.6     COUNTERPARTS.  This  Shareholder  Agreement  may  be  executed
             ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.7     AMENDMENT,  SUPPLEMENT  AND WAIVER.  This Shareholder Agreement may
             ----------------------------------
be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

     5.8     HEADINGS.  The  headings  in  this  Shareholder  Agreement  are for
             --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     5.9     SPECIFIC  PERFORMANCE.  It  is  recognized and agreed that monetary
             ---------------------
damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his or her obligation shall be enforceable by a court order requiring specific performance.

     5.10     SEVERAL  OBLIGATIONS.  All  duties  and  obligations  of  the
              --------------------
Shareholder executing this Shareholder Agreement shall be several and not joint with the duties and obligations of other Shareholders executing similar Shareholder Agreements with Palomar.

     IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the date first above written.

SHAREHOLDER                   PALOMAR  SAVINGS  &  LOAN  ASSOCIATION

                              By:   /S/  James  M.  Rady
---------------------------         -------------------------
     (Name)                         James  M.  Rady
                              Its:  President  and  Chief  Executive  Officer

---------------------------
     (Signature)

                                   SCHEDULE I


NAME  OF  DIRECTOR:
                           -------------------------------

ADDRESS  OF  DIRECTOR:
                           -------------------------------


                           -------------------------------


                           -------------------------------


CERTIFICATE  NUMBER          NUMBER  OF  SHARES     REGISTERED  OWNER(S)
-------------------          ------------------     --------------------












DESCRIBE  ANY  LIENS:
--------------------

                                   EXHIBIT "C"

                               AFFILIATES  LETTER


Community  West  Bancshares
5827  Hollister  Avenue
Goleta,  California  93117

Attention:     Mr.  Llewellyn  W.  Stone
               President  and  Chief  Executive  Officer

Ladies  and  Gentlemen:

     I have been advised that I may be an "affiliate," as defined in Rule 145 under the Securities Act of 1933 (the "Act"), of Palomar Savings & Loan Association ("Palomar") at the time of the merger (the "Merger") of Palomar and Community West Bancshares pursuant to which Palomar will become a wholly-owned subsidiary of Community West Bancshares ("Community West"). In the Merger, I will acquire shares (the "Shares") of the common stock of Community West in exchange for my shares of common stock of Palomar ("Palomar Stock").

     I  represent  and  agree  as  follows:

     1. I have carefully read this letter and, to the extent I felt necessary, I have discussed it with legal counsel.

     2. The Shares are being acquired by me in good faith for investment, for my own account, and not with a view to distributing, the Shares to others or otherwise reselling the Shares.

     3. I will not make any sale or other disposition of the Shares in violation of the Act or related rules and regulations. In this connection, I understand that the issuance of the Shares to me has been or will be registered under the Act, but that such registration will not cover resales by affiliates. Accordingly, the Shares must be held by me indefinitely unless: (i) the Shares have been registered under the Act for sale by me; (ii) a sale of the Shares is made in conformity with the volume and other applicable limitations of paragraph
(d)  of  Rule  145;  or  (iii) another exemption from registration is available.

     4. I understand that Community West is under no obligation to register the sale or other disposition of the Shares by me or on my behalf or to take any other action to qualify sale of the Shares for any exemption for registration.

     5. I also understand that stop transfer instructions will be given to Community West's transfer agent with respect to the Shares and that there will be placed on the certificates for the Shares a legend stating in substance:

Community  West  Bancshares
Page 2

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION
STATEMENT  UNDER  THAT  ACT  OR  AN  EXEMPTION  FROM  SUCH  REGISTRATION.

     6. I agree that commencing on the date of the Effective Time of the Merger (as that term is defined in that certain Agreement and Plan of Reorganization dated April __, 1998 by and between Palomar and Community West) and until the time that financial results covering at least 30 days of post-Merger combined operations of Palomar and Community West have been published, I will not sell, transfer or otherwise dispose of any interest in the shares owned by me or any of the Shares that I receive as a result of the Merger or reduce my interest in or my risk relating to any of such Shares. I understand that Community West will publish such financial results as soon as reasonably practicable following the close of the first calendar quarter after the Merger.

     7. I know of no plan (written or oral) pursuant to which holders of shares of the outstanding Palomar Stock intend to sell or otherwise dispose of more than 50%, in the aggregate, of their interest in such shares, either by a sale or other disposition of Palomar Stock before the Merger, by the exercise of dissenters' rights in the Merger or by a sale or other disposition of the Shares to be received by them as a result of the Merger.

     8. I understand and agree that Community West will rely upon the foregoing representations and warranties in issuing the Shares to me and I hereby agree to indemnify Community West and hold it and its officers, directors, employees, agents and representatives harmless from and against all liabilities, costs, or expenses (including reasonable attorneys' fees) arising as a result of a sale or disposition of any of the Shares in violation of any of the restrictions described above.

     9. I understand that so long as I am an "affiliate" of Community West within the meaning of the Act, any shares of Community West's common stock I may acquire in the future, separate and apart from the Shares described above, whether or not such shares are previously registered with the Securities and Exchange Commission, will also be subject to restriction on resale. Moreover, I understand that under various circumstances, including the case where I acquire shares of Community West's common stock which have not previously been registered with the Securities and Exchange Commission, I will be required to hold such shares for a minimum of one year before I can sell the shares in the trading market. I also understand that legends reflecting all restrictions on Community West common stock which I may acquire will be placed on all certificates representing such shares, and that stop transfer orders will be placed with Community West's transfer agent prohibiting transfers by me in violation of such restrictions.

Community  West  Bancshares
Page 3

                              Very  truly  yours,


Dated:____________,  1998
                              ------------------------------
                                         Signature


                              ------------------------------
                                   Type  or  Print  Name

                                   EXHIBIT D-1






                                ___________, 1998



Board  of  Directors
Palomar  Savings  &  Loan  Association
355  West  Grand  Avenue
Escondido,  California  92025

     Re:     Merger  of  Community  West  Bancshares  and
             --------------------------------------------
             Palomar  Savings  &  Loans  Association
             ---------------------------------------

Ladies  and  Gentlemen:

     We have acted as counsel for Community West Bancshares ("Community West") with respect to the proposed merger with Palomar Savings & Loan Association ("Palomar") pursuant to the Agreement and Plan of Reorganization dated as of April ___, 1998, by and between Community West and Palomar (the "Agreement"). This opinion is rendered to you pursuant to Section 8.8 of the Agreement. Terms used in this opinion will have the same meaning as in the Agreement.

     In our capacity as counsel for Community West we have examined originals or certified, conformed, or photostatic copies, the authenticity of which have been established to our satisfaction, of such agreements, certificates, and other documents as we have deemed relevant and necessary for the basis for the opinions expressed in this letter. In all such examinations, we have assumed the genuineness of all signatures on originals and certified copies and the conformity to the originals or certified documents of all copies submitted to us as conformed or photostatic copies. We have not independently verified the actions described in minutes, certificates, or documents, but we have assumed they correctly reflect the actions described therein. As to various questions of fact material to our opinion, to the extent noted herein, we have relied upon the certificates or representations of Community West or its officers.

     While we believe that the opinions set forth below will accurately reflect the state of relevant law, the opinions involve mixed questions of fact and law or matters as to which there is no clear precedent. Furthermore, both statutory law and interpretations thereof are subject to change from time to time. Accordingly, we cannot assure you that, in the event of any of the issues dealt with in this opinion as set forth below are litigated, our position would be sustained by the courts.

Board  of  Directors
Palomar  Savings  &  Loan  Association
page 2

     On the basis of the foregoing and in reliance thereon, and on such other matters as we deem relevant in these circumstances, we are of the opinion that, as of the date hereof:

1. Community West is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is entitled to own or lease its properties and to conduct its business in the places where such properties are now owned or leased or such business is now conducted. Community West and it wholly-owned subsidiary, Goleta National Bank ("GNB") have adequate charter, franchise, permit and license rights to enable them to conduct their business as presently conducted and the power and authority to enter into and perform its obligations under the Agreement.

2. The Agreement and the Merger Agreement referred to in the Agreement (the "Merger Agreement") have been duly authorized and validly executed and delivered by Community West and CWB Merger Corp and (assuming each has been duly authorized, executed and delivered by Palomar) constitute the valid and binding agreements of Community West and CWB Merger Corp except as may be limited by bankruptcy, insolvency or reorganization laws or other laws pertaining to the rights of creditors generally.

3. The execution, delivery, and performance of the Agreement and Merger Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of, constitute a material default in, result in the acceleration of any obligation of, or result in the creation of any lien under or pursuant to, any term or provision of Community West's Articles of Incorporation or Bylaws, or any statute, rule or regulation.

4. The execution, delivery, and performance of the Agreement and Merger Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of, constitute a material default in, result in the acceleration of any obligation of, or result in the creation of any lien under or pursuant to, any material mortgage, lien, lease, agreement, instrument, judgement, decree, order, arbitration award, writ or injunction applicable to Community West and will not violate or conflict with any other material restriction of any kind or character applicable to Community West, except as to those agreements reflected in schedules to the Agreement.

5. Community West is authorized by its Articles of Incorporation to issue 20,000,000 shares of Common Stock, no par value, of which as of the date hereof there were ____________ shares issued and outstanding, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable. Community West has no other authorized or outstanding series or classes of capital stock or other securities, or outstanding options, warrants or rights to acquire unissued securities, other than as reflected in schedules to the Agreement.

Board  of  Directors
Palomar  Savings  &  Loan  Association
page 3

6. Community West and CWB Merger Corp have the corporate power to execute and deliver the Agreement and to consummate the transactions to be performed by them thereunder; to the best of our knowledge, all corporate and shareholder action required by law to authorize such execution and delivery of the Agreement and the Merger Agreement and the consummation of the transactions contemplated therein by Community West and CWB Merger Corp have been duly and validly taken by Community West and CWB Merger Corp; and subject to approval by all appropriate regulatory agencies, upon the filing of an executed copy of the Merger Agreement with the California Secretary of State and the California Commissioner of Financial Institutions, the Merger contemplated in the Agreement will be effective in accordance with the terms of the Agreement.

7. To the best of our knowledge without any independent investigation, there are no material suits, proceedings, governmental investigations, or labor disputes pending or threatened in writing against or relating to Community West, its properties or business, as of this date, except as reflected in schedules to the Agreement.

8. Although we have necessarily assumed the correctness and completeness of the statements made by Community West in the Proxy Statement and take no responsibility therefor, we have no reason to believe that the information regarding Community West and Community West Stock in the Proxy Statement including all of the amendments and supplements thereto, as of the date thereof, and as of the Community West Meeting Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein which was necessary to make the statements therein not materially misleading and, to the best of our knowledge, between the Community West Mailing Date and the date hereof, we have no reason to believe that any event or occurrence or fact arose or came to light which should have been, but was not, appropriately disclosed (except we express no opinion or belief as to financial statements or other statistical data or as to any other information supplied by Community West).

Board  of  Directors
Palomar  Savings  &  Loan  Association
page 4

     The foregoing opinions are further limited by and subject to the following:

     9. This opinion relates only to matters of federal law and to the laws of the State of California, without reference to the conflict of laws, and we do not purport to express any opinions on the laws of any other jurisdiction.

     10. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of California. This opinion letter is also governed by, and shall be interpreted in accordance with, the "California Provisions" and the "California Generic Exception" as defined in the Business Law Section of the
                                                     ---------------------------
California  State  Bar Report on the Third-Party Legal Opinion Report of the ABA
   -----------------------------------------------------------------------------
Section  of  Business Law (dated May 1992), and is therefore subject to a number
 -----------------------------------------
of additional qualifications, exceptions, and understandings all as more particularly described in the California Provisions and California Generic Exception, and this opinion letter should also be read in conjunction therewith.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the consummation of the transactions contemplated by the Agreement and shall not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any person or entity without the prior written consent of this firm.


                              Respectfully  submitted,


                              HORGAN,  ROSEN,  BECKHAM  &  COREN,  L.L.P.

                                  EXHIBIT "D-2"








                                __________, 1998



Board  of  Directors
Community  West  Bancshares
5827  Hollister  Avenue
Goleta,  California  93117

     Re:     Merger  of  Community  West  Bancshares  and
             --------------------------------------------
             Palomar  Savings  &  Loans  Association
             ---------------------------------------

Ladies  and  Gentlemen:

     We have acted as counsel for Palomar Savings & Loan Association ("Palomar") with respect to the proposed merger with Community West Bancshares ("Community West") pursuant to the Agreement and Plan of Reorganization dated as of April ___, 1998, by and between Community West and Palomar (the "Agreement"). This opinion is rendered to you pursuant to Section 9.7 of the Agreement. Terms used in this opinion will have the same meaning as in the Agreement.

     In our capacity as counsel for Palomar we have examined originals or certified, conformed, or photostatic copies, the authenticity of which have been established to our satisfaction, of such agreements, certificates, and other documents as we have deemed relevant and necessary for the basis for the opinions expressed in this letter. In all such examinations, we have assumed the genuineness of all signatures on originals and certified copies and the conformity to the originals or certified documents of all copies submitted to us as conformed or photostatic copies. We have not independently verified the actions described in minutes, certificates, or documents, but we have assumed they correctly reflect the actions described therein. As to various questions of fact material to our opinion, to the extent noted herein, we have relied upon the certificates or representations of Palomar or its officers.

     While we believe that the opinions set forth below will accurately reflect the state of relevant law, the opinions involve mixed questions of fact and law or matters as to which there is no clear precedent. Furthermore, both statutory law and interpretations thereof are subject to change from time to time. Accordingly, we cannot assure you that, in the event of any of the issues dealt with in this opinion as set forth below are litigated, our position would be sustained by the courts.

Board  of  Directors
Community  West  Bancshares
page 2

     On the basis of the foregoing and in reliance thereon, and on such other matters as we deem relevant in these circumstances, we are of the opinion that, as of the date hereof:

1. Palomar is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is entitled to own or lease its properties and to conduct its business in the places where such properties are now owned or leased or such business is now conducted. Palomar has adequate charter, franchise, permit and license rights to enable it to conduct its business as presently conducted and the power and authority to enter into and perform its obligations under the Agreement. The nature of Palomar's operations and the business transacted by it as of the date hereof make licensing and qualification in any other state or jurisdiction other than California unnecessary.

2. The Agreement and the Merger Agreement referred to in the Agreement (the "Merger Agreement") have been duly authorized and validly executed and delivered by Palomar and (assuming each has been duly authorized, executed and delivered by Community West) constitute the valid and binding agreements of Palomar except as may be limited by bankruptcy, insolvency or reorganization laws or other laws pertaining to the rights of creditors generally.

3. The execution, delivery, and performance of the Agreement and Merger Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of, constitute a material default in, result in the acceleration of any obligation of, or result in the creation of any lien under or pursuant to, any term or provision of Palomar's Articles of Incorporation or Bylaws, or any statute, rule or regulation.

4. The execution, delivery, and performance of the Agreement and Merger Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of, constitute a material default in, result in the acceleration of any obligation of, or result in the creation of any lien under or pursuant to, any material mortgage, lien, lease, agreement, instrument, judgement, decree, order, arbitration award, writ or injunction applicable to Palomar and will not violate or conflict with any other material restriction of any kind or character applicable to Palomar, except as to those agreements reflected in schedules to the Agreement.

Board  of  Directors
Palomar  Savings  &  Loan  Association
page 3

5. Palomar is authorized by its Articles of Incorporation to issue 20,000,000 shares of Common Stock, no par value, of which as of the date hereof there were ____________ shares issued and outstanding, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable. Palomar has no other authorized or outstanding series or classes of capital stock or other securities, or outstanding options, warrants or rights to acquire unissued securities, other than as reflected in schedules to the Agreement.

6. Palomar has the corporate power to execute and deliver the Agreement and to consummate the transactions to be performed by it thereunder; to the best of our knowledge, all corporate and shareholder action required by law to authorize such execution and delivery of the Agreement and the Merger Agreement and the consummation of the transactions contemplated therein by Palomar have been duly and validly taken by Palomar and subject to approval by all appropriate regulatory agencies, upon the filing of an executed copy of the Merger Agreement with the California Secretary of State and the California Commissioner of Financial Institutions, the Merger contemplated in the Agreement will be effective in accordance with the terms of the Agreement.

7. To the best of our knowledge without any independent investigation, there are no material suits, proceedings, governmental investigations, or labor disputes pending or threatened in writing against or relating to Palomar, its properties or business, as of this date, except as reflected in schedules to the Agreement.

8. Although we have necessarily assumed the correctness and completeness of the statements made by Palomar in the Proxy Statement and take no responsibility therefor, we have no reason to believe that the information regarding Palomar and Palomar Stock in the Proxy Statement including all of the amendments and supplements thereto, as of the date thereof, and as of the Palomar Meeting Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein which was necessary to make the statements therein not materially misleading and, to the best of our knowledge, between the Palomar Mailing Date and the date hereof, we have no reason to believe that any event or occurrence or fact arose or came to light which should have been, but was not, appropriately disclosed (except we express no opinion or belief as to financial statements or other statistical data or as to any other information supplied by Palomar).

     The foregoing opinions are further limited by and subject to the following:

Board  of  Directors
Palomar  Savings  &  Loan  Association
Page 4

     11. This opinion relates only to matters of federal law and to the laws of the State of California, without reference to the conflict of laws, and we do not purport to express any opinions on the laws of any other jurisdiction.

     12. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of California. This opinion letter is also governed by, and shall be interpreted in accordance with, the "California Provisions" and the "California Generic Exception" as defined in the Business Law Section of the
                                                     ---------------------------
California  State  Bar Report on the Third-Party Legal Opinion Report of the ABA
   -----------------------------------------------------------------------------
Section  of  Business Law (dated May 1992), and is therefore subject to a number
 -----------------------------------------
of additional qualifications, exceptions, and understandings all as more particularly described in the California Provisions and California Generic Exception, and this opinion letter should also be read in conjunction therewith.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the consummation of the transactions contemplated by the Agreement and shall not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any person or entity without the prior written consent of this firm.


                              Respectfully  submitted,



                              HIGGS,  FLETCHER  &  MACK,  LLP

                                   APPENDIX B



                                CORPORATIONS CODE
                              TITLE 1. CORPORATIONS
                       DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

     Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this Section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; contents of demand.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section
152)within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     Section 1302. Submission of share certificates for endorsement; uncertificated securities.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (I) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     Section 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     Section 1304. Action to determine whether shares are dissenting shares or fair market value limitation; joinder; consolidation; determination of issues; appointment of appraisers.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (I) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     Section 1305. Report of appraisers; confirmation; determination by court; judgment payment; appeal; costs.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300,1301 and 1302 if the value awarded by the court for the shares is more than 125percent of the price offered by the corporation under subdivision (a) of Section1301).

     Section  1306.  Prevention  of  immediate  payment;  status  as  creditors;
interest.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     Section  1307.  Dividends  on  dissenting  shares.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     Section  1309.  Termination  of  dissenting  share  and shareholder status.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in
Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (I) of Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     Section  1311.  Exempt  shares.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     Section 1312. Right of dissenting shareholders to attach, set aside or rescind merger or reorganization; restraining order or injunction; conditions.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   PART  II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 317 of the CGCL authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of Community West's Articles of Incorporation, as amended, and Article VI of Community West's Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL.

ITEM  21.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

     (g)          Exhibits

Exhibits     Description  and  Method  of  Filing
--------     ------------------------------------

2.1 Agreement and Plan of Reorganization, dated as of April 23, 1998, by and between Community West and Palomar. (incorporated by reference to Appendix A to this Registration Statement on Form S-4)

4.1 Form of Certificate representing shares of Community West Common Stock (incorporated by reference to Exhibit 4c to the Registrant's Amendment to Registration Statement on Form 8-A, dated March 12,
             1998)

5.1          Opinion  of  Horgan,  Rosen,  Beckham  &  Coren,  L.L.P.

8.1*         Tax  Opinion  of  Deloitte  &  Touche  LLP

9.1 Shareholder Agreement, dated as of April 23, 1998, by and among Michael Alexander and Palomar Savings and Loan Association

9.2 Shareholder Agreement, dated as of April 23, 1998, by and among Mounir R. Ashamalla and Palomar Savings and Loan Association

9.3 Shareholder Agreement, dated as of April 23, 1998, by and among Robert H. Bartlein and Palomar Savings and Loan Association

9.4 Shareholder Agreement, dated as of April 23, 1998, by and among Jean W. Blois and Palomar Savings and Loan Association

9.5 Shareholder Agreement, dated as of April 23, 1998, by and among John D. Illgen and Palomar Savings and Loan Association

9.6 Shareholder Agreement, dated as of April 23, 1998, by and among John D. Markel and Palomar Savings and Loan Association

9.7 Shareholder Agreement, dated as of April 23, 1998, by and among Michel Nellis and Palomar Savings and Loan Association

9.8 Shareholder Agreement, dated as of April 23, 1998, by and among William R. Peeples and Palomar Savings and Loan Association

9.9          Shareholder  Agreement, dated as of April 23, 1998, by and among C.
             Randy  Shaffer  and  Palomar  Savings  and  Loan  Association

9.10 Shareholder Agreement, dated as of April 23, 1998, by and among James R. Sims, Jr. and Palomar Savings and Loan Association

9.11 Shareholder Agreement, dated as of April 23, 1998, by and among Llewellyn W. Stone and Palomar Savings and Loan Association

9.12 Shareholder Agreement, dated as of April 23, 1998, by and among Darol H. Caster and Community West Bancshares.

9.13 Shareholder Agreement, dated as of April 23, 1998, by and among Donald M. Galyean and Community West Bancshares.

9.14 Shareholder Agreement, dated as of April 23, 1998, by and among Frederick Mandelbaum and Community West Bancshares.

9.15 Shareholder Agreement, dated as of April 23, 1998, by and among James M. Rady and Community West Bancshares.

9.16 Shareholder Agreement, dated as of April 23, 1998, by and among Timothy S. Thomas and Community West Bancshares.

9.17 Shareholder Agreement, dated as of April 23, 1998, by and among Ralph O. Vasquez and Community West Bancshares.

9.18 Shareholder Agreement, dated as of April 23, 1998, by and among Robert A. Wedeking and Community West Bancshares.

9.19 Shareholder Agreement, dated as of April 23, 1998, by and among David Weseloh and Community West Bancshares.

23.1*        Consent  of  Deloitte  &  Touche  LLP

23.2*        Consent  of  KPMG  Peat  Marwick  LLP

23.6 Consent of Horgan, Rosen, Beckham & Coren, L.L.P. (included in opinion filed as Exhibit 5.1 hereto)

23.7*        Consent of Deloitte & Touche LLP for Tax Opinion that is filed as
             Exhibit  8.1  hereto

24.1 Power of Attorney (set forth on the signature page to the Registration Statement on Form S-4)

-------------------------------
*  To  be  filed  by  amendment

ITEM  22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that it is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved herein, that was not the subject of and included in the registration when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on August 4, 1998.

                            COMMUNITY  WEST  BANCSHARES


                            By:  /s/    Llewellyn  W.  Stone
                                 ---------------------------
                                 Name:  Llewellyn  W.  Stone
                                 Title:  President  and  Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEM BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Llewellyn W. Stone and Arthur A. Coren, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         CAPACITY                   DATE


/s/  Michael  A.  Alexander     Director                        August 6, 1998
---------------------------
Michael  A.  Alexander


/s/  Mounir  R.  Ashamalla      Director                        August 6, 1998
--------------------------
Mounir  R.  Ashamalla


/s/  Robert  H. Bartlein        Director                        August 6, 1998
------------------------
Robert  H.  Bartlein


/s/  Jean  W.  Blois            Director                        August 5, 1998
--------------------
Jean  W.  Blois

        SIGNATURE                         CAPACITY                   DATE


/s/  John  D.  Illgen           Director                        August 4, 1998
---------------------
John  D.  Illgen


/s/  John  D.  Markel           Chairman  of  the  Board        August 6, 1998
---------------------
John  D.  Markel


/s/  Michel  Nellis             Director and Secretary          August 6, 1998
-------------------
Michel  Nellis


/s/  William  R.  Peeples       Director                        August 6, 1998
-------------------------
William  R.  Peeples


/s/  C.  Randy Shaffer          Director, Executive             August 6, 1998
----------------------
C.  Randy  Shaffer              Vice  President  and  Chief
                                Financial  Officer
                                (Principal  Financial  and
                                Accounting  Officer)


/s/  James  R.  Sims,  Jr.      Director                        August 6, 1998
--------------------------
James  R.  Sims,  Jr.


/s/  Llewellyn W. Stone         Director, President and         August 4, 1998
-----------------------
Llewellyn  W.  Stone            Chief  Executive  Officer
                                (Principal  Executive  Officer)